As filed with the Securities and Exchange Commission on October 30, 1998

                                                  Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  MEDQUIST INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         New Jersey                         7374                  22-2531298
-------------------------------   ---------------------------   ----------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.

                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
    ------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 John M. Suender
                  Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
                            Facsimile (609) 797-5949
             --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:
              Francis E. Dehel                             John M. Gherlein
     Blank Rome Comisky & McCauley LLP                 Baker & Hostetler LLP
             One Logan Square                         3200 National City Center
     Philadelphia, Pennsylvania 19103                  1900 East Ninth Street
              (215) 569-5500                           Cleveland, Ohio 44114
         Facsimile (215) 569-5555                          (216) 621-0200
                                                       Facsimile (216) 696-0740

                              ----------------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
   Title Of Each Class Of       Amount To Be      Proposed Maximum        Proposed Maximum            Amount of
Securities To Be Registered      Registered    Offering Price Per Unit     Offering Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value    10,206,103 (1)     See footnote 2           $5,649,616 (2)           $1,571 (3)
=======================================================================================================================

(1) This Registration Statement covers the maximum number of shares issuable by the Registrant in connection with a proposed merger transaction, assuming all options to purchase MRC's shares have been exercised and the exchange ratios will not be adjusted to effect a "floor price" for MRC's shares. It does not include additional shares that may be issued by reason of potential adjustments for recapitalizations or to effect a "floor price" for MRC's shares. Pursuant to Rule 416, this Registration Statement covers such additional shares, the number of which is indeterminable as of the date hereof. Because such additional shares, if issued, will be issued for no additional consideration, no additional registration fee is required.

(2) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the proposed maximum offering price is based upon the book value of MRC's shares being acquired in the Merger as of June 30, 1998.

(3) Pursuant to Rule 0-11, $1,130 of such fee was paid on September 25, 1998 in connection with the filing of MedQuist's preliminary proxy statement on
     Schedule 14A in connection with the Merger.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                           [MEDQUIST INC. LETTERHEAD]


                                November 5, 1998

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the "MedQuist Meeting") of MedQuist Inc., a New Jersey corporation ("MedQuist"), to be held on December 10, 1998, at 10:00 a.m. (eastern standard time) at The Mansion at Main Street, Plaza 1000, Vorhees, New Jersey, 08043.

         At the MedQuist Meeting you will be asked to consider and vote upon a proposal (the "MedQuist Merger Proposal") to approve (i) the Agreement and Plan of Merger dated September 18, 1998 (the "Merger Agreement"), pursuant to which Mercury Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of MedQuist, will be merged (the "Merger") with and into The MRC Group, Inc., a Missouri corporation ("MRC"), and (ii) the Merger. Upon consummation of the Merger, MRC will become a wholly owned subsidiary of MedQuist and holders of MRC Common Stock, Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock will be entitled to receive a number of shares of MedQuist common stock, no par value ("MedQuist Common Stock"), as determined pursuant to the share exchange formulas set forth in the Merger Agreement.

         The Board of Directors of MedQuist has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors, in connection with its determination that the terms of the Merger Agreement and the Merger are in the best interests of MedQuist and its shareholders, has received a written opinion from Volpe Brown Whelan & Company, LLC to the effect that based upon and subject to certain matters stated therein, the exchange ratio is fair to MedQuist from a financial point of view.

         The MedQuist Board of Directors has approved the Merger Agreement and the Merger and recommends that you vote for the approval of the MedQuist Merger Proposal.

         I urge you to carefully review and consider the accompanying Notice of Special Meeting of Shareholders, Joint Proxy Statement/Prospectus, including the Annexes thereto, and Proxy, which contain information about MedQuist and MRC and describe the proposed Merger and certain related matters. Please give this material your careful attention.

         All shareholders are invited to attend the MedQuist Meeting in person. Under New Jersey law, the affirmative vote of a majority of the votes cast by the holders of MedQuist Common Stock will be necessary for the approval and adoption of the MedQuist Merger Proposal. Holders of shares of MedQuist Common Stock will be entitled to one vote for each share of MedQuist Common Stock they hold.

         Whether or not you plan to attend the MedQuist Meeting, holders of MedQuist Common Stock are asked to please complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of

MedQuist, and return it promptly in the accompanying envelope. If you later find that you may be present at the MedQuist Meeting or for any reason desire to revoke your proxy, you may do so at any time prior to its exercise in the manner provided in the accompanying Joint Proxy Statement/Prospectus.

                                           Sincerely,



                                           David A. Cohen
                                           Chairman and Chief Executive Officer

                                  MEDQUIST INC.
                        FIVE GREENTREE CENTRE - SUITE 311
                            MARLTON, NEW JERSEY 08053


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 10, 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "MedQuist Meeting") of MedQuist Inc., a New Jersey corporation ("MedQuist"), will be held on December 10, 1998, at 10:00 a.m. (eastern standard time), at The Mansion at Main Street, Plaza 1000, Vorhees, New Jersey 08043, for the following purpose:

         To consider and vote upon a proposal (the "MedQuist Merger Proposal") to approve (i) the Agreement and Plan of Merger dated September 18, 1998 (the "Merger Agreement") by and among MedQuist, Mercury Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of MedQuist ("Sub"), and The MRC Group, Inc., a Missouri corporation ("MRC"), pursuant to which, among other things, Sub will be merged with and into MRC (the "Merger"), MRC will become a wholly owned subsidiary of MedQuist and each outstanding share of MRC Common Stock, Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock will be converted into the right to receive a number of shares of MedQuist Common Stock, no par value (the "MedQuist Common Stock"), determined pursuant to the exchange formulas in the Merger Agreement, all on and subject to the terms and conditions contained in the Merger Agreement, and (ii) the Merger.

         A copy of the Merger Agreement is set forth as Annex A to the accompanying Joint Proxy Statement/Prospectus.

         Only holders of record of MedQuist Common Stock as of the close of business on October 29, 1998, are entitled to notice of, and to vote at, the MedQuist Meeting and any adjournments or postponements thereof.

         If you object to the Merger, you can demand to be paid the fair value of your MedQuist shares if you file a written objection with MedQuist before the MedQuist Meeting and comply with other applicable provisions of New Jersey law. Those provisions are set forth in Annex C-1.

         The Board of Directors of MedQuist has approved the Merger Agreement and the Merger and recommends that you vote "FOR" approval of the MedQuist Merger Proposal.

                                                     By Order of the Board of
                                                     Directors of MEDQUIST INC.


                                                     John M. Suender
                                                     Vice President, General
                                                     Counsel and Secretary

November 5, 1998

         Whether or not you plan to attend the MedQuist meeting in person, please complete, date, sign and return promptly the enclosed proxy in the accompanying envelope. You may revoke your proxy at any time prior to its exercise in the manner provided in the accompanying Joint Proxy
Statement/Prospectus.

                        [THE MRC GROUP, INC. LETTERHEAD]



                                November 5, 1998

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders (the "MRC Meeting") of The MRC Group, Inc., a Missouri corporation ("MRC"), to be held at 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio, 44122 on December 9, 1998, at 10:00 a.m., eastern standard time.

         At the MRC Meeting, you will be asked to consider and vote upon a proposal (the "MRC Merger Proposal") to approve the Agreement and Plan of Merger, dated September 18, 1998 (the "Merger Agreement"), pursuant to which Mercury Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of MedQuist Inc. ("MedQuist"), will be merged with and into MRC (the "Merger"). Upon consummation of the Merger, MRC will become a wholly owned subsidiary of MedQuist and holders of MRC Common Stock, Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock will be entitled to receive a number of shares of MedQuist common stock, as determined pursuant to the share exchange formulas set forth in the Merger Agreement. You may recall from our earlier communications with respect to MRC's proposed initial public offering that MRC planned to reincorporate into a Delaware corporation. As part of that proposed transaction, you were told that you would receive .7 shares of a new Delaware corporation for each share of MRC Common Stock you held. However, that reincorporation transaction and related adjustment to your stock ownership never occurred. Accordingly, all exchange formulas set forth in the Merger Agreement and described in the accompanying Joint Proxy Statement/Prospectus reflect exchange ratios in relation to the capital stock of MRC, without regard to any effects of the proposed reincorporation of MRC.

         The Board of Directors of MRC has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors, in connection with its determination that the terms of the Merger Agreement are in the best interests of MRC and its shareholders, has received a written opinion from BT Alex. Brown Incorporated, to the effect that, based upon and subject to certain matters stated therein, the merger consideration is fair, from a financial point of view, to the holders of MRC Common Stock and MRC Preferred Stock.

         The MRC Board of Directors has unanimously approved the Merger Agreement and recommends that you vote for approval of the MRC Merger Proposal.

         I urge you to carefully review and consider the accompanying Notice of Special Meeting of Shareholders, Notice of Redemption of Preferred Stock, Joint Proxy Statement/Prospectus, including the Annexes thereto, and Proxy, which contain information about MRC and MedQuist and describe the proposed Merger and certain related matters. Please give this material your careful attention.

         All shareholders are invited to attend the MRC Meeting in person. Under Missouri law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of MRC entitled to vote at the MRC Meeting is necessary for approval of the MRC Merger Proposal. Holders of shares of MRC Common Stock will be entitled to one vote for each share of MRC Common Stock held on the record date. Holders of shares of MRC Preferred Stock will be entitled to one vote for each share of MRC Common Stock which would be issuable to such holders upon conversion of all of the shares of MRC Preferred Stock held by such holders on the record date. In addition, pursuant to the terms of the Articles of Incorporation of MRC, the affirmative vote of at least (a) a majority of the outstanding shares of Series IV Preferred Stock, (b) two-thirds of the outstanding shares of Series V Preferred Stock, and (c) seventy-five percent of the outstanding shares of Series VI Preferred Stock, each voting as a separate class, is necessary for approval of the MRC Merger Proposal.

         As explained in the attached Notice of Special Meeting of Shareholders and Notice of Redemption of Preferred Stock and Joint Proxy
Statement/Prospectus, under MRC's Articles of Incorporation, in connection with the proposed Merger, all holders of MRC Preferred Stock have the right to have MRC redeem their MRC Preferred Stock.

         Whether or not you plan to attend the MRC Meeting, please complete, date and sign the enclosed proxy which is solicited by the Board of Directors of MRC, and return it promptly in the accompanying envelope. The failure to either return your proxy or attend the MRC Meeting in person and vote in favor of the MRC Merger Proposal will have the same effect as a vote against the MRC Merger Proposal. If you later find that you may be present at the MRC Meeting or for any reason desire to revoke your proxy, you may do so at any time prior to its exercise in the manner provided in the accompanying Joint Proxy Statement/Prospectus.

                                           Sincerely,



                                           Edward L. Samek
                                           Chairman and Chief Executive Officer

                               THE MRC GROUP, INC.
                       23240 CHAGRIN BOULEVARD - SUITE 400
                              CLEVELAND, OHIO 44122


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 9, 1998 AND
                     NOTICE OF REDEMPTION OF PREFERRED STOCK


                            NOTICE OF SPECIAL MEETING

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "MRC Meeting") of The MRC Group, Inc., a Missouri corporation ("MRC"), will be held on December 9, 1998, at 10:00 a.m. (eastern standard time), at 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio, 44122, for the following purpose:

         To consider and vote upon a proposal (the "MRC Merger Proposal") to approve the Agreement and Plan of Merger dated September 18, 1998 (the "Merger Agreement"), by and among MedQuist Inc., a New Jersey corporation ("MedQuist"), Mercury Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of MedQuist ("Sub"), and MRC, pursuant to which, among other things, Sub will be merged with and into MRC (the "Merger"), MRC will become a wholly owned subsidiary of MedQuist and each outstanding share of MRC Common Stock, Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock will be converted into the right to receive a number of shares of MedQuist common stock, no par value (the "MedQuist Common Stock"), determined pursuant to the exchange formulas set forth in the Merger Agreement, all on and subject to the terms and conditions contained in the Merger Agreement.

         In addition to voting on the Merger Agreement, holders of Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock have the right under the Articles of Incorporation of MRC, each voting as a series, to vote on (i) the Merger itself and (ii) the elimination in the Merger of the right to convert MRC Preferred Stock into MRC Common Stock. A vote in favor of the Merger Agreement will be considered a vote in favor of these matters.

         A copy of the Merger Agreement is set forth as Annex A to the accompanying Joint Proxy Statement/Prospectus.

         Only holders of record of MRC Common Stock and MRC Preferred Stock as of the close of business on November 25, 1998, are entitled to notice of, and to vote at, the MRC Meeting and any adjournments or postponements thereof.

         If you object to the Merger, you can demand to be paid the fair value of your MRC shares if you file a written objection with MRC before the MRC Meeting and comply with other applicable provisions of Missouri law.
These provisions are set forth in Annex C-2.


                              --------------------

                     NOTICE OF REDEMPTION OF PREFERRED STOCK


         NOTICE IS HEREBY GIVEN that the holders of MRC Preferred Stock have the right, in connection with the Merger, to require MRC to redeem their MRC Preferred Stock in accordance with the terms of MRC's Articles of Incorporation. Any holder of MRC Preferred Stock wishing to have his or her MRC Preferred Stock redeemed must notify MRC in writing within 15 days of the receipt of this Notice of Redemption in order to have such MRC Preferred Stock redeemed. The MRC Preferred Stock will be redeemable for the following amounts:

                  Series IV Preferred Stock --        $381.10 per share
                  Series V Preferred Stock  --        $381.10 per share
                  Series VI Preferred Stock --        $100.00 per share

                              --------------------
         The Board of Directors of MRC has unanimously approved the Merger Agreement and recommends that you vote "FOR" the MRC Merger Proposal.

                                             By Order of the Board of Directors


                                             Steven Bell, Secretary

Cleveland, Ohio
November 5, 1998

         Whether or not you plan to attend the MRC Meeting in person, please complete, date, sign and return promptly the enclosed proxy in the accompanying envelope. You may revoke your proxy at any time prior to its exercise in the manner provided in the accompanying Joint Proxy Statement/Prospectus.

The information in this Joint Proxy Statement/Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Joint Proxy Statement/Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated October 30, 1998

PROXY STATEMENT/PROSPECTUS                                    PROXY STATEMENT
[MEDQUIST LOGO]                                               [MRC LOGO]

                                10,206,103 Shares
                              MedQuist Common Stock

         The Boards of Directors of MedQuist Inc. ("MedQuist") and The MRC Group, Inc. ("MRC") have approved the acquisition of MRC by MedQuist through a merger of a wholly owned subsidiary of MedQuist into MRC (the "Merger").

         If the Merger is completed, holders of (i) MRC common stock, (ii) MRC Series IV Preferred Stock, (iii) MRC Series V Preferred Stock and (iv) MRC Series VI Preferred Stock will receive that number of shares of MedQuist common stock as set forth below:

--------------------------------------------------------------------------------
                                       Shares of MedQuist Common Stock to be
   MRC Stock                           Received
--------------------------------------------------------------------------------
 MRC Common Stock               (i) 0.5163 shares if the MedQuist Stock Value
                                (as defined below) is equal to or greater than
                                $16.28 and (ii) the number of shares equal to
                                $8.41 divided by the MedQuist Stock Value if the
                                MedQuist Stock Value is below $16.28
--------------------------------------------------------------------------------
 Series IV Preferred Stock      (i) 34.2376 shares if the MedQuist Stock Value
                                is equal to or greater than $16.28 and (ii) the
                                number of shares equal to $557.70 divided by the
                                MedQuist Stock Value if the MedQuist Stock Value
                                is below $16.28
--------------------------------------------------------------------------------
 Series V Preferred Stock       (i) 46.5619 shares if the MedQuist Stock Value
                                is equal to or greater than $16.28 and (ii) the
                                number of shares equal to $758.45 divided by the
                                MedQuist Stock Value if the MedQuist Stock Value
                                is below $16.28
--------------------------------------------------------------------------------
 Series VI Preferred Stock      (i) 9.5476 shares if the MedQuist Stock Value is
                                equal to or greater than $16.28 and (ii) the
                                number of shares equal to $155.52 divided by the
                                MedQuist Stock Value if the MedQuist Stock Value
                                is below $16.28
--------------------------------------------------------------------------------

         "MedQuist Stock Value" means the market value of a single share of MedQuist common stock, determined by taking the average of the closing prices of a share of MedQuist common stock as reported on Nasdaq, as reported by The Wall Street Journal, for the 10 trading days preceding the second business day prior to the closing of the Merger.

         There are two important aspects you should understand about the number of shares of MedQuist Common Stock issuable in the Merger. First, the number of shares of MedQuist Common Stock issuable to the holders of MRC Preferred Stock has been determined so that holders of MRC Preferred Stock will receive the same number of shares of MedQuist Common Stock such holder would have received if, prior to the Merger, such holder's shares of MRC Preferred Stock were converted into shares of MRC Common Stock. Second, there is a "floor" adjustment with respect to the value of the shares of MedQuist Common Stock to be issued in the Merger. If the MedQuist Stock Value is less than $16.28 as of the closing date of the Merger, then MedQuist will issue additional shares so that MRC shareholders receive at least $8.41 worth of MedQuist Common Stock (based on the MedQuist Stock Value as of the closing date of the Merger) for each share of MRC Common Stock held by an MRC shareholder or issuable to an MRC shareholder upon conversion of a share of MRC Preferred Stock. Since the MedQuist Stock Value is based on the average closing prices of MedQuist Common Stock over a 10-day trading period, the value of a share of MedQuist Common Stock on the closing date of the Merger may, and probably will, be different from the MedQuist Stock Value as of the closing date of the Merger.

         The Merger cannot be completed unless the shareholders of both companies approve it. We have scheduled special meetings for our shareholders to vote on the Merger. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy to us.

         The date, times and places of the meetings are as follows:

         For MedQuist shareholders:  December 10, 1998, 10:00 a.m., eastern standard time, The Mansion at Main Street,
                                     Plaza 1000, Vorhees, New Jersey 08043

         For MRC shareholders:       December 9, 1998, 10:00 a.m., eastern
                                     standard time, 23240 Chagrin Boulevard,
                                     Suite 400, Cleveland, Ohio 44122

         For a more complete description of the Merger, the Agreement and Plan of Merger and certain risk factors associated with the Merger, see "The Merger" beginning on page 35 and "Risk Factors" beginning on page 24.

         MedQuist common stock trades on the Nasdaq National Market under the symbol MEDQ.

         All information contained in this Joint Proxy Statement/Prospectus with respect to MedQuist was supplied by MedQuist, and all information with respect to MRC was supplied by MRC.

                           -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                          --------------------------

           Joint Proxy Statement/Prospectus dated November 2, 1998 and first mailed to shareholders on or about November 5, 1998.

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

WHERE YOU CAN FIND MORE INFORMATION.......................................  1

SUMMARY...................................................................  3
         The Companies....................................................  3
                  MedQuist Inc. and Mercury Acquisition Corporation.......  3
                           Recent Developments of MedQuist................  3
                           The MRC Group, Inc.............................  3
         Approval of the Merger/The Meetings..............................  4
                  MedQuist Meeting........................................  4
                  MRC Meeting.............................................  5
         The Merger.......................................................  6
         What MRC Shareholders Will Receive...............................  6
         Treatment of MRC Stock Options...................................  8
         Representations and Warranties...................................  8
         Conduct of Business Pending the Merger...........................  8
         Non-Solicitation.................................................  8
         Indemnification and Insurance....................................  8
         Conditions to the Merger.........................................  9
         Closing Date and Effective Time..................................  9
         Termination of the Merger Agreement..............................  9
         Termination Fees.................................................  9
         MRC Option Agreement............................................. 10
         Opinions of Financial Advisors................................... 10
         MedQuist's Reasons for the Merger................................ 10
         MRC's Reasons for the Merger..................................... 10
         Interests of Certain Persons in the Merger....................... 11
         Ownership of MedQuist following the Merger....................... 11
         Management of the Surviving Corporation after the Merger......... 12
         Regulatory Approvals............................................. 12
         Affiliate Agreements............................................. 12
         Resale of MedQuist Common Stock.................................. 12
         Resale of MedQuist Common Stock.................................. 12
         Rights of Dissenting Shareholders................................ 12
                  MedQuist................................................ 12
                  MRC..................................................... 13
         Redemption Rights................................................ 13
         Certain Federal Income Tax Consequences.......................... 13
         Accounting Treatment............................................. 13
         Comparison of Shareholders' Rights............................... 13
         Risk Factors..................................................... 14

SELECTED HISTORICAL FINANCIAL DATA OF MEDQUIST............................ 15

SELECTED SUPPLEMENTAL FINANCIAL DATA OF MEDQUIST.......................... 16

SELECTED HISTORICAL FINANCIAL DATA OF MRC................................. 18

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA...................... 20

COMPARATIVE PER SHARE DATA................................................ 22

MARKET PRICE INFORMATION.................................................. 23

DIVIDEND POLICIES......................................................... 23

RISK FACTORS.............................................................. 24
         Risks Relating to the Merger..................................... 24
         Risks Relating to MedQuist's Business............................ 25

SPECIAL MEETINGS OF SHAREHOLDERS.......................................... 30
         MedQuist Meeting................................................. 30
         MRC Meeting...................................................... 31

REDEMPTION RIGHTS OF MRC PREFERRED STOCK.................................. 34

THE MERGER................................................................ 35
         Certain Terms of the Merger Agreement............................ 35
                  Conversion of Shares; No Fractional Amounts............. 35
                  Treatment of MRC Stock Options.......................... 36
                  Representations and Warranties.......................... 37
                  Conduct of Business Pending the Merger.................. 37
                  Non-Solicitation........................................ 39
                  Indemnification and Insurance........................... 39
                  Conditions to the Merger................................ 40
                  Closing Date and Effective Time......................... 42
                  Termination of the Merger Agreement..................... 43
                  Termination Fees........................................ 43
         MRC Option Agreement............................................. 43
         Opinions of Financial Advisors................................... 44
                  Opinion of Volpe Brown Whelan & Company, LLC............ 44
                  Opinion of BT Alex. Brown Incorporated.................. 49
         Background of the Merger......................................... 50
         MedQuist's Reasons for the Merger................................ 52
         MRC's Reasons for the Merger..................................... 53
         Interests of Certain Persons in the Merger....................... 55
         Ownership of MedQuist Following the Merger....................... 57
         Management of the Surviving Corporation Upon Consummation
           of the Merger.................................................. 58
         Regulatory Approvals............................................. 58
         Affiliate Agreements............................................. 58

         Resale of MedQuist Common Stock.................................. 59
         Rights of Dissenting MedQuist Shareholders....................... 59
         Rights of Dissenting MRC Shareholders............................ 60
         Certain Federal Income Tax Consequences.......................... 62
         Accounting Treatment............................................. 63
         Nasdaq Listing................................................... 63

INFORMATION CONCERNING MRC................................................ 64
         Overview......................................................... 64
         Electronic Medical Transcription and Document Management......... 65
         Product Development.............................................. 66
         Sales and Marketing.............................................. 67
         Clients.......................................................... 67
         Competition...................................................... 67
         Employees........................................................ 68
         Government Regulations........................................... 68
         Intellectual Property............................................ 68
         Properties....................................................... 69
         Legal Proceedings................................................ 69

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF MRC................................ 70
         Overview......................................................... 70
         Sources of Revenue............................................... 71
         Results of Operations............................................ 71
         Selected Quarterly Operating Results............................. 74
         Liquidity and Capital Resources.................................. 75
         Other............................................................ 76
         Year 2000........................................................ 76
         Recent Accounting Pronouncements................................. 77

MANAGEMENT OF MRC......................................................... 78
         Executive Officers and Directors................................. 78
         Compensation Committee Interlocks and Insider Participation...... 78
         Directors Compensation........................................... 79
         Executive Compensation........................................... 79
         Aggregated Option Exercises in Last Fiscal Year and Fiscal
           Year-End Option Values......................................... 79

PRINCIPAL SHAREHOLDERS OF MRC............................................. 80

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION........................ 83

COMPARISON OF SHAREHOLDERS' RIGHTS........................................ 93
         Preferences...................................................... 93
         Size and Classification of the Board of Directors................ 93
         Removal of Directors............................................. 94
         Meeting of Shareholders; Action by Written Consent............... 94

         Shareholder Inspection Rights; Shareholder Lists................. 94
         Amendment of Governing Documents................................. 94
         Corporation's Best Interest...................................... 95
         Required Vote for Authorization of Certain Actions............... 95
         Business Combinations............................................ 96

LEGAL MATTERS............................................................. 97

EXPERTS................................................................... 97

Index To Financial Statements ............................................ F-1

ANNEX A. AGREEMENT AND PLAN OF MERGER

ANNEX B. STOCK OPTION AGREEMENT

ANNEX C-1. NEW JERSEY STATUTES
                  TITLE 14A.  CORPORATIONS, GENERAL
                  CHAPTER 11.  RIGHTS OF DISSENTING SHAREHOLDERS

ANNEX C-2.  SECTION 351.455 OF THE MISSOURI GENERAL BUSINESS
            AND CORPORATION LAW

ANNEX D. OPINION OF VOLPE BROWN WHELAN & COMPANY, LLC

ANNEX E. OPINION OF BT ALEX. BROWN INCORPORATED

                       WHERE YOU CAN FIND MORE INFORMATION

         MedQuist Inc., a New Jersey corporation ("MedQuist"), files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements and other information MedQuist files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. MedQuist's SEC filings are also available on the SEC's Internet site (http://www.sec.gov).

         In addition, you may read reports, proxy statements and other information MedQuist files at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         MedQuist filed a registration statement on Form S-4 (the "Registration Statement") to register the shares of MedQuist common stock to be issued in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of MedQuist in addition to being a proxy statement of each of MedQuist and MRC for their Special Meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

         The SEC also allows MedQuist to "incorporate by reference" the information it files with the SEC, which means MedQuist can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus. Later information by MedQuist filed with the SEC updates and supersedes this Joint Proxy Statement/Prospectus.

         This Joint Proxy Statement/Prospectus incorporates important business and financial information about MedQuist that is not included in or delivered with this Joint Proxy Statement/Prospectus. Copies of any such information are available without charge to any person to whom this Joint Proxy Statement/Prospectus is delivered, upon written or oral request. Written requests for such documents should be directed to the Corporate Secretary, MedQuist Inc., Five Greentree Centre, Suite 311, Marlton, New Jersey, 08053, and telephone requests may be directed to the Corporate Secretary at (609) 596-8877. In order to ensure timely delivery of the documents, any request should be made by December 2, 1998.

         The following documents previously filed by MedQuist with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by this reference:

               SEC Filings                            Period
               -----------                            ------

Annual Report on Form 10-K (including those       Year ended December 31, 1997
portions of MedQuist's proxy statement for its 1998 annual meeting of shareholders incorporated by reference therein)

Quarterly Reports on Form 10-Q (as amended)       Quarters ended March 31, 1998
                                                  and June 30, 1998

Current Reports on Form 8-K                       Filed on May 13, 1998,
                                                  June 12, 1998, June 29, 1998
                                                  and September 29, 1998

Registration Statement on Form 8-A filed          Filed on March 11, 1992
pursuant to Section 12(g) of the Exchange Act

         All documents filed by MedQuist pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the special meetings of MedQuist and MRC will be deemed to be incorporated by reference in this Joint Proxy Statement/ Prospectus and to be a part of this Joint Proxy Statement/Prospectus from the date any such document is filed.

         You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote on the Agreement and Plan of Merger. Neither MRC nor MedQuist has authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus is dated November 2, 1998. You should not assume that the information contained in the Joint Proxy Statement/Prospectus is accurate as of any date other than that date, and neither the mailing of this Joint Proxy Statement/Prospectus nor the issuance of MedQuist common stock in the Merger will create any implication to the contrary.

                                     SUMMARY

         This Summary highlights some information from this Joint Proxy Statement/Prospectus. It may not contain all of the information that is important to you. To understand the Merger fully, you should read the entire Joint Proxy Statement/Prospectus carefully, including the "Risk Factors," the Financial Statements and notes thereto, and the Annexes to this Joint Proxy Statement/Prospectus before you decide how to vote. References in this Joint Proxy Statement/Prospectus to "we" or "us" refer to MedQuist and MRC, collectively.

The Companies

         MedQuist Inc. and Mercury Acquisition Corporation

         MedQuist is a leading national provider of electronic transcription and information management solutions to the health care industry. Through its proprietary software, open architecture environment and network of more than 3,300 trained transcriptionists, MedQuist converts free-form medical dictation into electronically formatted patient records which health care providers use in connection with patient care and for other administrative purposes. MedQuist's customized outsourcing services enable clients to improve the accuracy of transcribed medical reports, reduce report turnaround times, shorten billing cycles and reduce overhead and other administrative costs. MedQuist was incorporated in New Jersey in 1984 and reorganized in 1987 as a group of out-patient health care businesses affiliated with a non-profit health care provider. By the end of 1995, MedQuist had divested all of its non-medical transcription businesses. Since May 1994, MedQuist has acquired 16 smaller medical transcription companies. MedQuist's executive offices are located at Five Greentree Centre, Suite 311, Marlton, New Jersey, 08053, and the telephone number for MedQuist is (609) 596-8877. Mercury Acquisition Corporation ("Sub"), a wholly owned subsidiary of MedQuist, was incorporated in Missouri in 1998 for the purpose of consummating the merger with The MRC Group, Inc. See "Where You Can Find More Information," "Selected Historical Financial Data of MedQuist," "Selected Supplemental Financial Data of MedQuist," "Selected Unaudited Pro Forma Combined Financial Data," and the Supplemental Consolidated Financial Statements of MedQuist Inc. and Subsidiary and notes thereto for additional information concerning MedQuist and Sub.

                  Recent Developments of MedQuist

                  On August 18, 1998, MedQuist acquired all of the shares of common stock of Signal Transcription Network, Inc. ("Signal"), a medical transcription company, for consideration consisting of (i) 619,160 shares of MedQuist common stock, no par value (the "MedQuist Common Stock"), and (ii) $1,480,250 in cash. The Signal acquisition will be accounted for as a pooling-of-interests transaction. See MedQuist's Supplemental Consolidated Financial Statements and the notes thereto set forth on pages F-2 through F-26 for a supplemental presentation of MedQuist's financial statements retroactively restated to reflect the combination with Signal.

         The MRC Group, Inc.

         The MRC Group, Inc., a Missouri corporation ("MRC"), is a leading national provider of electronic medical transcription and document management services to the health care industry. MRC currently operates more than 50 client service centers in 24 states and employs more than 2,400 experienced medical transcriptionists, approximately 70% of whom work from their homes. MRC serves more than 500 clients, primarily hospitals and medical centers, as well as other non-hospital health care providers, such as managed care providers, surgical centers, outpatient clinics and physician groups. Within hospitals and medical centers, MRC primarily serves medical records departments. Increasingly, the Company is providing its services to other hospital departments that seek to outsource their medical transcription needs, including radiology, emergency medicine, and pathology and cardiology departments.

         MRC was incorporated in Missouri in 1981. MRC's executive offices are located at 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio, 44122, and MRC's telephone number is (216) 464-2244.

Approval of the Merger/The Meetings

         MedQuist Meeting

The Special Meeting of the MedQuist shareholders (the "MedQuist Meeting") will be held on December 10, 1998, at 10:00 a.m. (eastern standard time), at The Mansion at Main Street, Plaza 1000, Vorhees, New Jersey, 08043. The purpose of the MedQuist Meeting is to consider and vote on a proposal (the "MedQuist Merger Proposal") to approve the Agreement and Plan of Merger among MedQuist, Sub and MRC (the "Merger Agreement") and the Merger.

         Only holders of record of MedQuist Common Stock as of the close of business on October 29, 1998 (the "MedQuist Record Date") are entitled to notice of, and to vote at, the MedQuist Meeting. As of the close of business on the MedQuist Record Date, there were 23,784,313 shares of MedQuist Common Stock outstanding.

         Under New Jersey law, the affirmative vote of the majority of the votes cast by the holders of shares of MedQuist Common Stock is required for approval of the MedQuist Merger Proposal. Each holder of MedQuist Common Stock is entitled to cast one vote for each share held of record on that date. The presence either in person or by proxy of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the MedQuist Meeting.

         As of the MedQuist Record Date, the directors and executive officers of MedQuist owned and have the right to vote at the MedQuist Meeting, 1,950,334 shares of MedQuist Common Stock, representing approximately 8.2 percent of the outstanding shares of MedQuist Common Stock entitled to be voted at the MedQuist Meeting. The directors and executive officers of MedQuist have expressed their intent to vote for the approval of the MedQuist Merger Proposal.

         Shares of MedQuist Common Stock represented by a proxy properly signed and received at or prior to the MedQuist Meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If your proxy is signed and returned without indicating any voting instructions, the shares of MedQuist Common Stock represented by the proxy will be voted "FOR" the MedQuist Merger Proposal. Your proxy may be revoked by giving written notice of such revocation to the Secretary of MedQuist at any time before the proxy is voted, by submitting to MedQuist a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the MedQuist Meeting. All written notices of revocation and other communications with respect to revocation of MedQuist proxies should be addressed to: MedQuist Inc., Five Greentree Centre, Suite 311, Marlton, New Jersey 08053, Attention: John M. Suender. Attendance at the MedQuist Meeting will not in and of itself constitute a revocation of a proxy.

         MRC Meeting

         The Special Meeting of MRC shareholders (the "MRC Meeting") will be held on December 9, 1998, at 10:00 a.m. (eastern standard time) at 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122. The purpose of the MRC Meeting is to consider and vote upon a proposal (the "MRC Merger Proposal") to approve the Merger Agreement.

         Only holders of record of MRC common stock, $.01 par value ("MRC Common Stock"), MRC Series IV Preferred Stock, $1.00 par value ("Series IV Preferred Stock"), MRC Series V Preferred Stock, $1.00 par value ("Series V Preferred Stock"), MRC Series VI Preferred Stock, $1.00 par value ("Series VI Preferred Stock" and, together with Series IV Preferred Stock and Series V Preferred Stock, the "MRC Preferred Stock") as of the close of business on November 25, 1998 (the "MRC Record Date") are entitled to notice of, and to vote at, the MRC Meeting. As of the close of business on October 30, 1998, there were 6,198,949 shares of MRC Common Stock, 10,362 shares of Series IV Preferred Stock, 45,902 shares of Series V Preferred Stock and 300,000 shares of Series VI Preferred Stock outstanding.

         Under Missouri law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of MRC entitled to vote at the MRC Meeting is necessary to approve the MRC Merger Proposal. Holders of MRC Common Stock will be entitled to one vote for each share of MRC Common Stock they hold on the MRC Record Date. Holders of MRC Preferred Stock will be entitled to one vote for each share of MRC Common Stock which would be issuable to such holders upon conversion of all the shares of MRC Preferred Stock held on the MRC Record Date. Accordingly, the holders of the Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock are entitled to, in the aggregate, 687,140, 4,139,609, and 5,547,672 votes, respectively. In addition, pursuant to the terms of the Articles of Incorporation of MRC, the affirmative vote of at least (a) a majority of the outstanding shares of Series IV Preferred Stock, (b) two-thirds of the outstanding shares of Series V Preferred Stock, and (c) seventy-five percent of the outstanding shares of Series VI Preferred Stock, each voting separately as a class, is necessary to approve the MRC Merger Proposal. The presence in person or by proxy of the holders of a majority of the outstanding shares of MRC entitled to vote at the MRC Meeting will constitute a quorum for purposes of conducting business at the MRC Meeting.

         As of October 30, 1998, the directors and executive officers of MRC beneficially owned and have the right to vote, in the aggregate, 13,664,466 shares of MRC Common Stock (which includes shares of MRC Common Stock issuable upon conversion of the MRC Preferred Stock), representing approximately 83 percent of the votes entitled to be cast at the MRC Meeting. In addition, as of October 30, 1998, the directors and executive officers of MRC beneficially owned and have the right to vote, 131 shares of Series IV Preferred Stock, representing approximately 1% of the votes entitled to be cast by such holders voting as a class, 44,573 shares of Series V Preferred Stock, representing approximately 97% of the votes entitled to be cast by such holders voting as a class, and 241,571 shares of Series VI Preferred Stock, representing approximately 80% of the votes entitled to be cast by such holders voting as a class. The directors and executive officers of MRC have expressed their intent to vote for the MRC Merger Proposal.

         Shares of MRC Common Stock and MRC Preferred Stock represented by a proxy properly signed and received at or prior to the MRC Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, the shares of MRC Common Stock or MRC Preferred Stock represented by the proxy will be voted "FOR" the MRC Merger Proposal. You may revoke your proxy by giving written notice of such revocation to the Secretary of MRC at any time before the proxy is voted, by submitting to MRC a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the MRC Meeting. All written notices of revocation and other communications with respect to revocation of MRC proxies should be addressed to: The MRC Group, Inc., 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio, 44122, Attention: Steven Bell. Attendance at the MRC Meeting will not in and of itself constitute a revocation of a proxy. The failure to either return your proxy card or attend the MRC Meeting in person and vote in favor of the MRC Merger Proposal will have the same effect as a vote against the MRC Merger Proposal.

The Merger

         The Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger.

         Subject to approval of the shareholders of MRC and MedQuist and the satisfaction of certain other conditions, Sub will be merged with and into MRC. MRC will continue as the surviving corporation under the name The MRC Group, Inc. (the "Surviving Corporation"). As a result of the Merger, Sub's separate corporate existence will cease and each share of common stock of Sub will be converted into one share of common stock of the Surviving Corporation, which will constitute all of the issued and outstanding capital stock of the Surviving Corporation. Therefore, MedQuist will be the sole shareholder of the Surviving Corporation. See "The Merger -- Certain Terms of the Merger Agreement."

What MRC Shareholders Will Receive

         As a result of the Merger, each full and fractional share of MRC Common Stock and MRC Preferred Stock outstanding immediately prior to the Merger (other than shares held by shareholders who perfect their statutory dissenters' rights under Missouri law) will be converted into the right to receive that number of shares of MedQuist Common Stock as set forth below:

--------------------------------------------------------------------------------
                                       Shares of MedQuist Common Stock to be
   MRC Stock                           Received
--------------------------------------------------------------------------------
 MRC Common Stock               (i) 0.5163 shares if the MedQuist Stock Value
                                (as defined below) is equal to or greater than
                                $16.28 and (ii) the number of shares equal to
                                $8.41 divided by the MedQuist Stock Value if the
                                MedQuist Stock Value is below $16.28
--------------------------------------------------------------------------------
 Series IV Preferred Stock      (i) 34.2376 shares if the MedQuist Stock Value
                                is equal to or greater than $16.28 and (ii) the
                                number of shares equal to $557.70 divided by the
                                MedQuist Stock Value if the MedQuist Stock Value
                                is below $16.28
--------------------------------------------------------------------------------
 Series V Preferred Stock       (i) 46.5619 shares if the MedQuist Stock Value
                                is equal to or greater than $16.28 and (ii) the
                                number of shares equal to $758.45 divided by the
                                MedQuist Stock Value if the MedQuist Stock Value
                                is below $16.28
--------------------------------------------------------------------------------
 Series VI Preferred Stock      (i) 9.5476 shares if the MedQuist Stock Value is
                                equal to or greater than $16.28 and (ii) the
                                number of shares equal to $155.52 divided by the
                                MedQuist Stock Value if the MedQuist Stock Value
                                is below $16.28
--------------------------------------------------------------------------------

         "MedQuist Stock Value" means the market value of a single share of MedQuist Common Stock, determined by taking the average of the closing prices of a share of MedQuist Common Stock as reported on Nasdaq, as reported by The Wall Street Journal, for the 10 trading days preceding the second business day prior to the closing of the Merger.

         There are two important aspects you should understand about the number of shares of MedQuist Common Stock issuable in the Merger. First, the number of shares of MedQuist Common Stock issuable to the holders of MRC Preferred Stock has been determined so that holders of MRC Preferred Stock will receive the same number of shares of MedQuist Common Stock such holder would have received if, prior to the Merger, such holder's shares of MRC Preferred Stock were converted into shares of MRC Common Stock. Second, there is a "floor" adjustment with respect to the value of the shares of MedQuist Common Stock to be issued in the Merger. If the MedQuist Stock Value is less than $16.28 as of the closing date of the Merger, then MedQuist will issue additional shares so that MRC shareholders receive at least $8.41 worth of MedQuist Common Stock (based on the MedQuist Stock Value as of the closing date of the Merger) for each share of MRC Common Stock held by an MRC shareholder or issuable to an MRC shareholder upon conversion of a share of MRC Preferred Stock. Since the MedQuist Stock Value is based on the average closing prices of MedQuist Common Stock over a 10-day trading period, the value of a share of MedQuist Common Stock on the closing date of the Merger may, and probably will, be different from the MedQuist Stock Value as of the closing date of the Merger.

         No fractional shares of MedQuist Common Stock will be issued. Each MRC shareholder who otherwise would have been entitled to a fraction of a share of MedQuist Common Stock will instead receive cash in accordance with the terms of the Merger Agreement. The MedQuist Common Stock issuable to holders of shares of MRC Common Stock and MRC Preferred Stock pursuant to the Merger and any cash to be paid instead of fractional shares of MedQuist Common Stock are referred to elsewhere in this Joint Proxy Statement/Prospectus collectively as the "Merger Consideration."

MedQuist will cause the shares of MedQuist Common Stock issuable pursuant to the Merger Agreement to be listed on the Nasdaq National Market. See "The Merger -- Conversion of Shares; No Fractional Amounts" and "The Merger -- Nasdaq Listing."

         MRC shareholders should not send in their stock certificates until requested to do so after the Merger is completed.

Treatment of MRC Stock Options

         As a result of the Merger, holders of MRC stock options will receive MedQuist stock options and upon the exercise of their MedQuist stock options, will receive a number of shares of MedQuist Common Stock determined as described under "The Merger -- Certain Terms of the Merger Agreement -- Treatment of MRC Stock Options."

Representations and Warranties

         The Merger Agreement contains certain representations and warranties of MedQuist, Sub and MRC. The respective representations and warranties of MedQuist, Sub and MRC will not survive the closing date of the Merger and will terminate on the closing date of the Merger. See "The Merger -- Certain Terms of the Merger Agreement -- Representations and Warranties."

Conduct of Business Pending the Merger

         The Merger Agreement contains certain covenants of MedQuist and MRC related to the conduct of their respective business from and after the date of the Merger Agreement to the consummation of the Merger. See "The Merger -- Certain Terms of the Merger Agreement -- Conduct of Business Pending the Merger."

Non-Solicitation

         Pursuant to the Merger Agreement, MRC has agreed that until consummation or termination of the Merger Agreement, neither it, nor any of its directors, officers, employees, agents, or advisors (including, without limitation, attorneys, accountants, consultants, investment bankers and financing sources, and advisors), would solicit, enter into or participate in any discussions, negotiations, solicitation, arrangements or agreements with or otherwise assist, facilitate, solicit or encourage, any corporation, partnership, person or other entity or group concerning any merger, consolidation, sale of all or substantially all of the assets, or the issuance or sale of any shares of capital stock or similar transaction involving MRC. During the term of the Merger Agreement, MRC is required to advise MedQuist immediately if it receives any bids or proposals regarding such a transaction. See "The Merger -- Certain Terms of the Merger Agreement - Non-Solicitation."

Indemnification and Insurance

         Pursuant to the Merger Agreement, for a period of six years from consummation of the Merger, MedQuist is required to take all actions necessary to cause the Articles of Incorporation and Bylaws of the Surviving Corporation to contain the provisions with respect to indemnification and exculpation from liability set forth in MRC's Articles of Incorporation and Bylaws on the date of the Merger Agreement. In addition, MedQuist agreed to certain indemnification arrangements. The Merger Agreement also requires that for a period of six years from the consummation of the Merger, MedQuist will cause the Surviving Corporation and Medical Records Corp. to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the consummation of the Merger. See "The Merger -- Certain Terms of the Merger Agreement -- Indemnification and Insurance."

Conditions to the Merger

         The completion of the Merger depends upon the satisfaction or waiver of a number of conditions. See "The Merger -- Certain Terms of the Merger Agreement -- Conditions to the Merger."

Closing Date and Effective Time.

         The closing of the Merger will be held on a date (the "Closing Date") specified by the parties which shall be no later than the second business day following the date on which all conditions to the Merger have been satisfied or waived, unless another time, date or place is agreed to in writing by the parties. The Merger will be consummated by filing with the Secretary of State of Missouri articles of merger in such form as is required by and executed in accordance with Missouri law and will become effective (the "Effective Time") when a certificate of merger has been issued by the Secretary of State of Missouri. It is anticipated that the Effective Time will be within two business days after the MedQuist Meeting.

Termination of the Merger Agreement

         MedQuist and MRC may agree to terminate the Merger Agreement without completing the Merger, and either MedQuist or MRC may terminate the Merger Agreement if any action has been instituted and is pending by any governmental entity with proper authority to restrain, modify or prohibit the Merger. In addition, MRC may terminate the Merger Agreement if: (a) any condition to its obligation to complete the Merger has not been fulfilled by February 28, 1999 unless extended by both of MedQuist and MRC's boards of directors, except that such right to terminate will not be available to MRC if MRC's failure to perform any obligation under the Merger Agreement has been the cause or resulted in the failure of the closing to occur; (b) the Board of Directors of MedQuist withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to MRC; or (c) MedQuist's shareholders have not duly approved the MedQuist Merger Proposal within 45 days of the effective date of the Registration Statement. MedQuist may terminate the Merger Agreement if: (x) any condition to its obligation to complete the Merger has not been fulfilled by February 28, 1999 unless extended by both of MedQuist's and MRC's boards of directors, except that such right to terminate will not be available to MedQuist if MedQuist's failure to perform any obligation under the Merger Agreement has been the cause or resulted in the failure of the closing to occur; (y) the board of directors of MRC withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to MedQuist or Sub, or recommends to the MRC shareholders a competing transaction; or (z) MRC's shareholders have not duly approved the Merger within 45 days of the effective date of the Registration Statement or if MRC has entered into an agreement with respect to a competing transaction.

Termination Fees

         The Merger Agreement requires MRC to pay to MedQuist a termination fee of $7.5 million if the Merger Agreement is terminated under one of the circumstances described in clauses (y) or (z) in the immediately preceding paragraph. See "The Merger -- Certain Terms of the Merger Agreement -- Termination Fees."

MRC Option Agreement

         As a condition to entering into the Merger Agreement, MedQuist required that MRC grant to MedQuist an option to purchase up to 4,911,090 shares of MRC Common Stock. The exercise price per share is $10.33. The option could discourage other companies from trying or proposing to combine with MRC before the Merger is completed. MedQuist cannot exercise the option unless one of the circumstances described in clauses (y) or (z) of the "Termination of the Merger Agreement" paragraph occurs. See "The Merger -- MRC Option Agreement" and the Stock Option Agreement set forth as Annex B to this Joint Proxy Statement/Prospectus.

Opinions of Financial Advisors

         In deciding to approve the Merger, MedQuist's board of directors considered the opinion (the "VBW&Co. Opinion") from its financial advisor, Volpe Brown Whelan & Company, LLC ("VBW&Co.") that the Exchange Ratio (as defined in the VBW&Co. Opinion) is fair to MedQuist from a financial point of view. In deciding to approve the Merger, MRC's board of directors considered the opinion (the "BT Alex. Brown Opinion") from its financial advisor, BT Alex. Brown Incorporated, that the consideration payable to the holders of outstanding capital stock of MRC is fair from a financial point of view.

         The VBW&Co. Opinion and the BT Alex. Brown Opinion are set forth as Annexes D and E, respectively, to this Joint Proxy Statement/Prospectus. We encourage you to read these opinions. See "The Merger -- Opinions of Financial Advisors" and Annexes D and E.

MedQuist's Reasons for the Merger

         In connection with its evaluation of the Merger, the MedQuist Board relied upon and consulted with MedQuist's senior management and their accounting and legal advisors and considered the following matters: (i) the expectation that the Merger will be a tax-free transaction and would be accounted as a pooling-of-interests, (ii) excluding one time costs associated with the transaction, the Merger is expected to be accretive to MedQuist's earnings per share for 1999, (iii) the medical transcription industry is undergoing consolidation and larger and better capitalized companies are entering the market; scale is an important competitive factor which enables the largest participants to leverage key resources, (iv) the strength of the MRC management and research and development teams will provide long-term benefits to MedQuist,
(v) MedQuist's and MRC's respective technologies are potentially complementary,
(vi) the combined company is expected to have greater earnings and cash flow and higher market capitalization, (vii) the results of the due diligence review of MRC, (viii) the combined company should be able to reduce corporate overhead costs by combining accounting, financial, legal, human resources and other corporate overhead, (ix) the terms and conditions of the Merger Agreement, (x) the various risks of the transaction, including those set forth herein under "Risk Factors" and (xi) the VBW&Co. presentations and its opinion that the Exchange Ratio (as defined in VBW&Co. Opinion) was fair to MedQuist from a financial point of view. See "The Merger -- MedQuist's Reasons for the Merger."

MRC's Reasons for the Merger

         In reaching its conclusion to approve the Merger Agreement, the MRC Board of Directors consulted with the management of MRC, as well as its financial and legal advisors, and considered the following factors, which it believed to be material to making such a decision: (i) the expectations of MRC's shareholders created by MRC's proposed initial public offering, (ii) the financial performance and condition, businesses and prospects of MRC and MedQuist, including, but not limited to, information with respect to the historical stock prices of MedQuist and the respective operating performances of MRC and MedQuist, (iii) the terms of the Merger Agreement, including the form and amount of the Merger Consideration to be received by the MRC shareholders and option holders and the terms and structure of the Merger, (iv) the fact that, in the absence of a combination with MedQuist, MRC is required, under the terms of MRC's Articles of Incorporation, over the next six years to incrementally redeem all of the outstanding shares of its Series V Preferred Stock and Series VI Preferred Stock at times when MRC may not have the financial resources to fund such redemptions, (v) the fact that it is a condition to completion of the Merger that the Merger be tax-free to the MRC shareholders and qualify as a pooling-of-interests transaction for accounting and financial reporting purposes, (vi) the BT Alex. Brown Opinion that the consideration payable to the holders of outstanding capital stock of MRC is fair from a financial point of view and (vii) the likelihood that larger technology-based companies would seek to enter the medical transcription business.

         In reaching its conclusion, the MRC Board also considered the following factors, which it believed argued against entering into the Merger Agreement:
(i) the fact that a combination with MedQuist would prevent it from seeking other avenues of maximizing the value of the MRC Common Stock and the MRC Preferred Stock for the MRC shareholders, (ii) the fact that the Merger would prevent MRC from maximizing the value of the MRC Common Stock and the MRC Preferred Stock by pursuing its existing strategic plan as an independent entity and that, after the Merger, the holders of MRC Common Stock and the MRC Preferred Stock who receive shares of MedQuist Common Stock in the Merger will have to rely on the operating success of MedQuist to maximize the value of their investment and (iii) the Merger Consideration consists of MedQuist Common Stock, rather than cash. See "The Merger -- MRC's Reasons for the Merger."

Interests of Certain Persons in the Merger

         Of the outstanding MRC Common Stock and the MRC Common Stock issuable upon conversion of the MRC Preferred Stock, approximately 83% is beneficially owned by MRC's officers and directors.

         In considering the MRC Board's recommendation that you vote in favor of the Merger, you should be aware that a number of officers of MRC, including some officers who are also directors, have employment agreements, severance agreements or other interests in the Merger that are different from, or in addition to, yours. In addition, certain MRC shareholders have options, registration rights or other interests in the Merger that are different from, or in addition to yours. See "The Merger -- Interests of Certain Persons in the Merger."

Ownership of MedQuist following the Merger

         We anticipate that MedQuist will issue approximately 8,661,583 shares of MedQuist Common Stock to MRC shareholders. Based upon the number of shares of MedQuist Common Stock issued and outstanding on the MedQuist Record Date and the anticipated number of shares of MedQuist Common Stock authorized to be issued in the Merger, the shares of MedQuist Common Stock issued to MRC shareholders in the Merger will constitute approximately 26.7% of the outstanding common stock of MedQuist after the Merger. In addition, holders of MRC stock options will receive MedQuist stock options to purchase approximately 1,543,281 shares of MedQuist Common Stock. Assuming the exercise of all MedQuist Stock Options after the Merger, MRC shareholders will own approximately 28.1% of the fully diluted common stock of MedQuist.

Management of the Surviving Corporation after the Merger

         The members of the board of directors and the officers of Sub immediately prior to the consummation of the Merger will serve as the directors and officers of the Surviving Corporation, until their respective successors are duly elected and qualified. See "The Merger -- Management of the Surviving Corporation Upon Consummation of the Merger."

Regulatory Approvals

         Other than certain filings made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, there are no federal or state regulatory requirements that must be complied with in connection with the Merger. See "The Merger -- Regulatory Approvals."

Affiliate Agreements

         Certain shareholders of MedQuist and MRC, who may be deemed to be affiliates of MedQuist and MRC, respectively, for purposes of Rule 145 under the Securities Act, have executed agreements that restrict the sale, transfer or other disposition of MedQuist Common Stock, or MRC Common Stock in order to comply with the requirements of certain federal securities laws and certain pooling of interests accounting rules. See "The Merger -- Affiliate Agreements".

Resale of MedQuist Common Stock

         The MedQuist Common Stock issued in connection with the Merger will be freely transferable, except that shares issued to any MRC shareholder who is an affiliate of MRC or who becomes an affiliate of MedQuist are subject to certain restrictions on resale. Certain shareholders of MRC who may be deemed to be affiliates will, as a condition to completion of the Merger, execute agreements that, except under certain circumstances, prohibit the sale, transfer or other disposition of MedQuist Common Stock received by such shareholders in the Merger in order to comply with the requirements of certain federal securities laws and certain pooling-of-interests requirements. See "The Merger -- Resale of MedQuist Common Stock."

Rights of Dissenting Shareholders

         MedQuist

         Each holder of MedQuist Common Stock who files a written notice of dissent to the Merger with MedQuist before the MedQuist Meeting and who otherwise complies with the applicable procedures under New Jersey law will be entitled to receive the fair value of his or her shares of MedQuist Common Stock in cash if the Merger is completed. See "The Merger -- Rights of Dissenting MedQuist Shareholders."

         MRC

         Each holder of MRC Common Stock or MRC Preferred Stock who files a written objection to the Merger with MRC before the MRC Meeting and who otherwise complies with the applicable procedures under Missouri law will be entitled to receive the fair value of his or her shares of MRC Common Stock or MRC Preferred Stock in cash if the Merger is completed. See "The Merger -- Rights of Dissenting MRC Shareholders."

Redemption Rights

         In connection with the Merger, the holders of MRC Preferred Stock have the right to require MRC to redeem their Preferred Stock in accordance with the terms of MRC's Articles of Incorporation. Any holder of MRC Preferred Stock must notify MRC in writing within 15 days of the receipt of the notice accompanying this Joint Proxy Statement/Prospectus in order to have such MRC Preferred Stock redeemed. Any MRC Preferred Stock required to be redeemed will be redeemed for the amounts set forth in the following table. The table also shows the minimum value of MedQuist Common Stock that holders of MRC Preferred Stock will receive in the Merger.

                                                     Minimum Value of
                                                  MedQuist Common Stock
                                                    Receivable in the
    Series of MRC           Redemption Price     Merger Per Share of MRC
   Preferred Stock             Per Share             Preferred Stock
-----------------------  ----------------------- -------------------------
      Series IV                 $381.10                  $557.70
       Series V                 $381.10                  $758.45
      Series VI                 $100.00                  $155.52


Certain Federal Income Tax Consequences

         It is a condition to the consummation of the Merger that we receive an opinion from Blank Rome Comisky & McCauley LLP, counsel to MedQuist, that the Merger will qualify as a tax-free exchange and that the MRC shareholders will not recognize any gain or loss for federal income tax purposes in the Merger (except for tax payable because of cash received instead of fractional shares by MRC shareholders and cash received by MRC shareholders who have exercised their dissenters' rights of appraisal under Missouri law.) See "The Merger -- Certain Federal Income Tax Consequences."

Accounting Treatment

         It is a condition to the consummation of the Merger that we receive a letter from our accountants which states that such accountants believe that the Merger qualifies as a "pooling-of-interests" transaction, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment."

Comparison of Shareholders' Rights

         Pursuant to the Merger, at the Effective Time the holders of MRC Common Stock and MRC Preferred Stock will become shareholders of MedQuist. See "Comparison of Shareholders' Rights" for a summary of the material differences between the rights of MedQuist shareholders and MRC shareholders. These differences arise from the distinctions between the laws of the jurisdictions in which each of MedQuist and MRC is incorporated (New Jersey and Missouri, respectively) and the distinctions between the respective charters and bylaws of MedQuist and MRC prior to the Merger.

Risk Factors

         The Merger and an investment in securities of MedQuist involve certain risks and uncertainties, including risks relating to the integration of MedQuist and MRC, risks relating to the business of MedQuist and other risks and uncertainties discussed under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference. See "Risk Factors."

                 SELECTED HISTORICAL FINANCIAL DATA OF MEDQUIST
                      (In thousands, except per share data)

         MedQuist is providing the following financial information to aid you in your analysis of the financial aspects of the Merger. MedQuist derived this information from audited financial statements for the year ended December 31, 1993 through the year ended December 31, 1997 and unaudited financial statements for the six months ended June 30, 1997 and 1998. These financial statements were retroactively restated to reflect MedQuist's acquisition of Digital Dictation, Inc. ("DDI") on May 28, 1998, which has been accounted for as a pooling-of-interests. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. This information is only a summary and you should read it in conjunction with MedQuist's historical financial statements and related notes contained in the annual reports and other information MedQuist has filed with the SEC. See "Where You Can Find More Information."

                                                                                                       Six Months Ended
                                                         Year Ended December 31,                            June 30,
                                           --------------------------------------------------------   -------------------
                                              1993       1994        1995        1996        1997       1997       1998
                                           --------    --------    --------    --------    --------   --------   --------
Statement of Operation Data(1):
  Revenues                                 $  2,746    $ 28,679    $ 50,185    $ 68,417    $ 94,616   $ 43,162   $ 62,919
  Costs of expenses:
    Costs of revenues                         2,381      21,960      38,190      51,516      70,906     32,353     47,086
    Selling, general and
      administrative                          1,688       2,798       4,325       3,579       4,620      2,188      2,775
    Depreciation                                310         861       2,110       2,750       3,940      1,761      2,529
    Amortization                                 12         264         496       1,176       1,517        710        885
    Nonrecurring merger costs                    --          --          --          --          --         --        750
                                           --------    --------    --------    --------    --------   --------   --------
      Total operating expenses                4,391      25,883      45,121      59,021      80,983     37,012     54,025
                                           --------    --------    --------    --------    --------   --------   --------
  Operating income (loss)                    (1,645)      2,796       5,064       9,396      13,633      6,150      8,894
  Interest expense (income), net              1,457       2,765       3,720       1,686         194        128        (82)
                                           --------    --------    --------    --------    --------   --------   --------
  Income (loss) from continuing
    operations before income taxes           (3,102)         31       1,344       7,710      13,439      6,022      8,976
  Income tax provision (benefit)             (1,290)          3         633       3,086       5,192      2,329      3.441
                                           --------    --------    --------    --------    --------   --------   --------
  Income (loss) from continuing
    operations                               (1,812)         28         711       4,624       8,247      3,693      5,535
  Discontinued operations(2)                  3,746       1,612      (1,729)         --          --         --         --
  Extraordinary item(3)                          --          --        (545)         --          --         --         --
                                           --------    --------    --------    --------    --------   --------   --------
  Net income (loss)                           1,934       1,640      (1,563)      4,624       8,247      3,693      5,535
  Inducement deduction(4)                        --          --          --        (707)         --         --         --
                                           --------    --------    --------    --------    --------   --------   --------
  Net income (loss) available to common
    shareholders                           $  1,934    $  1,640    $ (1,563)   $  3,917    $  8,247   $  3,693   $  5,535
                                           ========    ========    ========    ========    ========   ========   ========
Basic income (loss) per common share:
  Continuing operations(1)                 $  (0.19)   $   0.00    $   0.09    $   0.27    $   0.38   $   0.17   $   0.24
  Discontinued operations(2)                   0.40        0.21       (0.22)         --          --         --         --
  Extraordinary item(3)                          --          --       (0.07)         --          --         --         --
  Inducement deduction(4)                        --          --          --       (0.04)         --         --         --
                                           --------    --------    --------    --------    --------   --------   --------
                                           $   0.21    $   0.21    $  (0.20)   $   0.23    $   0.38   $   0.17   $   0.24
                                           ========    ========    ========    ========    ========   ========   ========
Diluted income (loss) per common share:
  Continuing operations(1)                 $  (0.19)   $   0.00    $   0.08    $   0.24    $   0.35   $   0.16   $   0.23
  Discontinuing operations(2)                  0.40        0.21       (0.21)         --          --         --         --
  Extraordinary item(3)                          --          --       (0.06)         --          --         --         --
  Inducement deduction(4)                        --          --          --       (0.04)         --         --         --
                                           --------    --------    --------    --------    --------   --------   --------
                                           $   0.21    $   0.21    $  (0.19)   $   0.20    $   0.35   $   0.16   $   0.23
                                           ========    ========    ========    ========    ========   ========   ========
Balance Sheet Data:
  Working capital                          $  2,246    $  1,121    $  4,788    $ 19,068    $ 23,307   $ 19,943   $ 28,773
   Total assets                              30,347      52,631      59,735      76,595      94,142     81,895     99,219
  Long-term debt, net of current portion     12,663      30,514      16,013       1,750       1,405      1,576         28
  Shareholders' equity                        9,574      11,521      11,025      66,740      78,018     70,837     87,648


----------------
(1) Transcriptions, Ltd. was acquired by MedQuist effective May 1, 1994. All prior businesses of MedQuist have been treated as discontinued operations.

(2) On November 14, 1995, MedQuist executed a letter of intent to sell its receivables management business. The operations and net assets of its receivables management business and previously divested businesses have been accounted for as discontinued operations. Discontinued operations are presented net of tax and include a gain on disposal of $1,749 in 1993 and a loss on disposal of $3,180 in 1995. See Note 3 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

(3)  Represents the loss on early extinguishment of debt, net of income taxes.

(4) Represents issuance of 128 shares of MedQuist Common Stock to induce a warrant holder to exercise. MedQuist recorded a $707 non-recurring deduction from net income available to common shareholders. See Note 7 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

                SELECTED SUPPLEMENTAL FINANCIAL DATA OF MEDQUIST
                      (In thousands, except per share data)

         MedQuist is providing the following financial information to aid you in your analysis of the financial aspects of the Merger. The following data is supplemental to reflect the retroactive restatement of MedQuist's financial statements for its August 18, 1998 acquisition of Signal accounted for as a pooling-of-interests and does not include the estimated transaction costs of $750 related to the Signal acquisition or a deferred tax asset of approximately $4,600 related to the Signal acquisition which will be charged to expense and credited directly to shareholders' equity, respectively, in the quarter ended September 30, 1998. MedQuist derived this information from the audited supplemental financial statements for the years ended December 31, 1995, 1996 and 1997 and from the unaudited supplemental financial statements for the years ended December 31, 1993 and 1994 and for the six months ended June 30, 1997 and 1998. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. This information is only a summary and you should read it in conjunction with MedQuist's Supplemental Financial Statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus and other information MedQuist has filed with the SEC. See "Where You Can Find More Information."

                                                                                                               Six Months Ended
                                                           Year Ended December 31,                                 June 30,
                                              -----------------------------------------------------------    ---------------------
                                                1993        1994         1995         1996         1997        1997        1998
                                              -------     --------     --------     --------     --------    --------    --------
Statement of Operation Data (1):
  Revenues                                    $ 6,177     $ 33,738     $ 57,305     $ 76,475     $103,910    $ 47,618    $ 68,200
  Costs and expenses:
    Cost of revenues                            5,288       26,110       44,062       58,631       78,955      36,111      51,741
    Selling, general and
      administrative                            1,688        2,798        4,325        3,579        4,620       2,188       2,775
    Depreciation                                  444          988        2,236        2,872        4,121       1,828       2,635
    Amortization                                   12          264          496        1,176        1,517         710         885
    Nonrecurring merger costs                      --           --           --           --           --          --         750
                                              -------     --------     --------     --------     --------    --------    --------
      Total operating expenses                  7,432       30,160       51,119       66,258       89,213      40,837      58,786
                                              -------     --------     --------     --------     --------    --------    --------
  Operating income (loss)                      (1,255)       3,578        6,186       10,217       14,697       6,781       9,414
  Interest expense (income), net                1,457        2,782        3,707        1,665          158         112        (105)
                                              -------     --------     --------     --------     --------    --------    --------
  Income (loss) from continuing
    operations before income taxes             (2,712)         796        2,479        8,552       14,539       6,669       9,519
  Income tax provision (benefit) (2)           (1,290)           3          633        3,086        5,192       2,329       3,441
                                              -------     --------     --------     --------     --------    --------    --------
  Income (loss) from continuing
    operations (2)                             (1,422)         793        1,846        5,466        9,347       4,340       6,078
  Discontinued operations (3)                   3,746        1,612       (1,729)          --           --          --          --
  Extraordinary item (4)                           --           --         (545)          --           --          --          --
                                              -------     --------     --------     --------     --------    --------    --------
  Net income (loss)                             2,324        2,405         (428)       5,466        9,347       4,340       6,078
  Inducement deduction (5)                         --           --           --         (707)          --          --          --
                                              -------     --------     --------     --------     --------    --------    --------
  Net income (loss) available to common
    shareholders                              $ 2,324     $  2,405        $(428)    $  4,759     $  9,347    $  4,340    $  6,078
                                              =======     ========     ========     ========     ========    ========    ========

  Basic income (loss) per common share:
    Continuing operations (2)                 $ (0.14)    $   0.10        $0.22     $   0.31     $   0.41    $   0.20    $   0.26
    Discontinued operations (3)                  0.37         0.19        (0.20)          --           --          --          --
    Extraordinary item (4)                         --           --        (0.07)          --           --          --          --
    Inducement deduction (5)                       --           --           --        (0.04)          --          --          --
                                              -------     --------     --------     --------     --------    --------    --------
                                              $  0.23     $   0.29     $  (0.05)    $   0.27     $   0.41    $   0.20    $   0.26
                                              =======     ========     ========     ========     ========    ========    ========
  Diluted income (loss) per common share:
    Continuing operations (2)                 $ (0.14)    $   0.10     $   0.20     $   0.28     $   0.39    $   0.18    $   0.25
    Discontinued operations (3)                  0.37         0.19        (0.19)          --           --          --          --
    Extraordinary item (4)                         --           --        (0.06)          --           --          --          --
    Inducement deduction (5)                       --           --           --        (0.04)          --          --          --
                                                          --------     --------     --------     --------    --------    --------
                                              $ 0.23      $   0.29     $  (0.05)    $   0.24     $   0.39    $   0.18    $   0.25
                                              ======      ========     ========     ========     ========    ========    ========
Balance Sheet Data:
  Working capital                             $ 2,898     $  2,097     $  6,078     $ 20,426     $ 25,121    $ 21,676    $ 30,807
  Total assets                                 31,320       54,192       61,610       78,760       96,889      84,480     102,281
  Long-term debt, net of current portion       13,245       30,891       16,178        1,750        1,405       1,576          28
  Shareholders' equity                          9,905       12,391       12,369       68,427       80,328      73,005      89,757


(1) Transcriptions, Ltd. was acquired by MedQuist effective May 1, 1994. All prior businesses of MedQuist have been treated as discontinued operations.

(2) Signal was an "S" Corporation prior to its merger with MedQuist, and accordingly, the supplemental statement of operations data does not include a provision for income taxes on Signal's income. The following information sets forth a pro forma presentation of the supplemental income tax provision (benefit), income (loss) from continuing operations and income (loss) from continuing operations per share assuming Signal was a "C" corporation for all periods presented.


                                                                                                         Six Months Ended
                                                                 Year Ended December 31,                      June 30,
                                                   ----------------------------------------------------------------------------
                                                      1993      1994       1995      1996       1997       1997       1998
                                                   ----------------------------------------------------------------------------
Income (loss) from continuing operations before
  income taxes, as reported                         $(2,712)     $ 796     $2,479    $8,552    $14,539     $6,669      $9,519
Pro forma income tax provision (benefit)             (1,134)       309      1,087     3,423      5,632      2,588       3,658
                                                   ----------------------------------------------------------------------------
Pro forma income (loss) from continuing
   operations                                       $(1,578)     $ 487     $1,392    $5,129    $ 8,907     $4,081      $5,861
                                                   ============================================================================
Pro forma income (loss) from continuing
  operations per share:
         Basic                                      $ (0.16)     $0.06     $ 0.16    $ 0.29    $  0.40     $ 0.18      $ 0.25
                                                   ============================================================================
         Diluted                                    $ (0.16)     $0.06     $ 0.15    $ 0.26    $  0.37     $ 0.17      $ 0.24
                                                   ============================================================================




(3) On November 14, 1995, MedQuist executed a letter of intent to sell its receivables management business. The operations and net assets of its receivables management business and previously divested businesses have been accounted for as discontinued operations. Discontinued operations are presented net of tax and include a gain on disposal of $1,749 in 1993 and a loss on disposal of $3,180 in 1995. See Note 3 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

(4) Represents the loss on early extinguishment of debt, net of income taxes.

(5) Represents issuance of 128 shares of MedQuist Common Stock to induce a warrant holder to exercise. MedQuist recorded a $707 non-recurring deduction from net income available to common shareholders. See Note 7 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

                    SELECTED HISTORICAL FINANCIAL DATA OF MRC
              (In thousands, except per share and statistical data)


         MRC is providing the following financial information to aid you in your analysis of the financial aspects of the Merger. MRC derived this information from audited financial statements for the year ended December 31, 1993 through the year ended December 31, 1997 and unaudited financial statements for the six months ended June 30, 1997 and 1998. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be achieved for the entire year ending December 31, 1998. This information is only a summary and you should read it in conjunction with MRC's historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations of MRC, included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                                         Six Months Ended
                                                               Year Ended December 31,                       June 30,
                                           --------------------------------------------------------    --------------------
                                             1993       1994(1)     1995(1)     1996(2)     1997(3)     1997(3)     1998(3)
                                           --------    --------    --------    --------    --------    --------    --------
Statement of Operation Data:
  Net revenues                             $ 21,127    $ 22,719    $ 49,180    $ 71,700    $108,117    $ 53,268    $ 60,173
  Costs and expenses:
    Cost of revenues                         17,416      18,864      40,154      57,330      86,975      42,686      47,870
    Selling, general and
      administrative expenses                 3,511       3,076       4,352       8,328       9,743       4,783       5,276
    Depreciation and amortization             2,755       1,582       3,907       6,441      10,239       4,850       4,424
    Restructuring charges (4)                    --          --         347         644       2,075          --          --
                                           --------    --------    --------    --------    --------    --------    --------
      Total operating expenses               23,682      23,522      48,760      72,743     109,032      52,319      57,570
                                           --------    --------    --------    --------    --------    --------    --------
  Operating income (loss)                    (2,555)       (803)        420      (1,043)       (915)        949       2,603
  Interest income (expense), net               (203)        146        (539)       (382)       (310)       (150)        (98)
                                           --------    --------    --------    --------    --------    --------    --------
  Income (loss) before income taxes          (2,758)       (657)       (119)     (1,425)     (1,225)        799       2,505
  Benefit (provision) from income taxes          --         532          (7)         --          --        (522)     (1,127)
                                           --------    --------    --------    --------    --------    --------    --------
  Net income (loss)                        $ (2,758)   $   (125)   $   (126)   $ (1,425)   $ (1,225)   $    277    $  1,378
                                           ========    ========    ========    ========    ========    ========    ========
  Basic earnings per share                 $  (2.40)   $  (0.08)   $  (0.07)   $  (0.39)   $  (0.21)   $   0.05    $   0.23
  Diluted earnings per share               $  (2.40)   $  (0.08)   $  (0.07)   $  (0.39)   $  (0.21)   $   0.02    $   0.08
  Basic weighted average common shares
    outstanding                               1,148       1,579       1,817       3,683       5,866       5,866       5,874
  Diluted weighted average common shares
    outstanding, unless antidilutive             --          --          --          --          --      17,137      17,380
Other Data:
  EBITDA (5)                               $    200    $    779    $  4,327    $  5,398    $  9,324    $  5,799    $  7,027
  Cash flows from operating activities         (656)        867       3,638       4,011       7,319       4,541       7,429
  Cash flows from investing activities      (11,517)        280      (2,532)    (30,068)     (8,496)     (7,373)     (3,060)
  Cash flows from financing activities       13,490         244         184      27,091      (2,681)     (1,242)        446
Balance Sheet Data:
  Working capital                          $  7,614    $  4,398    $  6,475    $ 12,118    $ 10,264    $  9,053    $ 12,319
  Total assets                               18,094      31,285      28,538      78,307      75,148      78,854      78,570
  Long-term debt, including current
    portion                                     185       8,686       7,164      11,903       9,036      10,464       7,270
  Shareholder equity                         (1,189)       (420)       (250)      3,512       2,286       3,788       5,650



(1) In December 1994, MRC acquired all the outstanding common stock of SecrePhone Ltd. This acquisition was accounted for as a purchase, and the results of SecrePhone Ltd. are included in MRC's financial statements from the date of the acquisition.

(2) In July 1996, MRC acquired all the outstanding stock of Medical Records Corp. This acquisition has been accounted for as a purchase, and the results of Medical Records Corp., a wholly owned subsidiary of MRC, are included in MRC's financial statements from the date of the acquisition.

(3) During 1997, MRC acquired the assets of two entities and the stock of one entity for cash totaling approximately $1,900, plus the assumption of certain liabilities. Each of the 1997 acquisitions was accounted for as a purchase, and the results of operations are included in MRC's financial statements from the dates of acquisition.

(4) MRC's results of operations have been adversely affected in 1995, 1996 and 1997 by restructuring charges associated with the closure and consolidation of redundant and less profitable client service centers and related costs and other non-recurring acquisition and integration costs in 1997 in connection with the acquisition of Medical Records Corp.

(5) Earnings before interest, taxes, depreciation and amortization ("EBITDA") represents operating income (loss) plus depreciation and amortization. Management of MRC believes EBITDA is a meaningful measurement of MRC's ability to generate cash flows to fund future growth and operating and investing needs. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information related to MRC's debt service capability. EBITDA should not be considered in isolation from, or as a substitute for, other measures of financial performance or liquidity.

         A reconciliation of EBITDA to net income (loss) is as follows:

                                                                                                           Six Months Ended
                                                                Year Ended December 31,                        June 30,
                                                 -----------------------------------------------------     -----------------
                                                   1993     1994         1995       1996        1997        1997       1998
                                                 -------   -------     -------     -------    --------     -------   -------
EBITDA                                           $   200   $   779     $ 4,327     $ 5,398    $  9,324     $ 5,799   $ 7,027

Interest income (expense), net                      (203)      146        (539)       (382)       (310)       (150)      (98)
Benefit (provision) from income taxes                 --       532          (7)         --          --        (522)   (1,127)
Depreciation and amortization                     (2,755)   (1,582)     (3,907)     (6,441)    (10,239)     (4,850)   (4,424)
                                                 -------   -------     -------     -------    --------     -------   -------
Net income (loss)                                $(2,758)  $  (125)    $  (126)    $(1,425)   $ (1,225)    $   277   $ 1,378
                                                 =======   =======     =======     =======    ========     =======   =======

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                      (In thousands, except per share data)

         We expect that the Merger will be accounted for as a "pooling-of-interests," which means that for accounting and financial reporting purposes we will treat our companies as if they had always been combined.

         We have presented below unaudited pro forma financial information that reflects the pooling-of-interests method of accounting and is intended to give you a better picture of what our businesses might have looked like had they always been combined. We prepared the pro forma statements of operations and balance sheet by adding or combining together the supplemental amounts of MedQuist with the historical amounts of MRC. We then made adjustments for income taxes, when appropriate, to retroactively reflect the combination. The companies may have performed differently if they were combined. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience after the Merger. The following pro forma statement of operations data does not include (i) the estimated transaction costs of $8,000 related to the Merger and the costs associated with known bonus and severance arrangements of approximately $1,550, which will be charged to expense in the quarter which includes the Closing Date, and (ii) the estimated transaction costs of $750 related to MedQuist's August 18, 1998 acquisition of Signal and estimated transactions costs related to MRC's withdrawn initial public offering of $675, which will be charged to expense in the quarter ended September 30, 1998. The following pro forma balance sheet data does not include (i) the estimated transaction costs related to MedQuist's Signal acquisition and (ii) a deferred tax asset of approximately $4,600 related to MedQuist's Signal acquisition. In addition, the following pro forma financial data does not include a restructuring charge expected to be recorded by the combined company upon consummating the Merger for certain costs associated with combining the companies. See "Unaudited Pro Forma Condensed Combined Financial Information."

                                                                                       Six Months Ended
                                                        Year Ended December 31,             June 30,
                                                  ---------------------------------  -------------------------
                                                    1995(1)     1996(1)      1997        1997        1998
                                                  ---------------------------------  -------------------------
Statement of Operations Data:
  Revenues                                           $106,485    $148,175    $212,027    $100,886    $128,373
  Costs and expenses:
    Cost of revenues                                   84,216     115,961     165,930      78,797      99,611
    Selling, general and administrative                 8,677      11,908      14,363       6,971       8,051
    Depreciation                                        5,743       7,339      10,225       4,698       6,085
    Amortization                                          896       3,149       5,652       2,690       1,859
    Restructuring charges                                 347         644       2,075          --          --
    Nonrecurring merger costs                              --          --          --          --         750
                                                     --------    --------    --------    --------    --------
      Total operating expenses                         99,879     139,001     198,245      93,156     116,356
                                                     --------    --------    --------    --------    --------
  Operating income                                      6,606       9,174      13,782       7,730      12,017
  Interest expense, (income) net                        4,246       2,047         468         262          (7)
                                                     --------    --------    --------    --------    --------
  Income from continuing operations before
    income taxes                                        2,360       7,127      13,314       7,468      12,024
  Income tax provision(2)                                 640       2,721       5,293       2,851       4,568
                                                     --------    --------    --------    --------    --------
  Income from continuing operations(2)               $  1,720    $  4,406    $  8,021    $  4,617    $  7,456
                                                     ========    ========    ========    ========    ========
  Income per share from continuing operations(2):
    Basic(3)                                            $0.14       $0.19       $0.26       $0.15       $0.23
    Diluted                                             $0.14       $0.17       $0.25       $0.14       $0.22
  Weighted average shares outstanding:
    Basic(3)                                           11,935      23,338      30,926      30,467      31,862
    Diluted                                            12,487      25,244      32,558      32,202      33,785
  Balance Sheet Data (as of June 30, 1998):
    Working capital                                                                                  $ 32,901
    Total assets                                                                                      180,851
    Long-term debt, net of current portion                                                              5,284
    Shareholders' equity                                                                              132,675

(1) In July 1996, MRC acquired all of the outstanding capital stock of Medical Records Corp. in a purchase transaction. Medical Records Corp. generated revenues and operating income (loss) of $42,600 and $600 and $27,600 and ($400) in 1995 and in 1996 prior to the acquisition, respectively.

(2) Signal was an "S" Corporation prior to its merger with MedQuist, and accordingly, MedQuist's supplemental statement of operations data and the above pro forma statement of operations data do not include a provision for income taxes on Signal's income. The following information sets forth the pro forma income tax provision, income from continuing operations and income from continuing operations per share assuming Signal was a "C" Corporation for all periods presented.


                                                                                         Six Months Ended
                                                          Year Ended December 31,             June 30,
                                                       ----------------------------------------------------
                                                         1995       1996       1997      1997      1998
                                                       ----------------------------------------------------

Pro forma income from continuing operations
     before income taxes, as presented                   $ 2,360   $ 7,127   $13,314   $ 7,468   $12,024
Pro forma income tax provision                             1,094     3,058     5,733     3,110     4,785
                                                         -------   -------   -------   -------   -------
Pro forma income from continuing operations              $ 1,266   $ 4,069   $ 7,581   $ 4,358   $ 7,239
                                                         =======   =======   =======   =======   =======
Pro forma income from continuing operations per share:
     Basic(3)                                            $  0.11   $  0.17   $  0.25   $  0.14   $  0.23
                                                         =======   =======   =======   =======   =======
     Diluted                                             $  0.10   $  0.16   $  0.23   $  0.14   $  0.21
                                                         =======   =======   =======   =======   =======


(3) The weighted average shares outstanding used to calculate basic earnings per share include MRC's convertible preferred stock on an as-converted basis.

                           COMPARATIVE PER SHARE DATA
                                   (Unaudited)

         The following table presents historical, supplemental and pro forma per share data for MedQuist and historical and equivalent pro forma per share data for MRC. Equivalent pro forma per share amounts for MRC were calculated by multiplying the relevant MedQuist pro forma amount by 0.5163, the assumed exchange ratio. The assumed exchange ratio is based on the assumption that the MedQuist Stock Value will be equal to or greater than $16.28 as of the Closing Date. If the MedQuist Stock Value is below $16.28, the exchange ratio will be adjusted upward to equal $8.41 divided by the MedQuist Stock Value, which will change the equivalent pro forma amounts presented below. The following tables should be read in conjunction with the historical and supplemental consolidated financial statements of MedQuist, the historical financial statements of MRC and the unaudited pro forma financial data included under the caption "Unaudited Pro Forma Combined Financial Information," all of which is included elsewhere in this Joint Proxy Statement/Prospectus or contained in the annual reports and other information MedQuist has filed with the SEC. See "Where You Can Find More Information."

                                                                                              Six Months
                                                          Year Ended December 31,           Ended June 30,
                                                   ---------------------------------------  ---------------
                                                      1995          1996         1997            1998
                                                   -----------   -----------  ------------  ---------------
MEDQUIST
Income from continuing operations(1):
         Historical - Basic                          $   0.09      $   0.27       $  0.38         $   0.24
         Historical - Diluted                            0.08          0.24          0.35             0.23
         Supplemental - Basic                            0.22          0.31          0.41             0.26
         Supplemental - Diluted                          0.20          0.28          0.39             0.25
         Pro Forma -  Basic                              0.14          0.19          0.26             0.23
         Pro Forma - Diluted                             0.14          0.17          0.25             0.22

Dividends:
         Historical(2)                                     --            --            --               --

Book value(1):
         Supplemental(3)                                   --            --         $3.50         $   3.79
         Pro forma(4)                                      --            --          3.83             4.12

MRC
Net income (loss):
         Historical - Basic                          $  (0.07)     $  (0.39)      $ (0.21)        $   0.23
         Historical - Diluted                     `     (0.07)        (0.39)        (0.21)            0.08
         Equivalent Pro Forma - Basic(5)                 0.07          0.10          0.13             0.12
         Equivalent Pro Forma - Diluted(5)               0.07          0.09          0.13             0.11

Dividends:
         Historical                                        --           --            --               --

Book value:
         Historical(6)                                     --            --        $ 3.07         $   3.22
         Equivalent pro forma(7)                           --            --          1.98             2.13


(1) MedQuist's income amounts do not include an adjustment to reflect a "C" corporation income tax provision on the income attributable to Signal, and MedQuist's book value amounts do not include a deferred tax asset of approximately $4.6 million that will be recorded in connection with the Signal acquisition (see Notes 1 and 9 of Notes to Supplemental Consolidated Financial Statements of MedQuist).

(2) Does not include distributions made by DDI and Signal prior to their mergers with MedQuist (see "Recent Developments of MedQuist").

(3) Computed by dividing MedQuist's shareholders' equity by the number of shares of MedQuist Common Stock outstanding at the end of the period.

(4) Computed by dividing pro forma shareholders' equity by the pro forma number of shares of MedQuist Common Stock outstanding at the end of the period which includes the MedQuist Common Stock issuable to MRC shareholders in the Merger.

(5) Computed by multiplying the relevant pro forma net income amount by the assumed exchange ratio of 0.5163.

(6) Computed by dividing MRC's shareholders' equity by the number of shares of common stock outstanding at the end of the period, assuming the conversion of MRC's convertible securities.

(7) Computed by multiplying the relevant pro forma book value amount by the assumed exchange ratio of 0.5163.

                            MARKET PRICE INFORMATION

         Since May 24, 1996, MedQuist Common Stock has been traded on the Nasdaq National Market under the symbol "MEDQ." From September 20, 1994 until May 24, 1996, MedQuist Common Stock was traded on the American Stock Exchange under the symbol "MBS." There is no established trading market for MRC Common Stock or MRC Preferred Stock.

         The information set forth in the table below presents: (i) the last sales price per share of MedQuist Common Stock, as reported by the Nasdaq National Market on September 17, 1998, the last day on which trading occurred prior to public announcement of the Merger; and (ii) the pro forma equivalent per share of MRC Common Stock, Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock calculated by multiplying the closing price per share of MedQuist Common Stock reported by the Nasdaq National Market by the assumed exchange ratios of 0.5163, 34.2376, 46.5619 and 9.5476, respectively.

                                                                        Pro Forma Equivalent of MRC Stock
                                                              ------------------------------------------------------
                                                  MedQuist                   Series IV      Series V     Series VI
                                                   Common        Common      Preferred     Preferred     Preferred
                                                    Stock         Stock        Stock         Stock         Stock
                                                 ------------ ------------- ------------  ------------- ------------
Price Per Share as of September 17, 1998        $ 26.125      $ 13.49      $ 894.46      $ 1,216.43    $ 249.43


         MedQuist will cause the listing on the Nasdaq National Market of the shares of MedQuist Common Stock issuable in connection with the Merger. See "The Merger -- Nasdaq Listing."

         MRC shareholders are urged to obtain a current market quotation for the MedQuist Common Stock. No assurance can be given as to the future prices of, or markets for, MedQuist Common Stock.

                                DIVIDEND POLICIES

         To date, MedQuist has not paid any dividends on its capital stock. MedQuist currently intends to retain any future earnings to fund operations and for the continued development of its business and, therefore, does not anticipate paying any cash dividends on MedQuist Common Stock in the foreseeable future. Future cash dividends, if any, will be determined by the Board of Directors of MedQuist, and will be based upon MedQuist's earnings, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. MedQuist's senior lender restricts the payment of any dividends.

         MRC has never paid cash dividends on the MRC Common Stock or on any class of MRC Preferred Stock.

                                  RISK FACTORS

         In considering whether to approve the Merger, you should consider carefully the risks associated with the Merger and with ownership of MedQuist Common Stock following the Merger. These risks are described in detail below.

         Some of the information in this Joint Proxy Statement/Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to" or other similar words. Such statements are subject to certain risks and uncertainties, including but not limited to the risks described below. When considering such forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this Joint Proxy Statement/Prospectus. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

Risks Relating to the Merger

         Risks Associated with Acquisitions Generally. Since May 1994, MedQuist has made 16 acquisitions of smaller transcriptions companies. MedQuist's continued growth strategy anticipates additional acquisitions. The success or failure of such a strategy will depend on many factors, including MedQuist's ability to identify suitable acquisition candidates, the purchase price, the availability and terms of financing, and management's ability to integrate effectively the acquired businesses or technologies into MedQuist's operations. In addition, MedQuist may be required to incur additional indebtedness or other liabilities, which could have a material adverse effect on MedQuist's liquidity and capital resources, or issue shares of its capital stock, which could result in dilution to its shareholders. MedQuist cannot assure that it will be successful in its efforts to identify suitable acquisition candidates, finance such acquisitions, negotiate terms favorable to MedQuist for such acquisitions, or to consummate any such acquisitions or, if any such acquisitions are consummated, to integrate the acquired businesses into MedQuist's operations. In addition, MedQuist cannot assure that a given acquisition, if consummated, will not have a material adverse effect on MedQuist's business, financial condition and results of operations.

         Risks Associated with the Merger. One of the reasons for the Merger is the opportunity to achieve operating efficiencies as a result of the combination of the two companies. However, since the Merger involves the integration of two companies that have previously operated independently, difficulties may be encountered in the integration of the operations of MedQuist or MRC and benefits and attendant cost savings possible from such integration ultimately may not be realized. For example, MedQuist and MRC operate on different technical platforms and there are likely to be difficulties in integrating the two. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on MedQuist's business, financial condition and results of operations.

         Rights of Holders of MRC Common Stock and MRC Preferred Stock Following the Merger. Following the Merger, holders of MRC Common Stock and MRC Preferred Stock outstanding as of the Effective Time will become holders of MedQuist Common Stock. Certain differences exist between the rights of shareholders of MRC under MRC's Amended and Restated Articles of Incorporation and MRC's Bylaws and the rights of shareholders of MedQuist under MedQuist's Amended and Restated Certificate of Incorporation and MedQuist's Bylaws. See "Comparison of Rights of Holders of MedQuist Common Stock and Holders of MRC Common Stock."

       Shares Eligible For Future Sale. Approximately 8,661,583 shares of MedQuist Common Stock and 1,544,281 options to purchase MedQuist Common Stock will be issued in connection with the Merger. Sales in the public market of a substantial number of such shares (and shares underlying the options) following the completion of the Merger could adversely affect the market price of the MedQuist Common Stock. The shares issued in connection with the Merger will be freely tradeable without restriction or further registration except: (i) by holders who were deemed "affiliates" of MedQuist, as that term is defined under the Act, subject to the resale limitations of Rule 145 and Rule 144 under the Securities Act of 1933, as amended (the "Act") and (ii) by holders who are deemed "affiliates" of MRC at the time of the MRC Meeting, all of whom will be prohibited from transferring, disposing or otherwise reducing their risk relative to their shares (other than certain de minimis amounts) until MedQuist shall have published financial results covering at least 30 days of post merger combined operations of MedQuist and MRC. In addition, the MRC "affiliates" have certain registration rights. See "Interests of Certain Persons in the Merger -- Registration Rights." If such MRC "affiliates," by exercising their registration rights, were to cause a large number of shares to be registered and sold in the public market, such sales could have a material adverse effect on the market price for the MedQuist Common Stock.

Risks Relating to MedQuist's Business

         Dependence on Key Personnel. MedQuist's success is dependent, in part, upon its ability to attract and retain its key managerial personnel. The loss of services of certain of MedQuist's executive officers for any reason or the inability of MedQuist to attract additional management personnel could have a material adverse effect upon MedQuist's business, financial condition or results of operations. MedQuist does not have key-man insurance on any of its executive officers.

         Rapid Technological Change. The health care information services industry is characterized by rapid technological change, evolving customer needs and emerging technical standards. The introduction of competing services or products incorporating new technologies, such as voice recognition capabilities or other alternative means of data entry and the emergence of new technical standards could render some or all of MedQuist's services unmarketable. MedQuist believes that its future success is dependent in part on its ability to enhance its current services and develop new services that keep pace with technological developments and emerging technical standards, and that address the increasingly sophisticated needs of its customers. MedQuist cannot assure that it will be successful in developing and marketing enhancements to its existing services or new services that respond to technological developments, emerging technical standards, or evolving customer needs, on a timely basis or at all, or that any such enhancements or new services, if developed and introduced, will achieve market acceptance. The failure of MedQuist to develop and introduce service enhancements and new services in a timely and cost-effective manner in response to changing technologies or customer requirements, could have a material adverse effect on MedQuist's business, financial condition and results of operations.

         Ability to Attract and Retain Qualified Transcriptionists. MedQuist's success is also dependent, in part, upon its ability to attract and retain qualified transcriptionists, who can provide the accuracy and turnaround time required by MedQuist's customers. Competition for transcriptionists is intense. MedQuist cannot assure that it will be successful in attracting and retaining the personnel necessary to conduct its business successfully. The inability of MedQuist to attract, hire, assimilate and retain such personnel could have a material adverse effect upon MedQuist's business, financial condition and results of operations.

         Risks Associated with an At-Home Workforce. MedQuist treats its transcriptionists as independent contractors for state tax, benefits and unemployment purposes and as statutory employees for federal income tax and social security tax purposes. MRC treats its transcriptionists as employees for state tax, benefits, unemployment, federal income tax and social security tax purposes. MedQuist's position may be disputed by federal and state officials, which, if successful, could result in the incurrence of additional employment costs and penalties by MedQuist, and could have a material adverse effect on MedQuist's business, financial condition and results of operations. In addition, any failure by MedQuist to supervise and monitor the MRC at-home workforce, when acquired by MedQuist, or to enforce its policies and procedures with respect to, among other things, confidential information, health and safety, wage and hour, or other governmental regulations, could have a material adverse effect on MedQuist's business, financial condition and results of operations.

         Potential for Significant Fluctuations in Quarterly Operating Results. MedQuist may, in the future, experience significant quarter to quarter fluctuations in its results of operations. Such fluctuations may result in volatility in the price of MedQuist Common Stock. Quarterly results of operations may fluctuate as a result of a variety of factors, including demand for MedQuist's services, the timing of introduction of new services and service enhancements by MedQuist or its competitors, market acceptance of new services, the size and timing of individual customer contracts, changes in customer budgets, the size and timing of acquisitions, the integration of acquired businesses into MedQuist's operations, the number and timing of new hires, competitive conditions in the industry and general economic conditions. Further, MedQuist's contracts generally involve a significant commitment and may require time-consuming authorization procedures within the customer's organization. For these and other reasons, the sales cycles for MedQuist's services are typically lengthy and subject to a number of factors outside of MedQuist's control. As a result, MedQuist's revenues are difficult to forecast. Accordingly, MedQuist believes that period to period comparisons of results of operations are not necessarily meaningful and that you should not rely upon such comparisons as an indication of future results of operations. In addition, MedQuist's transcription business has grown in recent periods as a result of both internal growth and acquisitions, and MedQuist cannot assure that it can maintain the rate of growth in revenues and profits recently achieved by its transcription business in the future. Because of the foregoing factors, it is possible that in future quarters MedQuist's operating results may be below the expectations of public market analysts and investors. Such an event could have a material adverse effect on the price of MedQuist Common Stock.

         Potential Volatility of Stock Price. The market price of MedQuist Common Stock has been, and may in the future be, volatile. Factors such as health care reform measures, acquisitions and operating results, technological innovations or new products or services by MedQuist or its competitors, government regulation, health care legislation, fluctuations in MedQuist's operating results and general market and economic conditions could cause the market price of MedQuist Common Stock to fluctuate substantially. In addition, the stock market in general has experienced extreme price and volume fluctuations which has resulted in substantial volatility of health care service companies that has often been unrelated to the operating performance of these companies. These or other factors may adversely affect the market price of MedQuist Common Stock. See "Market Price Information."

         Dependence on Single Line of Business. MedQuist anticipates that it will derive its future revenues solely from providing electronic transcription services to hospitals and other health care organizations on an outsourced basis. MedQuist's future success will depend in part on the continued market acceptance of its transcription services and the continued trend towards outsourcing of transcription services to third-party providers such as MedQuist. A reduction in demand or increase in competition in the market for its transcription services, or decline in sales of its transcription services, could have a material adverse effect on MedQuist's business, financial condition and results of operations.

         Changes in the Health Care Industry. The health care industry is subject to changing political, economic and regulatory influences that may affect the outsourcing arrangements of health care providers. Many federal and state legislators from time to time announce proposed programs to reform the United States health care system at both the federal and state level. These programs may contain proposals to increase governmental involvement in health care, lower reimbursement rates and otherwise change the environment in which providers operate. Health care providers may react to these proposals and the uncertainty surrounding such proposals by curtailing outsourcing arrangements or deferring decisions regarding the use of outsourced services. In response to this environment, many health care providers are consolidating to create larger health care delivery organizations. This consolidation reduces the number of potential customers for MedQuist's services, and the increased bargaining power of these organizations could lead to reductions in the amounts paid for MedQuist's services. The impact of these developments in the health care industry is difficult to predict and could have a material adverse effect on MedQuist's business, operating results and financial condition.

         Inability to Expand Into New Markets. To date, MedQuist's services have been purchased primarily by the medical records departments of hospitals. However, health care services are increasingly being provided at sites other than hospitals, such as outpatient clinics and physician practice groups. MedQuist intends to attempt to increase its limited presence in these alternate site markets. In addition, MedQuist intends to market its services to direct patient care departments within hospitals. Because MedQuist has limited experience in non-hospital markets and in direct patient care departments within hospitals, it may find that significant modifications to its services are necessary before they become useful to a customer or that it may have to adjust its pricing downward. Further, because MedQuist intends to market its services to more departments within hospitals and to hospital related clinics and physician practice groups, purchases of MedQuist's services by these new clients will require approval by different managers at the customer as opposed to the medical records department managers by whom MedQuist is better known. MedQuist's business, operating results and financial condition may be materially and adversely affected if such efforts are not successful.

         Competition. The transcription services industry remains highly fragmented and primarily consists of small, local or regional companies. The Medical Transcription Industry Alliance estimates that there are over 1,500 medical transcription service companies in the United States. As a result, MedQuist competes with a large number of third party transcription companies that offer services that are similar to MedQuist's services and that target the same customers and qualified transcriptionists as MedQuist. MedQuist believes that its ability to compete depends upon many factors within and outside of its control, including the timing and market acceptance of new services and service enhancements developed by MedQuist and its competitors, service quality, performance, price, reliability, customer service and support and ability to attract qualified transcriptionists.

         In addition, MedQuist anticipates increasing competition from other companies that were not traditionally in the medical transcription business. For example, IDX Systems Corporation ("IDX") recently announced the acquisition of EDIX Transcription, one of MedQuist's larger competitors. IDX is a provider of health care information services and stated that it acquired EDIX because of perceived synergies of the medical transcription business (data input) and health information management businesses. IDX currently is larger and better capitalized than MedQuist. Such potential competitors could have substantially greater financial, technical and marketing resources than MedQuist. As a result, such potential competitors, if they were to enter the medical transcription business, may be able to respond more quickly to evolving technological developments, changing customer needs or emerging technical standards or to devote greater resources to the development, promotion or sale of their services. MedQuist also competes with several other substantial national companies including Transcend Services, Inc., Rodeer Systems, Inc., and a subsidiary of Harris Corp. ("Harris"). Harris is a multi-billion dollar entity and has substantially greater financial resources than MedQuist.

         MedQuist's services also compete with the in-house transcription staffs of potential customers. While MedQuist believes that its growth and earnings have significantly benefitted from the outsourcing by health care providers of non-patient care functions, including transcription services, the current trend could change direction and cause such health care providers to bring all or some of those services in-house.

         In addition, competition may increase due to consolidation of transcription companies. Current and potential competitors may establish cooperative relationships with third parties to increase the ability of their services to address the needs of MedQuist's current and prospective customers. Increased competition may result in price reductions for MedQuist's services, reduced operating margins and the inability of MedQuist to increase its market share, any of which would have a material adverse effect on MedQuist's business, financial condition and results of operations. MedQuist cannot assure that it will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on MedQuist's business, financial condition and results of operations.

         Dependence on Proprietary Rights; Risks of Infringement. MedQuist's success is dependent upon its proprietary technology. MedQuist regards the software underlying its services as proprietary, and relies primarily on a combination of contract, copyright and trademark law, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. MedQuist has no patents or patent applications pending, and existing trade secrets and copyright laws afford only limited protection. Despite MedQuist's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of MedQuist's software or to obtain and use information that MedQuist regards as proprietary. Policing unauthorized use of MedQuist's software is difficult. MedQuist cannot assure that its efforts to maintain the confidentiality of its trade secrets and proprietary information will effectively prevent disclosure of MedQuist's confidential information or provide meaningful protection for MedQuist's confidential information if there is unauthorized use or disclosure, or that MedQuist's trade secrets or proprietary information will not be independently developed by MedQuist's competitors. MedQuist cannot assure that its copyrights will provide competitive advantages for MedQuist's products or that they will not be challenged or circumvented by MedQuist's competitors. Litigation may be necessary to defend against claims of infringement, to enforce copyrights of MedQuist, or to protect trade secrets and could result in substantial cost to, and diversion of efforts by, MedQuist. MedQuist cannot assure that it would prevail in any such litigation.

         MedQuist is not aware that any of its software, trademarks, or other proprietary rights infringe the proprietary rights of third parties. However, MedQuist cannot assure that third parties will not assert infringement claims against MedQuist in the future. Any such claims, with or without merit, can be time-consuming and expensive to defend or require MedQuist to enter into royalty or licensing agreements or cease the infringing activities. The failure to obtain such royalty agreements, if required, and MedQuist's involvement in such litigation, could have a material adverse effect on MedQuist's business, results of operations and financial condition.

         Confidentiality Requirements. The medical information transcribed by MedQuist is extremely sensitive. In providing its services, MedQuist is subject to certain contractual, statutory, regulatory and common law requirements regarding the confidentiality of such medical information. MedQuist requires its personnel to agree to keep all medical information confidential and monitors compliance with applicable confidentiality requirements. Failure to comply with such confidentiality requirements could result in material liability to MedQuist.

         Year 2000. There are numerous issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The significant issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. MedQuist relies on its systems in operating and monitoring all aspects of its business. MedQuist also relies heavily on the external systems of its customers, suppliers and other organizations with which it does business. MedQuist management is in the process of assessing its internal and external systems to assure MedQuist is prepared for the year 2000. Management does not anticipate that MedQuist will incur significant expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. To date, no material issue has been identified as they relate to MedQuist's efforts to identify year 2000 issues.

         However, despite MedQuist's efforts thus far to address year 2000 compliance, MedQuist cannot guarantee that all internal or external systems will be compliant, or that its business will not be materially adversely affected by any such non-compliance.

         Certain Anti-Takeover Provisions. The New Jersey Shareholders Protection Act prohibits MedQuist from entering into certain business combination transactions with any shareholder of MedQuist which owns 10% or more of the outstanding voting securities of MedQuist, except under certain limited circumstances. In addition, MedQuist's Amended and Restated Certificate of Incorporation gives the Board of Directors the authority without shareholder approval to issue shares of preferred stock, in one or more series, with rights, preferences and privileges that could adversely affect the voting power and the other rights of the holders of the MedQuist Common Stock. MedQuist's Certificate of Incorporation provides for staggered terms for the members of the Board of Directors such that no more than one-third of its members stands for re-election in any one year. MedQuist has also entered into certain severance arrangements which provide for payments to certain of its officers upon a "change in control" (as defined therein) of MedQuist. Moreover, the terms of the MedQuist 1992 Stock Option Plan provide that outstanding options automatically vest and become exercisable upon a change in control. These provisions and arrangements may have the effect of delaying, deferring or making more costly a change in control of MedQuist including transactions in which shareholders might otherwise receive a premium for their shares over the then current market price and, therefore, could adversely effect the market price of the Common Stock. See "Comparison of Shareholders Rights -- Business Combinations."

                        SPECIAL MEETINGS OF SHAREHOLDERS

         We are sending you this Joint Proxy Statement/Prospectus in order to provide you with important information regarding the Merger and to solicit your proxy for use at the special meetings (and any adjournments or postponements thereof). The special meetings are scheduled to be held at the times and places described below.

MedQuist Meeting

         General. The MedQuist Meeting is scheduled to be held on December 10, 1998 at 10:00 a.m. (eastern standard time), at The Mansion at Main Street, Plaza 1000, Vorhees, New Jersey, 08043. At the MedQuist Meeting, MedQuist shareholders will have the opportunity to consider and vote upon the MedQuist Merger Proposal.

         The MedQuist board of directors has approved the Merger Agreement and recommends that MedQuist shareholders vote "FOR" the MedQuist Merger Proposal.

         Record Date. The close of business on October 29, 1998, has been fixed by the MedQuist board of directors as the "MedQuist Record Date" for the determination of holders of shares of MedQuist Common Stock entitled to notice of and to vote at the MedQuist Meeting.

       Stock Entitled to Vote. At the close of business on the MedQuist Record Date, MedQuist had 23,784,313 shares of MedQuist Common Stock outstanding. Each holder of MedQuist Common Stock will have the right to one vote for each share registered in such holder's name on the books of MedQuist as of the close of business on the MedQuist Record Date with respect to the matters to be acted upon at the MedQuist Meeting.

         Quorum; Required Vote. The presence either in person or by proxy of the holders of a majority of the outstanding shares of MedQuist Common Stock entitled to vote at the MedQuist Meeting will constitute a quorum for the transaction of business at the MedQuist Meeting. Under New Jersey law, the affirmative vote of the majority of the votes cast by the holders of shares of MedQuist Common Stock at the MedQuist Meeting is required for approval of the MedQuist Merger Proposal.

         Stock Ownership. As of the MedQuist Record Date, the directors and executive officers of MedQuist beneficially own and have the right to vote, in the aggregate, 1,950,334 shares of MedQuist Common Stock, representing approximately 8.2 percent of the total votes entitled to be cast at the MedQuist Meeting. It is currently expected that members of the management of MedQuist will vote the shares of MedQuist Common Stock that they are entitled to vote in favor of the MedQuist Merger Proposal.

         Voting and Revocation of Proxies. All shares of MedQuist Common Stock represented by a proxy properly signed and received at or prior to the MedQuist Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, the shares of MedQuist Common Stock represented by the proxy will be voted "FOR" the MedQuist Merger Proposal. You may revoke your proxy and reclaim your right to vote your shares by giving written notice of such revocation to the Secretary of MedQuist at any time before it is voted, by submitting to MedQuist a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the MedQuist Meeting. All written notices of revocation and other communications with respect to revocation of MedQuist proxies should be addressed to: MedQuist Inc., Five Greentree Centre, Suite 311, Marlton, NJ 08053, Attention: John Suender. Attendance at the MedQuist Meeting will not in and of itself constitute a revocation of a proxy.

         The MedQuist Board is not aware of any business to be acted upon at the MedQuist Meeting other than as described in this Joint Proxy Statement/Prospectus. If, however, other matters are brought before the MedQuist Meeting, including, among other things, a motion to adjourn or postpone the MedQuist Meeting to another time or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment. However, no proxy which is voted against the MedQuist Merger Proposal will be voted in favor of any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the MedQuist Meeting.

         Abstentions and "broker non-votes" (defined below) will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against the MedQuist Merger Proposal. Abstentions and broker non-votes also will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the MedQuist Merger Proposal. Broker non-votes are shares held in the name of a broker or nominee for which an executed proxy is received, but are not voted on the proposal because the voting instructions have not been received from the beneficial owner or persons entitled to vote and the broker or nominee does not have the discretionary power to vote.

         Solicitation of Proxies. The solicitation of proxies may be made by directors, officers and regular employees of MedQuist or its subsidiaries in person or by mail, telephone, facsimile or telegraph without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of MedQuist Common Stock held of record by such persons, and MedQuist will reimburse them for reasonable expenses incurred by them in so doing. The cost of such solicitation will be borne by MedQuist.

         Dissenters' Rights. MedQuist shareholders will be entitled to dissenters' rights under New Jersey law. See "The Merger -- Rights of Dissenting MedQuist Shareholders."

MRC Meeting

         General. The MRC Meeting is scheduled to be held on December 9, 1998 at 10:00 a.m., eastern standard time, at 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122. The purpose of the MRC Meeting is to consider and vote upon the MRC Merger Proposal.

         The MRC board of directors has approved the Merger Agreement and recommends that MRC shareholders vote "FOR" the MRC Merger Proposal.

         Record Date. The close of business on November 25, 1998, has been fixed by the MRC board of directors as the "MRC Record Date" for the determination of holders of shares of MRC Common Stock and MRC Preferred Stock entitled to notice of and to vote at the MRC Meeting.

         Stock Entitled to Vote. At the close of business on October 30, 1998, MRC had 6,198,949 shares of MRC Common Stock, 10,362 shares of Series IV Preferred Stock, 45,902 shares of Series V Preferred Stock and 300,000 shares of Series VI Preferred Stock outstanding. At the MRC Meeting, holders of shares of MRC Common Stock will be entitled to one vote for each share of MRC Common Stock they hold on the MRC Record Date. Holders of shares of MRC Preferred Stock will be entitled to one vote for each share of MRC Common Stock which would be issuable to such holder upon conversion of all the shares of MRC Preferred Stock held by such holders on the Record Date. The holders of the Series IV Preferred Stock, Series V Preferred Stock and Series VI MRC Preferred Stock are entitled to an aggregate of 687,140, 4,139,609 and 5,547,672 votes, respectively.
Holders of shares of MRC Preferred Stock will also be entitled to one vote for each share they hold of such series of MRC Preferred Stock with respect to the class vote required to approve the MRC Merger Proposal.

         Quorum; Required Vote. The presence in person or by proxy of a majority of the outstanding shares of MRC entitled to vote at the MRC Meeting by the holders of MRC Common Stock and MRC Preferred Stock will constitute a quorum for purposes of conducting business at the MRC Meeting. Under Missouri law, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of MRC entitled to vote at the MRC Meeting will be necessary for the approval of the MRC Merger Proposal. In addition, pursuant to the terms of the Articles of Incorporation of MRC, the affirmative vote of not less than (a) a majority of the outstanding shares of Series IV Preferred Stock, (b) two-thirds of the outstanding shares of Series V Preferred Stock, and (c) seventy-five percent of the outstanding shares of Series VI Preferred Stock, each voting as a separate class, will be necessary for approval of the MRC Merger Proposal.

         Stock Ownership. As of October 30, 1998, the directors and executive officers of MRC have the right to vote, in the aggregate, 13,664,466 shares of MRC Common Stock (which includes shares of MRC Common Stock issuable upon conversion of the MRC Preferred Stock), representing approximately 83 percent of the votes entitled to be cast at the MRC Meeting. In addition, as of the MRC Record Date, the directors and executive officers of MRC beneficially own and have the right to vote, 131 shares of Series IV Preferred Stock, representing approximately 1% of the votes entitled to be cast by such holders voting as a class, 44,573 shares of Series V Preferred Stock, representing approximately 97% of the votes entitled to be cast by such holders, voting as a class, and 241,571 shares of Series VI Preferred Stock, representing approximately 80% of the votes entitled to be cast by such holders, voting as a class. The directors and executive officers of MRC have expressed their intent to vote for approval of the MRC Merger Proposal.

         Voting and Revocation of Proxies. All shares of MRC Common Stock and MRC Preferred Stock represented by a proxy properly signed and received at or prior to the MRC Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If you sign and return your proxy without indicating any voting instructions, the shares of MRC Common Stock and MRC Preferred Stock represented by the proxy will be voted "FOR" the MRC Merger Proposal. You may revoke your proxy and reclaim your right to vote at any time by giving written notice of revocation to the Secretary of MRC at any time before it is voted, by submitting to MRC a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the MRC Meeting. You should send all written notices of revocation and other communications with respect to revocation of MRC proxies to: The MRC Group, Inc., 23240 Chagrin Blvd., Suite 400, Cleveland, Ohio 44122, Attention: Steven Bell, Secretary. Attendance at the MRC Meeting will not, in and of itself, constitute a revocation of a proxy.

         The MRC Board is not aware of any business to be acted upon at the MRC Meeting other than as described in this Joint Proxy Statement/Prospectus. If, however, other matters are brought before the MRC Meeting, including, among other things, a motion to adjourn or postpone the MRC Meeting to another time or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. However, no proxy which is voted against the MRC Merger Proposal will be voted in favor of any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the MRC Meeting.

         The MRC Meeting may be adjourned for up to 90 days for the purpose of obtaining additional proxies or votes or for any other purpose, and at any subsequent reconvening of the MRC Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the MRC Meeting (except for any proxies that have theretofore been revoked or withdrawn), notwithstanding that they may have been voted on the same or any other matters at a previous meeting.

         Abstentions and "broker non-votes" (defined below) will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against the MRC Merger Proposal. Abstentions and broker non-votes effectively will be a vote against the MRC Merger Proposal. Similarly, the failure to either return your proxy card or attend the MRC Meeting in person and vote in favor of the MRC Merger Proposal will count as a vote against the MRC Merger Proposal. Broker non-votes are shares held in the name of a broker or nominee for which an executed proxy is received, but are not voted on the proposal because the voting instructions have not been received from the beneficial owner or persons entitled to vote and the broker or nominee does not have discretionary power.

         Solicitation of Proxies. The solicitation of proxies may be made by directors, officers and regular employees of MRC in person or by mail, telephone, facsimile or telegraph without additional compensation payable with respect thereto. The cost of such solicitation will be borne by MRC.

         Dissenters' Rights. MRC shareholders will be entitled to dissenters' rights under Missouri law. See "The Merger -- Rights of Dissenting MRC Shareholders."

                    REDEMPTION RIGHTS OF MRC PREFERRED STOCK

         Pursuant to MRC's Articles of Incorporation, if MRC desires to merge with or into another corporation, such as in the Merger, MRC is required to send a written notice to each holder of MRC Preferred Stock setting forth that such holder has a right to have MRC redeem its shares of MRC Preferred Stock. This notice has been sent to the holders of shares of MRC Preferred Stock pursuant to the Notice of Redemption accompanying this Joint Proxy Statement/Prospectus. In order for a holder of MRC Preferred Stock to exercise this redemption right, such holder must send MRC a written notice within 15 days of receiving the Notice of Redemption which states how many shares of MRC Preferred Stock such holder would like to have redeemed. This notice should be sent to MRC's principal office at Commerce Park, Building Four, 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122-5400. Attention: Steven Bell, Secretary. If any holder of MRC Preferred Stock elects to require MRC to redeem any such shares, MRC must provide such holder with a second written notice setting forth the number of shares of MRC Preferred Stock such holder elected to redeem, the redemption price of each share of MRC Preferred Stock, the section of the Articles of Incorporation of MRC pursuant to which such redemption will be made, and the place and date of such redemption. This second notice must be sent 60 days prior to the date of such redemption.

         The following table sets forth a comparison of the cash redemption price payable for one share of each series of MRC Preferred Stock upon redemption by MRC and the minimum value of MedQuist Common Stock receivable pursuant to the Merger for one share of each series of MRC Preferred Stock.

                                                            Minimum Value of
                                                          MedQuist Common Stock
                                                           Receivable in the
          Series of                Redemption Price     Merger Per Share of MRC
     MRC Preferred Stock              Per Share             Preferred Stock
  -------------------------   ---------------------     -----------------------
  Series IV Preferred Stock            $381.10                  $557.70
  Series V Preferred Stock             $381.10                  $758.45
  Series VI Preferred Stock            $100.00                  $155.52

                                   THE MERGER

Certain Terms of the Merger Agreement

         The following is a brief summary of certain terms of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein and attached to this Joint Proxy Statement/Prospectus as Annex A. You should read the entire Merger Agreement carefully.

         As a result of the Merger, Sub will no longer exist as a corporation. MRC will continue as the Surviving Corporation under Missouri law with the name The MRC Group, Inc.

         Conversion of Shares; No Fractional Amounts

         At the Effective Time, each share of common stock of Sub will be converted into one share of common stock of the Surviving Corporation, which will constitute all of the issued and outstanding capital stock of the Surviving Corporation. Therefore, MedQuist will be the sole shareholder of the Surviving Corporation. In addition, each full and fractional share of MRC Common Stock and MRC Preferred Stock outstanding immediately prior to the Effective Time (other than shares owned by shareholders who perfect their statutory dissenters' rights under Missouri law) by virtue of the Merger and without any action on their part, will be converted into the right to receive that number of shares of MedQuist Common Stock as set forth below:

--------------------------------------------------------------------------------
            MRC Stock             Shares of MedQuist Common Stock to be Received

--------------------------------------------------------------------------------
MRC Common Stock                  (i) 0.5163 shares if the MedQuist Stock Value
                                  is equal to or greater than $16.28 and (ii)
                                  the number of shares equal to $8.41 divided by
                                  the MedQuist Stock Value if the MedQuist Stock
                                  Value is below $16.28
--------------------------------------------------------------------------------
Series IV Preferred Stock         (i) 34.2376 shares if the MedQuist Stock Value
                                  is equal to or greater than $16.28 and (ii)
                                  the number of shares equal to $557.70 divided
                                  by the MedQuist Stock Value if the MedQuist
                                  Stock Value is below $16.28
--------------------------------------------------------------------------------
Series V Preferred Stock          (i) 46.5619 shares if the MedQuist Stock Value
                                  is equal to or greater than $16.28 and (ii)
                                  the number of shares equal to $758.45 divided
                                  by the MedQuist Stock Value if the MedQuist
                                  Stock Value is below $16.28
--------------------------------------------------------------------------------
Series VI Preferred Stock         (i) 9.5476 shares if the MedQuist Stock Value
                                  is equal to or greater than $16.28 and (ii)
                                  the number of shares equal to $155.52 divided
                                  by the MedQuist Stock Value if the MedQuist
                                  Stock Value is below $16.28
--------------------------------------------------------------------------------


         "MedQuist Stock Value" means the market value of a single share of MedQuist Common Stock as determined by taking the average of the closing prices of a share of MedQuist Common Stock as reported on Nasdaq, as reported by The Wall Street Journal, for the 10 trading days preceding the second business day prior to the closing of the Merger.

         There are two important aspects you should understand about the number of shares of MedQuist Common Stock issuable in the Merger. First, the number of shares of MedQuist Common Stock issuable to the holders of MRC Preferred Stock has been determined so that holders of MRC Preferred Stock will receive the same number of shares of MedQuist Common Stock such holder would have received if, prior to the Merger, such holder's shares of MRC Preferred Stock were converted into shares of MRC Common Stock. Second, there is a "floor" adjustment with respect to the value of the shares of MedQuist Common Stock to be issued in the Merger. If the MedQuist Stock Value is less than $16.28 as of the closing date of the Merger, then MedQuist will issue additional shares so that MRC shareholders receive at least $8.41 worth of MedQuist Common Stock (based on the MedQuist Stock Value as of the closing date of the Merger) for each share of MRC Common Stock held by an MRC shareholder or issuable to an MRC shareholder upon conversion of a share of MRC Preferred Stock. Since the MedQuist Stock Value is based on the average closing prices of MedQuist Common Stock over a 10-day trading period, the value of a share of MedQuist Common Stock on the closing date of the Merger may, and probably will, be different from the MedQuist Stock Value as of the closing date of the Merger.

         No fractional shares of MedQuist Common Stock will be issued pursuant to the Merger. Each MRC shareholder who otherwise would have been entitled to a fraction of a share of MedQuist Common Stock will instead receive cash in accordance with the terms of the Merger Agreement. The MedQuist Common Stock issuable to holders of shares of MRC Common Stock and MRC Preferred Stock pursuant to the Merger and any cash to be paid in lieu of fractional shares of MedQuist Common Stock are referred to in this Joint Proxy Statement/Prospectus collectively as the "Merger Consideration." MedQuist will cause the shares of MedQuist Common Stock issuable to the MRC shareholders to be listed on the Nasdaq National Market.

         Treatment of MRC Stock Options

         At the Effective Time, each outstanding unexpired option to purchase shares of MRC Common Stock (a "MRC Stock Option"), will be converted into an option to purchase MedQuist Common Stock ("MedQuist Stock Options"). Each holder of MRC Stock Options will receive a number of MedQuist Stock Options equal to
(i) the number of shares of MRC Common Stock issuable upon the exercise of such holder's MRC Stock Options multiplied by (ii) 0.5163 if the MedQuist Stock Value is equal to or greater than $16.28 or $8.41 divided by the MedQuist Stock Value if the MedQuist Stock Value is below $16.28. Any fractional shares of MedQuist Common Stock resulting from such multiplication will be rounded to the nearest whole share. The exercise price for the MedQuist Stock Options will equal (A) the exercise price of the MRC Stock Option for which the MedQuist Stock Option is being converted and issued divided by (B) 0.5163 if the MedQuist Stock Value is equal to or greater than $16.28 or $8.41 divided by the MedQuist Stock Value if the MedQuist Stock Value is below $16.28. Such exercise price will be rounded to the nearest whole cent. The duration, vesting provisions and other terms of each MedQuist Stock Option will be substantially the same as that of each MRC Stock Option from which it was converted.

         MedQuist has reserved for issuance a sufficient number of shares of MedQuist Common Stock for delivery upon exercise of the MedQuist Stock Options exchanged for MRC Stock Options in accordance with the Merger Agreement. MedQuist has agreed that it will file with the SEC within 14 calendar days after the Effective Time a Registration Statement on Form S-8 to register such shares of MedQuist Common Stock issuable upon exercise of the MedQuist Stock Options.

         Representations and Warranties

         The Merger Agreement contains certain representations and warranties, including without limitation, representations and warranties by MedQuist and Sub as to: (i) organization and good standing; (ii) power and authority; (iii) consents, approvals and violations; (iv) the validity of shares to be issued;
(v) capitalization of MedQuist; (vi) financial statements; (vii) brokers or finders; (viii) undisclosed liabilities; (ix) absence of certain changes; (x) defaults; (xi) litigation, compliance with laws and permits; (xii) tax matters;
(xiii) labor relations; (xiv) accounting matters; (xv) SEC documents; (xvi) registration statement; and (xvii) certain statements being true and correct.

         The Merger Agreement contains further representations and warranties by MRC as to: (i) organization and good standing; (ii) power and authority; (iii) consents, approvals and violations; (iv) capitalization; (v) financial statements; (vi) undisclosed liabilities; (vii) the absence of certain changes;
(viii) defaults; (ix) litigation, compliance with laws and permits; (x) intellectual property; (xi) contracts; (xii) employee and management agreements;
(xiii) tax matters; (xiv) employee benefit matters; (xv) labor relations; (xvi) brokers or finders; (xvii) insurance; (xviii) bank accounts; (xix) real property; (xx) accounts receivable; (xxi) loans to officers, employees and others; (xxii) accounting matters; (xxiii) registration statement; and (xxiv) certain statements being true and correct.

         The Merger Agreement provides that the respective representations and warranties of MedQuist, Sub and MRC will not survive the Closing Date and will terminate on the Closing Date.

         Conduct of Business Pending the Merger

         Certain Covenants of MedQuist. The Merger Agreement provides that from and after the date of the Merger Agreement to the Effective Time, MedQuist shall conduct its business in the ordinary course and shall: (i) use reasonable efforts to preserve MedQuist's business organization intact and preserve the goodwill of its customers, suppliers and others having business relations with it; (ii) promptly advise MRC in writing of the commencement of, and of any known threat to commence, any action and of the occurrence (or failure to occur) of any fact or circumstance which may become known to MedQuist or Sub that would cause MedQuist's and Sub's representations and warranties to be inaccurate in any material respect; and (iii) not declare or pay any extraordinary cash dividend.

         Pursuant to the Merger Agreement, MedQuist also agreed that, prior to the Effective Time, it will not enter into any agreement to acquire any business or entity other than MRC, whether by merger, acquisition of stock or assets or otherwise, that would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or that involves the issuance of securities of MedQuist which cannot be effected pursuant to an exemption from the registration requirements under the Act.

         Certain Covenants of MRC. The Merger Agreement provides that from and after the date of the Merger Agreement to the Effective Time, except with the consent of MedQuist or as otherwise specifically contemplated by the Merger Agreement, MRC shall, and shall cause Medical Records Corp., its wholly owned subsidiary, to conduct their business in the ordinary course and shall:

         (i) not amend MRC's or Medical Records Corp.'s Articles of Incorporation or Bylaws or Code of Regulations except as may be necessary to carry out the Merger Agreement, the Merger or as required by law;

         (ii) not declare or pay any dividend of any kind on or make any other distribution or payment in respect of any of the capital stock of MRC, or repurchase or agree to repurchase any of the stock, or issue any shares of the stock of MRC or Medical Records Corp. or grant any options or other securities whether or not presently authorized (except for MRC Common Stock issued upon the conversion of MRC Preferred Stock or upon the exercise of MRC stock options, or except for redemption of MRC Preferred Stock required pursuant to the Articles of Incorporation of MRC provided that such redemption does not adversely affect the qualification of the Merger for pooling-of-interests accounting treatment), or change any of the characteristics of the capital stock of MRC or Medical Records Corp. or merge or consolidate MRC or Medical Records Corp. with any other corporation or allow MRC or Medical Records Corp., its assets or any part of the business to be acquired by any person;

         (iii) not sell, transfer, or otherwise dispose of any assets except in the ordinary course of business or any other dispositions that are not, individually or in the aggregate, material to the business of MRC and Medical Records Corp.;

         (iv) not create, incur, assume, or guarantee any indebtedness for money borrowed or create any encumbrance on any of their assets, except in the ordinary course of business;

         (v) maintain the assets of MRC and Medical Records Corp. in good operating repair, order, and condition, reasonable wear and tear excepted, and notify MedQuist immediately upon any material loss of, damage to, or destruction of any of the assets of MRC and Medical Records Corp. taken as a whole;

         (vi) maintain in full force and effect the insurance coverage of the types and in the amounts disclosed pursuant to the Merger Agreement and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any assets or operations of MRC or Medical Records Corp. to the repair or replacement of such assets;

         (vii) use reasonable efforts to preserve MRC's and Medical Records Corp.'s business organization intact and preserve the good will of its customers, suppliers and others having business relations with it;

         (viii) promptly advise MedQuist in writing of the commencement of, and of any known threat to commence, any action or tax audit against MRC or Medical Records Corp. and of the occurrence (or failure to occur) of any fact or circumstance which may become known to MRC and Medical Records Corp. that would cause MRC's representations or warranties to be inaccurate in any material respect;

         (ix) not materially change the titles, duties or responsibilities of or voluntarily terminate any executive officer of MRC; and

         (x) not discount or otherwise invoice or bill clients inconsistent with past practices.

         In addition, the Merger Agreement provides that, without the prior written consent of MedQuist, which may not unreasonably be withheld, MRC may not, and may not permit Medical Records Corp. or any subsidiary of MRC to, (i) participate in any merger, consolidation or reorganization or (ii) acquire the business or all or a substantial part of the assets of any other person or entity.

         Certain Mutual Covenants. The Merger Agreement contains certain mutual covenants of the parties, including covenants relating to: (i) using reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by the Merger Agreement; (ii) actions and filings with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other government approvals; (iii) using reasonable efforts to cause the Merger to qualify for pooling-of-interests accounting treatment for financial reporting purposes and constitute a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended; (iv) the issuances of press releases with respect to the Merger; (v) access to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers; (vii) using reasonable efforts to maintain the truthfulness and accuracy of such party's representations and warranties set forth in the Merger Agreement; (vi) calling of the shareholder meetings to approve the Merger; and (vii) preparation and filing of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

         Non-Solicitation

         Pursuant to the Merger Agreement, MRC has agreed that until consummation or termination of the Merger Agreement, neither it, nor any of its directors, officers, employees, agents, or advisors (including, without limitation, attorneys, accountants, consultants, investment bankers and financing sources, and advisors), would solicit, enter into or participate in any discussions, negotiations, solicitation, arrangements or agreements with or otherwise assist, facilitate, solicit or encourage, any corporation, partnership, person or other entity or group concerning any merger, consolidation, sale of all or substantially all of the assets, or the issuance or sale of any shares of capital stock or similar transaction involving MRC. During the term of the Merger Agreement, MRC is required to advise MedQuist immediately if it receives any bids or proposals regarding such a transaction.

         Indemnification and Insurance

         Pursuant to the Merger Agreement, MedQuist is required to take all actions necessary to cause the Articles of Incorporation and Bylaws of the Surviving Corporation to contain the provisions with respect to indemnification and exculpation from liability set forth in MRC's Articles of Incorporation and Bylaws on the date of the Merger Agreement, which provisions may not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of MRC or Medical Records Corp., as the case may be, unless such modification is required by law. In addition, MedQuist unconditionally and irrevocably guaranteed for the benefit of MRC's and Medical Records Corp.'s directors and officers the obligations of MRC, Medical Records Corp. and the Surviving Corporation under the foregoing indemnification arrangements. If MedQuist, the Surviving Corporation or Medical Records Corp. or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions are required to be made so that the successors and assigns of MedQuist, the Surviving Corporation or Medical Records Corp., as the case may be, assume the foregoing obligations of MedQuist.

         The Merger Agreement also requires that for a period of six years from the Effective Time, MedQuist will cause the Surviving Corporation and Medical Records Corp. to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by MRC's and Medical Records Corp.'s officers' and directors' liability insurance policies on terms with respect to coverage and amount no less favorable that those of such policies in effect on the date of the Merger Agreement.

         Conditions to the Merger

         Mutual Conditions. The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (i) On the Closing Date, no action will be pending or threatened before any court or governmental entity in which it is sought to restrain or prohibit the consummation of the Merger or, except as disclosed pursuant to the Merger Agreement, to obtain damages the amount of which would be reasonably likely to have a material adverse effect on the business, operations or financial condition of a party and their respective subsidiaries, as the case may be, taken as a whole and no investigation that might result in any such action are pending, or to the knowledge of the parties, threatened.

         (ii) All applicable waiting periods with respect to the transactions contemplated by the Merger Agreement shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or (b) taken any actions to prohibit the consummation of such transactions.

         (iii) At the closing of the Merger, MedQuist and MRC shall have received a letter in form and substance satisfactory to them from Arthur Andersen LLP dated as of the Closing Date stating that such firm believes that the Merger will qualify as a pooling-of-interests transaction under Opinion 16 of the Accounting Principles Board.

         (iv) MedQuist and MRC shall have received an opinion letter from Blank Rome Comisky & McCauley LLP (or, upon failure of Blank Rome Comisky & McCauley LLP to deliver such an opinion, from Baker & Hostetler LLP) that the Merger will qualify as a tax-free exchange within the meaning of Section 368(a) of the Code.

         (v) The SEC shall have declared effective the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and MedQuist shall have received all state securities laws permits and other authorizations necessary to consummate the Merger and no stop order or similar restraining order shall have been threatened by the SEC or entered by the SEC or any state securities administrator prohibiting the Merger.

         Conditions Precedent to MedQuist's and Sub's Obligations. The obligations of MedQuist and Sub to consummate the Merger are subject to the satisfaction, or the waiver by MedQuist and Sub, of the following conditions on or prior to the Closing Date:

         (i) The representations and warranties of MRC set forth in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and shall be true and correct as of the Closing Date as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date before the Closing Date, and except for such inaccuracies which have not had and would not reasonably be expected to have a material adverse effect on MRC, and MRC shall have performed in all material respects all covenants and agreements to be performed by it under the Merger Agreement on or prior to the Closing Date, and MRC's Chief Executive Officer and Chief Financial Officer shall have delivered to MedQuist and Sub a certificate to such effect dated the Closing Date signed by them which certificate will be in form and substance satisfactory to MedQuist's and Sub's counsel.

         (ii) On or prior to the closing of the Merger, MRC shall have obtained the consent of the persons listed pursuant to the Merger Agreement and MRC shall have made such filings or certifications to governmental entities as is required by it.

         (iii) On or prior to the closing of the Merger, MRC shall not have suffered, and there shall not be, or likely to be, a material adverse effect on MRC.

         (iv) The MRC shareholders shall have approved the Merger and the number of shares of MRC Common Stock and MRC Preferred Stock held by MRC shareholders who have exercised their dissenters' rights shall not exceed 9% of the number of shares of MRC Common Stock and MRC Preferred Stock eligible to vote on the Merger. The shareholders of MedQuist shall have approved the Merger and the required matters related to the Merger Agreement.

         (v) The employment agreements and severance agreements between MRC and each of Messrs. Edward Samek, Ethan Cohen, Dennis Byerly, Steven Bell and Ms. Ellen Norton shall remain in full force and effect unless terminated in accordance with the terms thereof. See "-- Interests of Certain Persons in the Merger -- Employment and Severance Agreements."

         (vi) Baker & Hostetler LLP, counsel for MRC, shall have delivered to Sub and MedQuist an opinion as to certain matters dated as of the Closing Date.

         (vii) MRC shall have delivered to MedQuist good standing certificates for MRC and Medical Records Corp., dated no earlier than 10 days before the Closing Date, from the States of Missouri and Ohio, as applicable, and from each other jurisdiction in which either is qualified or registered to do business as a foreign corporation.

         (viii) MedQuist shall have received a duly signed affiliate letter from each affiliate of MRC, stating that such affiliate (i) has not sold any shares of capital stock or other securities of MRC or MedQuist at any time during the 30-day period ending on the Closing Date, and (ii) will not sell, assign, give, pledge (except in connection with fully recourse bank loans), or otherwise transfer, dispose of or reduce such affiliate's risk related to any of such affiliate's shares of capital stock or other securities of MRC or of MedQuist except under the de minimus exception to the pooling rules until MedQuist shall have published financial results covering at least 30 days of post-Merger combined operations of MedQuist and MRC and thereafter, except in compliance with applicable federal and state securities laws.

         (ix) MedQuist shall have delivered to MRC evidence that the MedQuist Common Stock has been approved, upon official notice of issuance, for listing on Nasdaq.

         (x) MedQuist shall have received duly executed resignations from all of the directors of MRC and Medical Records Corp.

         (xi) An amendment to a certain registration rights agreement with certain shareholders of MRC shall be in full force and effect. See "-- Interests of Certain Persons in the Merger -- Registration Rights."

         Conditions Precedent to MRC's Obligations. The obligations of MRC to consummate the Merger are subject to the satisfaction by MedQuist and Sub or the waiver by MRC of the following conditions on or prior to the Closing Date:

         (i) The representations and warranties of MedQuist and Sub set forth in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and shall be true and correct as of the Closing Date as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date before the Closing Date, and except for such inaccuracies which have not had and would not reasonably be expected to have a material adverse effect on MedQuist, and MedQuist and Sub shall have performed in all material respects all covenants and agreements to be performed by them on or prior to the Closing Date, and MedQuist's and Sub's Chief Executive Officers and Chief Financial Officers shall have delivered to MRC a certificate to such effect dated the Closing Date signed by them which certificate will be in form and substance satisfactory to MRC's counsel.

         (ii) The MRC shareholders shall have approved the Merger and the MedQuist shareholders shall have approved the Merger and the required matters related to the Merger Agreement.

         (iii) Blank Rome Comisky & McCauley LLP, counsel for MedQuist and Sub, shall have delivered to MRC an opinion as to certain matters dated as of the Closing Date.

         (iv) MedQuist shall have delivered to MRC good standing certificates for MedQuist and Sub, dated no earlier than ten days before the Closing Date, from the States of New Jersey and Missouri, respectively.

         (v) MedQuist shall have provided MRC with copies of a duly signed letter from each affiliate of MedQuist stating that such affiliate (i) has not sold any shares of capital stock or other securities of MRC or MedQuist at any time during the 30-day period ending on the Closing Date, and (ii) will not sell, assign, give, pledge (except in connection with fully recourse bank loans), or otherwise transfer, dispose of or reduce such affiliate's risk related to any of such affiliate's shares of capital stock or other securities of MRC or of MedQuist except pursuant to the de minimus exception permitted under the pooling rules until MedQuist shall have published financial results covering at least 30 days of post-Merger combined operations of MedQuist and MRC and thereafter, except in compliance with applicable federal and state securities laws.

         Closing Date and Effective Time

         The Closing Date of the Merger will be the date specified by the parties which will be no later than the second business day following the date on which all conditions to the Merger have been satisfied or waived, unless another time, date or place is agreed to in writing by the parties. The Merger will be consummated by filing with the Secretary of State of Missouri articles of merger in such form as is required by and executed in accordance with Missouri law and will become effective when a certificate of merger has been issued by the Secretary of State of Missouri. It is anticipated that the Effective Time will be within two business days after the MedQuist Meeting.

         Termination of the Merger Agreement

         MedQuist and MRC may agree to terminate the Merger Agreement without completing the Merger, and either MedQuist or MRC may terminate the Merger Agreement if any action has been instituted and is pending by any governmental entity with proper authority to restrain, modify or prohibit the Merger. In addition, MRC may terminate the Merger Agreement if: (a) any condition to its obligation to complete the Merger has not been fulfilled by February 28, 1999 unless extended by both MedQuist's and MRC's boards of directors, except that such right to terminate will not be available to MRC if MRC's failure to perform any obligation under the Merger Agreement has been the cause or resulted in the failure of the closing to occur; (b) the Board of Directors of MedQuist withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to MRC; or (c) MedQuist's shareholders have not duly approved the Merger within 45 days of the effective date of the Registration Statement. MedQuist may terminate the Merger Agreement if: (x) any condition to its obligation to complete the Merger has not been fulfilled by February 28, 1999 unless extended by both of MedQuist's and MRC's boards of directors, except that such right to terminate will not be available to MedQuist if MedQuist's failure to perform any obligation under the Merger Agreement has been the cause or resulted in the failure of the closing to occur; (y) the board of directors of MRC withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to MedQuist or Sub, or recommends to the MRC shareholders a competing transaction; or (z) MRC's shareholders have not duly approved the Merger within 45 days of the effective date of the Registration Statement or if MRC has entered into an agreement with respect to a competing transaction.

         Termination Fees

         The Merger Agreement requires MRC to pay to MedQuist a non-refundable termination fee of $7.5 million within five business days after the termination of the Merger Agreement if the Merger Agreement is terminated by MedQuist because (i) MRC's Board of Directors withdraws, modifies or changes its recommendation of the Merger Agreement in a manner adverse to MedQuist, (ii) MRC's Board of Directors recommends to its shareholders a competing transaction,
(iii) MRC's shareholders have not approved the Merger within 45 days of the effective date of the Registration Statement, or (iv) MRC enters into an agreement with another person in connection with a competing transaction.

MRC Option Agreement

         As a condition to entering into the Merger Agreement, MedQuist required that MRC enter into a Stock Option Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex B. Pursuant to the Stock Option Agreement, MRC granted to MedQuist an option to purchase up to 4,911,090 shares of MRC Common Stock at an exercise price of $10.33 per share. MedQuist cannot exercise the option unless certain events occur. These events are (i) if MRC's board of directors withdraws, modifies or changes its recommendation of the Merger Agreement in a manner adverse to MedQuist, (ii) if MRC's board of directors recommends to its shareholders a competing transaction, (iii) if MRC's shareholders have not approved the Merger within 45 days of the effective date of the Registration Statement or (iv) if MRC enters into an agreement with any other person relating to a competing transaction (the "Triggering Events"). The option could discourage other companies from trying or proposing to combine with MRC before the Merger is completed. The option will terminate upon the earliest to occur of (i) the Effective Time or (ii) termination of the Merger Agreement. However, if the Merger Agreement is terminated as a result of one of the Triggering Events, then the option will not terminate until one year after the date the Merger Agreement is terminated.

Opinions of Financial Advisors

         Opinion of Volpe Brown Whelan & Company, LLC

         MedQuist Inc. retained VBW&Co. to render an opinion to the MedQuist Board of Directors as to the fairness, from a financial point of view, to MedQuist of the consideration to be received by the shareholders of MRC in the Merger. On September 18, 1998, VBW&Co. rendered its opinion to MedQuist's Board of Directors to the effect that, as of such date and based on and subject to the matters stated in the VBW&Co. Opinion, the Exchange Ratio, as defined in the VBW&Co. Opinion, is fair, from a financial point of view, to MedQuist.

         THE FULL TEXT OF VBW&CO.'S WRITTEN OPINION DATED SEPTEMBER 18, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF MEDQUIST STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE ENGAGEMENT OF VBW&CO. AND ITS OPINION ARE FOR THE BENEFIT OF THE MEDQUIST BOARD. VBW&CO.'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO MEDQUIST AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MEDQUIST COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO THE MERGER.

         In arriving at its opinion, VBW&Co.: (i) reviewed the Merger Agreement;
(ii) interviewed the management teams of MedQuist and MRC concerning their business prospects, financial outlook and operating plans as stand-alone concerns and as combined; (iii) reviewed certain historical and projected MedQuist and MRC financial statements and other relevant financial and operating data of both companies prepared by the management teams of MedQuist and MRC;
(iv) reviewed the relevant contribution each party is making to the combined company in terms of financial results and compared the results of this analysis with the implied pro forma ownership of the combined company; (v) reviewed the valuation of selected publicly traded companies VBW&Co. deemed comparable and relevant to MRC; (vi) reviewed, to the extent publicly available, the financial terms of selected merger and acquisition transactions that VBW&Co. deemed comparable and relevant to the Merger; (vii) performed an analysis of the potential valuation which would be accorded MRC by public market investors in a public offering of its equities; (viii) performed a discounted cash flow analysis of MRC as a stand-alone entity based upon the financial projections provided by MedQuist management through 1999 and as extrapolated by VBW&Co. and reviewed by MedQuist management thereafter; (ix) performed a pro forma financial impact analysis of the combined entity, based upon financial projections provided by MedQuist management for 1999 and as extrapolated by VBW&Co. and reviewed by MedQuist management thereafter; and (x) performed such other studies, analyses and inquiries and considered such other information as VBW&Co. deemed relevant.

         In rendering its opinion, VBW&Co. relied without independent verification upon the accuracy and completeness of all of the financial, accounting, legal, tax, operating and other information provided to VBW&Co. by MedQuist and MRC and relied upon the assumptions that all such information provided by them is complete and accurate in all material respects and that there is no additional material information known to them that would make any of the information made available to VBW&Co. either incomplete or misleading. MedQuist also retained outside legal, accounting and tax advisors to advise on matters relating to the Merger. Accordingly, VBW&Co. relied on their advice and expresses no opinion on such matters. With respect to the projected financial data of MedQuist and MRC, all of which was provided by or reviewed by the management of MedQuist, as well as the combined business plan, VBW&Co. relied upon the assumptions that such data was prepared in good faith on a reasonable basis reflecting the best currently available estimates and judgments of the respective management teams as to the future financial performance of MRC separately and as combined with MedQuist and that all extrapolations of such projected financial data are reasonable. The VBW&Co. Opinion is based, in large part, on these projected financial data and estimates.

         VBW&Co. relied upon the information provided to it by MedQuist and MRC for the purposes of rendering the VBW&Co. Opinion. VBW&Co. expressed no opinion and made no investigation with respect to the validity, accuracy or completeness of the information provided to it and does not warrant any projections included in such information. Actual results that MedQuist or MRC might achieve in the future as stand-alone entities or as a combined company may vary materially from those used in VBW&Co.'s analysis. VBW&Co. assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver of any of the conditions to the parties' obligations thereunder. VBW&Co. did not make any independent appraisals or valuations of any assets of MedQuist or MRC, nor was VBW&Co. furnished with any such appraisals or valuations. VBW&Co. did not make any investigations relating to the representations and warranties made by MedQuist or MRC, including any representations or warranties with respect to their intellectual property and status of any litigation pending or threatened against either company. In addition, VBW&Co. assumed that the Merger would be accounted for as a pooling-of-interests for financial reporting purposes and the consideration would not be taxable to MRC shareholders when received. The VBW&Co. Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to VBW&Co. as of, the date it rendered its opinion. VBW&Co. assumed no obligation to update, revise or reaffirm its opinion.

         The VBW&Co. opinion was based on the number of shares, options and warrants of MedQuist and MRC outstanding on the date of its opinion, and VBW&Co. assumed there will be no change in such number between the date of its opinion and the effective date of the Merger. Based on the number of shares, options and warrants outstanding, the exercise price of the options, share prices and the Exchange Ratio, VBW&Co. calculated an expected pro forma ownership level of MRC in the combined entity of approximately 27.3% (the "Pro Forma Ownership Level"), determined on a common stock equivalent basis. VBW&Co. used the Pro Forma Ownership Level as the basis against which it compared the implied pro forma ownership levels arising out of the various analyses performed by VBW&Co.

         The following is a brief summary of the material analyses performed by VBW&Co. in rendering its opinion to the Board of Directors of MedQuist.

         Contribution Analysis. VBW&Co. performed a valuation analysis of MRC based on MedQuist's and MRC's relative contributions to various measures of operational activity. This analysis is based on historical financial data as well as the projections for each respective business as if each were operating independently. VBW&Co. also calculated certain contribution percentages on an adjusted basis to reflect the differences in capital structures of the two companies, as capital structure affects such ratios. The analysis generated a range of between 6.8 and 52.7 percent implied pro forma ownership of the combined company with a median of 36.7 percent. VBW&Co. determined that MRC's contribution to 1999 projected net income was one of the more relevant indices and noted that MRC's projected contribution to 1999 net income implied a pro forma ownership level of 30.2 percent.

         Comparable Publicly-Traded Company Analysis. VBW&Co. compared certain financial information of MRC with selected publicly-traded companies it deemed comparable to MRC (the "Business Services Panel"). The Business Services Panel was composed of companies providing services to hospitals and integrated delivery networks, including National Data Corp., MedQuist Inc., Envoy Corporation, Superior Consultant Holdings Corp., First Consulting Group, Inc., Healthcare Recoveries, Inc. and DAOU Systems, Inc. In addition, VBW&Co. compared certain financial information of MRC with a panel comprised solely of MedQuist, which VBW&Co. deemed to be one of the most closely comparable companies. For both panels, the financial information reviewed by VBW&Co. included stock price in relation to the last 12 months ("L12M"), projected 1998 and 1999 earnings per share ("EPS"); market value (defined as stock price multiplied by shares outstanding) in relation to book value of shareholders' equity; and enterprise value (defined as market value plus debt less cash) in relation to L12M revenue, L12M EBITDA and L12M EBIT. 1998 net income and 1999 net income were based on estimates provided by MedQuist.

         VBW&Co. noted that, based on closing stock prices and earnings estimates as of September 11, 1998, the Business Services Panel traded in a range of 15.0 to 52.1 times L12M earnings (with a median of 49.0 times), 11.2 to
46.4 times 1998 earnings (with a median of 21.9 times), 7.5 to 37.1 times 1999 earnings (with a median of 16.3 times), and 3.1 to 6.5 times book value (with a median of 3.7 times). The enterprise value of the Business Services Panel implied from the stock prices provided a range of 1.8 to 4.7 times L12M revenues (with a median of 2.2 times), 6.1 to 30.0 times EBITDA (with a median of 17.9 times) and 7.0 to 36.6 times EBIT (with a median of 22.2 times). The implied ownership percentage of the combined company for MRC based on the Business Services Panel's stock prices in relation to L12M EPS was 5.1 to 15.6 percent (with a median of 14.8 percent), 8.2 to 27.1 percent (with a median of 14.9 percent) in relation to 1998 EPS, 9.0 to 32.8 percent (with a median of 17.7) in relation to 1999 EPS, and 21.2 to 36.4 percent (with a median of 24.6 percent) market value in relation to book value. The implied pro forma ownership of the combined company for MRC based on enterprise value was 24.9 to 46.7 percent (with a median of 29.2 percent) in relation to L12M revenue, 11.9 to 40.1 percent (with a median of 28.5 percent) for L12M EBITDA and 4.4 to 19.6 percent (with a median of 13.0 percent) for L12M EBIT.

         With respect to MedQuist, VBW&Co. noted that, based on closing stock price and earnings estimates as of September 11, 1998, MedQuist traded at 52.1 times L12M earnings, 46.4 times 1998 earnings, 37.1 times 1999 earnings and 6.5 times book value. MedQuist's enterprise value to L12M revenue was 4.7 times, enterprise value to EBITDA was 22.5 times and enterprise value to EBIT was 30.8 times. The implied ownership percentage of the combined company for MRC based on MedQuist's stock price in relation to L12M EPS was 15.6 percent, 27.1 percent in relation to 1998 EPS, 32.8 percent in relation to 1999 EPS and 36.4 percent market value in relation to book value. The implied ownership percentage of the combined company for MRC based on the enterprise value was 46.7 percent in relation to L12M revenue, 33.5 percent for L12M EBITDA and 17.1 percent for L12M EBIT.

         Comparable Merger and Acquisition Transaction Analysis. VBW&Co. prepared a valuation of MRC based upon 43 merger and acquisition transactions of target companies in the health care information services industry ("HCIS Transaction Panel"). In selecting the HCIS Transaction Panel, VBW&Co. considered whether or not the target company generated most of its revenues and earnings from HCIS-related businesses.

         VBW&Co. reviewed the HCIS Transaction Panel's financial terms, to the extent publicly available. The enterprise value of these transactions ranged from 0.5 to 11.8 times L12M revenue (with a median of 2.8 times), 1.1 to 10.9 times next twelve months ("N12M", and, in the case of MRC, defined as Q4:98 through Q3:99) forecasted revenue (with a median of 3.0 times), 7.0 to 132.8 times EBITDA (with a median of 21.7 times), and 8.2 to 631.9 times EBIT (with a median of 31.5 times). The equity value of these transactions ranged from 12.6 to 365.9 times L12M Net Income (with a median of 42.4 times), 11.0 to 62.4 times N12M Net Income (with a median of 34.1 times) and 2.5 to 421.3 times book value (with a median of 5.6 times).

         The implied ownership percentage of the combined company for MRC based on the HCIS Transaction Panel enterprise value in relation to L12M revenue was
9.4 to 68.9 percent (with a median of 34.2 percent), 20.8 to 71.5 percent (with a median of 41.1 percent) in relation to N12M revenue, 13.6 to 74.7 percent (with a median of 32.6 percent) in relation to L12M EBITDA and 5.3 to 80.8 percent (with a median of 17.4 percent) in relation to L12M EBIT. The implied ownership percentage of the combined company for MRC based on the HCIS Transaction Panel equity value in relation to L12M Net Income was 4.3 to 56.5 percent (with a median of 13.1 percent), 11.5 to 42.6 percent (with a median of 28.8 percent) in relation to N12M Net Income and 18.0 to a not meaningful percent (with a median of 33.1 percent) in relation to book value.

         IPO Analysis. VBW&Co. performed an analysis of potential pre-money values MRC could potentially command if it were to complete an initial public offering ("IPO"). Such values are derived from examining pro forma results for MRC in relation to multiples of operating results of the Business Services Panel used in the Comparable Publicly-Traded Companies Analysis and of MedQuist. VBW&Co. made certain adjustments to MRC's forecast 1999 net income to reflect the cash received from a prospective offering and its effect on interest income. The analysis of pre-money IPO values based on the Business Services panel yielded a range of implied pro forma ownership levels of 9.8 to 37.4 percent with a median of 20.9 percent and the value based on MedQuist yielded a value of
35.6 percent.

         VBW&Co. considered the most relevant multiple for the IPO analysis to be 1999 price to earnings. Using this analysis, pre-money IPO values based on the Business Services Panel yielded implied ownership percentages of the combined company for MRC of 0.0 to 30.7 percent with a median of 11.7 percent and 30.7 percent based on MedQuist.

         Discounted Cash Flow Analysis. VBW&Co. performed a discounted cash flow analysis of MRC based on projections provided by MedQuist management through 1999 and extrapolated by VBW&Co. and reviewed by MedQuist management thereafter. Unlevered free cash flows were calculated as net income available to common stockholders plus the sum of depreciation, amortization and other non-cash charges minus capital expenditures and plus or minus changes in working capital and minus tax adjusted interest expense. VBW&Co. calculated terminal values by applying exit multiples on 2003 net income; and the cash flow streams and terminal values were then discounted to the present using a range of discount rates deemed appropriate by VBW&Co. Based on this analysis, VBW&Co. calculated implied pro forma ownership of the combined company for MRC ranging from 23.4 to 32.5 percent.

         Pro Forma Financial Impact Analysis. VBW&Co. analyzed the pro forma combined company merger analysis which examines the impact to MedQuist's EPS and other operating results for the calendar years 1998 through 2003 as a result of the Merger. The analysis was performed utilizing stand-alone operating estimates provided by MedQuist management through 1999 and thereafter extrapolated by VBW&Co. and reviewed by MedQuist management. In the case of MRC, MRC management provided 1998 estimates; 1999 estimates were provided by MedQuist management and thereafter extrapolated by VBW&Co. and reviewed by MedQuist management. VBW&Co. noted that based on management projections, the Merger would be accretive to MedQuist's 1999 EPS.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, VBW&Co. considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of the analysis, without considering all of the analyses, would create an incomplete view of the process underlying its opinion. In addition, VBW&Co. may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be VBW&Co.'s view of the actual value of MRC.

         The analyses performed by VBW&Co. are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of VBW&Co.'s analysis of the fairness of the Exchange Ratio from a financial point of view to MedQuist. The analyses do not purport to be appraisals or to reflect the prices at which MRC might actually be purchased. Because such estimates are inherently subject to uncertainty, none of MedQuist, MRC, VBW&Co. nor any other person assumes responsibility for their accuracy. Consequently, the VBW&Co. analyses described herein should not be viewed as determinative of the opinion of the MedQuist Board of Directors with respect to the value of MRC or of whether the MedQuist Board of Directors or the MRC Board of Directors would have been willing to agree to a different exchange ratio.

         VBW&Co. is a nationally recognized investment banking firm and was selected by MedQuist based on VBW&Co.'s experience and expertise. VBW&Co., as a customary part of its investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, VBW&Co. and its affiliates may actively trade the equity securities of MedQuist for its and their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         VBW&Co. will receive a fee for rendering its opinion, no portion of which is conditioned upon the Opinion being favorable. VBW&Co. will also receive a fee equal to one percent of the aggregate value of the transaction if the Merger closes.

         Opinion of BT Alex. Brown Incorporated

         BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as MRC's financial advisor in connection with the Merger. On September 18, 1998, BT Alex. Brown rendered to the MRC Board of Directors the BT Alex. Brown Opinion, as investment bankers, that, as of such date, based upon the facts and circumstances as they existed at the time, and subject to certain assumptions and factors set forth in such opinion, the consideration payable to the holders of the outstanding capital stock of MRC was fair, from a financial point of view. The BT Alex. Brown Opinion is directed to the MRC Board of Directors, addressed only the fairness of the consideration payable to the holders of outstanding capital stock of MRC from a financial point of view and does not constitute a recommendation to any MRC shareholder as to how such shareholder should vote at the MRC Meeting. The BT Alex. Brown Opinion was rendered to the MRC Board of Directors for its consideration in determining whether to approve the Merger Agreement.

         In connection with BT Alex. Brown's role as financial advisor to MRC, and in arriving at its opinion, BT Alex. Brown reviewed certain publicly available financial and other information concerning MedQuist and certain internal analyses and other information furnished to it by managements of MedQuist and MRC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown (i) reviewed the reported prices and trading activity for MedQuist Common Stock, (ii) compared certain financial and stock market information for MedQuist with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which BT Alex. Brown deemed comparable, in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

         In conducting its review and arriving at its opinion, BT Alex. Brown assumed and relied upon, without independent verification, the accuracy and completeness of all information, whether publicly available or furnished to it, concerning MedQuist and MRC furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion, including, without limitation, all financial information, forecasts or projections considered in connection with the rendering of its opinion. BT Alex. Brown did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or receive any independent evaluation or appraisal of any of the assets or liabilities, of MedQuist or MRC. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by MRC and MedQuist to be achieved as a result of the Merger (collectively, the "Synergies"), made available to BT Alex. Brown and used in its analyses, BT Alex. Brown assumed that they have been reasonably prepared on bases reflecting the best currently available estimate and judgments of the management of MedQuist or MRC, as the case may be, as to the matters covered thereby. In rendering this opinion, BT Alex. Brown expressed no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Alex. Brown's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of this opinion.

         The fees to date payable to BT Alex. Brown for rendering its opinion are $500,000, which amount will be credited against the final transaction fee of 1.25% of the equity consideration to be paid in the Merger, payable upon consummation of the Merger. In addition, MRC has agreed to reimburse BT Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursement of its legal counsel. MRC has agreed to indemnify BT Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

         The MRC Board of Directors retained BT Alex. Brown to act as its advisor based upon BT Alex. Brown's reputation, experience and expertise in similar situations. BT Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. BT Alex. Brown may actively trade the equity securities of MedQuist for it own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. BT Alex. Brown regularly publishes research reports regarding the health care information services industry and the businesses and securities of publicly traded companies in the health care information services industry.

Background of the Merger

         The medical transcription industry is undergoing rapid consolidation. MedQuist and MRC each independently considered that scale is an important competitive factor in this environment, with the largest participants being able to best leverage key resources. In addition, as the health care industry grows and becomes decentralized, information needs are becoming increasingly complex. As a result, medical providers and third-party payors are requiring larger, more sophisticated medical transcription vendors. Accordingly, for a period of time, MRC considered various alternatives to address its capital needs and the goal of liquidity for its shareholders. MRC engaged BT Alex. Brown in May 1998 to be its lead underwriter in connection with a proposed initial public offering. In addition, MRC engaged BT Alex. Brown to be its advisor in connection with a possible sale of MRC.

         MRC filed its Registration Statement on Form S-1 relating to a proposed initial public offering with the SEC on June 23, 1998. After that filing, between June 24, 1998 and July 6, 1998, BT Alex. Brown contacted 16 entities regarding a potential merger with MRC. BT Alex. Brown had management meetings or extensive discussions with two of those entities, one of which was MedQuist. None of the solicitations of interest, other than with respect to MedQuist, generated indications of interest that merited serious further discussions.

         In response to BT Alex. Brown's initial contact with MedQuist, on July 1, 1998, MedQuist hired VBW&Co. to advise MedQuist management on a potential transaction with MRC. Also on July 1, 1998, MedQuist and MRC entered into reciprocal non-disclosure agreements. On July 7, 1998, BT Alex. Brown, on behalf of MRC, provided MedQuist with confidential due diligence information. During the period of July 8, 1998 through July 17, 1998, MRC and MedQuist exchanged additional confidential due diligence materials.

         On July 22, 1998, at a regular meeting of the board of directors of MedQuist, the board discussed a potential transaction between MedQuist and MRC and reviewed, among other things, materials presented by VBW&Co.

         On July 24, 1998, members of senior management of MedQuist and MRC and their respective financial advisors and members of Welsh, Carson, Anderson & Stowe ("WCAS") (affiliates of which are MRC shareholders and two of whose partners are MRC directors) met in Newark, New Jersey to discuss a potential acquisition of MRC by MedQuist. At that meeting, the parties discussed operating strategies of the companies, the potential synergies resulting from a combination and integration issues that may arise in the event of a combination. At the conclusion of the meeting, the parties agreed that a combination of the companies appeared to make sense and that negotiations regarding a potential merger of the companies should proceed.

         On July 30, 1998, MedQuist submitted a preliminary, non-binding indication of interest to acquire MRC in a stock transaction in which MedQuist would issue shares of MedQuist Common Stock in exchange for all of the outstanding capital stock of MRC. The MRC Board of Directors briefly discussed this indication of interest at its meeting on that date and authorized management to continue to negotiate with MedQuist with respect to a possible transaction, while continuing to pursue an initial public offering. On August 4, 1998, MRC submitted a response to MedQuist's proposal, suggesting that the exchange ratio be increased. On August 5, 1998, MedQuist provided a response letter to MRC reaffirming its original proposal.

         On August 11, 1998 David Cohen, Chairman and Chief Executive Officer of MedQuist, met with Bruce Anderson, a director of MRC and representative of WCAS, to discuss certain terms of the transaction. Mr. Cohen and Mr. Anderson agreed to proceed with due diligence based on an agreed upon preliminary exchange ratio subject to the completion of due diligence and the finalization of the other terms of the transaction. On August 11, 1998, VBW&Co. provided BT Alex. Brown with a draft term sheet and draft exclusivity agreement whereby MRC and MedQuist would agree to refrain from discussions regarding certain transactions with third parties until September 20, 1998. On August 12, 1998, MedQuist's board of directors held a special meeting at which it discussed the potential acquisition of MRC.

         On August 13, 1998, MRC held a meeting of its Board of Directors at which the directors discussed the status of the initial public offering and negotiations with MedQuist and at which BT Alex. Brown made presentations regarding MedQuist and the potential transaction. After discussion, the MRC Board of Directors authorized MRC to continue pursuing both the initial public offering and a possible business combination track, with a delay of the initial public offering, and authorized execution of the exclusivity agreement. Later on August 13, 1998, Mr. Cohen and Edward L. Samek, Chairman and Chief Executive Officer of MRC, met in Newark, New Jersey to discuss certain terms of the transaction.

         On August 19 and August 20, 1998, MedQuist, Arthur Andersen LLP and VBW&Co. performed a due diligence investigation of MRC. On August 25 and August 26, 1998, MRC, Arthur Andersen LLP, BT Alex. Brown and MRC's legal counsel performed an on site due diligence investigation of MedQuist. From August 26 through September 18, 1998, the parties continued due diligence, responded to various document requests and participated in conference calls related to the transaction.

         On September 9, 1998, representatives of MedQuist, MRC and their respective financial advisors and members of WCAS met in Newark, New Jersey to discuss the status of the transaction. On September 10, 1998, the parties agreed in principal on certain terms of the transaction including the final exchange ratio.

         From September 10, 1998 through September 18, 1998, MedQuist and MRC and their counsel conferred and negotiated the details of the Merger Agreement and various ancillary documents, including terms relating to registration rights of MRC shareholders and employee retention issues. In the course of these discussions, the material terms of the transaction were finalized.

         On September 18, 1998, the boards of directors of MedQuist and MRC each held meetings to approve the Merger. The Merger Agreement was signed and MedQuist issued a press release announcing the Merger later that day.

MedQuist's Reasons for the Merger

         At its annual Board Retreat in January 1998, MedQuist management made a formal presentation to the MedQuist Board of Directors (the "MedQuist Board") regarding the advantages and disadvantages of making acquisitions using MedQuist Common Stock in transactions qualifying for pooling-of-interests accounting treatment. After considerable discussion, the MedQuist Board recognized that the ability to use MedQuist Common Stock in such transactions represented a distinct advantage over MedQuist's principal competitors. In addition, the MedQuist Board recognized that the higher the price of MedQuist Common Stock, the lower the cost of capital when using MedQuist Common Stock for acquisitions. Accordingly, as a matter of strategy, the MedQuist Board directed management to pursue actively transactions using MedQuist Common Stock and qualifying for pooling-of-interests accounting treatment.

         In reaching its determination to approve the Merger, the MedQuist Board relied upon and consulted with MedQuist's senior management and their accounting and legal advisors and considered the following matters:

         Tax and Accounting Treatment. The MedQuist Board considered the expectation that the Merger will be a tax-free transaction and would be accounted as a pooling-of-interests.

         Earnings Per Share Accretion. Excluding one time costs associated with the transaction, the Merger is expected to be accretive to MedQuist's earnings per share for 1999. In addition, the Merger was expected to be consistent with the strategy of MedQuist to maintain above average growth in both revenues and earnings.

         Consolidation; Economies of Scale. The MedQuist Board considered that the medical transcription industry is undergoing consolidation and that larger and better capitalized companies are entering the market. In addition, providers of outsourcing services and health information services, many of which providers are larger and have significantly greater financial resources, have begun to compete with MedQuist. The MedQuist Board anticipates that this trend will continue. The MedQuist Board considered that scale is an important competitive factor, with the largest participants able to leverage key resources. In addition, as the hospital health care industry continues to consolidate, grow in size and become decentralized, information needs tend to increase in complexity. As a result, providers and payors increasingly require larger, more sophisticated transcription vendors like MedQuist and MRC. Similarly, the MedQuist Board considered that MedQuist's size, especially if the Merger is completed, permits it to leverage capital and human resources to fund the cost of research and development and to provide more sophisticated services, which are believed necessary to attract and retain customers.

         Management. The MedQuist Board believes that the strength of the MRC management and research and development teams will provide long-term benefits to MedQuist.

         Technology. The MedQuist Board believes that MedQuist's and MRC's respective technologies are potentially complementary.

         Stronger Combined Companies; Improved Liquidity. The combined company is expected to have greater earnings and cash flow and higher market capitalization. This is expected to help MedQuist realize its growth potential and to continue to pursue development opportunities. In addition, the Merger is expected to be consistent with MedQuist's strategy to increase the market capitalization and liquidity of its shares of MedQuist Common Stock, while minimizing the impact of ownership dilution resulting from issuing additional shares. The MedQuist Board believes that issuing shares in connection with the Merger is preferable to an offering of primary shares, because the proceeds of the issuance are immediately invested for shareholders in the acquired company.

         Due Diligence. The MedQuist Board considered the results of the due diligence review of MRC.

         Reductions in Overhead. The MedQuist Board believes that the combined companies should be able to reduce corporate overhead costs by combining accounting, financial, legal, human resources and other corporate overhead.

         Merger Agreement. The MedQuist Board considered the terms and conditions of the Merger Agreement.

         Certain Risks. The MedQuist Board also considered various risks of the transaction, including those set forth herein under "Risk Factors," and determined that the potential benefits outweighed such risks.

         VBW&Co. Opinion The MedQuist Board considered the VBW&Co. presentations and its opinion that the Exchange Ratio (as defined in the VBW&Co. Opinion) was fair to MedQuist from a financial point of view. The MedQuist Board also reviewed the methodology used by VBW&Co. in rendering its fairness opinion.

         The foregoing discussion of the information and factors considered by the MedQuist Board is not exhaustive. The MedQuist Board did not quantify or attempt to assign relative weights to the importance of these factors. Rather, the MedQuist Board made a decision based upon the totality of the information presented at the various board meetings, informal telephone calls and otherwise distributed to the MedQuist Board. In addition, different Board members may have assigned different importance to each of the factors.

MRC's Reasons for the Merger

         In reaching its conclusion to approve the Merger Agreement, the MRC Board of Directors consulted with the management of MRC, as well as its financial and legal advisors, and considered the following factors which it believed to be material to making such a decision (the MRC Board did not believe that it could, and thus did not, quantify the value of each factor and did not assign relative weights to each factor).

                  (i) The MRC Board considered the expectations of MRC's shareholders created by MRC's proposed initial public offering. In June 1998, MRC filed a registration statement on Form S-1 with the SEC for an initial public offering of MRC's Common Stock. Following receipt of comments on the registration statement from the staff of the SEC, MRC filed an amendment and began preparation for a "road show." However, over the course of the summer, the market for initial public offerings declined. Based on advice from BT Alex. Brown, the

         MRC Board concluded that it might not be able to consummate the proposed initial public offering on acceptable terms in light of current market conditions. The proposed offering created an expectation of liquidity for MRC's shareholders. The MRC Board considered this expectation in determining that a consolidation with MedQuist would provide MRC shareholders with some liquidity.

                  (ii) The MRC Board considered the financial performance and condition, businesses and prospects of MRC and MedQuist, including, but not limited to, information with respect to the historical stock prices of MedQuist and the respective operating performances of MRC and MedQuist.

                  (iii) The MRC Board considered the terms of the Merger Agreement, including the form and amount of the Merger Consideration to be received by the MRC shareholders and option holders and the terms and structure of the Merger, including the fact that there was a "floor" but not a "ceiling" on the exchange ratio and the absence of any post-closing indemnification. The MRC Board deemed it significant that the Merger would provide the shareholders of MRC with MedQuist Common Shares, for which there is an active and liquid trading market, in exchange for their shares of MRC Common Stock and MRC Preferred Stock, for which there is no established trading market or other means to readily achieve liquidity.

                  (iv) The MRC Board considered that in the absence of a combination with MedQuist, MRC is required, under the terms of MRC's Articles of Incorporation, over the next six years to incrementally redeem all of the outstanding shares of its Series V Preferred Stock and Series VI Preferred Stock at times when MRC may not have the financial resources to fund such redemptions.

                  (v) The MRC Board considered the fact that it is a condition to the consummation of the Merger that the Merger be treated as a pooling-of-interests for financial reporting and accounting purposes.

                  (vi) The MRC Board considered the BT Alex. Brown Opinion that the consideration payable to the holders of outstanding capital stock of MRC is fair from a financial point of view. The MRC Board also reviewed the methodology used by BT Alex. Brown in rendering its fairness opinion. See "-- Opinions of Financial Advisors --Opinion of BT Alex. Brown Incorporated."

                  (vii) The MRC Board considered the likelihood that larger technology-based companies would seek to enter the medical transcription business.

         In reaching its conclusion, the MRC Board also considered the following factors, which it believed argued against entering into the Merger Agreement (the MRC Board did not believe that it could, and thus did not, quantify the value of each such factor and did not assign relative weights to each factor):

                  (i) The MRC Board considered the fact that a combination with MedQuist would prevent it from seeking other avenues of maximizing the value of MRC Common Stock and MRC Preferred Stock for the MRC shareholders, including resuming efforts to consummate an initial public offering of MRC Common Stock or seeking a business combination with a third party that offered greater value to the MRC shareholders.

                  (ii) The MRC Board considered the fact that the Merger would prevent MRC from maximizing the value of the MRC Common Stock and the MRC Preferred Stock by pursuing its existing strategic plan as an independent entity and that, after the Merger, the holders of MRC Common Stock and the MRC Preferred Stock who receive shares of MedQuist Common Stock in the Merger will have to rely on the operating success of MedQuist to maximize the value of their investment.

                  (iii) The MRC Board considered the fact that all of the Merger Consideration consists of MedQuist Common Stock, rather than cash.

Interests of Certain Persons in the Merger

         In considering the recommendation of the MRC Board with respect to the Merger Agreement, MRC shareholders should note that certain officers and directors of MRC (or their affiliates) have interests in the Merger that are different from or in addition to the interests of MRC shareholders generally. The Boards of Directors of MedQuist and MRC were aware of these interests and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

         Election of Directors. Pursuant to the Merger Agreement, MedQuist agreed to appoint Edward L. Samek, Bruce K. Anderson and Richard H. Stowe, each of whom is an executive officer and/or director of MRC, to the Board of Directors of MedQuist at the Effective Time of the Merger with terms ending in 1999, 2000 and 2001, respectively. MedQuist also agreed that at the next annual meeting of shareholders, it would nominate Mr. Samek and recommend his election as a director for a new term and would recommend the confirmation of Messrs. Anderson and Stowe as directors for the balance of their terms. See "Management of MRC."

         MRC Options. Upon consummation of the Merger, holders of MRC Stock Options will be entitled to receive MedQuist Stock Options and, upon the exercise of their MedQuist Stock Options, a number of shares of MedQuist Common Stock determined as described under "The Merger -- Certain Terms of the Merger Agreement -- Treatment of MRC Stock Options."

         MedQuist has agreed under the Merger Agreement to file with the SEC within 14 calendar days after consummation of the Merger, a registration statement on Form S-8 or other appropriate form under the Securities Act to register the MedQuist Common Stock issuable upon exercise of the MedQuist Options to be received by the MRC Stock Option holders and to use reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options. Various officers and directors of MRC have stock options.

         Employment and Severance Agreements. On September 18, 1998, Mr. Edward
L. Samek, the Chairman of the Board and Chief Executive Officer of MRC, Mr. Dennis R. Byerly, the President and Chief Operating Officer of MRC, and Mr. Steven Bell, a Senior Vice President and the Chief Financial Officer of MRC, each entered into an amendment to his existing employment agreement with MRC. In addition, on September 18, 1998, Mr. Ethan Cohen, a Senior Vice President and the Chief Technology Officer of MRC, entered into a new employment agreement with MRC. Neither any of the amendments nor Mr. Cohen's new employment agreement is effective until the completion of the Merger.

         Under Mr. Samek's amended employment agreement, he will be appointed as Vice Chairman of the Board of Directors of MedQuist on the effective date of the Merger. For a six-month period after the Merger, Mr. Samek will be an employee of MedQuist and receive a base salary of $2,500 per month. At the end of the six-month period, Mr. Samek will cease to be an employee of MedQuist, but will remain Vice Chairman of the Board of Directors of MedQuist through the end of his term on the Board of Directors of MedQuist. Mr. Samek will receive $700,000 in bonus and severance compensation, payable in two equal installments. The first installment will be paid on the date the Merger becomes effective and the second installment will be paid at the end of the six-month employment term. Mr. Samek and his wife will be eligible to participate in MedQuist's health plan and MedQuist will continue to pay for 50% of Mr. Samek's and his wife's health insurance premiums through December 31, 2001, unless Mr. Samek receives health insurance benefits from a new employer or another source prior December 31, 2001. On the effective date of the Merger, Mr. Samek will also receive an option to purchase 10,000 shares of MedQuist Common Stock at a price equal to the fair market value of a share of MedQuist Common Stock on the date of the completion of the Merger. The option will vest fully 30 months after the date of grant.

         Under Mr. Byerly's amended employment agreement, his salary will remain $200,000 per year through the end of 1999. In 2000, Mr. Byerly's base salary will increase to $220,000. Under the amended employment agreement, Mr. Byerly will be eligible to receive a bonus of up to 35% of his salary, commencing in 1999. Under the amended agreement, Mr. Byerly may also receive a long-term retention bonus of up to $150,000, payable in three equal annual installments. Each installment is payable only if Mr. Byerly is still employed by MedQuist on each such due date. On the effective date of the Merger, Mr. Byerly will receive an option to purchase 50,000 shares of MedQuist Common Stock at a price equal to the fair market value of a share of MedQuist Common Stock on the date of the completion of the Merger. The option will vest in one-third increments on each of the first three anniversary dates of the Merger. Mr. Byerly will be entitled to 12 months severance compensation based on his monthly base salary in effect on the date his employment is terminated, if he resigns or MedQuist terminates his employment agreement for any reason other than "cause" (as defined in the agreement).

         Under Mr. Bell's amended employment agreement, he will be employed for a three-month period following completion of the Merger to assist in the integration of the two companies. During the three-month transition period, Mr. Bell will receive compensation of $12,000. In addition, Mr. Bell will receive severance compensation of $233,000, payable in two installments. The first installment of $209,700 will paid upon the consummation of the Merger and the second installment of $23,300 will be paid upon completion of the three-month term.

         Under Mr. Ethan Cohen's new employment agreement, Mr. Cohen will continue to be employed as the Chief Technology Officer, at his current base salary of $150,000 in 1999 and $165,000 in 2000. Mr. Cohen will also be eligible to receive a bonus of up to 25% of his base salary. Mr. Cohen may also receive a long-term retention bonus of up to $60,000. The retention bonus is payable $40,000 on the first anniversary date of the completion of the Merger and $20,000 on the second anniversary date of the completion of the Merger, but is payable only if Mr. Cohen is still employed by MedQuist on each such due date. On the effective date of the Merger, Mr. Cohen will receive an option to purchase 50,000 shares of MedQuist Common Stock at a price equal to the fair market value of a share of MedQuist Common Stock on the date of the completion of the Merger. The option will vest in one-fifth increments on each of the first five anniversary dates of the Merger. If Mr. Cohen's employment is terminated by MRC for any reason other than "cause" (as defined in the agreement) or if Mr. Cohen terminates the agreement for "good reason" (as defined in the agreement), Mr. Cohen is entitled to severance compensation equal to one year's base salary and any performance bonus paid to Mr. Cohen or accrued during the immediately preceding 12 months, payable in 12 equal installments.

         In addition to the amendments to employment agreements and Mr. Ethan Cohen's new employment agreement, MRC is a party to an existing employment and severance agreement with Mr. Philip Cohen, Vice President, Corporate Development of MRC. Under this agreement, if Mr. Cohen's employment is terminated "without cause" (as defined in the agreement), MRC must pay Mr. Cohen severance compensation equal to the sum of one year's base salary at his then current rate of compensation, plus an amount equal to any performance bonus paid or accrued during the immediately preceding 12 months, payable in 12 equal installments. If Mr. Cohen accepts other employment or provides services to another person or entity within one year of his termination, MRC will be entitled to a reduction in the amount equal to the amount payable to him in the amount of his other earnings.

         Indemnification; Insurance. In the Merger Agreement, MedQuist has agreed that, for a period of six years from and after the Effective Time, it will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of MRC in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the MRC Articles of Incorporation and the MRC By-Laws in effect on the date of the Merger Agreement. MedQuist has also agreed to cause MedQuist to maintain in effect for six years after the Effective Time MRC's current policy of directors' and officers' insurance with respect to matters occurring prior to the Effective Time.

         Registration Rights. Pursuant to an Amended and Restated Registration Rights Agreement dated July 19, 1996 (the "Registration Rights Agreement"), certain holders of MRC Common Stock and MRC Preferred Stock have the right under certain circumstances to require MRC to register their shares under the Securities Act of 1933, as amended (the "Securities Act") for resale to the public on a Form S-1 Registration Statement on no more than two occasions, and certain holders of MRC Common Stock and MRC Preferred Stock have the right to under certain circumstances to require MRC to register their shares under the Securities Act for resale to the public if MRC is eligible to use a Form S-3 Registration Statement and the reasonably anticipated price to the public in the aggregate, will exceed $2 million, as well as have the "piggyback" right to include their shares in a registration statement filed by MRC. Pursuant to the Merger Agreement, MedQuist agreed to adhere to MRC's obligations under the Registration Rights Agreement with respect to registration of shares of MedQuist Common Stock. However, in connection with execution of the Merger Agreement, William Blair Capital Partners V., L.P., M. and L. Marcus Family Limited Partnership, H. and R. Marcus Family Limited Partnership, Welsh, Carson, Anderson & Stowe VI, L.P., and WCAS Healthcare Partners, L.P. entered into a letter agreement with MRC and MedQuist, effective upon completion of the Merger, amending the Registration Rights Agreement as to those entities to provide (i) that such entities would have no rights to demand the filing of a Registration Statement on Form S-1, (ii) that such entities' rights to demand the filing of a Registration Statement on Form S-3 would be limited to two registrations, (iii) that such entities' piggyback and demand rights would only be available for the two-year period following the Effective Time and (iv) for various other restrictions on such entities' registration rights.

Ownership of MedQuist following the Merger

         As a result of the Merger, the holders of MRC Common Stock and MRC Preferred Stock (other than those who perfect their statutory dissenters' rights) will become shareholders of MedQuist. Upon consummation of the Merger, each outstanding share of MRC Common Stock and MRC Preferred Stock (except for shares owned by shareholders who perfect their statutory dissenters' rights) will be converted into the right to receive the Merger Consideration. MedQuist will cause the shares of MedQuist Common Stock to be issued pursuant to the Merger to be listed on the Nasdaq National Market. See "-- Nasdaq Listing."

         We anticipate that MedQuist will issue approximately 8,661,583 shares of MedQuist Common Stock to MRC shareholders. Based upon the number of shares of MedQuist Common Stock issued and outstanding on the MedQuist Record Date and the anticipated number of shares of MedQuist Common Stock authorized to be issued in the Merger, the shares of MedQuist Common Stock issued to MRC shareholders in the Merger will constitute approximately 26.7% of the outstanding common stock of MedQuist after the Merger. In addition, holders of MRC stock options will receive options to purchase 1,543,281 shares of MedQuist Common Stock. Assuming the exercise of all MedQuist and MRC stock options after the Merger, MRC shareholders will own approximately 28.1% of the fully diluted common stock of MedQuist.

Management of the Surviving Corporation Upon Consummation of the Merger

         The members of the board of directors and the officers of Sub immediately prior to consummation of the Merger will serve as the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified.

Regulatory Approvals

         Other than certain filings made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, there are no federal or state regulatory requirements that must be complied with in connection with the Merger.

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder by the Federal Trade Commission, the Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied or early termination of the waiting period is granted at the request of MedQuist and MRC. MedQuist, MRC and a principal shareholder of MRC filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended with the Federal Trade Commission and the Antitrust Division of the Deparment of Justice on September 22, 1998. On October 7, 1998 both MedQuist and such principal shareholder of MRC received letters from the Federal Trade Commission and the Antitrust Division of the Department of Justice granting early termination of the waiting period with regard to such principal shareholder's receipt of MedQuist Common Stock in consideration for its interest in MRC. On October 20, 1998, MedQuist and MRC both received letters from the Federal Trade Commission and the Antitrust Division of the Department of Justice granting early termination of the waiting period with respect to the proposed Merger.

Affiliate Agreements

         It is a condition to consummation of the Merger that each person who could reasonably be determined to be an "affiliate," as such term is defined in Rule 145 promulgated under the Securities Act, of MedQuist and MRC ("Affiliate") execute an agreement that states that such Affiliate (i) has not sold any shares of capital stock or securities of MedQuist or MRC at any time during the 30-day period ending on the Closing Date, and (ii) will not sell, assign, give, pledge (except in connection with fully recourse bank loans), or otherwise transfer, dispose of or reduce such Affiliate's risk related to any of such Affiliates shares of capital stock or other securities of MedQuist or of MRC, except under the de minimus exception to the pooling rules, until MedQuist shall have published financial results covering as least 30 days of post-Merger combined operations of MedQuist and MRC and thereafter, except in compliance with applicable federal and state securities laws.

Resale of MedQuist Common Stock

         The MedQuist Common Stock issued in connection with the Merger will be freely transferable, except that shares issued to any MRC shareholder who is an affiliate of MRC or who becomes an affiliate of MedQuist are subject to certain restrictions on resale. An affiliate is defined generally as including, without limitation, directors, certain executive officers and certain other persons who control a company. Certain shareholders of MRC who may be deemed to be affiliates will, as a condition to completion of the Merger, execute agreements that prohibit the sale, transfer or other disposition of MedQuist Common Stock received by such shareholders in the Merger, except under certain circumstances, in order to comply with the requirements of certain federal securities laws and certain pooling of interests requirements. Certain shareholders will deliver to MedQuist certificates certifying that such shareholders have no present intention to dispose of certain of the shares of MedQuist Common Stock to be received by such shareholders in the Merger in order to comply with the requirements of certain U.S. federal tax laws. See "-- Certain Federal Income Tax Consequences."

Rights of Dissenting MedQuist Shareholders

         Holders of shares of MedQuist Common Stock are entitled to dissent and dissenters' rights under Sections 14A:11-1 through 14A:11-11 of the New Jersey Business Corporation Act (the "New Jersey Dissenters' Statute"). The following summary of the applicable provisions of the New Jersey Dissenters' Statute is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of the New Jersey Dissenters' Statute, which is attached as Annex C-1 to this Joint Proxy Statement/Prospectus. A person having a beneficial interest in shares of MedQuist Common Stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

         This discussion and Annex C-1 should be reviewed carefully by any shareholder of MedQuist who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the New Jersey Dissenters' Statute may result in a termination or waiver of dissenters' rights under the New Jersey Dissenters' Statute.

         Under the New Jersey Dissenters' Statute, each MedQuist Shareholder electing to dissent from the Merger and demand payment of the fair value of his or her shares of MedQuist Common Stock must file with MedQuist a written notice of dissent stating that such shareholder intends to demand payment for his or her shares if the Merger is consummated. Such written notice of dissent must be filed with MedQuist before the vote of MedQuist shareholders on the Merger.

         Within 10 days after the effective date of the Merger, MedQuist will give written notice of the effective date of the Merger by certified mail to each shareholder who filed a written notice of dissent, except for any shareholder who voted for the Merger. Within 20 days after the mailing of such notice, the dissenting shareholder may make written demand on MedQuist for payment of the fair value of his or her shares.

         Not later than 20 days after demanding payment for his or her shares, the shareholder must submit any certificate(s) representing their shares to MedQuist for notation that such demand has been made. Such certificate(s) will then be returned to the shareholder. No later than 10 days after the expiration of the 20 day period in which a shareholder may make written demand for the fair value of his or her shares, MedQuist will mail to each dissenting shareholder MedQuist's financial statements as of the latest available date. MedQuist may accompany such mailing with a written offer to pay each dissenting shareholder a specified price deemed by MedQuist to be the fair value of such shareholders' shares. If, not later than 30 days after the expiration of the 10 day period in which MedQuist sends out mailings to dissenting shareholders, the fair value of the shares is agreed upon between any dissenting shareholder and MedQuist, payment shall be made upon surrender of any certificate(s) representing such shares. The "fair value" is determined as of the day prior to the MedQuist Meeting.

         If the fair value of the shares is not agreed upon within the 30 day period, the dissenting shareholder may serve upon MedQuist a written demand that it commence an action in the Superior Court of New Jersey for the determination of the fair value of the shares. Such demand must be served by the shareholder not later than 30 days after the expiration of the 30 day period in which the shareholder and MedQuist could not agree upon the fair value of the shares. Such action must be commenced by MedQuist not later than 30 days after receipt of such demand. If MedQuist fails to commence the action within the 30 day period, a dissenting shareholder may do so in the name of MedQuist, not later than 60 days after the expiration of the 30 day period in which MedQuist may commence such an action.

         All dissenting shareholders must be made parties to the action and the court shall render judgment for the fair value of their shares. The judgment shall include an allowance for interest at such rate as the court finds equitable, from the date of the dissenting shareholder's demand for payment to the day of payment, unless the court finds that the refusal of any dissenting shareholder to accept an offer of payment made by MedQuist was arbitrary, vexatious or otherwise not in good faith. The court will determine and assess the reasonable expenses incurred by the court appraiser as the court finds equitable. In addition, reasonable fees and expenses of counsel may be assessed against MedQuist if the court finds that the offer of payment made by MedQuist was not made in good faith or if no such offer was made.

         A shareholder who makes a written demand for payment under the New Jersey Dissenters' Statute will cease to have any of the rights of a shareholder except the right to be paid the fair value of his or her shares. The right of a shareholder to be paid the fair value of his shares will terminate for a number of reasons, including: failure to submit any certificate(s) held by shareholder for notation; if the dissenting shareholder's demand for payment is withdrawn with the written consent of MedQuist; if the fair value of the shares is not agreed upon and no action for the determination of fair value by the Superior Court of New Jersey is commenced within the appropriate time period; if the Superior Court of New Jersey determines that the shareholder is not entitled to payment for his or her shares; if the Merger is abandoned; or if a court having jurisdiction permanently enjoins or sets aside the Merger.

Rights of Dissenting MRC Shareholders

         Holders of shares of MRC Common Stock or MRC Preferred Stock who object to the Merger are entitled to demand value for their shares under Section
351.455 of the Missouri General Business

Corporation Law ("MGBCL"). The following summary of the applicable provisions of
Section 351.455 of the MGBCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of
Section 351.455 of the MGBCL, which is attached as Annex C-2 to this Joint Proxy Statement/Prospectus. A person having a beneficial interest in shares of MRC Common Stock or MRC Preferred Stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

         This discussion and Annex C-2 should be reviewed carefully by any shareholder of MRC who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of Section 351.455 of the MGBCL may result in a termination or waiver of dissenters' rights under Section 351.455 of the MGBCL.

         If a holder of shares of MRC Common Stock or MRC Preferred Stock files with MRC, prior to or at the MRC Meeting, a written objection to the Merger, and does not vote in favor of the Merger, and such shareholder, within 20 days after the Effective Time, makes written demand on the Surviving Corporation for payment of the fair value of such shareholder's shares of MRC Common Stock or MRC Preferred Stock as of the day prior to the date on which the vote was taken approving the Merger, the Surviving Corporation will pay to such shareholder, upon surrender of such certificate or certificates representing such shares of MRC Common Stock or MRC Preferred Stock, the fair value thereof (as an alternative to payment of the applicable Merger Consideration for such holder's shares of MRC Common Stock or MRC Preferred Stock pursuant to the Merger). Such demand must state the number of shares of MRC Common Stock or MRC Preferred Stock owned by such dissenting shareholder. Any shareholder who has filed a written objection to the Merger but who fails to make demand within the 20-day period will be conclusively presumed to have consented to the Merger and will be bound by the terms thereof and the shares of MRC Common Stock or MRC Preferred Stock held by such shareholder will thereupon be treated as though such shares had been exchanged pursuant to the Merger Agreement. A vote against the Merger is not, in and of itself, sufficient to meet the written objection and demand requirements.

         If within 30 days after the Effective Time the value of such shares of MRC Common Stock or MRC Preferred Stock is agreed upon between the dissenting shareholder and the Surviving Corporation, payment for such shares of MRC Common Stock or MRC Preferred Stock will be made within 90 days after the Effective Time, upon the surrender of such shareholder's certificate or certificates representing such shares of MRC Common Stock or MRC Preferred Stock. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares of MRC Common Stock or MRC Preferred Stock or in the Surviving Corporation.

         If within such period of 30 days the dissenting shareholder and the Surviving Corporation do not so agree, then the dissenting shareholder may, within 60 days after the expiration of the 30 day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the Surviving Corporation is situated, asking for a finding and determination of the fair value of such shares of MRC Common Stock or MRC Preferred Stock, and will be entitled to judgment against the Surviving Corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving the Merger, together with interest on such amount to the date of such judgment. The judgment will be payable only upon and simultaneously with the surrender to the Surviving Corporation of the certificate or certificates representing such shares of MRC Common Stock or MRC Preferred Stock. Upon the payment of the judgment, the dissenting shareholder will cease to have any interest in such shares of MRC Common Stock or MRC Preferred Stock, or in the Surviving Corporation. Such shares of MRC Common Stock or MRC Preferred Stock may be held and disposed of by the Surviving Corporation as it may see fit. Unless the dissenting shareholder files such petition within the time period set forth herein, such shareholder and all persons claiming under such shareholder will be conclusively presumed to have approved and ratified the Merger and will be bound by the terms of the Merger Agreement, and the shares of MRC Common Stock or MRC Preferred Stock held by such dissenting shareholder and all persons claiming under such shareholder will thereupon be treated as though such shares had been exchanged pursuant to the Merger Agreement.

         The right of a dissenting shareholder to be paid the fair value of such shareholder's shares of MRC Common Stock or MRC Preferred Stock will cease if and when MRC abandons the Merger. All notices of election to dissent should be addressed to The MRC Group, Inc., 23240 Chagrin Blvd., Suite 400, Cleveland, Ohio 44122, Attention: Steven Bell, Secretary.

Certain Federal Income Tax Consequences

         The following is a summary description of the material United States federal income tax consequences of the Merger to MRC and the MRC shareholders who receive MedQuist Common Stock pursuant to the Merger or perfect dissenters' rights. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers or of MRC shareholders who do not hold their MRC Common Stock as a capital asset at the Effective Time. In addition, no information is provided herein with respect to the tax consequences of the Merger either under applicable foreign, state or local laws or to persons who acquired MRC Common Stock pursuant to employee stock options or otherwise as compensation.

         The following discussion is based on the Internal Revenue Code of 1986, as amended (the "Code") as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any particular holder of MRC Common Stock. MRC and MedQuist have not sought and will not seek any rulings from the Internal Revenue Service, with respect to any of the matters discussed herein. It is a condition to the closing that Blank Rome Comisky & McCauley LLP, counsel to MedQuist, render an opinion that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. Provided that the Merger qualifies as a statutory merger under applicable state law: (1) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (2) no gain or loss will be recognized by MedQuist upon the exchange of MRC Common Stock solely in exchange for MedQuist Common Stock; (3) no gain or loss will be recognized by MRC shareholders upon the exchange of their MRC Common Stock solely for MedQuist Common Stock, except that any MRC shareholder who receives cash proceeds in lieu of a fractional share interest in MedQuist Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the tax basis in the fractional share interest, and such gain or loss will constitute capital gain or loss if such shareholder's MRC Common Stock was held as a capital asset at the Effective Time ; (4) the basis of MedQuist Common Stock received by MRC shareholders in the Merger will be the same as the basis of their MRC Common Stock surrendered in exchange therefor;
(5) for capital gains purposes, the holding period of MedQuist Common Stock received by MRC shareholders in the Merger will include the period during which the MRC Common Stock surrendered in exchange therefor was held, provided that such MRC Common Stock is held as a capital asset at the Effective Time.

         An MRC shareholder who perfects dissenters' rights with respect to his or her shares of MRC Common Stock, and who does not withdraw such rights, should, in general, treat the difference between the tax basis of the shares of MRC Common Stock held by such person with respect to which such dissenters' rights are perfected and the amount received in payment therefor as capital gain or loss. However, depending on the MRC shareholder's particular circumstances, such amount might be treated for federal income tax purposes as dividend income.

         The foregoing is a general discussion of certain material federal income tax consequences of the merger for MRC and MRC shareholders and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of each MRC shareholder's tax status and attributes. Accordingly, each MRC shareholder should consult his or her own tax advisor regarding the specific tax consequences of the Merger, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in such tax laws.

Accounting Treatment

         MedQuist and MRC believe that the Merger will qualify as a "pooling-of-interests" for accounting and financial reporting purposes. The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the "pooling-of-interests" accounting method to account for the Merger. See "Unaudited Pro Forma Combined Financial Data."

         It is a mutual condition to consummation of the Merger by both MRC and MedQuist that MedQuist receive a letter from Arthur Andersen LLP, independent public accountants for MedQuist and MRC, to the effect that such firm believes that the Merger will qualify for "pooling-of-interests" accounting treatment under Accounting Principles Board Opinion No. 16. Both MedQuist and MRC have agreed not to take any action or fail to take any action that would jeopardize the treatment of the Merger as a "pooling-of-interests."

Nasdaq Listing

         MedQuist will cause the shares of MedQuist Common Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market.

                           INFORMATION CONCERNING MRC

Overview

         MRC is a leading national provider of electronic medical transcription and document management services to the health care industry. MRC currently operates more than 50 client service centers in 24 states and employs more than 2,400 experienced medical transcriptionists, approximately 70% of whom work from their homes. MRC serves more than 500 clients, primarily hospitals and medical centers, as well as other non-hospital health care providers, such as managed care providers, surgical centers, outpatient clinics and physician groups. Within hospitals and medical centers, MRC primarily serves medical records departments. Increasingly, MRC is providing its services to other hospital departments that seek to outsource their medical transcription needs, including radiology, emergency medicine, pathology and cardiology departments and outpatient surgical units.

         MRC's objective has been to capitalize on the health care industry's trend toward increased dictation of medical reports and outsourcing of medical transcription and document management services. The principal elements of this strategy have been to (i) accelerate internal growth through superior client retention, deeper penetration of existing clients and increased sales to new clients; (ii) expand operating margins by further standardizing operations, taking advantage of economies of scale and executing disciplined pricing strategies; (iii) apply state-of-the-art technology to expand services, enhance client satisfaction and lower costs; and (iv) identify and complete strategic acquisitions.

         MRC applies state-of-the-art technology and proprietary software applications, protocols and procedures to create customized systems tailored to meet specific client requirements and to enhance client satisfaction. MRC leverages technology and technological advances to standardize further its internal systems, lower costs and expand the breadth and functionality of its services. MRC believes that its technical personnel and capabilities enable it to meet demanding client requests. MRC has an advanced infrastructure that allows for the transfer of work among its network of over 50 client service centers. A Technical Call Center provides for around-the-clock technical support. These capabilities enable MRC to manage fluctuations in demand and provide prompt turnaround services on a cost-effective, 24-hours-a-day, seven-days-a-week basis.

         MRC's operational infrastructure is designed to maximize client satisfaction and minimize costs. MRC has developed a technical platform, along with an organizational structure which focuses and motivates its managers to maintain close relationships with clients. MRC's proprietary technical platform, ACCESS+, was specifically developed to facilitate reliability and prompt turnaround time. ACCESS+, which operates in an open architecture environment, automates demographic input, document tracking, transmission, reporting and storage. ACCESS+ allows MRC to control and monitor the entire medical transcription process from dictation through the delivery of the transcribed medical report to the client. The ACCESS+ platform has benefitted from numerous enhancements based on MRC's years of experience. The ACCESS+ software package includes a state-of-the-art local area network, a commercially available document management package developed specifically for medical transcription, a customized menu system, and a variety of proprietary transmission protocols which integrate MRC's systems with its clients' systems. The hardware components of this system include computers and servers, high-speed modems and laser printers. MRC's client service centers allow MRC's client management teams to provide sales, client services and technical services to MRC's clients in an efficient and personalized manner.



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

Electronic Medical Transcription and Document Management

         Medical transcription and document management is the process by which clinical and medical information is dictated by a health care provider, transcribed by a medical transcriptionist and returned to the health care provider for verification, signing and incorporation into the patient's medical record. These services are generally utilized by medical records, radiology, emergency medicine, pathology and cardiology departments. The most commonly transcribed reports for medical records departments are history and physical reports, consultations, surgical reports and discharge summaries. Specialized reports for the radiology, pathology, emergency medicine and cardiology departments are also commonly transcribed.

         The emergence of computerized patient records and the evolution of computerized digital dictation systems, among other factors driving client expectations, have increased the complexity and technological sophistication of the medical transcription process. The entire process may take as short as one hour or as long as 72 hours depending on the length of the dictation and the type of report.

         Step 1. Capture of Dictated Reports and Patient Demographics. MRC provides a state-of-the-art digital dictation system with features specifically oriented to provide the physicians both reliability and turn-key operability. Physicians are able to dictate 24 hours a day, seven days a week. To provide this reliability, MRC's client service centers are equipped with fault tolerant dictation systems and temporary electrical backup systems. MRC also maintains a national backup dictation system that allows dictation and transcription even if a client service center experiences a complete and extended loss of power or telephone service. MRC also electronically captures demographic information (such as hospital name, patient name and physician identification), which requires an interface with the client's health information system. Given the complexities of interface development, clients are especially interested in outsourcing to medical transcription companies, such as MRC, that have substantial technical expertise. MRC's Interface Department has developed interfaces for virtually all major health information systems. Since ACCESS+ has an open architecture, it can accept a wide variety of client data formats and structures.

         Step 2. Transmission of Voice and Demographics to Medical Transcriptionists. After the physician has completed the dictation, the digital voice file and the appropriate patient demographic data are transmitted using ACCESS+. Medical transcriptionists in MRC's client service centers access demographic data directly from the ACCESS+ network and MRC's at-home medical transcriptionists automatically receive demographic data through a proprietary transmission protocol. The protocol is designed to ensure that all medical transcriptionists have up-to-date information. This is important for both clients and medical transcriptionists since it minimizes the chance of demographic errors. The transmission protocol also allows MRC to update executable files automatically, thereby allowing MRC to disseminate software enhancements and format changes quickly and efficiently to all its medical transcriptionists.

         Step 3. Creating the Transcribed Report and Populating the Medical Report's Demographic Fields. MRC's standard operating platform allows medical transcriptionists to create medical reports using commercially available third-party software specifically developed or modified for medical transcription. This software allows MRC's medical transcriptionists to create customized glossaries that automatically expand abbreviated text and correct common typographical errors. In addition, the medical transcriptionists can access and automatically populate the report with critical information, including patient demographics and report routing and distribution preferences. The automation of this feature improves the quality of the document, minimizes the number of errors that occur when the document is uploaded into the client's health information system, and improves medical transcriptionists' productivity.

         Step 4. Quality Assurance. After the medical transcriptionist has completed transcribing reports, the reports are transmitted to quality assurance. For at-home medical transcriptionists, this transfer of reports is accomplished through a proprietary transmission protocol which virtually eliminates the possibility of lost reports even if a telephone connection is interrupted. This system also generates verification reports to assist both MRC and its clients with document tracking and monitoring (see Step 6).

         The quality assurance program provides the capability for both the content and the demographic data in the reports to be checked for accuracy by client service center managers or quality service personnel. New medical transcriptionists have 100% of their work checked and more seasoned medical transcriptionists have a sampling of their reports checked. In addition, ACCESS+ allows medical transcriptionists to flag reports with any problems or questions and will not allow flagged reports to be sent to the client until they have been reviewed and released by MRC's quality assurance personnel.

         Step 5. Transmission and Uploading of Report. After reports have cleared MRC's quality assurance program, they are automatically batched and transmitted to the client. MRC uses proprietary transmission protocols, which, if necessary, recover from disconnected phone lines without the loss of information and which facilitate the transmission and verification process. Reports are usually sent to the client's health information management department where they are stored electronically and can then be uploaded into the client's computerized patient record system.

         Step 6. Tracking and Verification. Clients can review the status of particular patient data and transcribed reports at any point in time and can use MRC's systems as an internal management tool to monitor timeliness of physicians' dictation. ACCESS+ also allows MRC to verify the transmission of all reports and allows the client and MRC to monitor MRC's on-time performance.

         Step 7. Report Management. ACCESS+ provides report management capabilities for MRC and its clients. Users can search for reports based on any fields maintained in the system database or any words contained in a report. For example, every report during a defined time period with the word "cardiac" can be recalled in a matter of seconds. Summary information is also available on ACCESS+ system for clients' internal management purposes. These reports can be printed on a prearranged schedule to meet the client's reporting needs. In addition, users can easily edit or append reports after they have been transcribed.

Product Development

         Product development by MRC focuses on the application of state-of-the-art technology to MRC's core business or to opportunities closely related to its core business. Investments in product development by MRC have often involved alliances with carefully selected technology partners. These third parties provide critical technological skills and minimize MRC's up-front investments.

         PowerScribe, the result of one of MRC's product development efforts, is a continuous speech recognition product combining medical lexicons, language models and customized interfaces and workflow applications. MRC has jointly funded the development and obtained a right to use and



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

distribute in the United States and Canada certain PowerScribe continuous speech recognition software applications for the medical transcription service business for radiology, emergency medicine and one other field to be agreed upon.

Sales and Marketing

         MRC's transcription services sales staff consists of 11 sales personnel, with an average of 10 years of experience in the medical transcription or medical equipment industry. MRC's sales and marketing force is structured to promote internal growth by cross-selling to MRC's existing client base and by attracting new clients. Sales personnel target their efforts on new business within existing customers and larger potential clients in regions where client service centers are already located.

         MRC's sales personnel use a consultative sales and marketing approach by establishing working relationships with MRC's prospective clients through a series of direct meetings with the health information manager or medical records director, chief financial officer, chief information officer and other key individuals at the client's organization and establishing a clear dialogue regarding MRC's and the client's shared expectations. In this manner, MRC obtains information concerning the particular needs of the client and educates the client as to how MRC's services can be customized to meet those needs. The sales process typically averages from several weeks to six months, depending on technology requirements and whether medical transcription is being outsourced for the first time or the potential client is changing medical transcription service providers.

         As part of its marketing efforts, MRC advertises in national health care trade publications, including those sponsored by the American Health Information Management Association, participates in industry conventions, and sends direct mail solicitations to potential clients.

Clients

         MRC's diversified client base includes more than 500 hospitals and other health care organizations, such as outpatient clinics and physician practice groups. Approximately 80% of MRC's revenues are derived from the medical records departments of hospitals, including large metropolitan hospitals and major teaching hospitals. Radiology and emergency departments each account for approximately 9% of MRC's revenues. MRC's clients are located throughout the United States.

         The typical term of MRC's contracts with its clients for medical transcription services ranges from three to five years. Client contracts specify the services to be performed by MRC, the price thereof, and the particular requirements of the client, such as turnaround times and technical services to be provided. Revenues per individual client vary based upon individual client demands for MRC's services.

Competition

         MRC competes in markets that are competitive and highly fragmented. The industry is predominately populated by small regional or local companies, with a limited number of national companies. MRC also competes against approximately a dozen national and regional firms.

         For new clients that currently outsource, MRC competes on the basis of its reputation for quality and turnaround time performance, size and resources, technical capabilities, personal client attention and relationships and price. MRC believes that its size and its technical resources have diminished the importance of price as a competitive factor. The basis for competition for medical transcription business that is currently being performed in-house includes additional factors, such as the ability to provide a smooth transition toward outsourcing and the willingness of the medical transcription service provider to hire in-house transcriptionists.

Employees

         As of September 30, 1998, MRC employed approximately 3,115 persons, consisting of approximately 2,500 trained, professional medical transcriptionists (approximately 70% of whom work out of their homes and approximately 30% of whom work at client service centers), approximately 470 managers and clerical staff at MRC's client service centers, and approximately 145 corporate employees. None of MRC's employees is represented by a labor union. MRC considers its relations with its employees to be good. In addition, as a result of an acquisition, MRC retains 47 medical transcriptionists as independent contractors at one of its client service centers.

Government Regulations

         The health care industry is subject to changing political, economic and regulatory influences that may affect the outsourcing arrangements of health care providers. Federal and state legislators have from time to time proposed programs to reform the United States health care system and other proposals may be made in the future. In general, these programs and proposals tend to emphasize managed care, seek to lower reimbursement rates and otherwise attempt to control the environment in which health care providers operate. In providing its services, MRC is subject to certain contractual, statutory, regulatory and common law requirements regarding the confidentiality of medical information. MRC requires its personnel to agree to keep all medical information confidential and monitors compliance with applicable confidentiality requirements. Federal and state regulators are making increasing efforts to investigate claims of false billing for government reimbursement and have obtained substantial payments from health care providers to resolve these claims. Because these claims often result from a lack of appropriate documentation to support billing, these government efforts may stimulate a need for more comprehensive transcription services. Additionally, health care accreditation organizations and governmental authorities have begun to require more extensive transcription of patient medical records as part of the requirements for hospitals or other health care providers to receive and maintain accreditation.

Intellectual Property

         MRC considers the name "MRC" and MRC logo to be important to the operation of its business and the marketing of its services. MRC regards the application of its ACCESS+ software underlying its services as proprietary, and relies primarily on a combination of contract, copyright and trademark law, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. MRC has no patents or patent applications pending, and relies on existing trade secrets and copyright laws to afford it protection against unauthorized use. MRC is not aware that any of its software, trademarks or other proprietary rights infringe the proprietary rights of third parties.

Properties

         MRC leases all of its client service centers and its corporate headquarters. The client service centers range in size from 624 square feet to 6,569 square feet, and its corporate headquarters, located in Cleveland, Ohio, consists of 11,297 square feet.

Legal Proceedings

         Although MRC from time to time is involved in various legal proceedings or claims arising in the ordinary course of its business, MRC is not currently a party to any material pending legal proceeding nor, to the knowledge of MRC, is any material legal proceeding currently threatened.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS OF MRC

         The following discussion is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and the related Notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus.

Overview

         MRC is a leading national provider of electronic medical transcription and document management services to the health care industry. MRC currently operates more than 50 client service centers in 24 states and employs more than 2,400 experienced medical transcriptionists, approximately 70% of whom work from their homes. MRC serves more than 500 clients, primarily hospitals and medical centers, as well as other non-hospital health care providers, such as managed care providers, surgical centers, outpatient clinics and physician practice groups. Within hospitals and medical centers, MRC primarily serves the medical records departments. Increasingly, MRC is providing its services to other hospital departments that seek to outsource their medical transcription needs, including radiology, emergency medicine, pathology and cardiology departments and outpatient surgical units.

         The significant growth in MRC's revenues has resulted from acquisitions, increased penetration of its large base of medical institutions and the addition of new clients. MRC became one of the country's largest providers, based on revenues, of medical transcription services in July 1996 when it acquired Medical Records Corp., a national medical transcription service company. The consummation of this acquisition by MRC resulted in the consolidation into The MRC Group of two of the three largest providers of electronic medical transcription services in the nation.

         Operating results for 1996 and 1997 were adversely impacted as MRC allocated a significant amount of resources toward the integration of the technical, operational and administrative infrastructures of MRC and Medical Records Corp. Additionally, MRC had restructuring charges associated with the closure and consolidation of less profitable or redundant client service centers and other non-recurring acquisition and integration costs in 1996 and 1997 in connection with the acquisition of Medical Records Corp. MRC believes that as a result of these actions, future results of operations and liquidity will be enhanced due to lower overhead costs and capital resource requirements. MRC believes it has substantially completed this process and absent the impact of the proposed Merger does not anticipate significant additional client service center closures and therefore does not expect future restructuring charges impacting operating results, liquidity and capital resource requirements.

         MRC has continued to acquire additional medical transcription companies in 1997 and 1998. In 1997, MRC acquired three medical transcription companies with combined annual revenues of approximately $4.6 million. In 1998, MRC acquired two medical transcription companies with annual revenues of approximately $2.3 million. The five companies were acquired for an aggregate consideration of approximately $4.7 million, excluding earn-out provisions, and were accounted for as purchases.

         In 1996, MRC began funding a portion of the development costs of PowerScribe, a speech recognition product distributed by MRC. Although PowerScribe is generating revenues, current revenues are insufficient to cover overhead costs related to PowerScribe.

         In 1998, MRC has increased revenues and capitalized on the integration and restructuring of 1996 and 1997. As a result, operating margins have improved as MRC leveraged its infrastructure of client service centers and other predominantly fixed operational, technical and administrative costs against the increased revenue base.

Sources of Revenue

         MRC's electronic medical transcription revenues tend to be recurring as a result of the multi-year nature of its client contracts. Revenues per individual client vary based upon individual client demands for MRC's services. MRC charges its clients on a per-unit basis (most commonly for each line or word transcribed). These services are provided primarily to hospitals and medical centers and other health care providers that outsource all or part of their medical transcription needs.

         Although MRC's net revenues are derived primarily from electronic medical transcription services provided to hospital health information management departments (approximately 80% of revenues), MRC also provides its services to other hospital departments. Radiology (approximately 9% of revenues) and emergency medicine (approximately 9% of revenues) also significantly contribute to MRC's revenues. PowerScribe, the speech recognition software product distributed by MRC, currently generates less than 1% of MRC's revenues.

Results of Operations

         The following table presents, for the periods indicated, certain financial information expressed as a percentage of net revenues. Such information has been derived from the Consolidated Financial Statements and the Notes thereto of MRC included elsewhere in this Joint Proxy
Statement/Prospectus:

                                                       Years Ended                      Six Months
                                                       December 31,                   Ended June 30,
                                             ---------------------------------    -----------------------
                                               1995        1996       1997          1997         1998
                                             ----------  ---------  ----------    ----------  -----------
                                                                                              (Unaudited)
Net revenues...........................         100.0%     100.0%      100.0%        100.0%       100.0%
         Cost of revenues..............           81.6       80.0        80.4          80.1         79.6
                                             ----------  ---------  ----------    ----------  -----------
Gross profit...........................           18.4       20.0        19.6          19.9         20.4
Selling, general and administrative
expenses...............................            8.9       11.6         9.0           9.0          8.7
Depreciation and amortization..........            7.9        9.0         9.5           9.1          7.4
Restructuring charges..................            0.7        0.9         1.9            --           --
                                             ----------  ---------  ----------    ----------  -----------
Operating income (loss)................            0.9      (1.5)       (0.8)           1.8          4.3
Interest income (expense), net.........          (1.1)      (0.5)       (0.3)         (0.3)        (0.1)
                                             ----------  ---------  ----------    ----------  -----------
Income (loss) before income taxes......          (0.2)      (2.0)       (1.1)           1.5          4.2
(Provision) for income taxes...........          (0.1)         --          --         (1.0)        (1.9)
                                             ----------  ---------  ----------    ----------  -----------
Net income (loss)......................         (0.3)%     (2.0)%      (1.1)%        (0.5)%         2.3%
                                             ==========  =========  ==========    ==========  ===========


         Revenues derived from MRC's services and products are net of customary client adjustments and credits, which historically have not been significant as a percentage of revenues.

         Cost of revenues include client service related costs, such as payroll, associated taxes and benefits and telecommunications costs. Medical transcriptionist payroll, MRC's largest single cost, is variable because transcriptionists are paid based upon the amount of transcription they generate (on a per unit basis). Additionally, a significant portion of MRC's telecommunication costs is variable.

         Selling, general and administrative costs include payroll, associated taxes and benefits and other costs related to the sales and marketing, finance, human resources and administrative functions of MRC. Depreciation expense relates to the depreciation of fixed assets used at client service centers and corporate locations. Amortization expense relates to the amortization of acquired intangible assets, including the customer base and employee lists of acquired companies, and goodwill.

Six Months Ended June 30, 1998 and 1997

         Net Revenues. Net revenues for the six months ended June 30, 1998 were $60.2 million, an increase of $6.9 million, or approximately 12.9%, over net revenues of $53.3 million for the six months ended June 30, 1997. Of the increase, $1.5 million resulted from revenues generated from four acquisitions, three in 1997 and one in the first quarter of 1998. The remaining $5.4 million of increased net revenues resulted from increased revenues from the existing client base (consisting of both higher prices and increased services) and revenues from new clients.

         Gross Profit. Gross profit during the six months ended June 30, 1998 was $12.3 million, an increase of $1.7 million, or approximately 16.0%, over gross profit of $10.6 million for the six months ended June 30, 1997. Gross profit as a percentage of net revenues increased from approximately 19.9% in the first six months of 1997 to approximately 20.4% in the first six months of 1998. The 0.5% increase in gross profit as a percentage of net revenues is primarily a result of leveraging fixed costs incurred at MRC's client service centers against increasing client revenues.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses in the six months ended June 30, 1998 were $5.3 million, an increase of $500,000, or approximately 10.4%, over selling, general and administrative expenses of $4.8 million for the six months ended June 30, 1997. Selling, general and administrative expenses as a percentage of net revenues decreased from approximately 9.0% in the six months ended June 30, 1997 to approximately 8.7% in the six months ended June 30, 1998. This 0.3% decrease as a percentage of net revenues is primarily attributable to management controlling expenses while client revenues increased.

         Depreciation and Amortization. Depreciation and amortization expenses in the six months ended June 30, 1998 were $4.4 million, a decrease of $400,000 or approximately 8.3%, from $4.8 million in the six months ended June 30, 1997. This decrease is a result of certain intangible assets becoming fully amortized in 1997.

         Operating Income. Principally as a result of the above, operating income in the six months ended June 30, 1998 was $2.6 million, an increase of $1.7 million, or approximately 179%, over operating income of $949,000 for the first six months of 1997. Operating income as a percentage of net revenues increased to approximately 4.3% in the first six months of 1998 from approximately 1.8% in the prior year period.

         Income Taxes. MRC's effective tax rate was approximately 45% in the first six months of 1998. The provision for income taxes was $1.1 million compared to $522,000 in the first six months of 1997. The effective tax rate exceeds the statutory rate due primarily to non-deductible goodwill amortization.

         Net Income. As a result of the above, MRC recorded net income for the six months ended June 30, 1998 of $1.4 million, an increase of $1.1 million, or approximately 397% over net income of $277,000 for the six months ended June 30, 1997. Net income as a percentage of net revenues increased to approximately 2.3% in the first six months of 1998 from approximately 0.5% in the prior year period.

Years Ended December 31, 1997 and 1996

         Net Revenues. Net revenues for the year ended December 31, 1997 were $108.1 million, an increase of $36.4 million, or approximately 50.8%, over net revenues of $71.7 million for the year ended December 31, 1996. The increase was primarily a result of an increase of $27.6 million attributable to a full year of revenues from the acquired Medical Records Corp. clients, an increase of $2.7 million attributable to revenues from other businesses acquired in 1997, and an increase of $6.1 million attributable to additional revenues from existing and new clients.

         Gross Profit. Gross profit in 1997 was $21.1 million, an increase of $6.7 million, or approximately 46.5%, over gross profit of $14.4 million in 1996. The increase in gross profit is a result of increased revenues, primarily related to the acquisitions and internal growth outlined in net revenues above. Gross profit as a percentage of net revenues remained relatively stable at approximately 20.0% in 1996 and approximately 19.6% in 1997.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1997 were $9.7 million, an increase of $1.4 million, or approximately 16.9%, compared to $8.3 million in 1996. The increase in selling, general and administrative expenses was primarily related to additional non-recurring costs of approximately $764,000. The $764,000 includes $550,000 of research and development expenses. The balance is primarily due to test market advertising. Selling, general and administrative expenses as a percentage of net revenues decreased to approximately 9.0% in 1997 from approximately 11.6% in 1996. The decrease as a percentage of net revenues is a result of leveraging its sales and marketing, finance, human resources and other administrative costs against increasing revenues.

         Depreciation and Amortization. Depreciation and amortization expenses in 1997 were $10.2 million, an increase of $3.8 million or approximately 59%, from $6.4 million in 1996. This increase was a result of a $1.6 million increase in depreciation of fixed assets and a $2.2 million increase in amortization of intangible assets, primarily attributable to a full year's costs related to the acquisition of Medical Records Corp.

         Restructuring Charges. MRC incurred restructuring charges of $2.1 million in 1997 and $644,000 in 1996 related to the closure and consolidation of less profitable or redundant client service centers in 1997 and 1996 and other non-recurring acquisition and integration costs incurred in 1997 in connection with the acquisition of Medical Records Corp.

         Operating Loss. Principally as a result of the above, the loss from operations in 1997 totaled $915,000, a decrease in losses of $85,000 over the 1996 level of $1.0 million. The loss from operations as a percentage of net revenues decreased to approximately 0.8% in 1997 from approximately 1.5% in 1996.

         Income Taxes. MRC did not provide for income taxes in 1996 and 1997 as a result of reporting net losses for these years.

         Net Loss. As a result of the above, MRC recorded a net loss in 1997 of $1.2 million compared to a net loss of $1.4 million in 1996.

Years Ended December 31, 1996 and 1995

         Net Revenues. Net revenues for the year ended December 31, 1996 were $71.7 million, an increase of $22.5 million, or approximately 45.7%, over net revenues of $49.2 million for the year ended December 31, 1995. The increase was primarily a result of additional revenues from the acquisition of Medical Records Corp. in July 1996.

         Gross Profit. Gross profit in 1996 increased by $5.4 million to $14.4 million, or approximately 60.0%, over the 1995 level of $9.0 million. The increase in gross profit is a result of increased revenues, primarily related to the acquisition of Medical Records Corp. Gross profit as a percentage of net revenues increased from approximately 18.4% in 1995 to approximately 20.0% in 1996 as a result of higher gross profit margins provided by the Medical Records Corp. client service centers.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1996 increased $3.9 million to $8.3 million, or approximately 88.6%, compared to approximately $4.4 million in 1995. Selling, general and administrative expense as a percentage of net revenues increased to approximately 11.6% in 1996 from approximately 8.9% in 1995. The increase in expense was primarily a result of additional overhead and assumed expenses incurred as a result of the acquisition of Medical Records Corp.

         Depreciation and Amortization. Depreciation and amortization expenses in 1996 were $6.4 million, an increase of 64.1%, from $3.9 million in 1995. This increase is primarily related to fixed assets and intangible assets acquired related to the acquisition of Medical Records Corp.

         Operating Income (Loss). Principally as a result of the above, loss from operations in 1996 totaled $1.0 million, compared to income from operations of $420,000 in 1995. As a percentage of net revenues, there was an approximate 1.5% operating loss in 1996, compared to an approximate 0.9% operating income in 1995.

         Income Taxes. MRC effectively did not provide for income taxes in 1996 and 1995 as a result of reporting net losses for these years.

         Net Loss. As a result of the above, MRC recorded a net loss in 1996 of $1.4 million, compared to a net loss of $126,000 in 1995.

Selected Quarterly Operating Results

         The following table sets forth unaudited quarterly results of operations of MRC for each of the quarters in the year ended December 31, 1997 and the six months ended June 30, 1998. This information has been prepared on the same basis as the consolidated financial statements and, in the opinion of MRC's management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. The unaudited quarterly operating results are not necessarily indicative of future results of operation. This data should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                        Three Months Ended
                                     ----------------------------------------------------------------------------------
                                                       1997                                       1998
                                     ----------------------------------------------------------------------------------
                                     March 31        June 30       Sept. 30       Dec. 31       March 31        June 30
                                     --------        -------       --------       -------       --------        -------
                                                                        (in thousands)
Net revenues                            $26,095        $27,172        $27,259       $27,591        $29,410       $30,762
  Cost of revenues                       21,040         21,646         21,995        22,294         23,620        24,249
                                         ------         ------        -------        ------         ------        ------
Gross profit                                             5,055          5,526         5,264          5,297         5,790
6,513
  Selling, general
    and administrative expenses           2,621          2,163          1,940         3,019          2,623         2,653
  Depreciation and
    amortization                          2,345          2,503          2,570         2,821          2,179         2,245
  Restructuring charges                      --             --             --         2,075             --            --
                                        -------        -------        -------         -----        -------         -----
Operating income (loss)                      89            860            754        (2,618)           988         1,615
  Interest income
    (expense), net                          (78)           (72)           (73)          (87)           (63)          (35)
                                        -------        -------        -------       -------        -------       -------
Income (loss) before
  income taxes                               11            788            681        (2,705)           925         1,580
  (Provision) benefit
    for income taxes                       (107)          (415)          (374)          896           (431)         (696)
                                        -------        -------        -------         -----           -----      -------
Net income (loss)                       $   (96)       $   373        $   307       $(1,809)       $   494       $   884
                                        =======        =======        =======       ========       =======       =======

         The following table sets forth certain unaudited consolidated quarterly statement of operations data expressed as a percentage of net revenue:

                                                                        Three Months Ended
                                            --------------------------------------------------------------------------------
                                                            1997                                       1998
                                            --------------------------------------------------------------------------------
                                            March 31       June 30        Sept. 30      Dec. 31        March 31      June 30
                                            --------       -------        --------      -------        --------      -------
Net revenues                                100.0%         100.0%         100.0%        100.0%         100.0%        100.0%
  Cost of revenues                           80.6           79.7           80.7          80.8           80.3          78.8
                                            -----           ----           ----          ----           ----         -----
Gross profit                                 19.4           20.3          19.3           19.2           19.7          21.2
  Selling, general
    and administrative expenses              10.1            7.9            7.1          11.0            8.9           8.6
  Depreciation and
    amortization                              9.0            9.2            9.4          10.2            7.4           7.3
  Restructuring charges                        --             --             --           7.5             --            --
                                            -----          -----          -----         -----           -----        -----
Operating income (loss)                       0.3            3.2            2.8          (9.5)           3.4           5.3
   Interest income
     (expense), net                          (0.3)          (0.3)          (0.3)         (0.3)          (0.2)         (0.1)
                                            -----          -----          -----         -----          -----         -----
Income (loss) before
  income taxes                                0.0            2.9            2.5          (9.8)           3.2           5.2
  (Provision) benefit
    for income taxes                         (0.4)          (1.5)          (1.4)          3.2           (1.5)         (2.3)
                                            -----          -----          -----         -----           -----        -----
Net income (loss)                            (0.4)%          1.4%           1.1%         (6.6)%          1.7%          2.9%
                                            =====          =====          =====         =====          =====         =====

         Selling, general and administrative expenses for the three months ended December 31, 1997 increased as a result of non-recurring charges of approximately $514,000, primarily for research and development.

Liquidity and Capital Resources

         MRC's consolidated working capital at June 30, 1998 was $12.3 million, and cash and short-term investments were approximately $8.0 million. MRC's cash resources and available borrowings were satisfactory to meet its obligations during the year ended December 31, 1997, and the six months ended June 30, 1998. It is anticipated that MRC's cash from operations, cash resources and available borrowings will meet MRC's capital requirements for at least the next 18 months.

         MRC's total debt at June 30, 1998, including a current portion of $2.0 million, was $7.3 million. Such indebtedness included $4.6 million of a term note payable to a bank, $2.0 million of seller notes from acquisitions and $700,000 of capital lease obligations.

         The bank term note is being amortized in monthly principal amounts of $117,000 plus interest at LIBOR plus 1.65% and will mature September 2001. This facility is collateralized by substantially all of MRC's assets. The agreement relating to the note contains various financial covenants. All or a portion of the outstanding loan balance may be repaid at any time and commitments may be terminated in whole or in part at the option of MRC without premium or penalty, at the end of the applicable 90-day interest period.

         In connection with the acquisition of Medical Records Corp. by MRC in July 1996, MRC issued seven-year, 8% unsecured notes payable to former shareholders in the aggregate principal amount of $2.0 million. The notes require MRC to pay interest quarterly with annual principal payments of $500,000 beginning in July 2000.

         MRC also has a line of credit agreement with a bank under which it can borrow up to $10.0 million with an interest rate of LIBOR plus 1.25%. The line of credit is secured by substantially all of MRC's assets. This line expires June 30, 1999. MRC utilizes this line of credit on a periodic basis for working capital. No amounts were outstanding at June 30, 1998.

         For the years ended December 31, 1995, 1996 and 1997, cash flows provided by operating activities were $3.6, $4.0 and $7.3 million, respectively. Cash from operating activities are generated primarily from non-cash depreciation and amortization added back to MRC's operating results which has increased as a result of the acquisition of Medical Records Corp. in 1996, and depreciation on increased capital expenditures necessary to support increased revenues.

         For the years ended December 31, 1995, 1996 and 1997, cash flows used for investing activities were $2.5, $30.1 and $8.5 million, respectively. The increases were a result of increased capital expenditures for computer and digital recording equipment necessary to upgrade systems to MRC's standard platforms and support increased revenues. Additionally in 1996, $21.4 million of cash flows were used for the acquisition of Medical Records Corp.

         For the years ended December 31, 1995, 1996 and 1997, cash flows provided by (used for) financing activities were $0.2, $27.1 and $(2.7) million, respectively. The fluctuation in cash flows from financing activities is reflective of normal borrowing trends and the net proceeds of $29.3 million related to the sale of Series VI Preferred Stock in 1996 used to consummate the acquisition of Medical Records Corp. and to provide working capital.

Other

         Inflation has not had a significant effect on MRC's historical operations, as increased costs to MRC have generally been offset by increased prices of services provided to its clients.

Year 2000

         MRC is assessing its computer systems to determine their compliance with the Year 2000. Based on this assessment, MRC has upgraded or replaced certain of its internal information systems and is in the process of upgrading or replacing other systems with Year 2000 compliant systems. MRC will use internal and external resources to replace, reprogram and test software and hardware, where necessary, to ensure Year 2000 compliance. MRC is also communicating with its customers, suppliers and others to coordinate the Year 2000 conversion. Given the information known at this time about its systems, coupled with MRC's ongoing efforts to upgrade or replace business critical systems as necessary, the total cost of the project is not expected to have a material effect on MRC's business, financial condition or results of operations.

Recent Accounting Pronouncements

         In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. This Statement is not expected to impact MRC's financial statements at this time.

         In June 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. MRC currently operates in two business segments, electronic medical transcription services and PowerScribe. PowerScribe currently generates less than 1% of MRC's revenues and does not warrant financial statement segmentation at this time.

         In November 1997, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") No. 97-2, Software Revenue Recognition. MRC believes its current accounting policies are materially compliant with this SOP.

         In March 1998, the AICPA issued SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. MRC believes its current accounting policies are materially compliant with this SOP.

         In April 1998, the AICPA issued SOP No. 98-5 Reporting on the Cost of Start-up Activities. MRC believes its current accounting policies are materially compliant with this SOP.

                                MANAGEMENT OF MRC

         The following table sets forth certain information concerning MRC's executive officers and directors who will serve as an executive officer or director of MedQuist after the Merger:

Executive Officers and Directors

                                                                                       Proposed Position with
              Name                   Age              Position with MRC               MedQuist After the Merger
---------------------------------- -------- --------------------------------------- ------------------------------
Edward L. Samek                      61     Chairman of the Board, Chief            Vice Chairman of the Board
                                            Executive Officer and a Director        and Director
Bruce K. Anderson                    58     Director                                Director
Richard H. Stowe                     54     Director                                Director

         Mr. Samek has been a director of MRC since 1994 and Chairman of the Board of MRC since June 1998. Since February 1997, Mr. Samek served as the Chief Executive Officer of MRC. From July 1996 to June 1998, Mr. Samek also served as President of MRC, and from July 1996 until February 1997, as a member of the Office of the Chief Executive of MRC. From October 1995 until July 1996, Mr. Samek served as Chairman of the Board and President of MRC, and, from December 1994 until October 1995, as Vice Chairman of the Board and Executive Vice President of MRC. From July 1982 through December 1994, Mr. Samek served as Chairman of the Board, President and Chief Executive Officer of SecrePhone, Ltd., a provider of medical transcription services. SecrePhone Ltd. was acquired by MRC in December 1994. Mr. Samek has been President of The Medical Transcription Industry Alliance, the medical transcription trade association, since 1996.

         Mr. Anderson has been a director of MRC since July 1993. Since 1979, Mr. Anderson has been a partner of Welsh, Carson, Anderson & Stowe, an investment firm specializing in the acquisition of companies in the information services and health care industries. Mr. Anderson is also Chairman, Chief Executive Officer and a director of AMDOCS Limited, a software and services company focused on the telephone industry, and a director of SEER Technologies, Inc., a software development company.

         Mr. Stowe has been a director of MRC since July 1993. Mr. Stowe has been a partner of Welsh, Carson, Anderson & Stowe since 1979. Mr. Stowe serves on the Board of Directors of The Cerplex Group, Inc., which provides repair and parts distribution services for electronic equipment, and Health Management Systems, Inc., a provider of revenue enhancement services to health care providers and payors and New American Health Care Corporation, which owns hospitals in non-urban areas.

Compensation Committee Interlocks and Insider Participation

         Mr. Edward Samek served as a member of the Compensation Committee of the MRC Board until July 1998. During 1997, Mr. Samek was a director, President and Chief Executive Officer of MRC. No member of the Compensation Committee of MRC nor any executive officer of MRC serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of MRC's Board of Directors or Compensation Committee.

Directors Compensation

         Members of the Board of Directors of MRC do not receive any compensation for serving as directors of MRC. MRC reimburses out-of-pocket expenses incurred by all directors in connection with attending Board and committee meetings.

Executive Compensation

         The following table summarizes the compensation paid by MRC in 1997 to Mr. Samek, MRC's chief executive officer:

                                           Summary Compensation Table
------------------------------------------------------------------------------------------------------------------
                                                                            Long-Term
                                              Annual Compensation      Compensation Awards
                                             ----------------------- -------------------------
                                                                                                   All Other
       Name and Principal Positions            Salary      Bonus            Options(#)            Compensation
-------------------------------------------- ----------- ----------- ------------------------- -------------------
Edward L. Samek
President and Chief Executive Officer         $200,000    $50,000              --                     --


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth information concerning each exercise of options during 1997 by Mr. Samek and the fiscal year-end value of unexercised in-the-money options:


                                                              Number of Unexercised       Value of Unexercised
                                                                Options at 1997          In-the-Money Options at
                                    Shares                      Year-End(#)(2)            1997 Year-End ($)(1)
                                  Acquired on      Value   --------------------------- ---------------------------
              Name                Exercise (#)   Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------------------- -------------- --------- ------------ -------------- ------------ --------------

Edward L. Samek                        --          --        701,016       497,500      $454,849       $67,200

----------------------------

(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the assumed fair market value per share at December 31, 1997. An option is in-the-money if the assumed fair market value of the underlying shares exceeds the exercise price of the option.

(2) Includes options to purchase 1,078,516 shares of Common Stock granted outside MRC's Amended and Restated 1992 Employee Stock Option Plan.

                          PRINCIPAL SHAREHOLDERS OF MRC

         The following table sets forth certain information regarding the beneficial ownership of MRC's capital stock as of October 30, 1998 by: (i) each person who is known by MRC to own beneficially 5% or more of each class of MRC's capital stock, (ii) each of MRC's directors, (iii) MRC's Chief Executive Officer and each of the other four most highly compensated executive officers, and (iv) all of MRC's directors and executive officers as a group:

                                                                  Shares Beneficially Owned
                                           -----------------------------------------------------------------------
                                                                  Series IV         Series V        Series VI
                                             Common Stock (1)  Preferred Stock  Preferred Stock  Preferred Stock
                                            ------------------ ---------------- ---------------  -----------------
                   Name                      Number    Percent  Number  Percent  Number   Percent Number   Percent
------------------------------------------- ---------- ------- ---------------- --------- ---------------- -------

Bruce K. Anderson (2)                       6,381,643   51.8%        --     --    44,494   96.9%  113,946   38.0%
John H. Dayani, Sr. Ph.D. (3)               1,198,705    18.6        --     --        --      --    3,200     1.0
Martin H. Marcus (4)                        2,128,999    34.3        --     --        --      --       --      --
Herbert L. Marcus (5)                       1,258,882    20.3        --     --        --      --       --      --
Mark McManigal                                     --      --        --     --        --      --       --      --
Timothy M. Murray (6)                       2,173,304    26.0        --     --        --      --  117,525    39.1
Edward L. Samek (7)                         1,489,524    20.0        --     --        --      --    5,000     1.6
Derace L. Schaffer, M.D. (8)                  141,629     2.3       131    1.2        --      --    1,000       *
Richard H. Stowe (9)                        6,356,255    51.7        --     --    44,320    96.5  113,476    37.9
Philip M. Cohen (10)                          519,485     8.4        --     --        --      --       --      --
Steven Bell (11)                               78,000     1.2        --     --        --      --       --      --
Wellmark, Inc. (12)                            87,003     1.4     1,312   12.6        --      --       --      --
Mutual Ventures of South Dakota, Inc. (13)     87,003     1.4     1,312   12.6        --      --       --      --
Edgewater Private Equity Fund, L.P. (14)      174,006     2.7     2,624   25.3        --      --       --      --
NF Nordiska Fondkommission AB (15)            130,505     2.1     1,968   18.9        --      --       --      --
Ventana Partnership III, L.P. (16)             87,003     1.4     1,312   12.6        --      --       --      --
M. and L. Marcus Family Limited             2,128,999    34.3        --     --        --      --       --      --
  Partnership (17)
H. and R. Marcus Family Limited             1,258,882    20.3        --     --        --      --       --      --
  Partnership (18)
Welsh Carson Anderson & Stowe, VI,          6,344,915    51.6        --     --    44,241    96.3  113,273    37.7
  L.P. (19)
William Blair Capital Partners V, L.P.(20)  2,173,304    26.0        --     --        --      --  117,525    39.1
National City Capital Corporation (21)        924,614    13.0        --     --        --      --   50,000    16.6
All executive officers and directors of
     MRC as a group                         15,702,912   95.3       131    1.2    44,573    97.1  240,874    80.2

--------------------------------
*  Less than 1%.
(1) The number of shares and percent of MRC Common Stock set forth in the table as being held by each beneficial holder includes the number of shares of MRC Common Stock issuable upon conversion of such holder's MRC Preferred Stock and the number of shares of MRC Common Stock issuable pursuant to options that have vested, will vest within the next 60 days or will vest upon consummation of the Merger. The percent of MRC Common Stock held by each holder is calculated by dividing (a) the number of shares of MRC Common Stock attributed to such holder in the table by (b) the sum of the total current number of outstanding shares of MRC Common Stock plus the number of shares of MRC Common Stock issuable to such holder upon conversion of such holder's MRC Preferred Stock and the number of shares of MRC Common Stock issuable to such holder upon exercise of such holder's options that have vested, will vest in the next 60 days or will vest upon consummation of the Merger. The percent for each holder is not representative of the percent of MRC Common Stock such holder would hold upon conversion of all of the outstanding MRC Preferred Stock and is not representative of such holder's voting power in the Merger.

(2) Includes 260,419 shares of MRC Common Stock, 44,241 shares of Series V Preferred Stock and 113,273 shares of Series VI Preferred Stock held by Welsh, Carson, Anderson & Stowe VI, L.P. ("WCAS VI"), over which Mr. Anderson may be deemed to share voting and investment power. Mr. Anderson's address is 320 Park Avenue, Suite 2500, New York, New York 10022.

(3) Includes 175,000 shares of Common Stock issuable pursuant to an option which is presently exercisable. Mr. Dayani's address is 1029 Menley Lane, Brentwood, Tennessee 57027.

(4) Consists of 2,128,999 shares held by M. and L. Marcus Family Limited Partnership of which the 1991 L.W. Marcus Living Trust is the general partner. Lois W. Marcus is the sole trustee of the 1991 L.W. Marcus Living Trust. Mrs. Marcus is the wife of Martin H. Marcus. Mr. Marcus' address is 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122.

(5) Consists of 1,258,882 shares of MRC Common Stock held by H. and R. Marcus Family Limited Partnership of which Herbert L. Marcus Living Trust is the general partner. Herbert L. Marcus is the sole trustee of the Herbert L. Marcus Living Trust. Mr. Marcus' address is 3637 Green Road, Cleveland, Ohio 44122.

(6) Consists of 117,525 shares of Series VI Preferred Stock held by William Blair Capital Partners V, L.P., over which Mr. Murray may be deemed to share voting and investment power. Mr. Murray disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Murray's address is 222 West Adams Street, Chicago, Illinois 60606.

(7) Includes 1,168,516 shares of MRC Common Stock issuable pursuant to options that have vested, will vest within the next 60 days or will vest upon consummation of the Merger. Excludes 30,000 shares of MRC Common Stock subject to unvested options. Mr. Samek's address is 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122.

(8) Includes 28,000 shares of MRC Common Stock issuable pursuant to options that have vested or will vest within the next 60 days. Excludes 7,000 shares of MRC Common Stock subject to unvested options.

(9) Includes 260,419 shares of MRC Common Stock, 44,241 shares of Series V Preferred Stock and 113,273 shares of Series VI Preferred Stock held by WCAS VI, over which Mr. Stowe may be deemed to share voting and investment power. Includes 463 shares of MRC Common Stock and 79 shares of Series V Preferred Stock held in trust for the benefit of Mr. Stowe, over which he may be deemed to have voting and investment power. Mr. Stowe's address is 320 Park Avenue, Suite 2500, New York, New York 10022.

(10) Includes 20,000 shares of MRC Common Stock issuable pursuant to options that have vested or will vest within the next 60 days. Excludes 55,000 shares of Common Stock subject to unvested options. Mr. Cohen's address is 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122.

(11) Consists of 78,000 shares issuable pursuant to options that have vested or will vest upon consummation of the Merger. Excludes 22,000 shares of MRC Common Stock subject to unvested options. Mr. Bell's address is 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122.

(12)  The address of Wellmark, Inc. is 636 Grand Avenue, Des Moines, Iowa 50309

(13) The address of Mutual Ventures of South Dakota, Inc. is c/o Stephanie P. Johnson, CFA, MABSCO Capital, Inc., 400 Locust, 160 Capital Square, Des Moines, Iowa 50309

(14) The address of Edgewater Private Equity Fund, L.P. is 666 Grand Avenue, Suite 200, Des Moines, Iowa, 50309.

(15) The address of NF Nordiska Fondkommission AB is Stureplan 19, Box 7362, Stockholm, Sweden 5-10390.

(16) The address of Ventana Partnership III, L.P. is Rio Vista Towers, Suite 500, 8880 Rio San Diego Drive, San Diego, California 92108. (17) The address of the M. and L. Marcus Family Limited Partnership is 23240 Chagrin Boulevard, Suite 400, Cleveland, Ohio 44122.

(18) The address of the H. and R. Marcus Family Limited Partnership is 3637 Green Road, Cleveland, Ohio 44122.

(19) The general partners of WCAS VI are Patrick J. Welsh, Russell L. Carson, Andrew M. Paul, Thomas E. McInerney, Laura Van Buren, James B. Hoover, Bruce K. Anderson, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally and Richard H. Stowe. The address of Welsh, Carson, Anderson & Stowe is 320 Park Avenue, Suite 2500, New York, New York 10022.

(20) The general partner of William Blair Capital Partners V, L.P. is William Blair Capital partners LLC. The members of William Blair Capital Partners LLC are William Blair & Company, L.L.C., Wilblairco, Ellen Carnahan, David
      G. Chandler, James M. Denny, Samuel B. Guren, Edgar D. Jannotta, Edgar D. Jannotta, Jr., Ian M. Larkin, Timothy M. Murray, Gregg S. Newmark, Lawrence I. Shagrin, and Thomas C. Theobold. The address of William Blair Capital Partners V, L.P. and William Blair Capital Partners LLC is 222 West Adams Street, Chicago, Illinois 60606.

(21) The address of National City Capital Corporation is 1965 East 6th Street, Cleveland, Ohio 44114. National City Capital Corporation is a subsidiary of National City Corporation.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (In thousands, except per share amounts)


         The following unaudited pro forma combined financial information combines the supplemental consolidated statements of operations of MedQuist with the historical consolidated statements of operations of MRC (MedQuist and MRC are collectively referred to as the "Combined Company") after giving effect to the Merger, as if the Merger had occurred on January 1, 1995, and the supplemental consolidated balance sheet of MedQuist with the historical balance sheet of MRC as if the Merger had occurred on June 30, 1998, in each case using the "pooling-of-interests" method of accounting. MedQuist's financial statements are supplemental to reflect their August 18, 1998 acquisition of Signal, which will be accounted for using the "pooling-of-interests" method. Accordingly, MedQuist's supplemental consolidated financial statements are retroactively restated to reflect the combination with Signal.

         The pro forma amounts are presented for informational purposes only and are not necessarily indicative of the results of operations of the Combined Company that would have actually occurred had the Merger been consummated as of January 1, 1995, or of the financial condition of the Combined Company had the Merger been consummated as of June 30, 1998 or of the future results of operations or financial condition of the Combined Company. The pro forma statements of operations do not reflect (i) the estimated transaction costs of $8.0 million related to the Merger and the costs associated with known bonus and severance arrangements of approximately $1.6 million, which will be charged to expense in the quarter which includes the Closing Date and (ii) the estimated transaction costs of $750,000 related to MedQuist's August 18, 1998 acquisition of Signal and estimated transaction costs related to MRC's withdrawn initial public offering of $675,000, which will be charged to expense in the quarter ended September 30, 1998. The following pro forma balance sheet does not include
(i) the estimated transaction costs related to MedQuist's Signal acquisition and
(ii) a deferred tax asset of approximately $4.6 million related to MedQuist's Signal acquisition. In addition, the unaudited pro forma combined financial statements do not include a restructuring charge expected to be recorded by the Combined Company upon consummating the Merger for certain costs associated with combining the companies. The following unaudited pro forma information should be read in conjunction with the supplemental financial statements of MedQuist and the historical financial statements of MRC included elsewhere in this Joint Proxy Statement/Prospectus.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                     For The Six Months Ended June 30, 1998
                    (In thousands, except per share amounts)


                                                                                         Pro Forma
                                                                                ----------------------------
                                                     MedQuist         MRC        Adjustments     Combined
                                                    ------------  ------------  -------------- -------------
Revenues                                                $68,200       $60,173         $    --      $128,373
Cost and expenses:
         Cost of revenues                                51,741        47,870              --        99,611
         Selling, general and administrative              2,775         5,276              --         8,051
         Depreciation                                     2,635         3,450              --         6,085
         Amortization                                       885           974              --         1,859
         Non recurring merger costs                         750            --              --           750
                                                    ------------  ------------  -------------- -------------
                  Total operating expenses               58,786        57,570              --       116,356
                                                    ------------  ------------  -------------- -------------
Operating income                                          9,414         2,603              --        12,017
Interest expense (income), net                            (105)            98              --           (7)
                                                    ------------  ------------  -------------- -------------
Income before income taxes                                9,519         2,505              --        12,024
Income tax provision(1)                                   3,441         1,127              --         4,568
                    --                              -----------   -----------   -------------  -------------
Net income(1)                                            $6,078        $1,378         $    --        $7,456
                                                    ============  ============  ============== =============

Net income per share(1):
         Basic                                            $0.26        $   --         $    --         $0.23
         Diluted                                          $0.25            --              --         $0.22

Weighted average shares outstanding(2):
         Basic(2)                                        23,472            --           8,390        31,862
         Diluted                                         24,812            --           8,973        33,785

-------------------------------

(1) Prior to its acquisition by MedQuist, Signal was an "S" corporation and therefore had no provision for income taxes. Had Signal been a "C" corporation during the period, the pro forma income tax provision would increase and pro forma net income would decrease by approximately $217 and diluted earnings per share would decrease by approximately $0.01.

(2) The weighted average shares outstanding used to calculate basic earnings per share include MRC's convertible preferred stock on an as-converted basis.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                     For The Six Months Ended June 30, 1997
                    (In thousands, except per share amounts)


                                                                                         Pro Forma
                                                                                ----------------------------
                                                     MedQuist         MRC        Adjustments     Combined
                                                    ------------  ------------  -------------- -------------
Revenues                                             $   47,618   $    53,268          $   --   $   100,886
Cost and expenses:
         Cost of revenues                                36,111        42,686              --        78,797
         Selling, general and administrative              2,188         4,783              --         6,971
         Depreciation                                     1,828         2,870              --         4,698
         Amortization                                       710         1,980              --         2,690
                                                    -----------   -----------          ------   -----------
                  Total operating expenses               40,837        52,319              --        93,156
                                                    -----------   -----------          ------   -----------
Operating income                                          6,781           949              --         7,730
Interest expense, net                                       112           150              --           262
                                                    -----------   -----------          ------   -----------
Income before income taxes                                6,669           799              --         7,468
Income tax provision(1)                                   2,329           522              --         2,851
                                                    -----------   -----------          ------   -----------
Net income(1)                                       $     4,340   $       277          $   --   $     4,617
                                                    ===========   ===========          ======   ===========

Net income per share(1):
         Basic                                            $0.20            --              --         $0.15
         Diluted                                          $0.18            --              --         $0.14

Weighted average shares outstanding(2):
         Basic(2)                                        22,082            --           8,385        30,467
         Diluted                                         23,817            --           8,385        32,202

-------------------------------

(1) Prior to its acquisition by MedQuist, Signal was an "S" corporation and therefore had no provision for income taxes. Had Signal been a "C" corporation during the period, the pro forma income tax provision would increase and pro forma net income would decrease by approximately $259 and diluted earnings per share would decrease by approximately $0.01.

(2) The weighted average shares outstanding used to calculate basic earnings per share include MRC's convertible preferred stock on an as-converted basis.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1997
                    (In thousands, except per share amounts)


                                                                                              Pro Forma
                                                                                    ------------------------------
                                                          MedQuist        MRC        Adjustments      Combined
                                                        ------------- ------------- --------------- --------------
    Revenues                                               $ 103,910   $ 108,117          $   --       $212,027
    Cost and expenses:
             Cost of revenues                                 78,955      86,975              --        165,930
             Selling, general and administrative               4,620       9,743              --         14,363
             Depreciation                                      4,121       6,104              --         10,225
             Amortization                                      1,517       4,135              --          5,652
             Restructuring charge                                 --       2,075              --          2,075
                                                         -----------   ---------            ------       --------
                      Total operating expenses                89,213     109,032              --        198,245
                                                         -----------   ---------            ------       --------
    Operating income (loss)                                   14,697       (915)             --         13,782
    Interest expense, net                                        158        310              --            468
                                                         -----------   ---------            ------       --------
    Income (loss) before income taxes                         14,539      (1,225)             --         13,314
    Income tax provision(1)                                    5,192          --             101(3)       5,293
                                                         -----------   ---------            ------       --------
    Net income (loss)(1)                                 $     9,347   $  (1,225)         $ (101)      $  8,021
                                                         ===========   =========            ======       ========

    Net income per share(1):
             Basic                                             $0.41          --              --          $0.26
             Diluted                                           $0.39          --              --          $0.25

    Weighted average shares outstanding(2):
             Basic(2)                                         22,541          --           8,385         30,926
             Diluted                                          24,173          --           8,385         32,558


-------------------------------

(1) Prior to its acquisition by MedQuist, Signal was an "S" corporation and therefore had no provision for income taxes. Had Signal been a "C" corporation during the period, the pro forma income tax provision would increase and pro forma net income would decrease by approximately $440 and diluted earnings per share would decrease by approximately $0.01.

(2) The weighted average shares outstanding used to calculate basic earnings per share include MRC's convertible preferred stock on an as-converted basis.

(3) To adjust the income tax provision to reflect estimated income taxes on a combined basis.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                                                              Pro Forma
                                                                                    ------------------------------
                                                          MedQuist      MRC (4)      Adjustments      Combined
                                                        ------------- ------------- --------------- --------------
    Revenues                                              $   76,475    $   71,700          $   --      $ 148,175
    Cost and expenses:
             Cost of revenues                                 58,631        57,330              --        115,961
             Selling, general and administrative               3,579         8,329              --         11,908
             Depreciation                                      2,872         4,467              --          7,339
             Amortization                                      1,176         1,973              --          3,149
             Restructuring charge                                 --           644              --            644
                                                         -----------   -----------          ------         ------
                      Total operating expenses                66,258        72,743              --        139,001
                                                         -----------   -----------          ------         ------
    Operating income (loss)                                   10,217        (1,043)             --          9,174
    Interest expense, net                                      1,665           382              --          2,047
                                                         -----------   -----------          ------         ------
    Income (loss) before income taxes                          8,552        (1,425)             --          7,127
    Income tax provision(1)                                    3,086            --            (365)(3)      2,721
                                                         -----------   -----------          ------         ------
    Net income (loss)(1)(5)                              $     5,466   $    (1,425)         $  365         $4,406
                                                         ===========   ===========          ======         ======

    Net income per share(1)(5):
             Basic                                             $0.31            --              --          $0.19
             Diluted                                           $0.28            --              --          $0.17

    Weighted average shares outstanding(2):
             Basic(2)                                         17,649            --           5,689         23,338
             Diluted                                          19,555            --           5,689         25,244

-------------------------------

(1) Prior to its acquisition by MedQuist, Signal was an "S" corporation and therefore had no provision for income taxes. Had Signal been a "C" corporation during the period, the pro forma income tax provision would increase and pro forma net income would decrease by approximately $337 and diluted earnings per share would decrease by approximately $0.01.

(2) The weighted average shares outstanding used to calculate basic earnings per share include MRC's convertible preferred stock on an as-converted basis.

(3) To adjust the income tax provision to reflect estimated income taxes on a combined basis.

(4) In July 1996, MRC acquired all of the outstanding capital stock of Medical Records Corp. in a purchase transaction. Medical Records Corp. generated revenues and an operating loss of $27.6 million and $(4.0) million, respectively, from January 1, 1996 through the acquisition date.

(5) Net income and net income per share do not include MedQuist's $707 non-recurring deduction from net income available to common shareholders. See Note 7 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1995
                    (In thousands, except per share amounts)

                                                                                             Pro Forma
                                                                                    -----------------------------
                                                           MedQuist       MRC(3)     Adjustments       Combined
                                                        ------------- ------------- --------------   ------------
    Revenues                                                $ 57,305    $   49,180          $   --    $  106,485

    Cost and expenses:
             Cost of revenues                                 44,062        40,154              --        84,216
             Selling, general and administrative               4,325         4,352              --         8,677
             Depreciation                                      2,236         3,507              --         5,743
             Amortization                                        496           400              --           896
             Restructuring charge                                 --           347              --           347
                                                            --------     ---------          ------    ----------
                      Total operating expenses                51,119        48,760              --        99,879
                                                            --------     ---------          ------    ----------
    Operating income                                           6,186           420              --         6,606
    Interest expense, net                                      3,707           539              --         4,246
                                                            --------     ---------          ------    ----------
    Income (loss) before income taxes                          2,479          (119)             --         2,360
    Income tax provision(1)                                      633             7              --           640
                                                            --------     ---------          ------    ----------
    Net income (loss)(1)(4)                                 $  1,846     $    (126)         $   --    $    1,720
                                                            ========     =========          ======    ==========

    Net income per share(1)(4):
             Basic                                             $0.22            --              --         $0.14
             Diluted                                           $0.20            --              --         $0.14


    Weighted average shares outstanding(2):
             Basic(2)                                          8,505            --           3,430        11,935
             Diluted                                           9,057            --           3,430        12,487

-------------------------------

(1) Prior to its acquisition by MedQuist, Signal was an "S" corporation and therefore had no provision for income taxes. Had Signal been a "C" corporation during the period, the pro forma income tax provision would increase and pro forma net income would decrease by approximately $217 and diluted earnings per share would decrease by approximately $0.01.

(2) The weighted average shares outstanding used to calculate basic earnings per share include MRC's convertible preferred stock on an as-converted basis.

(3) In July 1996, MRC acquired all the outstanding capital stock of Medical Records Corp. in a purchase transaction. Medical Records Corp. generated revenues and operating income of $42.6 million and $0.6 million, respectively, for the year ended December 31, 1995.

(4) Net income and net income per share do not include MedQuist's loss from discontinued operations of $(1,729). See Note 3 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

                              The Combined Company
                   Unaudited Pro Forma Combined Balance Sheet
                                  June 30, 1998
                                 (In thousands)

                                                                                           Pro Forma
                                                                                 ------------------------------
                                                      MedQuist         MRC        Adjustments      Combined
                                                    -------------  ------------- --------------- --------------
ASSETS
Current assets:
         Cash and cash equivalents                    $   14,010     $    6,008       $      --     $   20,018
         Accounts receivable, net                         24,594         18,508              --         43,102
         Prepaid expenses and other                        1,000          4,304              --          5,304
                                                      ----------     ----------       ---------     ----------
                  Total current assets                    39,604         28,820              --         68,424
Property and equipment, net                               12,864         12,951              --         25,815
Intangible assets, net                                    47,697         35,087              --         82,784
Other assets                                               2,116          1,712              --          3,828
                                                      ----------     ----------       ---------     ----------
                                                      $  102,281     $   78,570       $      --     $  180,851
                                                      ==========    ===========       =========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
         Current portion of long-term debt            $      322     $    2,014       $      --     $    2,336
         Accounts payable                                  1,722          3,803              --          5,525
         Accrued payroll                                   3,622          4,611              --          8,233
         Accrued expenses                                  3,131          6,073          10,225(1)      19,429
                                                      ----------     ----------       ---------     ----------
                  Total current liabilities                8,797         16,501          10,225         35,523
                                                      ----------     ----------       ---------     ----------
Long-term debt                                                28          5,256              --          5,284
Other liabilities                                            499            439              --            938
Deferred income taxes                                      3,200(3)       3,231              --          6,431
Mandatory redeemable preferred stock                          --         47,493        (47,493)(2)          --
Shareholders' equity:
         Preferred Stock                                      --             10            (10)(2)          --
         Common Stock                                         --             62            (62)(2)          --
         Additional paid-in capital                       62,629(3)      13,594          47,565(2)     123,788
         Retained earnings                                26,218        (8,016)        (10,225)(1)       7,977
         Unrealized gain on marketable security              910             --              --            910
                                                      ----------     ----------       ---------     ----------
                  Total shareholders' equity              89,757          5,650          37,268        132,675
                                                      ----------     ----------       ---------     ----------
                                                      $  102,281    $    78,570       $      --     $  180,851
                                                      ==========    ===========       =========     ==========

-------------------------------

(1) To record the estimated expenses related to (i) transaction costs in the Merger of $8,000, (ii) severance agreements executed in connection with the Merger of $1,550, (iii) transaction costs associated with MRC's withdrawn initial public offering of approximately $675. The Combined Company expects to record a restructuring charge upon the consummation of the Merger for certain costs associated with combining the companies, which is not included above, because it cannot currently be estimated.

(2) To reflect (i) the exchange of MRC Preferred Stock and MRC Common Stock for MedQuist Common Stock at exchange rates based on the MedQuist Stock Value being greater than or equal to $16.28, and (ii) the elimination of the MRC Preferred Stock and MRC Common Stock.

(3) Does not reflect an increase in deferred tax assets and additional paid-in capital of approximately $4,600 that will be recorded in the period ended September 30, 1998, to reflect the goodwill recognized for income tax purposes as a result of MedQuist's acquisition of Signal. See Note 9 of Notes to Supplemental Consolidated Financial Statements of MedQuist.

                       COMPARISON OF SHAREHOLDERS' RIGHTS


         The rights of MedQuist shareholders are governed by MedQuist's Amended and Restated Certificate of Incorporation, as amended (the "MedQuist Certificate of Incorporation"), its By-laws, as amended (the "MedQuist By-laws") and the New Jersey Business Corporation Act ("NJBCA"). The rights of MRC shareholders are governed by the MRC Articles of Incorporation, as amended (the "MRC Articles of Incorporation"), the MRC Amended and Restated By-laws (the "MRC By-laws") and the MGBCL. After the Effective Time, the rights of MRC shareholders who become MedQuist shareholders will be governed by the MedQuist Certificate of Incorporation, the MedQuist By-laws and the NJBCA.

         The following is a summary of the material differences between the rights of MedQuist shareholders and the rights of MRC shareholders. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the NJBCA, the MGBCL, and to the MedQuist Certificate of Incorporation, the MedQuist By-laws the MRC Articles of Incorporation and the MRC By-laws.

Preferences

         The holders of MRC Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock are entitled to certain preferences over the MRC Common Stock in connection with the liquidation, dissolution and winding up of MRC. Such holders are also entitled to certain preferences with respect to the declaration and payment of dividends before dividends may be declared and paid on the MRC Common Stock. In addition, the MRC Articles of Incorporation grant the holders of Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock certain (i) preferential approval rights over significant corporate transactions, (ii) board representation and (iii) the right to have their shares redeemed under certain circumstances. In the Merger, each share of MRC Preferred Stock will be converted into the right to receive MedQuist Common Stock. MedQuist has only one outstanding class of capital stock. As a result of the Merger, the current holders of MRC Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock will not retain any of their preferential rights following the Effective Time of the Merger.

Size and Classification of the Board of Directors

         MedQuist. The MedQuist Certificate of Incorporation provides that the total number of MedQuist directors will be not less than five nor more than 20 as determined by the MedQuist Board from time to time. MedQuist currently has 10 directors. The MedQuist Board is divided into three classes as nearly equal in number as possible. Directors of each class serve for a term of three years and until their successors have been elected and qualified. Any vacancy may be filled by the affirmative vote of a majority of the remaining directors. A director so elected by the board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

         MRC. The MRC By-laws provide that the total number of MRC directors shall be 10. The MRC directors are elected at the annual meeting of MRC shareholders. MRC currently has nine directors with one vacancy. Directors elected by the shareholders and the directors chosen to fill vacancies hold offices until the next election of directors and until their successors are elected and qualified, or until their earlier death, resignation or removal. Under the MRC Articles of Incorporation, holders of MRC Preferred Stock have the right to designate and elect certain board members. These rights will be eliminated upon consummation of the Merger.

Removal of Directors

         MedQuist. The NJBCA provides that directors of MedQuist may be removed, with cause, by a majority of the votes cast by the holders of shares entitled to vote for the election of directors.

         MRC. The MGBCL provides that directors of MRC may be removed at any time, with or without cause, by a majority vote of the holders entitled to elect such directors.

Meeting of Shareholders; Action by Written Consent

         MedQuist. Under the MedQuist By-laws, a special meeting of the shareholders may be called at any time by the Chairman of the MedQuist Board, the President or the MedQuist Board and may be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting or in a duly executed waiver of notice.

         Pursuant to the NJBCA, any action required or permitted to be taken at a meeting of the MedQuist shareholders generally may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing.

         MRC. Under the MRC By-laws, a special meeting of the MRC shareholders may be called at any time by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of stock of MRC entitled to vote at such meeting.

         Pursuant to the MGBCL, any action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing are signed by all shareholders entitled to vote with respect to the subject matter thereof.

Shareholder Inspection Rights; Shareholder Lists

         MedQuist. Pursuant to the NJBCA, a shareholder who has been a shareholder for at least six months or who holds, or is authorized in writing by holders of, at least five percent of the outstanding shares of any class or series of stock of MedQuist upon at least five days written demand has the right for any proper purpose to inspect in person or by agent or attorney the minutes of the proceedings of MedQuist's shareholders and MedQuist's record of shareholders. Irrespective of the period a shareholder has held his or her stock or the amount of stock such shareholder holds, a court is empowered, upon proof of proper purpose, to compel production for examination by such shareholder of the books and records of account, minutes and record of shareholders of MedQuist.

         MRC. Pursuant to the MGBCL, a shareholder may at all proper times have access to the books of MRC to examine the same.

Amendment of Governing Documents

         MedQuist. Under the NJBCA, a proposed amendment to a corporation's certificate of incorporation requires approval by the board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon, and in addition, if any class or series of shares is entitled to vote thereon as a class the affirmative vote of a majority of the votes cast in each class vote, unless a specific provision of the NJBCA or the certificate of incorporation provides otherwise.

         Pursuant to the NJBCA and the MedQuist By-laws, the provisions of the MedQuist By-laws generally may be altered, amended, repealed or new by-laws may be adopted by the MedQuist Board at a regular or special meeting of the MedQuist Board; however, by-laws made by the MedQuist Board may be altered or repealed, and new by-laws made, by the shareholders.

         MRC. Pursuant to the MGBCL, amendments to articles of incorporation may be made in the following manner: (a) the Board of Directors must adopt a resolution setting forth the proposed amendment and submit the resolution to a vote at a meeting of the shareholders, or submit the resolution without first adopting it; and (b) the shareholders must adopt the resolution by an affirmative vote of a majority of the outstanding shares entitled to vote, unless any class of shares is entitled to vote thereon as a class, in which event the approval of the amendment will also require the affirmative vote of the majority of the outstanding shares of that class.

         Subject to the power vested in the shareholders, the Board of Directors is authorized to amend the MRC By-laws, however, such amendment may be altered or repealed by the shareholders.

         The MRC Articles of Incorporation also provide that MRC will not amend, alter, or repeal the MRC Articles of Incorporation or the MRC By-Laws in any manner so as to adversely affect the respective relative rights and preferences of any series of the MRC Preferred Stock or adversely affect any series of the MRC Preferred Stock or the holders thereof, without first obtaining the prior consent of the holders of at least (a) a majority of the outstanding shares of Series IV Preferred Stock, (b) two-thirds of the outstanding shares of Series V Preferred Stock and (c) 75% of the outstanding shares of Series VI Preferred Stock, each voting separately as a class and only to the extent such holders' rights are affected by any such proposed amendment or modification.

Corporation's Best Interest

         MedQuist. Under the NJBCA, the director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be is the best interest of the corporation may, in addition to considering the effects of any action on shareholders, consider any of the following: (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. If, on the basis of the foregoing factors, the Board of Directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the Board of Directors will have no obligation to facilitate, remove any barriers to, or refrain from impeding such proposal or offer.

         MRC. Under the MGBCL, the directors of a Missouri corporation, in exercising their business judgment concerning an acquisition proposal, may consider, among other factors, the social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its businesses.

Required Vote for Authorization of Certain Actions

         MedQuist. Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation requires the approval of such corporation's Board of Directors and the affirmative vote of a majority of the votes cast by the holders of shares of the corporation entitled to vote thereon, and in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote, unless such corporation is the surviving corporation and (i) such corporation's certificate of incorporation will not be amended; (ii) the shareholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and (iii) the number of voting shares and participation shares outstanding after the merger plus the number of voting shares and participating shares issuable upon conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger. Similarly a sale of all or substantially all of a New Jersey corporation's assets other than in the ordinary course of business, or a voluntary dissolution of a New Jersey corporation, requires the approval of such corporation's Board of Directors and the affirmative vote of a majority of the votes cast by the holders of shares of the corporation entitled to vote thereon, and in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

         MRC. Pursuant to the MGBCL, the consummation of a merger of a Missouri corporation or the consolidation of two or more Missouri corporations requires the approval of such corporations' Boards of Directors. The Board of Directors of the corporation must submit the plan of merger or consolidation to a vote at a meeting of the shareholders of the corporation. At the meeting, the plan of merger or consolidation must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote at such meeting. In the case of MRC, each holder of Common Stock is entitled to one vote per share and each holder of the Preferred Stock is entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of such shares of Preferred Stock held on the record date for the determination of shareholders entitled to vote. In addition to the approval required under the MGBCL, MRC's Articles of Incorporation also requires the approval of a merger of the affirmative vote of at least (i) a majority of the outstanding shares of Series IV Preferred Stock, (ii) two-thirds of the outstanding shares of the Series V Preferred Stock and (iii) 75% of the outstanding shares of Series VI Preferred Stock. The voluntary dissolution of a Missouri corporation requires the affirmative vote of at least two-thirds of the votes entitled to vote thereon.

Business Combinations

         MedQuist. The NJBCA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any interested shareholder (generally, a 10% or greater shareholder) of such corporation for a period of five years following such interested shareholder's stock acquisition, unless such business combination is approved by the Board of Directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as MedQuist, cannot opt out of the foregoing provisions of the NJBCA.

         In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested shareholder of such corporation other than: (i) a business combination approved by the Board of Directors of such corporation prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose, or (iii) a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested shareholder.

         MRC. The MGBCL contains certain provisions applicable to Missouri corporations that may be deemed to have an anti-takeover effect. Such provisions include Missouri's business combination statute and control share acquisition statute. The Missouri "Business Combination Statute" protects "resident domestic corporations" after hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The MGBCL also contains a "Control Share Acquisition Statute" that provides for certain shareholder approvals in connection with certain acquisitions.

         However, because MRC currently does not have more than one hundred shareholders of record; the Business Combination Statute and the Control Share Acquisition Statute do not currently apply to MRC.

                                  LEGAL MATTERS

         The validity of the shares of MedQuist Common Stock offered hereby will be passed upon for MedQuist by Blank Rome Comisky & McCauley LLP. A. Fred Ruttenberg, a partner in Blank Rome Comisky & McCauley LLP, is the beneficial owner of 93,570 shares of MedQuist Common Stock and is a director of MedQuist.

                                     EXPERTS

         The audited supplemental consolidated financial statements of MedQuist Inc. and Subsidiaries included in this Joint Proxy Statement/Prospectus and the audited consolidated financial statements of MedQuist Inc. and Subsidiaries incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in this Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein and incorporated by reference, respectively, in reliance upon the authority of said firm as experts in giving said reports.

         The audited financial statements of The MRC Group, Inc. and Subsidiary and Medical Records Corp. included in this Joint Proxy Statement/Prospectus and elsewhere in this Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The combined restated financial statements of Medical Records Corp. and Affiliate, included in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by Skoda, Minotti, Reeves & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
MEDQUIST INC. AND SUBSIDIARIES
Report of Independent Public Accountants....................   F-2
Supplemental Consolidated Balance Sheets, December 31, 1996
  and 1997..................................................   F-3
Supplemental Consolidated Statements of Operations for the
  years ended December 31, 1995, 1996 and 1997..............   F-4
Supplemental Consolidated Statements of Shareholders' Equity
  for the years ended December 31, 1995, 1996 and 1997......   F-5
Supplemental Consolidated Statements of Cash Flows for the
  years ended December 31, 1995, 1996 and 1997..............   F-6
Notes to Supplemental Consolidated Financial Statements.....   F-7
Supplemental Consolidated Balance Sheets, December 31, 1997
  and June 30, 1998 (unaudited).............................  F-20
Supplemental Unaudited Consolidated Statements of Operations
  for the six months ended June 30, 1997 and 1998...........  F-21
Supplemental Unaudited Consolidated Statements of
  Shareholders' Equity for the six months ended June 30,
  1998......................................................  F-22
Supplemental Unaudited Consolidated Statements of Cash Flows
  for the six months ended June 30, 1997 and 1998...........  F-23
Notes to Supplemental Unaudited Consolidated Financial
  Statements................................................  F-24
THE MRC GROUP, INC. AND SUBSIDIARY
Report of Independent Public Accountants....................  F-27
Consolidated Balance Sheets, December 31, 1996 and 1997.....  F-28
Consolidated Statements of Operations for the years ended
  December 31, 1995, 1996 and 1997..........................  F-29
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1995, 1996 and 1997..............  F-30
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995, 1996 and 1997..........................  F-31
Notes to Consolidated Financial Statements, December 31,
  1995, 1996 and 1997.......................................  F-32
Report of Independent Public Accountants....................  F-45
Schedule II -- Valuation and Qualifying Accounts............  F-46
Consolidated Balance Sheets, December 31, 1997 and June 30,
  1998 (Unaudited)..........................................  F-47
Unaudited Consolidated Statements of Operations for the six
  months ended June 30, 1997 and 1998.......................  F-48
Consolidated Statements of Stockholders' Equity for the year ended December 31, 1997 and the six months ended June 30,
  1998 (Unaudited)..........................................  F-49
Unaudited Condensed Consolidated Statements of Cash Flows
  for the six months ended June 30, 1997 and 1998...........  F-50
Notes to Condensed Consolidated Financial Statements, June
  30, 1997 and 1998 (Unaudited).............................  F-51
MEDICAL RECORDS CORP. AND AFFILIATE
Independent Auditors' Report................................  F-53
Combined Statement of Income (As Restated) for the year
  ended December 31, 1995...................................  F-54
Combined Statement of Stockholders' Equity (As Restated) for
  the year ended December 31, 1995..........................  F-55
Combined Statement of Cash Flows (As Restated) for the year
  ended December 31, 1995...................................  F-56
Notes to Combined Financial Statements for the year ended
  December 31, 1995.........................................  F-57
MEDICAL RECORDS CORP.
Report of Independent Public Accountants....................  F-60
Statement of Operations for the Period January 1, 1996 to
  July 19, 1996.............................................  F-61
Statement of Stockholders' Equity for the Period January 1,
  1996 to July 19, 1996.....................................  F-62
Statement of Cash Flows for the Period January 1, 1996 to
  July 19, 1996.............................................  F-63
Notes to Financial Statements for the Period January 1, 1996
  to July 19, 1996..........................................  F-64

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MedQuist Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of MedQuist Inc. (a New Jersey corporation) and Subsidiaries as of December 31, 1996 and 1997, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. The supplemental consolidated statements give retroactive effect to the merger with Signal Transcriptions Network, Inc. on August 18, 1998, which has been accounted for as a pooling-of-interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of MedQuist Inc. and its subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the merger with Signal Transcriptions Network, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Philadelphia, Pa.,
September 18, 1998

                         MEDQUIST INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 9,620   $13,169
  Accounts receivable, net of allowance of $318 and $479....   16,518    22,901
  Deferred income taxes.....................................      334       741
  Prepaid expenses and other................................      215       212
                                                              -------   -------
     Total current assets...................................   26,687    37,023
  Property and equipment, net...............................    9,249    11,790
  Intangible assets, net....................................   42,436    47,489
  Other.....................................................      388       587
                                                              -------   -------
                                                              $78,760   $96,889
                                                              =======   =======

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $   682   $ 3,935
  Accounts payable..........................................    1,302     1,457
  Accrued payroll...........................................    2,352     3,481
  Accrued expenses..........................................    1,925     3,029
                                                              -------   -------
     Total current liabilities..............................    6,261    11,902
                                                              -------   -------
Long-term debt..............................................    1,750     1,405
                                                              -------   -------
Other long-term liabilities.................................      631       544
                                                              -------   -------
Deferred income taxes.......................................    1,691     2,710
                                                              -------   -------
Commitments and contingencies (Note 10)
Shareholders' equity:
  Common stock, no par value, 60,000 shares authorized,
     22,243 and 22,953 shares issued and outstanding........       --        --
  Additional paid-in capital................................   56,804    59,834
  Retained earnings.........................................   11,623    20,494
                                                              -------   -------
     Total shareholders' equity.............................   68,427    80,328
                                                              -------   -------
                                                              $78,760   $96,889
                                                              =======   =======

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                                             YEAR ENDED DECEMBER 31
                                                          ----------------------------
                                                           1995      1996       1997
                                                          -------   -------   --------
Revenues................................................  $57,305   $76,475   $103,910
                                                          -------   -------   --------
Costs and expenses:
  Cost of revenues......................................   44,062    58,631     78,955
  Selling, general and administrative...................    4,325     3,579      4,620
  Depreciation..........................................    2,236     2,872      4,121
  Amortization of intangible assets.....................      496     1,176      1,517
                                                          -------   -------   --------
     Total operating expenses...........................   51,119    66,258     89,213
                                                          -------   -------   --------
Operating income........................................    6,186    10,217     14,697
Interest expense, net...................................    3,707     1,665        158
                                                          -------   -------   --------
Income from continuing operations before income taxes...    2,479     8,552     14,539
Income tax provision....................................      633     3,086      5,192
                                                          -------   -------   --------
Income from continuing operations.......................    1,846     5,466      9,347
Discontinued operations, net of income taxes:
  Income from operations................................    1,451        --         --
  Loss on disposal......................................   (3,180)       --         --
                                                          -------   -------   --------
Income before extraordinary item........................      117     5,466      9,347
Loss on early extinguishment of debt, net of income
  tax benefit...........................................     (545)       --         --
                                                          -------   -------   --------
Net income (loss).......................................     (428)    5,466      9,347
Inducement of warrant exercise..........................       --      (707)        --
                                                          -------   -------   --------
Net income (loss) available to common shareholders......  $  (428)  $ 4,759   $  9,347
                                                          =======   =======   ========
Basic income (loss) per common share (Note 1):
  Income from continuing operations.....................  $  0.22   $  0.31   $   0.41
  Discontinued operations...............................    (0.20)       --         --
  Extraordinary item....................................    (0.07)       --         --
  Inducement of warrant exercise........................       --     (0.04)        --
                                                          -------   -------   --------
                                                          $ (0.05)  $  0.27   $   0.41
                                                          =======   =======   ========
Diluted income (loss) per common share (Note 1):
  Income from continuing operations.....................  $  0.20   $  0.28   $   0.39
  Discontinued operations...............................    (0.19)       --         --
  Extraordinary item....................................    (0.06)       --         --
  Inducement of warrant exercise........................       --     (0.04)        --
                                                          -------   -------   --------
                                                          $ (0.05)  $  0.24   $   0.39
                                                          =======   =======   ========

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                            COMMON STOCK      ADDITIONAL
                                          -----------------    PAID-IN     RETAINED
                                          SHARES    AMOUNT     CAPITAL     EARNINGS    TOTAL
                                          -------   -------   ----------   --------   -------
Balance, December 31, 1994..............    8,341   $    --    $ 3,662     $ 8,729    $12,391
  Net loss..............................       --        --         --        (428)      (428)
  Exercise of Common stock options,
     including tax benefit..............      520        --      1,210          --      1,210
  Merger costs..........................       --        --        (51)         --        (51)
  Distributions.........................       --        --         --        (937)      (937)
  Issuance of Common stock in connection
     with business acquisition..........       70        --        185          --        185
                                          -------   -------    -------     -------    -------
Balance, December 31, 1995..............    8,931        --      5,006       7,364     12,370
  Net income............................       --        --         --       5,466      5,466
  Exercise of Common stock options,
     including tax benefit..............       98        --        336          --        336
  Issuance of Common stock in connection
     with business acquisitions.........    2,668        --      5,040          --      5,040
  Sale of Common stock, net of
     expenses...........................    7,530        --     39,442          --     39,442
  Distributions.........................       --        --         --        (500)      (500)
  Exercise of warrants, including
     inducement charge..................    3,016        --      6,980        (707)     6,273
                                          -------   -------    -------     -------    -------
Balance, December 31, 1996..............   22,243        --     56,804      11,623     68,427
  Net income............................       --        --         --       9,347      9,347
  Exercise of Common stock options,
     including tax benefit..............      533        --      2,377          --      2,377
  Sale of Common stock, net of
     expenses...........................       33        --        251          --        251
  Distributions.........................       --        --         --        (476)      (476)
  Purchase and retirement of Common
     stock, at cost.....................      (82)       --       (676)         --       (676)
  Exercise of warrant, including tax
     benefit............................      226        --      1,078          --      1,078
                                          -------   -------    -------     -------    -------
Balance, December 31, 1997..............   22,953   $    --    $59,834     $20,494    $80,328
                                          =======   =======    =======     =======    =======

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             YEAR ENDED DECEMBER 31
                                                          -----------------------------
                                                            1995       1996      1997
                                                          --------   --------   -------
Operating Activities:
  Net income (loss).....................................  $   (428)  $  5,466   $ 9,347
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities --
        Depreciation and amortization...................     4,379      4,048     5,638
        Amortization of debt discounts..................       131        704        --
        Loss on disposal of discontinued operations.....     4,286         --        --
        Loss on early extinguishment of debt............       545         --        --
        Deferred income tax provision (benefit).........      (153)     1,512       270
        Changes in assets and liabilities, excluding
           effects of acquisitions and divestitures --
           Accounts receivable, net.....................    (2,324)    (4,833)   (4,750)
           Prepaid expenses and other...................       669        707       227
           Other assets.................................      (130)       112      (183)
           Accounts payable.............................       745     (1,277)       (3)
           Accrued payroll..............................      (244)       773       817
           Accrued expenses.............................       797       (979)    2,206
           Other long-term liabilities..................       (91)       (79)      (87)
                                                          --------   --------   -------
           Net cash provided by operating activities....     8,182      6,154    13,482
                                                          --------   --------   -------
Investing Activities:
  Purchases of property and equipment...................    (3,931)    (3,702)   (6,049)
  Acquisitions, net of cash acquired....................        (7)    (4,810)   (3,707)
  Proceeds from divestiture.............................    16,723         --        --
                                                          --------   --------   -------
           Net cash provided by (used in) investing
             activities.................................    12,785     (8,512)   (9,756)
                                                          --------   --------   -------
Financing Activities:
  Repayments of long-term debt and subordinated
     payable............................................   (19,373)   (29,843)   (1,061)
  Proceeds for issuance of long-term debt...............        --         18        --
  Borrowing under line of credit........................       265         64        --
  Merger costs..........................................       (52)        --        --
  Dividend to former stockholders.......................      (892)      (545)     (476)
  Proceeds from exercise of Common stock options........        --        226     1,277
  Net proceeds from issuance of Common stock............       796     39,442       251
  Purchase and retirement of Common stock, at cost......        --         --      (676)
  Deferred financing costs..............................      (178)        --        --
  Proceeds from exercise of warrants....................        --         --       508
                                                          --------   --------   -------
           Net cash provided by (used in) financing
             activities.................................   (19,434)     9,362      (177)
                                                          --------   --------   -------
Net increase in cash and cash equivalents...............     1,533      7,004     3,549
Cash and cash equivalents, beginning of year............     1,083      2,616     9,620
                                                          --------   --------   -------
Cash and cash equivalents, end of year..................  $  2,616   $  9,620   $13,169
                                                          ========   ========   =======

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Background

     MedQuist Inc. (the "Company") is a leading national provider of electronic transcription and document management services to the health care industry in the United States. MedQuist Inc. was incorporated in New Jersey in 1987 as a group of outpatient health care businesses affiliated with a nonprofit health care provider. In May 1994, Transcriptions, Ltd. was acquired (see Note 2). In November 1995, MedQuist Inc. discontinued its receivables management business. The operations and net assets of the receivables management business and the outpatient businesses, which together formed one business segment, have been accounted for as discontinued operations (see Note 3).

  Basis of Presentation

     On May 28, 1998, the Company consummated the acquisition of Digital Dictation, Inc. ("DDI"). The acquisition was accounted for using the pooling-of-interests method of accounting and the Company's historical financial statements were retroactively restated to reflect the combination with DDI. The restated financial statements were issued in Item 5 of the Company's June 30, 1998 quarterly report on Form 10-Q.

     On August 18, 1998, the Company consummated the acquisition of Signal Transcription Network, Inc. ("Signal"), which will be accounted for using the pooling-of-interests method. Accounting Principles Board Opinion No. 16 precludes the restatement of financial statements for a pooling-of-interests transaction prior to the issuance of financial statements covering a period encompassed by the transaction. Accordingly, the accompanying consolidated financial statements set forth a supplemental presentation of the Company's financial statements retroactively restated to reflect the combination with Signal (see Note 11). The accompanying consolidated financial statements do not include the estimated transaction costs related to the Signal acquisition of $750, which will be charged to expense in the quarter ended September 30, 1998. Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. The accompanying consolidated balance sheets do not include a deferred tax asset of approximately $4,600 that will be credited directly to shareholders' equity in the quarter ended September 30, 1998, to reflect the tax effect of goodwill that will be recorded for tax purposes (see
Note 9).

  Pro Forma Presentation for Signal Income Taxes

     Prior to its merger with the Company, Signal was taxed as an "S" Corporation. Accordingly, no tax provision is included in the accompanying supplemental financial statements related to Signal's income. The following pro forma presentation sets forth the Company's supplemental income tax provision, income from continuing operations and income from continuing operations per share as if Signal had been taxed as a "C" Corporation for all periods presented.

                                                      YEAR ENDED DECEMBER 31
                                                     -------------------------
                                                      1995     1996     1997
                                                     ------   ------   -------
Income from continuing operations before income
  taxes, as reported...............................  $2,479   $8,552   $14,539
Pro forma income tax provision.....................   1,087    3,423     5,632
                                                     ------   ------   -------
Pro forma income from continuing operations........  $1,392   $5,129   $ 8,907
                                                     ======   ======   =======
Pro forma income per share from continuing
  operations:
  Basic............................................  $ 0.16   $ 0.29   $  0.40
  Diluted..........................................  $ 0.15   $ 0.26   $  0.37

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Common Stock Splits

     On September 9, 1997, the Company effected a three-for-two stock split for all shares of Common stock. Further, on June 15, 1998, the Company effected a two-for-one stock split for all shares of Common stock. All share data in the accompanying financial statements has been retroactively adjusted to reflect both stock splits.

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and contingency disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Fees for transcription-related services are based primarily on contracted rates, and revenue is recognized upon the rendering of services and delivery of records. Included in revenues are franchise fees of $317, $239 and $121 for the years ended December 31, 1995, 1996 and 1997, respectively.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less, consisting primarily of cash on deposit with banks. At December 31, 1997, cash and cash equivalents included a restricted certificate of deposit of $1,339 which was used to repay a note payable in January 1998.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years for furniture, equipment and software, and the lease term for leasehold improvements. Repairs and maintenance costs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on disposals are charged to operations. Certain internally developed software costs totaling $171, incurred have been capitalized in 1997 in accordance with the AICPA's Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which was early adopted by DDI prior to its merger with the Company. These costs include $142 of salaries and fringe benefits for software developers and $29 of telecommunications and outside consultant costs. Such costs will be amortized, beginning in 1998, using the straight-line method over the estimated useful life of five years.

  Intangible Assets

     Intangible assets consist primarily of the excess of cost over the net asset value of acquired businesses and customer lists. The excess of cost over the net asset value related to the May 1994 acquisition of Transcriptions, Ltd. (see Note 2) is being amortized over 40 years. The excess of cost over the net asset value related to subsequent acquisitions and customer lists are being amortized over 20 years. Subsequent to its acquisitions, the Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

related undiscounted cash flows in measuring whether the intangible asset should be written down to fair value. Measurement of the amount of the impairment will be based on appraisal, market value of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the assets. As of December 31, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.

  Accrued Expenses

     Accrued expenses consist primarily of customer deposits, accrued interest, and accrued professional fees. At December 31, 1996 and 1997, customer deposits totaled $492 and $496, respectively.

  Advertising Costs

     The Company charges advertising costs to expense as incurred. Advertising expense was $191, $166 and $205 for the years ended December 31, 1995, 1996 and 1997, respectively.

  Statements of Cash Flow Information

     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $3,191, $716 and $197, respectively, and income taxes of $478, $1,700 and $2,530, respectively. Capital lease obligations of $612, $191 and $174 were incurred on equipment leases entered into in 1995, 1996 and 1997, respectively.

     The following table displays the net noncash assets and liabilities that were consolidated as a result of the Company's business acquisitions accounted for under the purchase method (see Note 2):

                                                      YEAR ENDED DECEMBER 31
                                                     -------------------------
                                                      1995      1996     1997
                                                     -------   ------   ------
Noncash assets (liabilities):
  Accounts receivable..............................  $   169   $  364   $1,633
  Prepaid expenses and other.......................       19       59      243
  Property and equipment...........................      213      446      613
  Intangible assets................................   23,183    6,389    6,588
  Accounts payable and accrued expenses............     (299)    (335)  (1,781)
  Long-term debt...................................     (379)    (305)    (252)
                                                     -------   ------   ------
        Net noncash assets acquired................   22,906    6,618    7,044
  Less- Seller notes and payables..................  (22,714)  (1,318)  (3,337)
  Common stock issued..............................     (185)    (490)      --
                                                     -------   ------   ------
        Net cash paid for business acquisitions....  $     7   $4,810   $3,707
                                                     =======   ======   ======

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Income (Loss) Per Common Share

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This statement establishes new standards for computing and presenting earnings per share and requires the restatement of prior year amounts. The Company adopted SFAS No. 128 effective December 31, 1997.

     Basic income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period. Diluted income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period, adjusted for the dilutive effect of Common stock equivalents, which consist of stock options, using the treasury stock method.

     The table below sets forth the reconciliation of the numerators and denominators of the basic and diluted income per share computations for income from continuing operations:

                                                        YEAR ENDED DECEMBER 31
                        ---------------------------------------------------------------------------------------
                                   1995                          1996                          1997
                        ---------------------------   ---------------------------   ---------------------------
                                          PER SHARE                     PER SHARE                     PER SHARE
                        INCOME   SHARES    AMOUNT     INCOME   SHARES    AMOUNT     INCOME   SHARES    AMOUNT
                        ------   ------   ---------   ------   ------   ---------   ------   ------   ---------
Basic income from
  continuing
  operations..........  $1,846   8,505      $0.22     $5,466   17,649     $0.31     $9,347   22,541     $0.41
Effect of dilutive
  securities..........     --      552      (0.02)       --     1,906     (0.03)       --     1,632     (0.02)
                        ------   -----      -----     ------   ------     -----     ------   ------     -----
Diluted income from
  continuing
  operations..........  $1,846   9,057      $0.20     $5,466   19,555     $0.28     $9,347   24,173     $0.39
                        ======   =====      =====     ======   ======     =====     ======   ======     =====

     In 1997, 540 Common stock options were excluded from the diluted computation because their effect would be anti-dilutive.

  New Accounting Pronouncement

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will have no effect on the Company's financial statements.

2. ACQUISITIONS

     Effective May 1, 1994, the Company purchased substantially all of the assets of Transcriptions, Ltd. and affiliates ("Transcriptions"), as well as assumed certain liabilities, as defined, for $16,930 in cash, including acquisition costs of $322, plus the payment of Transcriptions' interest bearing debt of $5,816, plus a deferred purchase price based on future operating results. Effective December 29, 1995, and in connection with the sale of the receivables management division (see Note 3), the Company fixed the deferred purchase price by agreeing to pay the former owners of Transcriptions $18,375 in cash and issue 2,584 shares of Common stock (valued at $4,550 for financial reporting purposes) on August 31, 1996.

     The total purchase price for the Transcriptions acquisition was $44,797. The acquisition has been accounted for using the purchase method with the purchase price allocated to the fair value of the acquired assets and liabilities.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

2. ACQUISITIONS -- (CONTINUED)

     The following unaudited pro forma summary presents the results of operations of the Company as if the payment of the deferred purchase price, which causes additional amortization and interest expense, had occurred on January 1, 1995.

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                               1995
                                                           ------------
Revenues.................................................    $57,305
Income from continuing operations........................        538
Basic and diluted income per share from continuing
  operations.............................................       0.06

     From 1995 through 1997, the Company completed twelve acquisitions. The acquisitions have been accounted for using the purchase method. Pro forma information is not presented as these acquisitions are not material to the Company.

     In May 1998 and August 1998, the Company completed acquisitions accounted for under the pooling-of-interests method (see Note 11).

3. DISCONTINUED OPERATIONS

     In December 1995, the Company sold its receivables management business for total consideration of $17,330. The accompanying financial statements reflect the receivables management business as discontinued operations. For the year ended December 31, 1995, the discontinued operation generated revenue of $18,767 and net income of $1,451. The 1995 divestiture generated an after-tax loss of $3,180, which includes net income of $113 related to operations from the November 14, 1995 measurement date through the December 29, 1995 disposal date.

4. PROPERTY AND EQUIPMENT

                                                               DECEMBER 31
                                                            -----------------
                                                             1996      1997
                                                            -------   -------
Furniture, equipment and software.........................  $15,166   $21,477
Leasehold improvements....................................      156       335
                                                            -------   -------
                                                             15,322    21,812
Less- Accumulated depreciation and amortization...........   (6,073)  (10,022)
                                                            -------   -------
                                                            $ 9,249   $11,790
                                                            =======   =======

5. INTANGIBLE ASSETS

                                                               DECEMBER 31
                                                            -----------------
                                                             1996      1997
                                                            -------   -------
Excess of cost over net asset value of acquired
  businesses..............................................  $34,162   $34,187
Customer lists............................................    9,972    16,519
Deferred financing costs..................................       84       100
                                                            -------   -------
                                                             44,218    50,806
Less- Accumulated amortization............................   (1,782)   (3,317)
                                                            -------   -------
                                                            $42,436   $47,489
                                                            =======   =======

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

6. LONG-TERM DEBT

                                                               DECEMBER 31
                                                            -----------------
                                                             1996      1997
                                                            -------   -------
Line of credit............................................  $   329   $   132
Subordinated convertible 6% promissory note, due September
  2003, converted in January 1998.........................    1,288     1,288
Subordinated 5.25% promissory notes, due January 1998.....       --     1,357
Subordinated 4.5% promissory notes, due January 1998......       --     1,940
Subordinated 6.75% promissory notes, due March 1998.......       --        20
Subordinated 6.75% promissory note, due March 1999........       --        20
Automobile loan, interest at 10%, due December 1998.......       13         7
Subordinated 5% promissory note, repaid in 1997...........       30        --
Capital lease obligations.................................      772       576
                                                            -------   -------
                                                              2,432     5,340
Less- Current portion.....................................     (682)   (3,935)
                                                            -------   -------
                                                            $ 1,750   $ 1,405
                                                            =======   =======

     On April 23, 1997, the Company amended its credit facility to provide for a $10 million unsecured senior revolving line of credit through April 23, 2000. The revolver bears interest at resetting rates selected by the Company from various alternatives. The interest rate alternatives are either (i) the greater of (x) prime rate, (y) the federal funds rate plus 0.5% (z) the bank's certificate of deposit rate plus 1%, or (ii) LIBOR plus 0.75%. The credit facility also allows for the Company to finance up to 100% of any acquisitions of companies that are in the business of providing transcriptions-related services. The financing of these acquisitions may be carved out of the revolver and amortized over 20 consecutive quarters. Each acquisition term loan that is created would permanently reduce the remaining borrowings under the revolver.

     In addition to acquisitions, the revolver can be used for working capital and general corporate purposes. To the extent any amounts under the revolver are repaid, other than acquisition term loans, the Company may reborrow such amounts. The credit facility requires the Company to maintain certain financial and non-financial covenants, including limitations on capital expenditures and dividends.

     For the year ended December 31, 1997, the Company did not incur any interest expense on the revolving credit facility as there were no borrowings on this credit facility during the year. For the years ended December 31, 1995 and 1996, the Company incurred interest expense of $498 and $49 on the revolving credit facility, at a weighted average interest rate of 8.96% and 9.78%. The highest outstanding borrowings under the revolver during 1995 and 1996 were $7,332 and $2,534, respectively.

     In December 1995, the Company restructured its prior credit facility. In connection with the restructuring, the Company charged to expense, as an extraordinary item, the related deferred financing costs of $826, increasing the 1995 net loss by $545.

     In January 1998, the subordinated convertible 6% promissory note was converted into 172 shares of Common stock at a conversion price of $7.48 per share.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

6. LONG-TERM DEBT -- (CONTINUED)

     Long-term debt maturities as of December 31, 1997, are as follows:


1998........................................................  $3,970
1999........................................................     127
2000........................................................       8
2001........................................................       8
2002........................................................       1
2003 and thereafter.........................................   1,288
                                                              ------
                                                               5,402
Less- Interest on capital lease obligations.................     (62)
                                                              ------
                                                              $5,340
                                                              ======

7. SHAREHOLDERS' EQUITY

     On September 9, 1997, the Company effected a three-for-two stock split for all shares of Common stock. Further, on June 15, 1998, the Company effected a two-for-one stock split for all shares of Common stock.

     In May 1996, the Company consummated a secondary public offering of its Common stock, selling 6,600 shares at a price of $5.67 per share. In June 1996, the underwriters exercised their overallotment option for an additional 922 shares. After deducting the underwriters' discount and offering expenses, the net proceeds to the Company were $39,442.

     In connection with the 1992 issuance of a senior subordinated note, the Company sold to the holder for $1,100 warrants to purchase 1,732 shares of Class A and 1,068 shares of Class B Preferred Stock at an exercise price of $2.50 per share. Each share of Class A and Class B Preferred Stock was convertible into one share of Common stock. During 1994, the holder was issued additional warrants and all warrant exercise prices were reset at $2.43, in accordance with the antidilution provisions of the original warrant agreement. Simultaneous with the closing of the secondary stock offering, the Company and the holder agreed that the holder would exercise the warrants by tendering the $7,000 principal amount of the senior subordinated notes and simultaneously converting the shares of Preferred stock received upon such exercise into 2,888 shares of Common stock. As an inducement for the holder to exercise the warrants and convert the Preferred stock, the Company issued the holder 128 additional shares of Common stock. This inducement, valued at $707 or $0.04 per diluted share, has been recorded as a deduction from the net income available to common shareholders in 1996.

     In connection with the Company's May 1994 credit agreement, the Company issued the agent bank warrants to purchase 226 shares of Common stock at an exercise price of $2.25 per share. These warrants were exercised on June 12, 1997 by the agent bank for proceeds to the Company of $508.

8. STOCK OPTION PLANS

     The Company has three stock option plans that provide for the granting of options to purchase an aggregate of 5,860 shares of Common stock to eligible employees (including officers) and nonemployee directors of the Company. Options granted may be at fair market value of the Common stock or at a price determined by a committee of the Company's board of directors. The stock options vest and are exercisable over periods determined by the committee.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

8. STOCK OPTION PLANS -- (CONTINUED)

     Information with respect to the Company's options are as follows:

                                                          OPTION PRICE    AGGREGATE
                                                SHARES     PER SHARE      PROCEEDS
                                                ------   --------------   ---------
Outstanding, December 31, 1994................  1,500    $0.67 - $ 2.25    $ 2,510
  Granted.....................................    918     2.42 -   3.17      2,594
  Exercised...................................   (520)    0.67 -   2.42       (796)
  Canceled....................................   (136)    0.67 -   2.50       (259)
                                                -----    --------------    -------
Outstanding, December 31, 1995................  1,762     0.67 -   3.17      4,049
  Granted.....................................    961     2.80 -   6.94      4,509
  Exercised...................................    (98)    1.14 -   5.13       (226)
  Canceled....................................    (90)        3.17            (285)
                                                -----    --------------    -------
Outstanding, December 31, 1996................  2,535     1.14 -   6.94      8,047
  Granted.....................................    918     5.21 -  16.52     10,988
  Exercised...................................   (533)    1.14 -  10.41     (1,277)
  Canceled....................................    (94)    4.37 -  16.52       (481)
                                                -----    --------------    -------
Outstanding, December 31, 1997................  2,826    $1.14 - $16.52    $17,277
                                                =====    ==============    =======

     At December 31, 1997, there were 1,255 exercisable options at an aggregate exercise price of $3,664 and 624 additional options were available for grant under the plans.

     The options outstanding and exercisable by exercise price at December 31, 1997 are as follows:

                                                       WEIGHTED
                                                        AVERAGE     WEIGHTED                 WEIGHTED
                                                       REMAINING    AVERAGE                  AVERAGE
               EXERCISE                   NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
                PRICES                  OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
               --------                 -----------   -----------   --------   -----------   --------
$ 1.14 - $ 3.83.......................     1,365         6.15        $ 2.40       1,135       $ 2.33
  5.13 -  11.31.......................       894         8.72          6.54          90         6.68
 13.82 -  16.52.......................       567         9.96         14.41          30        13.81
                                           -----         ----        ------       -----       ------
                                           2,826         7.73        $ 6.11       1,255       $ 2.92
                                           =====         ====        ======       =====       ======

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and the related interpretations in accounting for its stock option plans. Had compensation cost for the Company's Common stock options been determined based upon the fair value of the options at the date of grant, as prescribed under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) available to common shareholders would have been the following pro forma amounts:

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

8. STOCK OPTION PLANS -- (CONTINUED)

                                                       YEAR ENDED DECEMBER 31
                                                       -----------------------
                                                       1995     1996     1997
                                                       -----   ------   ------
Net income (loss):
  As reported........................................  $(428)  $4,759   $9,347
  Pro forma..........................................   (752)   3,778    7,893
Basic net income (loss) per share:
  As reported........................................   (.05)     .27      .42
  Pro forma..........................................   (.09)     .21      .35
Diluted net income (loss) per share:
  As reported........................................   (.05)     .24      .39
  Pro forma..........................................   (.08)     .19      .33

     The fair value of the options granted is estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, volatility of 50.0%-55.0%, risk-free interest rates of 5.3% to 8.0%, and an expected life of five years. The above pro forma amounts may not be indicative of future amounts because option grants prior to January 1, 1995 have not been included and because future option grants are expected.

9. INCOME TAXES

The income tax provision consists of the following:

                                                       YEAR ENDED DECEMBER 31
                                                       -----------------------
                                                       1995     1996     1997
                                                       -----   ------   ------
Current:
  State..............................................  $ 181   $   79   $  721
  Federal............................................    161    1,495    4,201
                                                       -----   ------   ------
                                                         342    1,574    4,922
  Deferred...........................................   (153)   1,512      270
                                                       -----   ------   ------
                                                       $ 189   $3,086   $5,192
                                                       =====   ======   ======

                                                       YEAR ENDED DECEMBER 31
                                                       -----------------------
                                                       1995     1996     1997
                                                       -----   ------   ------
Continuing operations................................  $ 633   $3,086   $5,192
Discontinued operations:
  Income from operations.............................    796       --       --
  Loss on disposal...................................   (959)      --       --
Extraordinary item...................................   (281)      --       --
                                                       -----   ------   ------
                                                       $ 189   $3,086   $5,192
                                                       =====   ======   ======

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

9. INCOME TAXES -- (CONTINUED)

     A reconciliation of the statutory federal income tax rate to the effective continuing operations income tax rate is as follows:

                                                         YEAR ENDED DECEMBER 31
                                                       ---------------------------
                                                       1995        1996       1997
                                                       -----       ----       ----
Statutory federal income tax rate....................   34.0%      34.0%      35.0%
State income taxes, net of federal benefit...........    6.5%       3.0%       3.0%
Impact of Signal's "S" Corporation status............  (21.5)%     (3.9)%     (2.9)%
Other................................................    6.5%       3.0%       0.6%
                                                       -----       ----       ----
                                                        25.5%      36.1%      35.7%
                                                       =====       ====       ====

     Prior to the August 1998 merger (see Note 11), Signal was taxed as an "S" Corporation. Accordingly, the former Signal shareholders were taxed individually on their portion of Signal's taxable income. Therefore, no tax provision is included in the accompanying supplemental financial statements related to Signal's net income (see Note 1).

     The tax effected temporary differences that give rise to deferred income taxes are as follows:

                                                                DECEMBER 31
                                                             -----------------
                                                              1996      1997
                                                             -------   -------
Deferred tax asset:
  Allowance for doubtful accounts..........................  $   113   $   177
  Vacation accrual.........................................       --       125
  Other....................................................      221       439
                                                             -------   -------
                                                             $   334   $   741
                                                             =======   =======
Deferred tax liability:
  Accumulated depreciation.................................  $(1,022)  $(1,160)
  Accumulated amortization.................................     (546)   (1,220)
  Deferred compensation....................................      224       210
  Other....................................................     (347)     (540)
                                                             -------   -------
                                                             $(1,691)  $(2,710)
                                                             =======   =======

     At December 31, 1997, the tax bases of Signal's net assets approximated their reported amount for financial statement purposes. However, Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. Accordingly, the Company will record a deferred tax asset and an increase in additional paid-in capital of approximately $4,600 in the quarter ended September 30, 1998, which represents the tax effect of goodwill that will be recorded for income tax purposes.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

10. COMMITMENTS AND CONTINGENCIES

     Rent expense for operating leases was $891, $1,441 and $1,831 for the years ended December 31, 1995, 1996 and 1997, respectively. Minimum annual rental commitments for noncancelable operating leases having terms in excess of one year as of December 31, 1997, are as follows:

1998........................................................  $1,930
1999........................................................   1,313
2000........................................................     781
2001........................................................     484
2002........................................................     247
2003 and thereafter.........................................     220
                                                              ------
                                                              $4,975
                                                              ======

     The Company has an employment agreement, as amended, with a former Chief Executive Officer who is currently a director of the Company. The agreement entitles this individual to receive retirement benefits of $75 per year for life plus certain other benefits, as defined. Included in other long-term liabilities is $631 and $544 at December 31, 1996 and 1997, respectively, related to these retirement benefits. The employment agreement also requires the Company to loan the former Chief Executive Officer's estate the necessary funds to exercise any options owned by the individual at the time of his death.

     The Company has a severance plan for certain executive officers that provides for one-time payments in the event of a change in control, as defined. No liabilities are currently required to be recorded with respect to this plan.

     In the normal course of business, the Company is a party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management of the Company, after consultation with legal counsel, does not believe that the resolution of these matters will have a material effect upon the Company's financial position or results of operations.

11. ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1997

     On May 28, 1998, the Company completed the acquisition of approximately 94% of the outstanding capital stock of DDI and on July 31, 1998 acquired the remaining shares. The Company issued 912 shares in exchange for all DDI shares. The acquisition was accounted for using the pooling-of-interests method of accounting. Accordingly, the Company's historical financial statements were retroactively restated to reflect the combination with DDI.

     On August 18, 1998, the Company completed the acquisition of Signal, which will be accounted for using the pooling-of-interests method. The Company issued 619 shares of its Common stock and $l.5 million in cash in exchange for all Signal capital stock. Accordingly, the Company's supplemental financial statements have been restated to reflect the combination with Signal. The accompanying consolidated financial statements do not include the estimated transaction costs related to the Signal acquisition of $750, which will be charged to expense in the quarter ended September 30, 1998. Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. The accompanying consolidated balance sheets do not include a deferred tax asset of approximately $4,600 that will be credited directly to shareholders' equity in the quarter ended September 30, 1998 to reflect the tax effect of goodwill that will be recorded for tax purposes (see Note 9).

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

11. ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1997 -- (CONTINUED)

     Revenue and net income as previously reported for the years ended December 31, 1995, 1996 and 1997, and as restated for both the DDI and Signal pooling of interests is as follows:

                                                               YEAR ENDED
                                                            DECEMBER 31, 1997
                                                          ---------------------
                                                          REVENUES   NET INCOME
                                                          --------   ----------
Medquist................................................  $ 84,590    $  7,631
DDI.....................................................    10,026         616
Signal..................................................     9,294       1,100
                                                          --------    --------
Restated................................................  $103,910    $  9,347
                                                          ========    ========

                                                               YEAR ENDED
                                                            DECEMBER 31, 1996
                                                          ---------------------
                                                          REVENUES   NET INCOME
                                                          --------   ----------
Medquist................................................  $ 61,480    $  4,184
DDI.....................................................     6,937         440
Signal..................................................     8,058         842
                                                          --------    --------
Restated................................................  $ 76,475    $  5,466
                                                          ========    ========

                                                               YEAR ENDED
                                                            DECEMBER 31, 1995
                                                          ---------------------
                                                                     NET INCOME
                                                          REVENUES     (LOSS)
                                                          --------   ----------
Medquist, as reported...................................  $ 45,127    $ (1,667)
DDI.....................................................     5,058         104
Signal..................................................     7,120       1,135
                                                          --------    --------
Restated................................................  $ 57,305    $   (428)
                                                          ========    ========

     Prior to its merger with the Company, Signal was taxed as an "S" Corporation. The above net income amounts do not include a "C" Corporation income tax provision for Signal of approximately $454, $337 and $440 for the years ended December 31, 1995, 1996 and 1997, respectively.

     On September 18, 1998 the Company signed a definitive merger agreement with the MRC Group, Inc. ("MRC"). Pursuant to the agreement, the Company will exchange each share of MRC Common stock and each share of MRC Preferred stock on an as-converted basis for 0.5163 shares of its Common stock, subject to adjustment, as defined in the agreement. It is anticipated that the merger will be accounted for as a pooling-of-interests. The merger is subject to the approval of the shareholders of both MRC and the Company.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

12. QUARTERLY SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

Year Ended December 31, 1997:

                                                             THREE MONTHS ENDED
                                               -----------------------------------------------
                                               MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                               --------   -------   ------------   -----------
Revenues.....................................  $22,784    $24,834     $26,962        $29,330
Income before income taxes...................    3,158      3,511       3,834          4,036
Net income...................................    2,040      2,300       2,486          2,521
Basic net income per share...................     0.09       0.10        0.11           0.11
Diluted net income per share.................     0.09       0.10        0.10           0.10

Year Ended December 31, 1996:

                                                             THREE MONTHS ENDED
                                               -----------------------------------------------
                                               MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                               --------   -------   ------------   -----------
Revenues.....................................  $17,421    $18,049     $19,396        $21,609
Income before income taxes...................    1,400      1,778       2,593          2,781
Net income...................................      968      1,130       1,632          1,736
Basic net income per share...................     0.08       0.08        0.08           0.08
Diluted net income per share.................     0.07       0.07        0.07           0.08

                         MEDQUIST INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $   13,169    $ 14,010
  Accounts receivable, net of allowance of $479 and $527....        22,901      24,594
  Prepaid expenses and other current assets.................           953       1,000
                                                                ----------    --------
        Total current assets................................        37,023      39,604
Property and equipment, net.................................        11,790      12,864
Other assets................................................           587         730
Marketable security.........................................            --       1,400
Intangible assets, net......................................        47,489      47,683
                                                                ----------    --------
                                                                $   96,889    $102,281
                                                                ==========    ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................    $    3,935    $    322
  Accounts payable..........................................         1,457       1,722
  Accrued payroll...........................................         3,481       3,622
  Accrued expenses..........................................         3,029       3,131
                                                                ----------    --------
        Total current liabilities...........................        11,902       8,797
                                                                ----------    --------
Long-term debt..............................................         1,405          28
                                                                ----------    --------
Other liabilities...........................................           544         499
                                                                ----------    --------
Deferred income taxes.......................................         2,710       3,200
                                                                ----------    --------
Commitments and Contingencies
Shareholders' equity:
  Common stock, no par value, 60,000 shares authorized,
     22,953 and 23,653 shares issued and outstanding........            --          --
  Additional paid-in capital................................        59,834      62,629
  Retained earnings.........................................        20,494      26,218
  Unrealized gain on marketable securities..................            --         910
                                                                ----------    --------
        Total shareholders' equity..........................        80,328      89,757
                                                                ----------    --------
                                                                $   96,889    $102,281
                                                                ==========    ========

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                                                  SIX MONTHS ENDED JUNE 30,
                                                                  -------------------------
                                                                    1997             1998
                                                                  --------         --------
Revenues.................................................         $47,618          $68,200
                                                                  -------          -------
Costs and expenses:
  Cost of revenues.......................................          36,111           51,741
  Selling, general and administrative....................           2,188            2,775
  Depreciation...........................................           1,828            2,635
  Amortization of intangible assets......................             710              885
  Nonrecurring merger costs..............................              --              750
                                                                  -------          -------
        Total operating expenses.........................          40,837           58,786
                                                                  -------          -------
Operating income.........................................           6,781            9,414
Interest income (expense), net...........................            (112)             105
                                                                  -------          -------
Income before income taxes...............................           6,669            9,519
Income tax provision.....................................           2,329            3,441
                                                                  -------          -------
Net income...............................................         $ 4,340          $ 6,078
                                                                  =======          =======
Basic net income per share...............................         $  0.20          $  0.26
                                                                  =======          =======
Diluted net income per share.............................         $  0.18          $  0.25
                                                                  =======          =======
Pro forma amounts (Note 1):
  Income before income taxes, as reported................         $ 6,669          $ 9,519
  Income tax provision...................................           2,588            3,658
                                                                  -------          -------
  Net income.............................................         $ 4,081          $ 5,861
                                                                  =======          =======
  Basic net income per share.............................         $  0.18          $  0.25
                                                                  =======          =======
  Diluted net income per share...........................         $  0.17          $  0.24
                                                                  =======          =======

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                             UNREALIZED
                                                     ADDITIONAL               GAIN ON
                                                      PAID-IN     RETAINED   MARKETABLE
                                   SHARES   AMOUNT    CAPITAL     EARNINGS   SECURITIES    TOTAL
                                   ------   ------   ----------   --------   ----------   -------
BALANCE, DECEMBER 31, 1997.......  22,953    $  --    $  59,834   $ 20,494      $    --   $80,328
  Net income.....................      --       --           --      6,078           --     6,078
  Exercise of Common stock
     options.....................     510       --        1,225         --           --     1,225
  Conversion of subordinated
     note........................     172       --        1,288         --           --     1,288
  Other..........................      18       --          282         --           --       282
  Distributions..................      --       --           --       (354)          --      (354)
  Unrealized gain on marketable
     securities, net of tax......      --       --           --         --          910       910
                                   ------    -----    ---------   --------      -------   -------
BALANCE, JUNE 30, 1998...........  23,653    $  --    $  62,629   $ 26,218      $   910   $89,757
                                   ======    =====    =========   ========      =======   =======

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     SIX MONTHS ENDED JUNE 30,
                                                                     -------------------------
                                                                       1997             1998
                                                                     --------         --------
OPERATING ACTIVITIES:
  Net income................................................         $ 4,340          $ 6,078
     Adjustments to reconcile net income to net cash
       provided by operating activities --
        Depreciation and amortization.......................           2,538            3,520
        Changes in assets and liabilities, excluding the
           effect of acquisitions --
           Accounts receivable, net.........................          (2,623)          (1,651)
           Prepaid expenses and other current assets........            (356)             (47)
           Other assets.....................................              41             (144)
           Accounts payable.................................            (211)             265
           Accrued payroll..................................             107              261
           Accrued expenses.................................             194              162
           Other liabilities................................             (43)             (45)
                                                                     -------          -------
             Net cash provided by operating activities......           3,987            8,399
                                                                     -------          -------

INVESTING ACTIVITIES:
  Purchases of property and equipment, net..................          (2,625)          (3,626)
  Acquisitions, net of cash acquired........................            (972)          (1,101)
                                                                     -------          -------
             Net cash used in investing activities..........          (3,597)          (4,727)
                                                                     -------          -------

FINANCING ACTIVITIES:
  Net borrowings on revolving line of credit................             (62)              --
  Repayments of long-term debt..............................            (135)          (3,463)
  Repayments of obligations under capital leases............            (149)            (239)
  Net proceeds from issuance of Common stock................             739               --
  Proceeds from exercise of Common stock options............              --            1,225
  Distributions.............................................            (165)            (354)
  Repurchase of Common stock................................            (467)              --
                                                                     -------          -------
             Net cash used in financing activities..........            (239)          (2,831)
                                                                     -------          -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................             151              841
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............           9,620           13,169
                                                                     -------          -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................         $ 9,771          $14,010
                                                                     =======          =======
Supplemental disclosure of cash flow information:
  Cash paid during period for:
  Interest..................................................         $   128          $    26
                                                                     =======          =======
  Income taxes..............................................         $ 1,411          $ 2,928
                                                                     =======          =======

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1998
                          (UNAUDITED -- IN THOUSANDS)

NOTE 1. BASIS OF PRESENTATION

     The information set forth in these statements is unaudited. The information reflects all adjustments, consisting of normal recurring adjustments, that, in the opinion of management, are necessary for a fair presentation. Results of operations for the period ended June 30, 1998 are not necessarily indicative of the results of operations for the full year. Certain information in footnote disclosures normally included in financial statements have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     On May 28, 1998, the Company consummated the acquisition of Digital Dictation, Inc. ("DDI"). The acquisition was accounted for using the pooling-of-interests method of accounting and the Company's historical financial statements were retroactively restated to reflect the combination with DDI. The restated financial statements were issued in Item 5 of the Company's June 30, 1998 quarterly report on Form 10-Q.

     On August 18, 1998, the Company consummated the acquisition of Signal Transcription Network, Inc. ("Signal"), which will be accounted for using the pooling-of-interests method. Accounting Principles Board Opinion No. 16 precludes the restatement of financial statements for a pooling-of-interests transaction prior to the issuance of financial statements covering a period encompassed by the transaction. Accordingly, the accompanying consolidated financial statements set forth a supplemental presentation of the Company's financial statements, restated to reflect the combination of Signal.

     Prior to its merger with the Company, Signal was an "S" Corporation. The supplemental consolidated statements of operations include a pro forma presentation to reflect Signal as a "C" corporation for the periods presented. The accompanying financial statements do not include approximately $750 of transaction costs incurred in connection with the Signal acquisition, which will be charged to expense in the quarter ended September 30, 1998. In addition, Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. Accordingly, the Company will record a deferred tax asset and an increase in additional paid-in capital of approximately $4,600 in the quarter ended September 30, 1998, to reflect the tax effect of goodwill that will be recorded for income tax purposes. This is not reflected on the June 30, 1998 supplemental balance sheet.

NOTE 2. ACQUISITIONS

     During 1997, the Company completed five acquisitions, accounted for using the purchase method. During 1998, the Company completed one acquisition accounted for using the purchase method and one immaterial acquisition accounted for using the pooling-of-interest method. Pro forma information is not presented as the acquisitions are not material to the Company.

     On May 28, 1998, the Company completed the acquisition of approximately 94% of the outstanding stock of DDI and on July 31, 1998, acquired the remaining 6%. The Company issued approximately 912 shares of its Common stock in exchange for all DDI capital stock. The acquisition has been accounted for under the pooling-of-interests method. Accordingly, the Company's historical financial statements were restated to reflect the pooling with DDI.

     On August 18, 1998, the Company completed the acquisition of Signal which will be accounted for using the pooling-of-interests method. The Company issued 619 shares of its Common stock and $l.5 million in cash in exchange for all Signal capital stock. The Company's supplemental financial statements have been restated to reflect the pooling with Signal.

                         MEDQUIST INC. AND SUBSIDIARIES

                                 JUNE 30, 1998
                          (UNAUDITED -- IN THOUSANDS)

NOTE 2. ACQUISITIONS -- (CONTINUED)

     Revenues and net income as previously reported for the six months ended June 30, 1997 and 1998 and as restated for both the DDI and Signal pooling of interests is as follows:

                                           SIX MONTHS ENDED        SIX MONTHS ENDED
                                             JUNE 30, 1997           JUNE 30, 1998
                                         ---------------------   ---------------------
                                         REVENUES   NET INCOME   REVENUES   NET INCOME
                                         --------   ----------   --------   ----------
Medquist...............................  $38,810      $3,427     $56,754      $5,282
DDI....................................    4,352         266       6,165         253
Signal.................................    4,456         647       5,281         543
                                         -------      ------     -------      ------
Restated...............................  $47,618      $4,340     $68,200      $6,078
                                         =======      ======     =======      ======

     Prior to its merger with the Company, Signal was taxed as an "S" Corporation. The above net income amounts do not include a "C" Corporation income tax provision for Signal of approximately $259 and $217 for the six months ended June 30, 1997 and 1998, respectively.

     On September 18, 1998 the Company signed a definitive merger agreement with the MRC Group, Inc. ("MRC"). Pursuant to the agreement, the Company will exchange each share of MRC Common stock and each share of MRC Preferred stock on an as-converted basis for 0.5163 shares of its Common stock, subject to adjustment, as defined in the agreement. It is anticipated that the merger will be accounted for as a pooling-of-interests. The merger is subject to the approval of the shareholders of both MRC and the Company.

NOTE 3. NET INCOME PER COMMON SHARE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This statement established new standards for computing and presenting earnings per share and requires the restatement of prior year amounts. The Company adopted SFAS No. 128 effective December 31, 1997.

     Basic net income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period. Diluted net income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period, adjusted for the dilutive effective of Common stock equivalents, which consist of stock options, using the treasury stock method.

                         MEDQUIST INC. AND SUBSIDIARIES

                                 JUNE 30, 1998
                          (UNAUDITED -- IN THOUSANDS)

NOTE 3. NET INCOME PER COMMON SHARE -- (CONTINUED)

     The table below sets forth the reconciliation of the numerators and denominators of the basic and diluted net income per share computations:

                                              SIX MONTHS ENDED JUNE 30,
                              ---------------------------------------------------------
                                         1997                          1998
                              ---------------------------   ---------------------------
                               NET              PER SHARE    NET              PER SHARE
                              INCOME   SHARES    AMOUNT     INCOME   SHARES    AMOUNT
                              ------   ------   ---------   ------   ------   ---------
Basic.......................  $4,340   22,083     $0.20     $6,078   23,472     $0.26
Effect of dilutive
  securities................      --    1,734     (0.02)        --    1,340     (0.01)
                              ------   ------     -----     ------   ------     -----
Diluted.....................  $4,340   23,817     $0.18     $6,078   24,812     $0.25
                              ======   ======     =====     ======   ======     =====

NOTE 4. NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of and Enterprise and Related Information." This statement establishes new standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will have no effect on the Company's financial statements.

NOTE 5. SHAREHOLDERS' EQUITY

     On September 9, 1997, the Company effected a three-for-two stock split for all shares of Common stock. On June 15, 1998, the Company effected a two-for-one stock split for all shares of Common stock. All shares and per share amounts have been restated for the stock splits.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of The MRC Group, Inc.:

     We have audited the accompanying consolidated balance sheets of The MRC Group, Inc. (a Missouri corporation) and Subsidiary as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The MRC Group, Inc. and Subsidiary as of December 31, 1996 and 1997 and the results of their operations and their cash flows for the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Cleveland, Ohio,
March 3, 1998 (except with respect to the matters discussed in Note 11, as to which the date is September 18, 1998).

                       THE MRC GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997

                                                                1996          1997
                                                             -----------   -----------
                          ASSETS
Current assets:
  Cash and cash equivalents................................  $ 5,050,856   $ 1,192,959
  Short-term investments...................................    3,001,737     4,003,094
  Trade accounts receivable, less allowance for doubtful
     accounts of $714,370 and $819,218 in 1996 and 1997,
     respectively..........................................   15,374,391    18,305,630
  Deferred tax asset.......................................    2,248,936     1,792,176
  Prepaid expenses and other current assets................      441,702        91,435
                                                             -----------   -----------
        Total current assets...............................   26,117,622    25,385,294
                                                             -----------   -----------
Property and equipment, net................................   11,708,170    13,306,013
                                                             -----------   -----------
Other assets:
  Goodwill and other intangible assets, net................   37,094,577    34,893,978
  Long-term investments....................................    2,973,517            --
  Preferred stock investment...............................           --     1,200,000
  Other....................................................      413,133       362,972
                                                             -----------   -----------
        Total other assets.................................   40,481,227    36,456,950
                                                             -----------   -----------
        Total assets.......................................  $78,307,019   $75,148,257
                                                             ===========   ===========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........................  $ 3,694,254   $ 2,852,198
  Accounts payable.........................................    3,616,075     4,288,695
  Accrued liabilities......................................    6,688,996     7,980,270
                                                             -----------   -----------
        Total current liabilities..........................   13,999,325    15,121,163
                                                             -----------   -----------
Long-term liabilities:
  Long-term debt...........................................    8,208,841     6,184,212
  Deferred tax liability...................................    4,505,921     3,478,161
  Other....................................................      588,167       585,000
                                                             -----------   -----------
        Total long-term liabilities........................   13,302,929    10,247,373
                                                             -----------   -----------
Commitments and contingencies
Mandatorily redeemable preferred stock:
  Convertible preferred stock, $1.00 par value;
     345,902 shares authorized in 1996 and 1997:
     Series V convertible and mandatorily redeemable
        preferred stock, 45,902 shares issued and
        outstanding (liquidation preference $17,493,252)...   17,493,252    17,493,252
     Series VI convertible and mandatorily redeemable
        preferred stock, 300,000 shares issued and
        outstanding (liquidation preference $30,000,000)...   30,000,000    30,000,000
Stockholders' equity:
  Convertible preferred stock, $1.00 par value; 10,362
     shares authorized in 1996 and 1997:
     Series IV convertible preferred stock, 10,362 shares
        issued and outstanding (liquidation preference
        $3,948,958)........................................       10,362        10,362
  Common stock, $.01 par value; 30,000,000 shares
     authorized, 5,866,219 shares issued and outstanding in
     1996 and 1997.........................................       58,662        58,662
  Additional paid-in capital...............................   11,611,460    11,611,460
  Accumulated deficit......................................   (8,168,971)   (9,394,015)
                                                             -----------   -----------
        Total stockholders' equity.........................    3,511,513     2,286,469
                                                             -----------   -----------
        Total liabilities and stockholders' equity.........  $78,307,019   $75,148,257
                                                             ===========   ===========

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                   1995          1996           1997
                                                -----------   -----------   ------------
Net revenues..................................  $49,179,660   $71,699,888   $108,117,494
Cost of revenues..............................   40,153,549    57,329,739     86,975,531
                                                -----------   -----------   ------------
Gross profit..................................    9,026,111    14,370,149     21,141,963
Selling, general and administrative
  expenses....................................    4,352,860     8,329,470      9,742,462
Depreciation and amortization.................    3,906,758     6,440,652     10,239,099
Restructuring charges.........................      346,877       643,724      2,075,458
                                                -----------   -----------   ------------
Operating income (loss).......................      419,616    (1,043,697)      (915,056)
                                                -----------   -----------   ------------
Other income (expense):
  Investment income...........................      167,826       422,679        465,714
  Interest expense............................     (706,473)     (804,399)      (775,702)
                                                -----------   -----------   ------------
        Total other (expense).................     (538,647)     (381,720)      (309,988)
                                                -----------   -----------   ------------
Loss before provision for income taxes........     (119,031)   (1,425,417)    (1,225,044)
Provision for income taxes....................       (7,160)           --             --
                                                -----------   -----------   ------------
Net loss......................................  $  (126,191)  $(1,425,417)  $ (1,225,044)
                                                ===========   ===========   ============
Basic and diluted net loss per share..........  $     (0.07)  $     (0.39)  $      (0.21)
                                                ===========   ===========   ============
Weighted average common shares outstanding....    1,817,212     3,683,458      5,866,219
                                                ===========   ===========   ============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                    CONVERTIBLE
                                  PREFERRED STOCK
                                     SERIES IV          COMMON STOCK       ADDITIONAL                      TOTAL
                                  ----------------   -------------------     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                  SHARES   AMOUNT     SHARES     AMOUNT      CAPITAL       DEFICIT        EQUITY
                                  ------   -------   ---------   -------   -----------   -----------   -------------
Balance, December 31, 1994......  10,362   $10,362   1,788,045   $17,880   $ 6,169,466   $(6,617,363)   $ (419,655)
  Common stock issued for
    exercise of stock options...      --        --      70,000       700       295,100           --        295,800
  Net loss......................      --        --          --        --            --     (126,191)      (126,191)
                                  ------   -------   ---------   -------   -----------   -----------    ----------

Balance, December 31, 1995......  10,362    10,362   1,858,045    18,580     6,464,566   (6,743,554)      (250,046)
  Issuance costs of Series VI
    convertible and mandatorily
    redeemable preferred
    stock.......................      --        --          --        --      (228,252)          --       (228,252)
  Common stock issued for
    acquisitions................      --        --   4,078,174    40,782     5,670,246           --      5,711,028
  Common stock repurchased and
    retired.....................      --        --     (70,000)     (700)     (295,100)          --       (295,800)
  Net loss......................      --        --          --        --            --   (1,425,417)    (1,425,417)
                                  ------   -------   ---------   -------   -----------   -----------    ----------

Balance, December 31, 1996......  10,362    10,362   5,866,219    58,662    11,611,460   (8,168,971)     3,511,513
  Net loss......................      --        --          --        --            --   (1,225,044)    (1,225,044)
                                  ------   -------   ---------   -------   -----------   -----------    ----------
Balance, December 31, 1997......  10,362   $10,362   5,866,219   $58,662   $11,611,460   $(9,394,015)   $2,286,469
                                  ======   =======   =========   =======   ===========   ===========    ==========

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                    1995           1996          1997
                                                 -----------   ------------   -----------
Cash flows from operating activities:
  Net loss.....................................  $  (126,191)  $ (1,425,417)  $(1,225,044)
  Adjustments to reconcile net loss to net cash
     from operating activities:
     Depreciation and amortization.............    3,906,758      6,440,652    10,239,099
     Deferred tax provision (benefit)..........        7,160        (40,855)     (571,000)
     (Gain) loss on disposal of property.......         (871)            --       222,950
     Changes in operating assets and
        liabilities, net of acquisitions:
        Trade accounts receivable..............    1,366,169       (498,438)   (2,291,426)
        Prepaid expenses and other assets......     (217,430)       696,325       400,428
        Accounts payable.......................     (441,968)      (645,485)      545,912
        Accrued and other liabilities..........     (960,339)      (585,607)      177,180
        Other..................................      104,384         69,686      (178,846)
                                                 -----------   ------------   -----------
           Total adjustments...................    3,763,863      5,436,278     8,544,297
                                                 -----------   ------------   -----------
           Net cash from operating
             activities........................    3,637,672      4,010,861     7,319,253
                                                 -----------   ------------   -----------
Cash flows from investing activities:
  Capital expenditures.........................   (3,174,985)    (2,779,615)   (7,547,628)
  Proceeds from sale of property...............       68,410             --            --
  Sale of investments..........................    2,399,928        156,542     3,173,006
  Purchase of investments......................           --     (6,050,000)   (1,000,000)
  Preferred stock investment...................           --             --    (1,200,000)
  Acquisition of businesses, net of stock
     issued and acquired.......................   (1,825,000)   (21,394,551)   (1,921,389)
                                                 -----------   ------------   -----------
           Net cash from investing
             activities........................   (2,531,647)   (30,067,624)   (8,496,011)
                                                 -----------   ------------   -----------
Cash flows from financing activities:
  Proceeds from short-term borrowings..........    1,306,821             --            --
  Repayments of short-term borrowings..........   (3,596,821)            --            --
  Common stock repurchased.....................           --       (295,800)           --
  Proceeds from sale of mandatorily redeemable
     preferred stock...........................           --     29,271,748            --
  Proceeds from exercise of stock options......      295,800             --            --
  Proceeds from long-term debt.................    5,000,000      7,000,000            --
  Repayments of long-term debt.................   (2,822,121)    (8,885,086)   (2,681,139)
                                                 -----------   ------------   -----------
           Net cash from financing
             activities........................      183,679     27,090,862    (2,681,139)
                                                 -----------   ------------   -----------
Net change in cash and cash equivalents........    1,289,704      1,034,099    (3,857,897)
Cash and cash equivalents, beginning of year...    2,727,053      4,016,757     5,050,856
                                                 -----------   ------------   -----------
Cash and cash equivalents, end of year.........  $ 4,016,757   $  5,050,856   $ 1,192,959
                                                 ===========   ============   ===========
Supplemental cash flow information:
  Cash paid for interest.......................  $   650,165   $    688,034   $   830,485
                                                 ===========   ============   ===========
  Cash paid for income taxes...................  $    42,665   $         --   $   631,856
                                                 ===========   ============   ===========
Supplemental disclosures of noncash investing
  and financing activities:
  Common stock issued in connection with
     acquisitions..............................  $        --   $  5,711,028   $        --
                                                 ===========   ============   ===========
  Notes issued in connection with
     acquisition...............................  $        --   $  2,000,000   $        --
                                                 ===========   ============   ===========
  Exchange of debt for preferred stock.........  $        --   $    500,000   $        --
                                                 ===========   ============   ===========

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1996 AND 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The MRC Group, Inc., formerly MEDIFAX, Inc., and Subsidiary (collectively, the "Company") provides electronic medical transcription and document management services to the health care industry. The primary customers are hospitals, medical centers and other health care providers across the United States. Significant accounting and reporting policies are described below.

     The Company operates in an environment with many financial and operational risks including, but not limited to, a history of losses, intense competition, rapid technology changes, dependence on the health care industry and the ability to attract and retain qualified personnel.

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary from the date of acquisition. All significant intercompany transactions and balances have been eliminated.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Since actual results could differ from those estimates, revisions to estimates are made as better information becomes available.

  Cash Equivalents

     The Company considers all highly liquid short-term investments, including money market funds, with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

  Investments

     Investments held by the Company at December 31, 1996 and 1997 consisted primarily of investments in high-quality, fixed-income bonds with varying maturities and rates. At December 31, 1996 and 1997, these investments totaled $5,975,254, and $4,003,094, respectively, and are included in short-term and long-term investments in the accompanying consolidated balance sheets. In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost.

  Financial Instruments

     Financial instruments held by the Company include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The book value of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of fair value because of the short maturity of these instruments. The fair values of the borrowings of long-term debt approximate book value based on the contractual fixed interest rates currently in effect and due to a considerable portion of the debt being subject to fluctuating market interest rates.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

     Equipment........................................... Two to five years
     Leasehold improvements... Lesser of lease term or useful life of asset
     Furniture and fixtures............................ Five to seven years
     Automobiles....................................... Three to five years

     Depreciation expense for the years ended December 31, 1995, 1996 and 1997 was approximately $3,507,000, $4,467,000 and $6,104,000, respectively.

  Goodwill and Other Intangibles

     The Company has capitalized certain costs associated with various acquisitions, including goodwill, non-compete agreements and other intangible assets. Management regularly evaluates its accounting for goodwill. Impairment of goodwill would be recognized when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Measurement of the amount of impairment will be based on appraisal, market value of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset. As of December 31, 1997, no revision to the remaining useful lives or write-down of intangible assets has been recorded.

  Preferred Stock Investment

     During 1997, the Company invested $1,200,000 for an approximate 10% preferred stock equity interest in Articulate Systems, Inc. The investment has been accounted for under the cost method of accounting.

  Stock-Based Compensation Plans

     The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." In 1996, the Company adopted the disclosure option of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation."

  Revenue Recognition

     Fees for transcription-related services are based on contract rates, and revenue is recognized upon the rendering of services.

  Research and Development Costs

     Research and development costs are expensed as incurred. There were no research and development costs in 1995. Total research and development costs were approximately $450,000 and $550,000 in 1996 and 1997, respectively.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Income Taxes

     The Company accounts for income taxes, using the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

  Per Share Data

     The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earnings per Share" in 1997. SFAS 128 requires the presentation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share is calculated by dividing net income by all potential dilutive common shares that were outstanding during the period.

     For the purposes of the Company's diluted per share calculation, the effects of stock options, warrants, and convertible preferred stock are antidilutive and have been excluded. Weighted average common shares outstanding for the years ended December 31, 1995, 1996, and 1997 were 1,817,212, 3,683,458, and 5,866,219, respectively.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

2. ACQUISITIONS

     In July 1996, the Company acquired all the outstanding stock of Medical Records Corp. The total purchase price of approximately $27,700,000 was financed with cash from debt, the issuance of Series VI Preferred Stock and the issuance of Common Stock. The former shareholders of Medical Records Corp. received cash, notes and only shares of Common Stock, totaling 4,077,547, in conjunction with the acquisition. The acquisition has been accounted for as a purchase, and the results of Medical Records Corp., a wholly owned subsidiary of the Company, were included in the accompanying consolidated financial statements from the date of the acquisition. In connection with the acquisition, the Company assumed certain acquisition-related liabilities from Medical Records Corp. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. The allocation resulted in goodwill and other intangible assets of approximately $33,014,800, which are being amortized over lives of 1.5 to 30 years.

     The unaudited results of operations of the Company for the year ended December 31, 1996 on a pro forma basis as though Medical Records Corp. had been acquired as of the beginning of 1996 are as follows:

Revenues...............................................  $99,273,800
Operating loss.........................................   (4,186,400)
Net loss...............................................   (4,913,500)
Net loss per share.....................................  $     (0.84)

     During 1997, the Company acquired the assets of two entities and the stock of one entity for cash of approximately $1.9 million plus the assumption of certain liabilities.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

2. ACQUISITIONS -- (CONTINUED)

     Each of the 1997 acquisitions was accounted for as a purchase, and the results of operations are included in the accompanying consolidated financial statements from the date of acquisition. The allocation of the purchase prices resulted in approximately $1,797,600 of intangibles, primarily non-compete covenants, customer lists and goodwill. The intangibles are being amortized over periods ranging from four to 30 years.

     Several of the Company's purchase contracts contain contingent purchase price adjustments. These contracts provide for additional consideration to be paid by the Company if net future billings to defined customers exceed specified contractual levels. These contracts expire in 2000 and 2001, and are generally payable on a quarterly basis. When the contingency is resolved and additional consideration is due, the Company accounts for the payment as additional purchase price and amortizes the additional amount paid over the remaining life of the asset.

     Pro forma information is not presented for the 1997 acquisitions, as these acquisitions are not significant.

3. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation are summarized as follows:

                                                1996          1997
                                             -----------   -----------
Equipment..................................  $20,149,055   $22,624,014
Leasehold improvements.....................      754,643     1,005,699
Furniture and fixtures.....................      802,233     1,399,557
Automobiles................................       49,415        56,451
                                             -----------   -----------
                                              21,755,346    25,085,721
Less accumulated depreciation..............  (10,047,176)  (11,779,708)
                                             -----------   -----------
                                             $11,708,170   $13,306,013
                                             ===========   ===========

     Included in equipment is property under capital leases of $2,377,786 at December 31, 1996 and 1997 with accumulated depreciation of $496,391 and $1,607,476 at December 31, 1996 and 1997, respectively.

     In 1995, the Company evaluated the remaining estimated useful lives of certain equipment, including dictation equipment and related software. As a result, the remaining lives of these assets were shortened which resulted in an increase in depreciation expense of $740,735 in 1995.

     Maintenance and repair expenditures which are not considered betterments and do not extend the useful life of the property are charged to expense as incurred.

4. GOODWILL AND OTHER INTANGIBLE ASSETS

     In connection with the acquisitions discussed in Note 2, the Company recorded goodwill and other intangible assets. The components of these amounts at December 31, 1996 and 1997 are as follows:

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

4. GOODWILL AND OTHER INTANGIBLE ASSETS -- (CONTINUED)

                                      LIVES         1996          1997
                                    ----------   -----------   -----------
                                    (IN YEARS)
Noncompete agreements.............    1.5-4      $ 3,305,000   $ 3,405,000
Software..........................        3           37,800        37,800
Employee base.....................        5        2,439,000     2,514,000
Customer lists....................    10-15        4,908,300     5,033,300
Goodwill..........................       30       28,778,152    30,413,259
                                                 -----------   -----------
Total.............................                39,468,252    41,403,359
Less accumulated amortization.....                (2,373,675)   (6,509,381)
                                                 -----------   -----------
                                                 $37,094,577   $34,893,978
                                                 ===========   ===========

     Amortization expense totaled approximately $400,000, $1,974,000 and $4,135,000 in 1995, 1996 and 1997, respectively.

5. ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1996 and 1997 consists of the following:

                                                  1996         1997
                                               ----------   ----------
Accrued payroll and related taxes............  $3,310,546   $3,693,813
Acquisition costs............................   2,136,197    1,294,732
Accrued restructuring costs..................     869,874    1,733,249
Other........................................     372,379    1,258,476
                                               ----------   ----------
                                               $6,688,996   $7,980,270
                                               ==========   ==========

  Restructuring Costs

     In 1995, the Company's board of directors approved a management plan to close certain client service centers (CSC's) in order to reduce costs and improve operating efficiencies. The cost of implementing the plan totaled approximately $347,000 and was primarily related to long-term non-cancelable leases. The charge was recognized in 1995 in accordance with the criteria set forth in EITF 94-3; Liability Recognition For Costs To Exit An Activity (Including Certain Costs Incurred In A Restructuring) and is reflected in the Consolidated Statement of Operations as restructuring charges.

     In 1996, the board of directors approved a separate management plan to close and or merge several redundant CSC's as well as certain corporate offices in order to reduce costs and improve operating efficiencies. The plan was essentially completed during 1997 and included the cost of exiting certain facilities, primarily related to non-cancelable leases, and employee severance costs. Costs associated with the plan of approximately $644,000 have been recognized in 1996 in accordance with EITF 94-3 and are reflected in the Consolidated Statement of Operations as restructuring charges.

     In 1997, the board of directors approved a separate management plan to close and/or merge several redundant CSC's in order to further reduce costs and improve operating efficiencies. The plan anticipated completion during 1998 and included the cost of exiting certain facilities, primarily related to non-cancelable leases and the disposition of fixed assets, and employee severance costs. Costs associated with the plan of approximately $2,075,000 have been recognized in 1997 in accordance with EITF 94-3 and are reflected in the Consolidated Statement of Operations as restructuring charges. Included in this amount is approximately $705,000 for the disposal of assets and approximately $800,000 in severance and employee contract buy outs. The balance is primarily related to non-

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

5. ACCRUED LIABILITIES -- (CONTINUED)

cancelable lease costs. The severance costs are attributable to eight individuals from various levels of operational and senior management.

     As of December 31, 1996 and 1997, approximately $870,000 and $1,733,000 of these activities had not been completed and are included in accrued liabilities in the Consolidated Balance Sheet. All other costs have been paid or charged to the accrual.

6. LONG-TERM DEBT AND LINE OF CREDIT

     Total long-term debt at December 31, 1996 and 1997 consists of the following:

                                                 1996          1997
                                              -----------   ----------
Note payable repaid in January 1998.........  $   979,375   $  500,000
Note payable to bank (a)....................    6,650,000    5,250,000
Capital lease obligations (Note 8)..........    2,138,045    1,210,163
Note payable to former shareholders of
  Medical Records Corp. (b).................    2,000,000    2,000,000
Other.......................................      135,675       76,247
                                              -----------   ----------
                                               11,903,095    9,036,410
Less current portion........................    3,694,254    2,852,198
                                              -----------   ----------
                                              $ 8,208,841   $6,184,212
                                              ===========   ==========

------------------
(a) In connection with the acquisition of Medical Records Corp., the Company entered into a note agreement with a bank. The note was for $7,000,000 with an interest rate of LIBOR plus 1.65%, which totals approximately 7.3% at December 31, 1997. The note is secured by substantially all of the Company's assets. The agreement requires that the Company pay interest quarterly along with equal monthly principal payments of $117,000 through September 2001. The note requires the Company to maintain certain financial covenants, including a minimum net income covenant. The Company was either in compliance or had obtained the necessary waivers relating to the restrictive covenants at December 31, 1997.

(b) In connection with the acquisition of Medical Records Corp., the Company issued seven year, 8% unsecured notes to former shareholders of Medical Records Corp. for $2,000,000. The notes require the Company to pay interest quarterly, with annual principal payments of $500,000 beginning in July 2000.

     Future maturities of long-term debt as of December 31, 1997 are as follows:

1998....................................................  $2,852,198
1999....................................................   1,636,541
2000....................................................   1,964,004
2001....................................................   1,576,758
2002....................................................     506,909
2003....................................................     500,000
                                                          ----------
                                                          $9,036,410
                                                          ==========

     At December 31, 1997, the Company has a line of credit agreement which expires on June 30, 1998 with the same bank under which it can borrow up to $10,000,000 with an interest rate of LIBOR

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

6. LONG-TERM DEBT AND LINE OF CREDIT -- (CONTINUED)

plus 1.25%. The line of credit is secured by substantially all of the Company's assets. No amounts were outstanding under the line of credit at December 31, 1996 and 1997.

7. MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

  Convertible and Mandatorily Redeemable Preferred Stock

     The Company has authorized 345,902 shares of $1.00 par value, convertible and mandatorily redeemable preferred stock.

  Series V Convertible and Mandatorily Redeemable Preferred Stock

     The Company issued 45,902 shares of Series V Preferred Stock at $381.10 per share to an investment limited partnership and several related purchasers in 1993 for total consideration of $17,493,252, before deducting stock issuance expenses, which were accounted for as reductions of additional paid-in capital. Each share is convertible into 90.18 shares of Common Stock.

     If not previously converted, the Company is required to redeem one-fourth of the shares of the Series V Preferred Stock in July 2001, one-third of the remaining outstanding shares in July 2002, one-half of the remaining shares in July 2003, and all remaining outstanding shares in July 2004. However, the Company may redeem any or all Series V Preferred Stock at any time after July 1, 2000 by paying $381.10 per share.

     The holders of Series V Preferred Stock vote together with the holders of all series of preferred stock and Common Stock and are entitled to one vote for each share of Common Stock which would be issuable upon conversion.

     In the event of liquidation, the Series V Preferred Stockholders are entitled to receive $381.10 for each share on parity with the Series IV and Series VI Preferred Stockholders.

     In the event of a sale of the Company or a merger in which the present shareholders control less than 50% of the resulting company, the Company is required to redeem the shares of any Series V Preferred Stockholders so requesting at a redemption price of $381.10 per share.

     In the event of any initial public offering with gross proceeds to the Company equal to or in excess of $10,000,000 and a per share initial public offering price equal to or in excess of five times the Series V conversion price, the Company may require the conversion of all Series V Preferred Stock at the conversion ratio then in effect.

  Series VI Convertible and Mandatorily Redeemable Preferred Stock

     The Company issued 300,000 shares of Series VI Preferred Stock at $100 per share in 1996 for total consideration of $30,000,000, before deducting stock issuance expenses, which were accounted for as reductions of additional paid-in capital. Each share is convertible into 18.49 shares of Common Stock.

     If not previously converted, the Company is required to redeem one-fourth of the shares of the Series VI Preferred Stock in July 2001, one-third of the remaining outstanding shares in July 2002, one-half of the remaining shares in July 2003, and all remaining outstanding shares in July 2004. However, the Company may redeem any or all Series VI Preferred Stock at any time after July 1, 2000 by paying $100 per share.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

7. MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
   EQUITY -- (CONTINUED)

     The holders of Series VI Preferred Stock vote together with the holders of all series of preferred stock and Common Stock and are entitled to one vote for each share of Common Stock which would be issuable upon conversion.

     In the event of liquidation, the Series VI Preferred Stockholders are entitled to receive $100 for each share on parity with the Series IV and Series V Preferred Stockholders.

     In the event of a sale of the Company or a merger in which the present shareholders control less than 50% of the resulting company, the Company is required to redeem the shares of any Series VI Preferred Stockholders so requesting at a redemption price of $100 per share.

     In the event of any initial public offering with gross proceeds to the Company equal to or in excess of $25,000,000 and a per share initial public offering price equal to or in excess of 3.733 times the Series VI conversion price, the Company may require the conversion of all Series VI Preferred Stock at the conversion ratio then in effect.

  Convertible Preferred Stock

     The Company has authorized 10,362 shares of $1.00 par value convertible preferred stock.

  Series IV Convertible Preferred Stock

     The Company has issued 10,362 shares of Series IV Preferred Stock in 1991 and 1992 for total consideration of $3,948,936. Each outstanding share of this preferred stock issue is convertible into 66.31 shares of Common Stock.

     The holders of Series IV Preferred Stock vote together with holders of all series of preferred stock and Common Stock and are entitled to one vote for each share of Common Stock which would be issuable upon conversion.

     In the event of liquidation, the Series IV Preferred Stockholders are entitled to receive $381.10 for each share on parity with the Series V and Series VI Preferred Stockholders.

     In the event of a sale of the Company or a merger in which the present shareholders control less than 50% of the resulting company, the Company is required to redeem the shares of any Series IV Preferred Stockholders so requesting at a redemption price of $381.10 per share.

     The Company may redeem any or all Series IV Preferred Stock at any time after July 1, 2000 by paying $381.10 per share.

     In the event of an initial public offering with gross proceeds to the Company equal to or in excess of $10,000,000 and a per share initial public offering price equal to or in excess of five times the Series IV conversion price, the Company may require the conversion of all Series IV Preferred Stock at the conversion ratio then in effect.

  Common Stock

     During 1996, the Company issued 4,077,547 shares of Common Stock as part of the acquisition of Medical Records Corp. and repurchased 70,000 shares at $4.22 per share from a stockholder under an agreement reached in 1995. The purchase price was at the estimated fair value at the time of the agreement. Under the provisions of the agreement for a previous acquisition, 627 shares were also issued to the former sole shareholder of the acquired company during 1996.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

7. MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
   EQUITY -- (CONTINUED)

  Common Stock Warrants

     In connection with the sale of equity securities to certain investors in 1992 and 1993, warrants to purchase Common Stock were issued by the Company to these investors. The warrants were fully vested and exercisable at the date of issuance and have terms which permit conversion into Common Stock at specified prices during periods ranging from four to five years. The fair value of the warrants at the date of grant was de minimis and therefore no compensation expense has been recorded in the accompanying financial statements.

     Information relating to the Company's outstanding warrants is as follows:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                  TOTAL      EXERCISE     EXERCISE
                                                  SHARES       PRICE       PRICE
                                                 --------   -----------   --------
Shares under warrant at December 31, 1994......   600,035   $4.78-$7.00    $5.91
                                                 ========   ===========    =====
Shares under warrant at December 31, 1995......   600,035   $4.78-$7.00    $5.91
Expired........................................  (224,850)        $4.78    $4.78
                                                 --------
Shares under warrant at December 31, 1996......   375,185   $6.35-$7.00    $6.55
                                                 ========   ===========    =====
Shares under warrant at December 31, 1997......   375,185   $6.35-$7.00    $6.55
                                                 ========   ===========    =====

     All of the warrants outstanding at December 31, 1997 are exercisable. All of the warrants expire in July 1998.

  Common Stock Options

     The Company has reserved 2,500,000 shares of Common Stock for issuance under its Amended and Restated 1992 Employee Stock Option Plan (the "Plan"). The options have been granted at amounts equal to or in excess of the fair market value of the Company's Common Stock as determined by the board of directors. The options vest over periods ranging from the date of grant to five years as determined by the board of directors at the date of grant. As of December 31, 1997, the Company had 1,499,445 shares outstanding under the Plan and 930,555 shares available for grant.

     The board of directors also has issued options in addition to those issued under the Plan. The number of shares that may be granted under this arrangement has not been limited. These options have been granted at amounts equal to or in excess of the fair market value of the Company's Common Stock as determined by the board of directors. The options vest over periods ranging from the date of grant to ten years as determined by the board of directors at the date of grant. As of December 31, 1997, the board of directors had granted 1,253,516 shares under this arrangement.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

7. MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
   EQUITY -- (CONTINUED)

     Information relating to the Company's outstanding option plans is as follows:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                 TOTAL        OPTION      EXERCISE
                                                OPTIONS        PRICE       PRICE
                                               ----------   -----------   --------
Shares under option at December 31, 1994.....   1,265,565   $4.23-$7.00    $6.59
Granted......................................   1,276,260     4.23-6.43     4.49
Forfeited/canceled...........................  (1,222,065)    6.43-7.00     6.44
Exercised....................................     (70,000)         4.23     4.23
                                               ----------
Shares under option at December 31, 1995.....   1,249,760     4.23-6.43     4.46
Granted......................................   1,373,501     4.29-5.41     5.21
Forfeited/canceled...........................    (127,250)    4.29-6.43     4.36
                                               ----------
Shares under option at December 31, 1996.....   2,496,011     4.23-6.43     4.88
Granted......................................     448,600          5.41     5.41
Forfeited/canceled...........................    (191,650)    4.29-6.43     4.84
                                               ----------
Shares under option at December 31, 1997.....   2,752,961     4.23-6.43     4.95
                                               ==========
Options exercisable at December 31, 1997.....   1,434,911   $4.23-$6.43    $4.70
                                               ==========

     The weighted average grant date fair value of options granted during 1995, 1996 and 1997 was $4.49, $5.21 and $5.41, respectively.

     The weighted average remaining contractual life of the stock options outstanding at December 31, 1997 was 8.05 years.

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

     The Company has elected to account for its stock-based compensation plan under APB Opinion No. 25. The Company has computed for pro forma disclosure purposes the value of all options granted during 1995 to 1997 using the Black-Scholes option pricing model using the following weighted average assumptions for grants in 1996 and 1997:

    Risk-free interest rate................................   5.5%-7.0%
    Expected dividend yield................................          0%
    Expected lives.........................................  7-10 years
    Expected volatility....................................          0%

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

7. MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
   EQUITY -- (CONTINUED)

     The total value of the options granted during the years ended December 31, 1995, 1996, and 1997 was computed as approximately $792,000, $2,203,600 and
$704,000 respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these plans in accordance with SFAS 123, the Company's reported pro forma net loss and pro forma net loss per share for the years ended December 31, 1995, 1996 and 1997 would have been as follows:

                                             1995         1996          1997
                                           ---------   -----------   -----------
Pro forma net loss:
  As reported in the financial
     statements..........................  $(126,191)  $(1,425,417)  $(1,225,044)
  In accordance with SFAS 123............   (646,919)   (2,400,261)   (2,050,557)
Pro forma basic and diluted net loss per
  share:
  As reported in the financial
     statements..........................  $   (0.07)  $     (0.39)  $     (0.21)
  In accordance with SFAS 123............      (0.36)        (0.65)        (0.35)

8. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company is obligated under noncancellable operating leases for office space and equipment. Total rental expense under operating leases was approximately $1,542,000, $3,612,000 and $2,768,000 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company also has certain equipment under capital leases with initial terms ranging from 46 to 60 months. Future minimum payments under capital and operating leases are as follows:

                                                CAPITAL     OPERATING
                                                 LEASES       LEASES
                                               ----------   ----------
Year ending December 31:
  1998.......................................  $1,011,000   $2,991,000
  1999.......................................     241,000    2,586,000
  2000.......................................      52,000    1,952,000
  2001.......................................       7,163    1,104,000
  2002.......................................          --      435,000
  2003 and thereafter........................          --       10,000
                                               ----------   ----------
Total minimum lease payments.................   1,311,163   $9,078,000
                                                            ==========
  Less-Portion representing interest.........     101,000
                                               ----------
Present value of future minimum lease
  payments...................................  $1,210,163
                                               ==========

  Litigation Contingencies

     The Company is subject to legal proceedings and claims which have arisen in the ordinary course of business. The amount of potential liability with respect to these actions is not expected to materially affect the financial position or results of operations of the Company.

9. INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires, among other things, the determination of deferred income taxes using the liability method, under which deferred tax

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

9. INCOME TAXES -- (CONTINUED)

assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

     The Company's net operating loss carryforwards for tax purposes total approximately $441,200 at December 31, 1997 and expire through 2011 unless utilized. The Company also has alternative minimum tax credit carryforwards of $161,855 at December 31, 1997.

     The net deferred taxes recorded in the consolidated balance sheets are as follows at December 31, 1996 and 1997:

                                                 1996                       1997
                                       ------------------------   ------------------------
                                        CURRENT     NONCURRENT     CURRENT     NONCURRENT
                                       ----------   -----------   ----------   -----------
Deferred tax assets:
  Restructuring and acquisition
     costs...........................  $  119,354   $        --   $  602,365   $        --
  Accruals not currently
     deductible......................     763,874            --    1,068,872       196,708
  Net operating loss carryforwards...   1,000,000       964,204      176,494            --
  Alternative minimum tax credit
     carry-forwards..................      40,855            --      161,855            --
  Other..............................     324,853       146,437      120,590       109,270
                                       ----------   -----------   ----------   -----------
        Subtotal.....................   2,248,936     1,110,641    2,130,176       305,978
                                       ----------   -----------   ----------   -----------
Deferred tax liabilities:
  Depreciation.......................          --      (499,773)          --      (315,434)
  Intangible amortization............          --    (3,424,200)          --    (2,297,651)
  Other..............................          --    (1,253,589)          --    (1,171,054)
                                       ----------   -----------   ----------   -----------
        Subtotal.....................          --    (5,177,562)          --    (3,784,139)
                                       ----------   -----------   ----------   -----------
  Net deferred tax assets
     (liabilities)
     before valuation allowance......   2,248,936    (4,066,921)   2,130,176    (3,478,161)
Valuation allowance..................          --      (439,000)    (338,000)           --
                                       ----------   -----------   ----------   -----------
Net deferred tax assets..............  $2,248,936   $(4,505,921)  $1,792,176   $(3,478,161)
                                       ==========   ===========   ==========   ===========

     The Company's provision (benefit) for income taxes for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                         1995       1996        1997
                                                       --------   ---------   ---------
Federal -- current...................................  $     --   $  40,855   $ 116,000
        -- deferred..................................     7,160     (40,855)   (571,000)
State and local......................................        --          --     455,000
                                                       --------   ---------   ---------
                                                       $  7,160   $      --   $      --
                                                       ========   =========   =========

                       THE MRC GROUP, INC. AND SUBSIDIARY

                        DECEMBER 31, 1995, 1996 AND 1997

9. INCOME TAXES -- (CONTINUED)

     The Company's consolidated income tax provision (benefit) for the years ended December 31, 1995, 1996 and 1997 differs from that computed based strictly on the statutory federal income tax rate as follows:

                                                         1995       1996        1997
                                                       --------   ---------   ---------
Income tax benefit at federal statutory income tax
  rate...............................................  $(40,471)  $(484,642)  $(416,515)
State income taxes, net of federal income tax
  benefit............................................    (4,761)    (57,017)    (61,252)
Permanent differences and other......................    52,392     176,200     578,767
Change in valuation allowance........................        --     365,459    (101,000)
                                                       --------   ---------   ---------
Income tax provision.................................  $  7,160   $      --   $      --
                                                       ========   =========   =========

10. EMPLOYEE BENEFIT PLANS

     The Company has two defined contribution 401(k) plans, covering substantially all employees. Eligible employees of the Company may contribute certain amounts of their annual compensation. During 1995, 1996 and 1997 the Company made matching contributions to the plans of $142,000, $171,000 and $117,000, respectively.

     The Company does not provide any other retirement, postretirement or postemployment benefits to its employees.

11. SUBSEQUENT EVENTS

     In March 1998, the Company acquired the assets and assumed certain liabilities of Transcription Concepts, Inc. for an aggregate consideration of $1,420,000 which was funded from operations. The acquisition was accounted for as a purchase.

     In June 1998, the Company filed a Registration Statement relating to the initial public offering of its Common Stock (the "Offering"). In September 1998, the Company elected not to pursue the Offering. Consequently, all costs incurred related to the Offering, totaling approximately $675,000 will be charged to expense in the third quarter statement of operations.

     In September 1998, the Company signed a definitive merger agreement (the "Agreement") providing for the combination of the Company with MedQuist Inc. ("MedQuist") in a stock transaction valued in excess of $200 million. Pursuant to the Agreement, each share of the Company's Common Stock and Preferred Stock will be converted into shares of MedQuist's common stock as defined in the Agreement. It is anticipated that the merger will be accounted for using the pooling-of-interest method of accounting. The merger is subject to the approval of the shareholders of both the Company and MedQuist.

     In September 1998, the Company acquired the assets and assumed certain liabilities of Creative Impulses, Inc. dba Medical Records Transcription for aggregate consideration of approximately $1.4 million which was funded from operations. The acquisition will be accounted for as a purchase.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of The MRC Group, Inc.:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of The MRC Group, Inc. and Subsidiary included in this Registration Statement, and have issued our report thereon dated March 3, 1998. Our audits were made for the purpose of forming an opinion on those financial statements taken as a whole. The schedule on page F-46 is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Cleveland, Ohio,
March 3, 1998.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                  BALANCE AT   CHARGED TO                                 BALANCE AT
                                                  BEGINNING    COSTS AND      CHARGED TO                    END OF
                                                  OF PERIOD     EXPENSES    OTHER ACCOUNTS   WRITE-OFFS     PERIOD
                                                  ----------   ----------   --------------   ----------   ----------
1. Allowance for doubtful accounts
  Year ended December 31, 1995.................    $321,934    $  425,082      $     --       $297,268    $  449,748
  Year ended December 31, 1996.................     449,748       364,812        64,000(a)     164,190       714,370
  Year ended December 31, 1997.................     714,370       539,000            --        434,152       819,218
2. Accrued Restructuring Costs
  Year ended December 31, 1995.................    $     --    $  346,877      $     --       $     --    $  346,877
  Year ended December 31, 1996.................     346,877       643,724            --        120,727       869,874
  Year ended December 31, 1997.................     869,874     2,075,458      (289,000)(b)    923,083     1,733,249

(a) Related to purchase accounting adjustment in connection with the Medical Records Corp. acquisition.

(b) Reclassified to other long term liabilities.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                      DECEMBER 31, 1997 AND JUNE 30, 1998

                                                                ACTUAL          ACTUAL
                                                             DEC. 31, 1997   JUNE 30, 1998
                                                             -------------   -------------
                                                               (AUDITED)      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................   $ 1,192,959     $ 6,007,740
  Short-term investments...................................     4,003,094       1,990,944
  Trade accounts receivable, less allowance for doubtful
    accounts of $819,218 and $981,581 in 1997 and 1998,
    respectively...........................................    18,305,630      18,508,344
  Deferred tax asset.......................................     1,792,176       1,710,463
  Prepaid expenses and other current assets................        91,435         602,506
                                                              -----------     -----------
    Total current assets...................................    25,385,294      28,819,997
                                                              -----------     -----------
Property and equipment, net................................    13,306,013      12,950,990
Other assets:
  Goodwill and other intangible assets, net................    34,893,978      35,087,116
  Preferred stock investment...............................     1,200,000       1,200,000
  Other....................................................       362,972         511,581
                                                              -----------     -----------
    Total other assets.....................................    36,456,950      36,798,697
                                                              -----------     -----------
    Total assets...........................................   $75,148,257     $78,569,684
                                                              ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........................   $ 2,852,198     $ 2,014,092
  Accounts payable.........................................     4,288,695       3,802,828
  Accrued liabilities......................................     7,980,270      10,683,655
                                                              -----------     -----------
    Total current liabilities..............................    15,121,163      16,500,575
                                                              -----------     -----------
Long-term liabilities:
  Long-term debt...........................................     6,184,212       5,256,085
  Deferred tax liability...................................     3,478,161       3,231,406
  Other....................................................       585,000         438,750
                                                              -----------     -----------
    Total long-term liabilities............................    10,247,373       8,926,241
                                                              -----------     -----------
Commitments and contingencies
Mandatorily redeemable preferred stock:
  Convertible preferred stock, $1.00 par value; 345,902
    shares authorized in 1997
    and 1998:
    Series V convertible and mandatorily redeemable
      preferred stock, 45,902 shares issued and outstanding
      (liquidation preference $17,493,252).................    17,493,252      17,493,252
    Series VI convertible and mandatorily redeemable
      preferred stock, 300,000 shares issued and
      outstanding (liquidation preference $30,000,000).....    30,000,000      30,000,000
Stockholders' equity:
  Convertible preferred stock, $1.00 par value; 10,362
    shares authorized in 1997
    and 1998:
    Series IV convertible preferred stock, 10,362 shares
      issued and outstanding (liquidation preference
      $3,948,958)..........................................        10,362          10,362
  Common Stock, $.01 par value; 30,000,000 shares
    authorized; 5,866,219 and 6,136,404 issued and
    outstanding in 1997 and 1998...........................        58,662          61,364
  Additional paid-in capital...............................    11,611,460      13,593,938
  Accumulated deficit......................................    (9,394,015)     (8,016,048)
                                                              -----------     -----------
    Total stockholders' equity.............................     2,286,469       5,649,616
                                                              -----------     -----------
    Total liabilities and stockholders' equity.............   $75,148,257     $78,569,684
                                                              ===========     ===========

     The accompanying notes to condensed consolidated financial statements are an integral part of these balance sheets.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                                                1997          1998
                                                             -----------   -----------
                                                             (UNAUDITED)   (UNAUDITED)
Net revenues...............................................  $53,267,568   $60,172,857
Cost of revenues...........................................   42,685,489    47,869,544
                                                             -----------   -----------
Gross profit...............................................   10,582,079    12,303,313
Selling, general and administrative expenses...............    4,782,960     5,276,904
Depreciation and amortization..............................    4,849,653     4,423,665
                                                             -----------   -----------
Operating income...........................................      949,466     2,602,744
Other (expense):
  Interest (expense), net..................................     (150,575)      (97,777)
                                                             -----------   -----------
     Total other (expense).................................     (150,575)      (97,777)
                                                             -----------   -----------
Income before provision for income taxes...................      798,891     2,504,967
Provision for income taxes.................................      522,265     1,127,000
                                                             -----------   -----------
Net income.................................................  $   276,626   $ 1,377,967
                                                             ===========   ===========
Basic net income per share.................................  $      0.05   $      0.23
                                                             ===========   ===========
Diluted net income per share...............................  $      0.02   $      0.08
                                                             ===========   ===========
Basic weighted average common shares outstanding...........    5,866,219     5,873,683
                                                             ===========   ===========
Diluted weighted average common shares outstanding.........   17,136,755    17,380,062
                                                             ===========   ===========

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   FOR THE YEAR ENDED DECEMBER 31, 1997, AND
                       THE SIX MONTHS ENDED JUNE 30, 1998

                                    CONVERTIBLE
                                  PREFERRED STOCK
                                     SERIES IV          COMMON STOCK       ADDITIONAL                      TOTAL
                                  ----------------   -------------------     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                  SHARES   AMOUNT     SHARES     AMOUNT      CAPITAL       DEFICIT        EQUITY
                                  ------   -------   ---------   -------   -----------   -----------   -------------
Balance, December 31, 1996......  10,362   $10,362   5,866,219   $58,662   $11,611,460   $(8,168,971)   $3,511,513
  Net loss......................      --        --          --        --            --   (1,225,044)    (1,225,044)
                                  ------   -------   ---------   -------   -----------   -----------    ----------
Balance, December 31, 1997......  10,362    10,362   5,866,219    58,662    11,611,460   (9,394,015)     2,286,469
  Compensation expense for stock
    options (unaudited).........      --        --          --        --       269,506           --        269,506
  Common stock issued for
    exercise of warrants
    (unaudited).................      --        --     270,185     2,702     1,712,972           --      1,715,674
  Net income (unaudited)........      --        --          --        --            --    1,377,967      1,377,967
                                  ------   -------   ---------   -------   -----------   -----------    ----------
Balance, June 30, 1998
  (unaudited)...................  10,362   $10,362   6,136,404   $61,364   $13,593,938   $(8,016,048)   $5,649,616
                                  ======   =======   =========   =======   ===========   ===========    ==========

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                       THE MRC GROUP, INC. AND SUBSIDIARY

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                                                1997          1998
                                                             -----------   -----------
                                                             (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net income...............................................  $   276,626   $ 1,377,967
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization.........................    4,849,653     4,423,665
     Compensation expense for stock options................           --       269,506
     Deferred tax provision (benefit)......................      647,732      (165,042)
     Loss on disposal of property..........................       59,876         1,479
     Changes in operating assets and liabilities, net of
        acquisitions:
        Trade accounts receivable..........................   (1,640,481)      (87,250)
        Prepaid expenses and other assets..................      115,483      (641,498)
        Accounts payable...................................      283,641      (485,868)
        Accrued and other liabilities......................      (51,474)    2,736,176
                                                             -----------   -----------
           Total adjustments...............................    4,264,430     6,051,168
                                                             -----------   -----------
           Net cash from operating activities..............    4,541,056     7,429,135
                                                             -----------   -----------
Cash flows from investing activities:
  Capital expenditures.....................................   (4,431,823)   (3,234,177)
  (Sale) purchases of investments, net.....................   (1,019,404)    2,012,150
  Acquisition of businesses, net of stock issued and
     acquired..............................................   (1,921,389)   (1,838,018)
                                                             -----------   -----------
           Net cash from investing activities..............   (7,372,616)   (3,060,045)
                                                             -----------   -----------
Cash flows from financing activities:
  Repayments of long-term debt, net........................   (1,241,910)   (1,269,983)
  Proceeds from exercise of warrants.......................           --     1,715,674
                                                             -----------   -----------
Net cash from financing activities.........................   (1,241,910)      445,691
                                                             -----------   -----------
Net change in cash and cash equivalents....................   (4,073,470)    4,814,781
Cash and cash equivalents, beginning of year...............    5,050,856     1,192,959
                                                             -----------   -----------
Cash and cash equivalents, end of year.....................  $   977,386   $ 6,007,740
                                                             ===========   ===========
Supplemental cash flow information:
  Cash paid for interest...................................  $   460,621   $   302,103
                                                             ===========   ===========
  Cash paid for income taxes...............................  $   112,627   $   892,654
                                                             ===========   ===========

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                       THE MRC GROUP, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1998
                                  (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The MRC Group, Inc., formerly MEDIFAX, Inc. and Subsidiary (collectively, the "Company") provides electronic medical transcription and document management services to the health care industry. The primary customers are hospitals and medical centers across the United States. Significant accounting and reporting policies are described below.

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated.

     The accompanying interim consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the accompanying consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been incorporated herein.

     For purposes of these interim consolidated financial statements, certain information and disclosures normally included in annual consolidated financial statements have been omitted. These unaudited consolidated financial statements should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto at December 31, 1995, 1996 and 1997.

  Restructuring Costs

     In 1995, 1996 and 1997, the Company's board of directors approved various management plans which resulted in restructuring charges in the amounts of $347,000, $644,000 and $2,075,000, respectively. The charges were recorded in accordance with the criteria set forth in EITF 94-3; Liability Recognition For Costs To Exit An Activity (Including Certain Costs Incurred In A Restructuring). Refer to Note 5 of the Consolidated Financial Statements and Notes thereto at December 31, 1995, 1996 and 1997 for a detailed description of these charges. During the first six months of 1998, non-cancelable lease costs of $118,000, asset disposal costs of $278,000 and severance costs of $110,000 were paid and charged against the restructuring accrual. At June 30, 1998, the remaining accrued restructuring costs balance in accrued liabilities is $1,227,000. The components of this balance include $634,000 for non-cancelable lease costs, $427,000 for asset disposal costs and $166,000 for severance and employee contract buy-outs. The Company anticipates that the restructuring will be completed during 1998, however, certain accrued restructuring costs will remain outstanding until all obligations are paid.

2. ACQUISITIONS

     During 1997, the Company acquired the assets of two entities and the stock of one entity for cash of approximately $1.9 million plus the assumption of certain liabilities.

     In March 1998, the Company acquired the assets and assumed certain liabilities of Transcription Concepts, Inc. for an aggregate consideration of approximately $1.4 million, which was funded from operations.

     All of the above acquisitions were accounted for as purchases, and the results of operations are included in the accompanying consolidated financial statements from the date of acquisition.

     All of these acquisitions, excluding the 1998 acquisition, contain certain contingent purchase price agreements which are payable based upon the results of the operations of the Company.

                       THE MRC GROUP, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1998
                                  (UNAUDITED)

3. RECONCILIATION OF BASIC EARNINGS PER SHARE TO DILUTED EARNINGS PER SHARE

     The following is a reconciliation of historical basic earnings per share
(EPS) to pro forma basic and diluted EPS for the six months ended June 30, 1997 and 1998:

                                         FOR THE SIX MONTHS                        FOR THE SIX MONTHS
                                         ENDED JUNE 30, 1997                       ENDED JUNE 30, 1998
                               ---------------------------------------   ---------------------------------------
                                 INCOME         SHARES       PER-SHARE     INCOME         SHARES       PER-SHARE
                               (NUMERATOR)   (DENOMINATOR)    AMOUNT     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                               -----------   -------------   ---------   -----------   -------------   ---------
Basic EPS....................   $276,626       5,866,219       $0.05     $1,377,967      5,873,683       $0.23
                                                               =====                                     =====
Convertible mandatorily
  redeemable stock...........         --       9,687,297                         --      9,687,297
Convertible preferred
  stock......................         --         687,140                         --        687,140
Options and warrants.........         --         896,099                         --      1,131,942
                                --------      ----------                 ----------     ----------
Diluted EPS..................   $276,626      17,136,755       $0.02     $1,377,967     17,380,062       $0.08
                                ========      ==========       =====     ==========     ==========       =====

4. SIGNIFICANT SUBSEQUENT EVENTS

     In June 1998, the Company filed a Registration Statement relating to the initial public offering of its Common Stock (the "Offering"). In September 1998, the Company elected not to pursue the Offering. Consequently, all costs incurred related to the Offering, totaling approximately $675,000 will be charged to expense in the third quarter statement of operations.

     In September 1998, the Company signed a definitive merger agreement (the "Agreement") providing for the combination of the Company with MedQuist Inc. ("MedQuist") in a stock transaction valued in excess of $200 million. Pursuant to the Agreement, each share of the Company's Common Stock and Preferred Stock will be converted into shares of MedQuist's common stock as defined in the Agreement. It is anticipated that the merger will be accounted for using the pooling-of-interest method of accounting. The merger is subject to the approval of the shareholders of both the Company and MedQuist.

     In September 1998, the Company acquired the assets and assumed certain liabilities of Creative Impulses, Inc. dba Medical Records Transcription for aggregate consideration of approximately $1.4 million which was funded from operations. The acquisition will be accounted for as a purchase.

                          INDEPENDENT AUDITORS' REPORT

TO MEDICAL RECORDS CORP. AND AFFILIATE

     We have audited the accompanying restated combined statements of income, stockholders' equity, and cash flows of Medical Records Corp. and Affiliate for the year ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the accompanying restated combined financial statements referred to above present fairly, in all material respects, the results of operations, stockholders' equity, and cash flows for Medical Records Corp. and Affiliate for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          SKODA, MINOTTI, REEVES & CO.

Mayfield Village, Ohio
February 16, 1996
(except for Note 2, as to which the date is May 26, 1998)

                      MEDICAL RECORDS CORP. AND AFFILIATE

                   COMBINED STATEMENT OF INCOME (AS RESTATED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995

Net revenues ...............................................  $42,602,194
Cost of revenues............................................   27,191,643
                                                              -----------
Gross profit................................................   15,410,551
Selling, general and administrative expenses................   13,024,066
Depreciation and amortization...............................    1,765,625
                                                              -----------
Operating income............................................      620,860
Interest expense (net of interest income of $9,544).........      307,679
                                                              -----------
Net income..................................................  $   313,181
                                                              ===========

   The accompanying notes are an integral part of these combined statements.

                      MEDICAL RECORDS CORP. AND AFFILIATE

            COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (AS RESTATED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                           NO PAR NON-
                                       NO PAR VOTING         VOTING
                                       COMMON STOCK,      COMMON STOCK,
                                         STATED AT          STATED AT       ADDITIONAL                    TOTAL
                                      ---------------   -----------------    PAID-IN      RETAINED    STOCKHOLDERS'
                                      SHARES   AMOUNT   SHARES    AMOUNT     CAPITAL      EARNINGS       EQUITY
                                      ------   ------   -------   -------   ----------   ----------   -------------
Balance, January 1, 1995............  278.45   $1,432        --   $    --    $178,840    $4,598,936    $4,779,208
Capital contributions...............      --      --         --        --     400,000            --       400,000
Issuance of shares..................      --      --    5290.55        --          --            --            --
Stockholders' distributions.........      --      --         --        --          --      (409,121)     (409,121)
Net income..........................      --      --         --        --          --       313,181       313,181
                                      ------   ------   -------   -------    --------    ----------    ----------
Balance, December 31, 1995..........  278.45   $1,432   5290.55   $    --    $578,840    $4,502,996    $5,083,268
                                      ======   ======   =======   =======    ========    ==========    ==========

   The accompanying notes are an integral part of these combined statements.

                      MEDICAL RECORDS CORP. AND AFFILIATE

                 COMBINED STATEMENT OF CASH FLOWS (AS RESTATED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
  Net income................................................  $  313,181
  Adjustments to reconcile net income to net cash from
     operating activities:
     Addback: Items not affecting cash
        Depreciation and amortization.......................   1,765,625
        Write-off of software development costs.............     307,500
     Cash provided from (used in) changes in the following
       items:
        Increase in accounts receivable.....................  (1,995,002)
        Decrease in prepaid expenses........................      31,018
        Increase in deposits................................      (6,652)
        Increase in accounts payable -- trade...............     917,106
        Increase in accrued and other liabilities...........     183,783
                                                              ----------
           Total Adjustments................................   1,203,378
                                                              ----------
           Net cash from operating activities...............   1,516,559
Cash flows from investing activities:
  Acquisitions of businesses................................    (795,653)
  Additional amounts paid for business acquisitions.........    (643,988)
  Acquisitions of property and equipment....................    (613,633)
                                                              ----------
           Net cash from investing activities...............  (2,053,274)
Cash flows from financing activities:
  Proceeds from note payable -- bank........................   1,350,000
  Proceeds from long-term obligations.......................     580,583
  Repayment of long-term obligations principal..............    (649,974)
  Stockholders' distributions...............................    (659,121)
                                                              ----------
           Net cash from financing activities...............     621,488
                                                              ----------
Net increase in cash and cash equivalents...................      84,773
Cash and cash equivalents -- beginning of year..............     156,302
                                                              ----------
Cash and cash equivalents -- end of year....................  $  241,075
                                                              ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $  316,239
                                                              ==========
     Income taxes...........................................  $   26,611
                                                              ==========

NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During 1995, the Company acquired $2,442,040 of equipment through capital lease obligations. In addition, during 1995, certain stockholders contributed $400,000 of loans to additional paid-in capital.

   The accompanying notes are an integral part of these combined statements.

                      MEDICAL RECORDS CORP. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Combined in these financial statements is Transcription Specialists, Inc., an affiliate through common ownership of Medical Records Corp. Management believes this inclusion of the five branches of Transcription Specialists, Inc. is useful for the clear reflection of the Company's combined results of operations.

  Nature of Business

     Medical Records Corp. and Transcription Specialists, Inc. transcribe medical records for hospitals throughout the United States.

  Depreciation and Amortization

     Depreciation and amortization of property and equipment, including assets held under capital leases, are provided by the use of accelerated and straight-line methods over the estimated useful lives of the assets as follows:

        Equipment............................................ five years
        Equipment held under capital leases................. three years
        Computer software........................... three to five years
        Furniture and fixtures.............................. seven years
        Automobiles.......................................... five years

     Depreciation expense for the year ended December 31, 1995, was $1,476,165. In addition, during 1995, the Company wrote off software development costs.

  Revenue Recognition

     Fees for transcription-related services are based on contract rates, and revenue is recognized upon the rendering of services.

  Income Taxes

     The Companies, with the consent of their stockholders, have elected under the Internal Revenue Code to be taxed as S Corporations. In lieu of corporation income and franchise taxes, the stockholders of an S Corporation are taxed on their proportionate share of each Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these combined financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                      MEDICAL RECORDS CORP. AND AFFILIATE

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Combined Statement of Cash Flows

     For purposes of the combined statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2. CHANGE IN METHOD OF ACCOUNTING FOR BUSINESS COMBINATIONS

     The 1995 statements of income, stockholders' equity, and cash flows have been restated to capitalize costs related to non-compete agreements and payments related to revenues generated by certain acquired companies, incurred in connection with business combinations. These costs were recorded as period expenses in previously issued financial statements. The Company has recorded these non-compete and revenue-related costs as identifiable intangible assets and goodwill, which are being amortized over 7 and 30 years, respectively. The new method of accounting for business combinations was adopted in order for the Company to be consistent in its accounting policies with a company with whom they merged on July 19, 1996. The effects of the accounting change are an increase to retained earnings at January 1, 1995 of $1,255,952 and an increase to net income for the year ended December 31, 1995 of $696,888.

3. RELATED PARTY TRANSACTIONS

     During 1995, administrative service fees of $440,969 were paid to a partnership owned by certain officers/stockholders of the Company.

4. BUSINESS COMBINATIONS

     During the year ended December 31, 1995, the Company acquired certain assets of Stat Transcription Services, Inc., Medi-Transcriptions, LTD. and Transcribe, Inc. in business combinations accounted for as purchases. These companies transcribe medical records. The results of operations are included in the accompanying financial statements since the dates of acquisition. The total purchase price of these acquisitions was $1,086,441, including $795,653 of cash paid and $290,788 of liabilities assumed.

     In connection with the acquisition of certain businesses, the Company has capitalized additional obligations related to covenants not to compete and obligations based on revenues generated by the acquired businesses. These obligations have been recorded as identifiable intangible assets and goodwill and are amortized over 7 and 30 years, respectively. The obligations are recorded in the year they are incurred and amortized over their remaining respective lives, based on the original acquisition date.

     Amortization expense, related principally to goodwill, for the year ended December 31, 1995, was $289,460.

     Management regularly evaluates its accounting for goodwill. Impairment of goodwill would be recognized when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. As of December 31, 1995, no revision to the remaining useful lives or write-down of intangible assets has been recorded.

                      MEDICAL RECORDS CORP. AND AFFILIATE

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

5. FINANCING ARRANGEMENTS

     At December 31, 1995, the Company has a line of credit agreement with a bank, due April 1996 that bears interest at the bank's prime rate (8.5% at December 31, 1995). Borrowings under the line are secured by accounts receivable and equipment.

     Under the terms of specific loan agreements with a bank, the Company is required to maintain and meet certain loan covenant requirements pertaining to such items as net worth, debt to net worth ratio, cash flow coverage and minimum working capital levels. At December 31, 1995, the Company was in compliance with or received bank waivers for the above mentioned covenants.

6. LEASING ARRANGEMENTS

     The Company leases its facilities under operating leases which expire through October 2000. The Company also leases equipment under capital and operating leases which expire through September 1999. Total rental expense under operating leases was $1,424,390 for the year ended December 31, 1995.

7. PROFIT SHARING PLAN

     The Company sponsors the Medical Records Corp. Profit Sharing and Savings Plan and Trust, which covers substantially all employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. The Company matches 20% of employee contributions for participants with less than 10 years of service and 40% for those participants with 10 or more years of service. Additional contributions may be made to the plan at the discretion of the employer. Company matching contributions for the year ended December 31, 1995 were $231,778.

8. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

     There are 178.45 shares of Common Stock of Medical Records Corp. and 100 shares of Common Stock of Transcription Specialists, Inc. issued and outstanding at December 31, 1995, with a combined stated value of $1,432. During 1995, each of the Companies issued shares of Class B Common Non-Voting Stock by way of a stock dividend. There are 3,390.55 shares of Common Non-Voting Stock of Medical Records Corp. and 1,900 shares of Common Non-Voting Stock of Transcription Specialists, Inc. issued and outstanding at December 31, 1995. The total authorized shares are 500 shares of Common Stock for both Medical Records Corp. and Transcription Specialists, Inc., and 3,400 and 1,900 shares of Class B Common Non-Voting Stock, respectively. Additional paid-in capital is for Medical Records Corp. only, and at December 31, 1995, totaled $578,840, which includes $400,000 of loans from stockholders which were contributed to capital during 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of The MRC Group, Inc.:

     We have audited the accompanying statements of operations, stockholders' equity and cash flows of the Medical Records Corp. (the "Acquired Company"), as described in Note 1, for the period January 1, 1996 to July 19, 1996. These financial statements are the responsibility of the Acquired Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The statements of operations, stockholders' equity and cash flows of the Acquired Company were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the operations and cash flows of the Acquired Company, for the period January 1, 1996 to July 19, 1996 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Cleveland, Ohio,
May 1, 1998.

                             MEDICAL RECORDS CORP.

                            STATEMENT OF OPERATIONS

                FOR THE PERIOD JANUARY 1, 1996 TO JULY 19, 1996


Net revenues.                                                 $27,573,883
Cost of revenues............................................   21,053,795
                                                              -----------
Gross profit................................................    6,520,088
Selling, general and administrative expenses................    5,391,300
Depreciation and amortization...............................    1,259,311
Compensation expense from stock issuance....................    3,912,047
                                                              -----------
Operating loss..............................................   (4,042,570)
                                                              -----------
Other expense:
Interest expense............................................     (250,716)
Other.......................................................       (5,527)
                                                              -----------
Total other expense.........................................     (256,243)
                                                              -----------
Net loss....................................................  $(4,298,813)
                                                              ===========

  The accompanying notes to financial statements are an integral part of this statement.

                             MEDICAL RECORDS CORP.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE PERIOD JANUARY 1, 1996 TO JULY 19, 1996

                                     NO PAR VOTING    NO PAR NON-VOTING
                                     COMMON STOCK,      COMMON STOCK,
                                       STATED AT          STATED AT        ADDITIONAL    RETAINED         TOTAL
                                    ---------------   ------------------    PAID-IN      EARNINGS     STOCKHOLDERS'
                                    SHARES   AMOUNT    SHARES    AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                                    ------   ------   --------   -------   ----------   -----------   -------------
Balance, December 31, 1995........  278.45   $1,432   5,290.55   $    --   $  578,840   $ 4,502,996    $ 5,083,268
Capital contributions.............      --      --          --        --    1,250,000            --      1,250,000
Issuance of shares, including
  compensation expense from stock
  issuance (Note 2)...............      --      --      916.00        --    3,912,047            --      3,912,047
Stockholders' distributions.......      --      --          --        --           --    (1,225,898)    (1,225,898)
Net loss..........................      --      --          --        --           --    (4,298,813)    (4,298,813)
                                    ------   ------   --------   -------   ----------   -----------    -----------
Balance, July 19, 1996............  278.45   $1,432   6,206.55   $    --   $5,740,887   $(1,021,715)   $ 4,720,604
                                    ======   ======   ========   =======   ==========   ===========    ===========

  The accompanying notes to financial statements are an integral part of this statement.

                             MEDICAL RECORDS CORP.

                            STATEMENT OF CASH FLOWS

                FOR THE PERIOD JANUARY 1, 1996 TO JULY 19, 1996

Cash flows from operating activities:
  Net loss..................................................  $(4,298,813)
  Adjustments to reconcile net loss to net cash from
     operating activities:
     Depreciation and amortization..........................    1,259,311
     Compensation expense for stock issuance................    3,912,047
     Changes in operating assets and liabilities:
        Trade accounts receivable...........................     (778,768)
        Prepaid expenses....................................     (123,661)
        Other assets........................................   (1,915,350)
        Accounts payable....................................    1,460,133
        Accrued and other liabilities.......................      953,001
                                                              -----------
           Total adjustments................................    4,766,713
                                                              -----------
           Net cash from operating activities...............      467,900
                                                              -----------
Cash flows from investing activities:
  Capital expenditures......................................     (310,451)
                                                              -----------
           Net cash from investing activities...............     (310,451)
                                                              -----------
Cash flows from financing activities:
  Repayments of long-term debt, net.........................     (422,626)
  Stockholders' distributions...............................   (1,225,898)
  Capital contributions.....................................    1,250,000
                                                              -----------
           Net cash from financing activities...............     (398,524)
                                                              -----------
Net change in cash and cash equivalents.....................     (241,075)
Cash and cash equivalents, beginning of year................      241,075
                                                              -----------
Cash and cash equivalents, end of year......................  $        --
                                                              ===========
Supplemental cash flow information:
  Cash paid for interest....................................  $   257,211
                                                              ===========
  Cash paid for taxes.......................................  $        --
                                                              ===========
Supplemental statement of non-cash investing and financing activities: The Acquired Company entered into equipment lease obligations totaling $560,872, which were accounted for as capital leases.

  The accompanying notes to financial statements are an integral part of this statement.

                             MEDICAL RECORDS CORP.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD JANUARY 1, 1996 TO JULY 19, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Medical Records Corp., an Ohio corporation, transcribes medical records for hospitals throughout the United States.

  Organization

     Effective May 28, 1996, Transcription Specialists, Inc., was merged into Medical Records Corp. Since Medical Records Corp. and Transcription Specialists, Inc. shared common ownership, the merger of these entities was accounted for as a related party pooling-of-interests. The accompanying financial statements include the results of both entities.

     Effective July 19, 1996, all of the outstanding stock of Medical Records Corp. (the "Acquired Company") was acquired by The MRC Group, Inc. (formerly MEDIFAX, Inc.) for a total purchase price of approximately $27,700,000.

  Basis of Presentation

     The accompanying statements of operations, stockholders' equity and cash flows are presented to comply with the requirements under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

  Depreciation and Amortization

     Depreciation and amortization of property and equipment, including assets held under capital leases, are provided by the use of accelerated and straight-line methods over the estimated useful lives of the assets as follows:

        Equipment............................................ five years
        Equipment held under capital leases................. three years
        Computer software........................... three to five years
        Furniture and fixtures.............................. seven years
        Automobiles.......................................... five years

     Depreciation expense for the period January 1, 1996 to July 19, 1996 was $1,030,138.

  Goodwill and Other Intangibles

     The Acquired Company has capitalized certain costs associated with various acquisitions including goodwill and non-compete agreements. Management regularly evaluates its accounting for goodwill and other intangible assets. Impairment of goodwill and other intangible assets would be recognized when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. As of July 19, 1996, no revision to the remaining useful lives or write-down of intangible assets has been recorded.

     Goodwill is being amortized on the straight-line method over 30 years. Other intangible assets are being amortized over the seven year life of the non-compete agreements. Amortization expense for the period of January 1, 1996 to July 19, 1996 was $229,173.

                             MEDICAL RECORDS CORP.

                FOR THE PERIOD JANUARY 1, 1996 TO JULY 19, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Income Taxes

     The Acquired Company, with the consent of their stockholders, elected under the Internal Revenue Code to be taxed as an S Corporation. In lieu of corporation income and franchise taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Acquired Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

  Revenue Recognition

     Fees for transcription-related services are based on contract rates, and revenue is recognized upon the rendering of services.

  Research and Development Costs

     Research and development costs are expensed as incurred. There were no research and development costs during the period January 1, 1996 to July 19, 1996.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Since actual results could differ from those estimates, revisions to estimates are made as better information becomes available.

2. RELATED PARTY TRANSACTIONS

     Administrative service fees of $244,350 were paid to a partnership owned by certain officers and shareholders of the Acquired Company. These fees are included in other operating expenses in the accompanying statement of operations.

     Stock compensation expense of $3,912,047 was recognized in 1996 for the issuance of 916 shares of non-voting common stock to several employees for past services. These shares were issued at no cost to these employees. The offset to the charge was recorded as additional paid-in capital.

     A special cash bonus in the amount of $350,000 was paid in 1996 to a director and the expense is included as a part of other operating expenses in the accompanying statement of operations.

3. COMMITMENTS AND CONTINGENCIES

     The Acquired Company entered into various non-compete and consulting agreements with stockholders of its acquired companies. The following is a summary of these agreements:

  Non-Competition Agreements

     The Acquired Company has entered into non-competition agreements with former stockholders of acquired entities for terms ending October 1997 through July 2000. These costs are being amortized on a straight-line basis over the life of the agreements and are included in amortization expense.

                             MEDICAL RECORDS CORP.

                FOR THE PERIOD JANUARY 1, 1996 TO JULY 19, 1996

3. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

  Consulting Fees

     The Acquired Company has entered into consulting agreements with former stockholders of acquired entities for terms ending November 1996 through February 2000. Expense is charged in the year services are rendered. Total costs for the period January 1, 1996 to July 19, 1996 was $143,818.

4. LEASING ARRANGEMENTS

     The Acquired Company leases certain of its facilities under operating leases, which expire through October 2000. The Acquired Company also leases certain equipment under capital and operating leases, which expire through September 1999.

     Total rental expense under operating leases was $1,044,667 for the period January 1, 1996 to July 19, 1996.

5. PROFIT SHARING PLAN

     The Acquired Company sponsors the Medical Records Corp. Profit Sharing and Savings Plan and Trust, which covers substantially all employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. The Company matches 20% of employee contributions for participants with less than 10 years of service and 40% for those participants with 10 or more years of service. Additional contributions may be made to the plan at the discretion of the employer. Total matching contributions for the period January 1, 1996 to July 19, 1996 were $144,127.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                                                         Annex A

================================================================================



                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                           MERCURY ACQUISITION CORP.,


                                  MEDQUIST INC.


                                       AND


                               THE MRC GROUP, INC.




================================================================================

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
AGREEMENT AND PLAN OF MERGER..........................................................................1

BACKGROUND............................................................................................1

ARTICLE 1

         DEFINED TERMS................................................................................2
         1.1.     Certain Defined Terms...............................................................2

ARTICLE 2
         PLAN OF MERGER...............................................................................7
         2.1.     The Merger..........................................................................7
         2.2.     Effective Time......................................................................7
         2.3.     Effect of Merger; Officers and Directors............................................7
         2.4.     Conversion of Capital Stock.........................................................7
         2.5      Exchange of Certificates............................................................9
         2.6.     Options Conversion.................................................................10

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES
         OF MRC......................................................................................11
         3.1.     Organization and Good Standing.....................................................11
         3.2.     Power and Authority................................................................12
         3.3.     Consents and Approvals; No Violations..............................................12
         3.4.     Capitalization.....................................................................13
         3.5.     Financial Statements; Reports......................................................13
         3.6.     No Undisclosed Liabilities.........................................................13
         3.7.     Absence of Certain Changes.........................................................14
         3.8.     No Default.........................................................................14
         3.9.     Litigation; Compliance with Laws; Permits..........................................14
         3.10.    Intellectual Property..............................................................15
         3.11.    Contracts..........................................................................15
         3.12.    Employee and Management Agreements.................................................15
         3.13.    Taxes..............................................................................15
         3.14.    Employee Benefit Matters...........................................................16

         3.15.    Labor Relations....................................................................17
         3.16.    Brokers or Finders.................................................................18
         3.17.    Insurance..........................................................................18
         3.18.    Bank Accounts......................................................................18
         3.19.    Real Property......................................................................18
         3.20.    Accounts Receivable................................................................19
         3.21.    Loans to Officers, Employees and Others............................................19
         3.22.    Accounting Matters.................................................................19
         3.23.    Registration Statement.............................................................19
         3.24.    Statements True and Correct........................................................19

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF MEDQUIST AND SUB..........................................20
         4.1.     Organization and Good Standing.....................................................20
         4.2.     Power and Authority................................................................20
         4.3.     Consents and Approvals; No Violations..............................................20
         4.4.     Validity of Shares to be Issued....................................................21
         4.5.     Capitalization of  MedQuist........................................................21
         4.6.     Financial Statements; Reports......................................................21
         4.7.     Brokers or Finders.................................................................22
         4.8.     No Undisclosed Liabilities.........................................................22
         4.9.     Absence of Certain Changes.........................................................22
         4.10.    No Default.........................................................................22
         4.11.    Litigation; Compliance with Laws; Permits..........................................23
         4.12     Taxes..............................................................................23
         4.13.    Labor Relations....................................................................24
         4.14.    Accounting Matters.................................................................24
         4.15.    SEC Documents......................................................................24
         4.16.    Registration Statement.............................................................24
         4.17     Statements True and Correct........................................................25

ARTICLE 5
         COVENANTS...................................................................................25
         5.1      Mutual Covenants...................................................................25
         5.2      Covenants of MRC...................................................................26
         5.3.     Covenants of MedQuist..............................................................28

ARTICLE 6
         CONDITIONS PRECEDENT TO THE CLOSING.........................................................30

         6.1      Mutual Conditions..................................................................30
         6.2.     Conditions Precedent to MedQuist's and  Sub's Obligation in Respect of the
                  Closing............................................................................31
         6.3.     Conditions Precedent to MRC's Obligation in Respect of the Closing.................32

ARTICLE 7
         TERMINATION OF AGREEMENT....................................................................33
         7.1      Termination........................................................................33
         7.2      Effect of Termination..............................................................34
         7.3.     Expenses; Termination Fees.........................................................35

ARTICLE 8
         GENERAL.....................................................................................35
         8.1.     Entire Agreement; Amendments.......................................................35
         8.2.     Headings...........................................................................35
         8.3.     Gender; Number.....................................................................35
         8.4.     Exhibits and Schedules.............................................................35
         8.5.     Severability.......................................................................36
         8.6.     Notices............................................................................36
         8.7      Options............................................................................37
         8.8.     Waiver.............................................................................37
         8.9.     Assignment.........................................................................37
         8.10.    Successors and Assigns.............................................................38
         8.11.    Governing Law......................................................................38
         8.12.    No Benefit to Others...............................................................38
         8.13     Survival of Representations and Warranties.........................................38
         8.14     Counterparts.......................................................................38


                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger ("Agreement") is made on September 18, 1998, by and among MedQuist Inc., a New Jersey corporation ("MedQuist"), Mercury Acquisition Corp.,a Missouri corporation and a wholly-owned subsidiary of MedQuist ("Sub") and The MRC Group, Inc., a Missouri corporation ("MRC").

                                   BACKGROUND

         MedQuist desires to acquire the medical records transcription business operated by MRC and Medical Records Corp. through the merger of Sub with and into MRC, with MRC as the surviving corporation (the "Merger") pursuant to which each share of MRC Common Stock (as hereinafter defined) and each share of MRC Preferred Stock (as hereafter defined) outstanding at the Effective Time (as hereinafter defined) will be converted into the right to receive shares of MedQuist Common Stock (as hereinafter defined) as more fully provided in this Agreement.

         The parties intend that the Merger constitute a tax-free
"reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Section 368(a)(2)(E) thereof.

         The parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes.

         The respective Boards of Directors of MRC, MedQuist and Sub have approved and adopted this Agreement, as a plan of reorganization within the provisions of Section 368 of the Code, and as being in the best interests of MRC, MedQuist and Sub respectively and their respective stockholders.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         1.1. Certain Defined Terms. As used in this Agreement, the following terms will have the meanings given to them below:

                  "Act" will mean the Securities Act of 1933, as amended.

                  "Action" will mean any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) relating to a Person.

                  "Assets" will mean all of the assets of MRC or Medical Records Corp. or MedQuist or MedQuist's subsidiaries, as the case may be, whether real, personal or mixed, owned or leased as of the date of this Agreement and such other assets acquired after the date of this Agreement and on or prior to the Closing Date.

                  "Auditor" will mean Arthur Andersen LLP.

                  "Benefit Plans" will have the meaning given to it in Section 3.14(a) of this Agreement.

                  "Business Day" will mean every day of the week excluding Saturdays, Sundays and federal holidays.

                  "Closing" will have the meaning given to it in Section 2.2 of this Agreement.

                  "Closing Date" will mean the date on which the Closing is scheduled to occur.

                  "Code" will have the meaning given to it in the Background section of this Agreement.

                  "Common Stock Exchange Ratio" will have the meaning given to it in Section 2.4(b).

                  "Contracts" will mean all contracts, agreements, arrangements, commitments, purchase orders, sales orders and understandings, whether written or oral, to which MRC or Medical Records Corp. or MedQuist or MedQuist's subsidiaries, as the case may be, is a party or by which any of its respective properties or Assets may be bound.

                  "Creditor's Rights Laws" will have the meaning given to it in
Section 3.2 of this Agreement.

                  "Damages" will mean any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including, without limitation, reasonable attorneys' fees and disbursements and expert and consulting fees, costs and expenses.

                  "Dissenting MRC Shares" will have the meaning given to it in
Section 2.4(i) of this Agreement.

                  "Dissenting Stockholder" will have the meaning given to it in
Section 2.4(i) of this Agreement.

                  "Effective Time" will have the meaning given to it in Section
2.2 of this Agreement.

                  "Encumbrance" will mean any claim, mortgage, assignment, conditional sale, lease, easement, consignment, bailment, contingent interest, pledge, lien, option, charge, security interest, preemptive right, right of first refusal, encumbrance or other restrictions of any kind or nature whatsoever.

                  "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" will mean any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes MRC or that is a member of the same "controlled group" as MRC pursuant to Section 4001(a)(14) of ERISA.

                  "Exchange Agent" will have the meaning given to it in Section 2.5(a) of this Agreement.

                  "Exchange Fund" will have the meaning given to it in Section 2.5(a) of this Agreement.

                  "Exercise Price" will mean the amount due from an option holder upon the exercise of a MRC Option.

                  "Financial Statements" will have the meaning given to it in
Section 3.5 of this Agreement.

                  "GAAP" will mean generally accepted accounting principles.

                  "Governmental Entity" will mean any federal, state or local department, official, commission, authority, board, bureau, agency or other public body, domestic or foreign.

                  "HSR Act" will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Intellectual Property" will mean all trademarks, trade names, assumed names, service marks, logos, patents, patent rights, copyrights, drawings, trade secrets, technology, know-how and processes, applications of or relating to any of the foregoing or any other intellectual property necessary in the conduct of MRC's or Medical Records Corp.'s business in the manner conducted at or prior to the Closing.

                  "Material Adverse Effect" will mean a material adverse effect on the business, operations or financial condition of MRC or MedQuist and their respective subsidiaries, as the case may be, taken as a whole.

                  "Material Contract" will mean any Contract that would have to be filed with the SEC as an exhibit pursuant to the requirements of Item 601 of Regulation S-K.

                  "Medical Records Corp." means Medical Records Corp., an Ohio corporation and a wholly-owned subsidiary of MRC.

                  "MRC Annual Financial Statements" will have the meaning given to it in Section 3.5 of this Agreement.

                  "MRC Common Stock" will mean the common stock, $.01 par value, of MRC.

                  "MRC Disclosure Schedule" will mean the disclosure schedule delivered by MRC to MedQuist on the date hereof.

                  "MRC Interim Financial Statements" will have the meaning given to it in Section 3.5 of this Agreement.

                  "MRC's Knowledge" will mean the actual knowledge of an executive officer of MRC or Medical Records Corp. or such knowledge that a prudent individual in such capacity would gain in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matters.

                  "MRC Options" will mean all the vested and unvested options to purchase MRC

Common Stock, including options granted under the terms of MRC's Amended and Restated Employee Stock Option Plan or otherwise, as set forth in Section 3.4 of the MRC Disclosure Schedule, that are outstanding at the Effective Time, except the option granted to MedQuist pursuant to the Stock Option Agreement attached hereto as Exhibit E.

                  "MRC Preferred Stock" will mean Series IV preferred stock, $1.00 par value, of MRC, Series V preferred stock, $1.00 par value, of MRC and Series VI preferred stock, $1.00 par value, of MRC.

                  "Merger" will have the meaning given to it in the Background section of this Agreement.

                  "MedQuist Annual Financial Statements" will have the meaning given to it in Section 4.6 of this Agreement.

                  "MedQuist Common Stock" will mean the common stock, no par value, of MedQuist.

                  "MedQuist Disclosure Schedule" means the disclosure schedule of MedQuist and Sub delivered to MRC on the date hereof.

                  "MedQuist Financial Statements" will have the meaning given to it in Section 4.6 of this Agreement.

                  "MedQuist Interim Financial Statements" will have the meaning given to it in Section 4.6 of this Agreement.

                  "MedQuist Option" will have the meaning given to it in Section
2.6 of this Agreement.

                  "MedQuist SEC Documents" will have the meaning given to it in
Section 4.15 of this Agreement.

                  "MedQuist's Knowledge" will mean the actual knowledge of an executive officer of MedQuist or any of its subsidiaries or such knowledge that a prudent individual in such capacity would gain in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matters.

                  "Permits" will mean all surety bonds, permits, licenses, zoning variances, approvals, exemptions, and other authorizations for the operation of the businesses of MRC or Medical Records Corp. or MedQuist or Sub, as the case may be, as presently operated.

                  "Person" will mean any natural person, corporation, partnership, unincorporated association, trust, Governmental Entity, joint venture or trade group, or any individual, entity or group that is a part of, or associated with, any of the foregoing.

                  "Possible Transaction" will have the meaning given to it in
Section 5.2(d) of this Agreement.

                  "Registration Statement" will mean the registration statement filed by MedQuist on Form S-4 to register the MedQuist Common Stock to be issued to the Stockholders pursuant to the Merger.

                  "Representatives" will have the meaning given to it in Section 5.2(d).

                  "SEC" will mean the U.S. Securities and Exchange Commission.

                  "Securities Laws" will mean the Act and any federal or state securities laws, rules and regulations.

                  "Series IV Preferred Exchange Ratio" will have the meaning given to it in Section 2.4(c).

                  "Series V Preferred Exchange Ratio" will have the meaning given to it in Section 2.4(d).

                  "Series VI Preferred Exchange Ratio" will have the meaning given to it in Section 2.4(e).

                  "Stockholders" will mean all of the holders of record of MRC Common Stock and MRC Preferred Stock.

                  "Subsidiaries" or "Subsidiary", whether or not used as a capitalized term, will mean the direct or indirect subsidiaries of an entity.

                  "Surviving Corporation" will have the meaning given it in
Section 2.1 of this Agreement.

                  "Taxes" will mean all taxes, fees, levies, duties, charges or other like assessments or payment obligations including, without limitation, income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, unemployment, disability, workers' compensation, transaction, capital, net worth and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto.

                  "Tax Return" will mean any report, return, declaration or other information required to be supplied to a taxing authority in connection with Taxes.

                  "Value" will mean the market value of a single share of MedQuist Common Stock as determined by taking the average of the closing price of a share of MedQuist Common Stock as reported on NASDAQ, as reported by The Wall Street Journal, for the 10 trading days preceding the second Business Day prior to the Closing Date.

                                    ARTICLE 2

                                 PLAN OF MERGER

         2.1. The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of Missouri law, Sub shall be merged with and into MRC as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6 of this Agreement. As of the Effective Time, the separate corporate existence of Sub shall cease and MRC shall continue as the surviving corporation under and pursuant to the laws of the State of Missouri under the name The MRC Group, Inc. (the "Surviving Corporation").

         2.2. Effective Time. The Merger shall be consummated by filing with the Secretary of State of Missouri articles of merger in such form as is required by and executed in accordance with Missouri law. The Merger shall become effective (the "Effective Time") when a certificate of merger has been issued by the Secretary of State of Missouri. Prior to the filing referred to in this Section, a closing (the "Closing") shall be held at the offices of Blank Rome Comisky & McCauley LLP, A Pennsylvania LLP, 210 Lake Drive East, Suite 200, Cherry Hill, New Jersey, 08002, at 10:00 a.m. on a date (the "Closing Date") specified by the parties which shall be no later than the second Business Day following the date on which all conditions set forth in Article 6 of this Agreement have been satisfied or waived, unless another time, date or place is agreed to in writing by the parties.

         2.3. Effect of Merger; Officers and Directors. The Merger shall have the effects set forth in Section 351.450 of the General and Business Corporation Law of Missouri. The articles of merger shall provide that at the Effective Time, the Articles of Incorporation and Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law. The articles of merger shall provide that from and after the Effective Time, the persons serving as the directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         2.4. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of MedQuist, Sub, MRC or the
Stockholders:

                  (a) Each share of common stock, $.01 par value, of Sub shall be converted into one share of common stock of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                  (b) Each full and fractional share of MRC Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of shares of MedQuist Common Stock equal to such number of full and fractional shares of MRC Common Stock multiplied by the Common Stock Exchange Ratio. The "Common Stock Exchange Ratio" is equal to (i) 0.5163 if the Value is equal to or greater than $16.28; and (ii) $8.41 divided by the Value if the Value is below $16.28.

                  (c) Each full or fractional share of Series IV Preferred Stock of MRC issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of shares of MedQuist Common Stock equal to such number of full and fractional shares of Series IV Preferred Stock multiplied by the Series IV Preferred Exchange Ratio. The "Series IV Preferred Exchange Ratio" is equal to (i) 34.2376 if the Value is equal to or greater than $16.28; and (ii) $557.70 divided by the Value if the Value is below $16.28.

                  (d) Each full or fractional share of Series V Preferred Stock of MRC issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of shares of MedQuist Common Stock equal to such number of full and fractional shares of Series V Preferred Stock multiplied by the Series V Preferred Stock Ratio. The "Series V Preferred Stock Ratio" is equal to (i) 46.5619 if the Value is equal to or greater than $16.28; and (ii) $758.45 divided by the Value if the Value is below $16.28.

                  (e) Each full or fractional share of Series VI Preferred Stock of MRC issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of shares of MedQuist Common Stock equal to such number of full and fractional shares of Series VI Preferred Stock multiplied the Series VI Preferred Exchange Ratio. The "Series VI Preferred Exchange Ratio" is equal to (i) 9.5476 if the Value is equal to or greater than $16.28; and (ii) $155.52 divided by the Value if the Value is below $16.28.

                  (f) No certificates for fractional shares of MedQuist Common Stock shall be issued as a result of the conversions provided for in Sections 2.4(b), (c), (d) and (e). To the extent that an outstanding share of MRC Common Stock or MRC Preferred Stock (or fraction thereof) would otherwise have become a fractional share of MedQuist Common Stock, the holder thereof, upon presentation of such fractional interest represented by an appropriate certificate for MRC Common Stock or MRC Preferred Stock to the Exchange Agent pursuant to Section 2.5 will be entitled to receive a cash payment therefor in an amount equal to the Value multiplied by such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one certificate (whether representing MRC Common Stock or MRC Preferred Stock) shall be surrendered for the account of the same holder, the number of shares of MedQuist Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered.

                  (g) Each share of capital stock of MRC held in treasury of MRC shall be canceled and retired and no payment shall be made in respect thereof.

                  (h) If, prior to the Effective Time, MedQuist effects a stock dividend or other distribution payable in shares of MedQuist Common Stock or securities convertible into shares of MedQuist Common Stock, or effects a stock split, reclassification, combination or other change with respect to shares of MedQuist Common Stock, the number of shares of MedQuist Common Stock set forth in Section 2.4 into which shares of MRC Common Stock and MRC Preferred Stock shall be converted at the Effective Time shall be adjusted such that each Stockholder shall be entitled to receive at the Effective Time that number of shares of MedQuist Common Stock such Stockholder would have received had such dividend, distribution, stock split, reclassification, combination or other change and the record date, if any, therefor occurred immediately after the Effective Time, in addition to those shares such Stockholder would have received under 2.4(b), (c), (d) or (e).

                  (i) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of MRC Common Stock or MRC Preferred Stock ("Dissenting MRC Shares") held by a Person (a "Dissenting Stockholder") who has validly elected to exercise his right of appraisal pursuant to Missouri law shall not be converted in the manner provided in this Section 2.4, but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Missouri law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to Missouri law, the Dissenting MRC Shares owned by such Dissenting Stockholder shall be deemed to be canceled as of the Effective Time and become the right to receive, in respect thereof, the consideration set forth in this Section 2.4 to be delivered in connection with the Merger. MRC shall give MedQuist (i) prompt notice of any demands for appraisal of shares received by MRC and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands.

         2.5      Exchange of Certificates.

                  (a) Prior to the Effective Time, MedQuist shall deposit with American Stock Transfer & Trust Company, or such other exchange agent as may be designated by MedQuist and is reasonably satisfactory to MRC (the "Exchange Agent"), for the benefit of the Stockholders, for exchange in accordance with this Section 2.5, certificates representing shares of MedQuist Common Stock and cash in an amount reasonably expected to be paid pursuant to Section 2.4(f) (such shares of MedQuist Common Stock and cash, together with any dividends or distributions with respect thereto, the "Exchange Fund") issuable pursuant to
Section 2.4 in exchange for outstanding shares of MRC Common Stock and MRC Preferred Stock.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of MRC Common Stock or MRC Preferred Stock whose shares were converted into the right to receive shares of MedQuist Common Stock pursuant to Section 2.4 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of the certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of the certificates in exchange for certificates representing shares of MedQuist Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive in exchange therefor a certificate or certificates representing that number of shares of MedQuist Common Stock which such holder has the right to receive pursuant to Section 2.4 and the certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of MRC Common Stock or MRC Preferred Stock which is not registered on the transfer records of MRC, a certificate representing the proper number of shares of MedQuist Common Stock may be issued to such transferee if the certificate representing such shares of MRC Common Stock or MRC Preferred Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each certificate evidencing shares of MRC Common Stock or MRC Preferred Stock will be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing shares of MedQuist Common Stock, cash in lieu of any fractional shares thereof as provided in Section 2.4(f) and any dividends or distributions declared or made after the Effective Time with a record date after the Effective Time. Notwithstanding the foregoing, upon the request of any Stockholder, MedQuist, upon notice given three days prior to Closing, shall make available to such requesting Stockholder at the Closing certificates for shares of MedQuist Common Stock to be received in the Merger by such requesting Stockholder against delivery of certificates representing shares of MRC Common Stock or MRC Preferred Stock and a duly executed letter of transmittal.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to shares of MedQuist Common Stock having a record date after the Effective Time will be paid to the holder of any unsurrendered certificate evidencing shares of MRC Common Stock or MRC Preferred Stock, and no cash payment in lieu of fractional shares will be paid to any such holder, in each case until such holder surrenders such certificate as provided in this Section 2.5.

                  (d) All shares of MedQuist Common Stock issued upon surrender of certificates evidencing shares of MRC Common Stock or MRC Preferred Stock in accordance with the terms of this Agreement (including any cash paid pursuant to Section 2.4(f)) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MRC Common Stock or MRC Preferred Stock, as the case may be, represented thereby, and no further registration of transfers of MRC Common Stock or MRC Preferred Stock on the stock transfer books of MRC will be made. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided for in this Section 2.5.

         2.6.     Options Conversion.

                  (a) At the Effective Time, each MRC Option shall be converted automatically into an option to purchase shares of MedQuist Common Stock ("MedQuist Option") in an amount and at an exercise price determined as follows:

                           (i) The number of shares of MedQuist Common Stock to
be subject to the MedQuist Options issuable in exchange for, and upon cancellation of, each MRC Option shall be equal to the product of (A) the number of shares of MRC Common Stock issuable upon the exercise of MRC Options and (B) the Common Stock Exchange Ratio; provided, however, that any fractional shares of MedQuist Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

                           (ii) The exercise price per share of each MedQuist
Option shall be equal to (A) the Exercise Price of the MRC Option for which the MedQuist Option is being converted and issued in place thereof divided by (B) the Common Stock Exchange Ratio; provided, however, that such exercise price shall be rounded to the nearest whole cent.

The duration, vesting provisions and other terms of each MedQuist Option shall be substantially the same as that of each MRC Option converted therefor.

                  (b) MedQuist shall (i) reserve for issuance the number of shares of MedQuist Common Stock that will become subject to the MedQuist Options pursuant to this Section and (ii) from and after the Effective Time, upon exercise of the MedQuist Options, make available for issuance shares of MedQuist Common Stock converted thereby, subject to the terms and conditions applicable thereto.

                  (c) MedQuist agrees to file with the SEC within fourteen calendar days after the Closing a registration statement on Form S-8 or other appropriate form under the Act to register shares of MedQuist Common Stock issuable upon exercise of the MedQuist Options and use all reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.



                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                                     OF MRC

Except as disclosed to MedQuist and Sub in the MRC Disclosure Schedule, MRC represents and warrants, and where applicable, covenants as provided in each Section of this Article 3:

         3.1. Organization and Good Standing. MRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Medical Records Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of MRC and Medical Records Corp. is duly qualified or licensed, and in good standing to do business, in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on MRC.

         3.2. Power and Authority. MRC has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of MRC has duly and validly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and no other corporate proceedings or actions on the part of MRC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement other than stockholder approval. MRC has duly and validly executed and delivered this Agreement, which is a valid and binding agreement of MRC enforceable against MRC in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) (collectively, "Creditor's Rights Laws").

         3.3. Consents and Approvals; No Violations. Assuming the filing of any and all documents necessary to consummate the Merger, including under applicable federal and state securities laws, and compliance with the HSR Act, no filing with, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of MRC, (ii) result in a violation or breach of, or constitute with or without due notice or lapse of time or both a default under, or give rise to any right of termination, cancellation or acceleration under, or result in the forfeiture of any rights under, or create any right under, or require the consent or approval of any Person under, any of the terms, conditions or provisions of any Contract to which MRC or Medical Records Corp. is a party or by which MRC or Medical Records Corp. or their respective Assets are bound except for such violations, breaches, defaults, terminations, cancellations, accelerations, forfeitures of any rights, creations of any rights, or failure to obtain consents or approvals of any Person which, individually or in the aggregate, would not have a Material Adverse Effect on MRC, (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to MRC or Medical Records Corp., or any of their properties or Assets, or (iv) result in the creation of or imposition of any Encumbrance upon any property or Assets of MRC or Medical Records Corp..

         3.4. Capitalization. Section 3.4 of the MRC Disclosure Schedule sets forth all of the authorized capital stock and classes of common stock and preferred stock of MRC and Medical Records Corp. and the respective ownership interests of the Stockholders and the aggregate number of such shares owned by the Stockholders, the identities and interest held of any other Person having an ownership interest in MRC or Medical Records Corp. including the MRC Options and the number of shares of MRC Common Stock required to be issued for each share of MRC Preferred Stock upon conversion. All of the issued and outstanding shares of MRC Common Stock and common stock of Medical Records Corp. are validly issued, fully paid and nonassessable and are not subject to any voting agreements. Other than the MRC Options, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments (contingent or otherwise) of any character relating to the issued or unissued MRC Common Stock, common stock of Medical Records Corp. or other capital stock or securities of MRC or Medical Records Corp., or otherwise obligating MRC or Medical Records Corp. to issue, transfer, register or sell any such securities. Neither MRC nor Medical Records Corp. has a direct or indirect, legal or beneficial interest in any corporation, partnership, trust or other entity. Since July 31, 1996, neither MRC nor Medical Records Corp. has made any redemptions of, or distributions with respect to, any of its shares of capital stock. To MRC's Knowledge, upon consummation of the Merger, no former Stockholder will hold (as defined in the HSR Act) ten percent (10%) or more of the outstanding voting securities of MedQuist.

         3.5. Financial Statements; Reports. Section 3.5 of the MRC Disclosure
Schedule includes complete copies of (i) MRC's audited consolidated financial statements consisting of balance sheets of MRC as of December 31, 1996 and 1997 and the related statements of income, changes in stockholders' equity and cash flows together with related notes for the years then ended (collectively, "MRC Annual Financial Statements"). MRC has previously delivered to MedQuist complete copies of MRC's unaudited consolidated financial statements consisting of a balance sheet of MRC as of the six months ended June 30, 1998 and the related statements of income, changes in stockholders' equity, and cash flows for the periods then ended (collectively, "MRC Interim Financial Statements"). The MRC Annual Financial Statements and the MRC Interim Financial Statements shall collectively be referred to as the "Financial Statements." The Financial Statements have been prepared from the applicable books and records of MRC in accordance with GAAP, consistently applied during the related periods. The balance sheets contained in each of the Financial Statements fairly present, in all material respects, the consolidated financial condition of MRC as of the respective periods set forth therein, and each income statement, statement of stockholders equity and statement of cash flow included in each of the Financial Statements fairly presents, in all material respects, the consolidated results of operations, stockholders equity and cash flows, respectively, of MRC for the respective periods set forth therein except as described below. The Annual Financial Statements have been audited by the Auditor and include the unqualified opinion of such firm.

         3.6. No Undisclosed Liabilities. Neither MRC nor Medical Records Corp. has any material liabilities or obligations, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, except for (i) those reflected or reserved against (which reserves are adequate) on MRC's consolidated unaudited June 30, 1998 balance sheet, (ii) those which are specifically disclosed in this Agreement or in the Disclosure Schedule and (iii) those incurred since June 30, 1998 in the ordinary course of business consistent with past practice. To MRC's Knowledge, there is no basis for the assertion against MRC or Medical Records Corp. of any liability of any material nature or in any material amount not fully reflected or reserved against in MRC's consolidated unaudited June 30, 1998 balance sheet.

         3.7. Absence of Certain Changes. Since June 30, 1998, each of MRC and Medical Records Corp. has operated in the ordinary course of business and there has not occurred: (a) any transaction in which MRC or Medical Records Corp. incurred any material debts, liabilities or obligations except in the ordinary course of business, (b) any transaction in which MRC or Medical Records Corp. discharged or satisfied any Encumbrances except in the ordinary course of business, (c) any transaction in which MRC or Medical Records Corp. mortgaged, pledged or subjected to Encumbrance any of its Assets, (d) any transaction in which MRC or Medical Records Corp. sold or transferred any of its Assets or canceled any debts or claims, (e) any transaction in which MRC or Medical Records Corp. suffered any extraordinary losses or waived any rights of substantial value, (f) any material damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may affect the business or the properties of MRC or Medical Records Corp., (g) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the capital stock of MRC, or any direct or indirect issuance, redemption, purchase or other acquisition of the capital stock of MRC, (h) any increase not in the ordinary course of business in the compensation payable or to become payable by MRC or Medical Records Corp., or (i) any undertaking or any change in any existing obligation of any kind of MRC or Medical Records Corp. other than in the ordinary course of business.

         3.8. No Default. Neither MRC nor Medical Records Corp. is in material default or violation, and no event has occurred which with notice or the lapse of time or both would constitute a material default or violation, of any material term, condition or provision of (i) the Articles of Incorporation or Bylaws of MRC, or (ii) any Material Contract.

         3.9. Litigation; Compliance with Laws; Permits. There are no Actions pending or to the knowledge of MRC threatened against MRC or Medical Records Corp., which if determined adversely would be reasonably likely to have a Material Adverse Effect on MRC. There is not and has not been any failure by MRC or Medical Records Corp. to comply with any law, ordinance, requirement, regulation, or order applicable to MRC or Medical Records Corp., which failure to comply would have a Material Adverse Effect on MRC or Medical Records Corp.. There is no violation of, default with respect to, or failure to comply with any material order, writ, injunction, judgment, or decree of any court or Governmental Entity issued or pending against MRC or Medical Records Corp.. Each of MRC and Medical Records Corp. has obtained all Permits for the operation of its business as presently operated, and all such Permits are set forth on
Section 3.9 of the MRC Disclosure Schedule, except where the failure to obtain such Permits would not have a Material Adverse Effect on MRC. Each of MRC and Medical Records Corp. is in material compliance with all relevant Permits.

         3.10. Intellectual Property. Section 3.10 of the MRC Disclosure Schedule sets forth a list and a brief description of all of the trademark and service mark registrations and applications, copyright registrations, and patent registrations of MRC and Medical Records Corp.. No claim is pending or to the knowledge of MRC or Medical Records Corp., threatened, relating to the ownership or present or past use of the Intellectual Property. To MRC's Knowledge, the Intellectual Property does not conflict with or infringe upon any rights of any third party.

         3.11. Contracts. Section 3.11 of the MRC Disclosure Schedule sets forth a list of all of MRC and Medical Records Corp.'s Material Contracts. Complete and correct copies (except for certain redactions) of all written Material Contracts and Contracts with MRC's top 25 customers by revenue, including all amendments, modifications or extensions thereof, have been previously made available to MedQuist. Each Contract to which MRC or Medical Records Corp. is a party or by which it is bound is valid and binding and in full force and effect except for such Contracts which, individually or in the aggregate, would not have a Material Adverse Effect on MRC.

         3.12. Employee and Management Agreements. Section 3.12 of the MRC Disclosure Schedule sets forth a complete and correct list of all Material Contracts relating to employment, compensation, severance, change-in-control, consulting, indemnification, service, purchase or any other matter between or among MRC or Medical Records Corp. and their present or former employees, officers, directors and consultants pursuant to which MRC or Medical Records Corp. has any continuing obligations thereunder. Complete and correct copies of all such agreements have been made available to MedQuist.

         3.13. Taxes. Each of MRC and Medical Records Corp. has duly filed, in compliance with applicable laws, all Tax Returns required to be filed by it prior to the date hereof, and each of MRC and Medical Records Corp. has duly paid, caused to be paid or made adequate provision and has reserved for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns. Each of MRC and Medical Records Corp. has materially complied with the requirements of all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and in the manner prescribed by applicable laws, withheld from employee wages and paid over, in a timely manner, to the proper taxing or other authorities all amounts required to be so withheld and paid over under applicable laws. No claims for Taxes have been asserted against MRC or Medical Records Corp., and no deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. No Tax Return or taxable period of MRC or Medical Records Corp. is under examination and, neither MRC nor Medical Records Corp. has received notice of any pending audit as of September 18, 1998. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of MRC or Medical Records Corp.. There are no liens or encumbrances of any kind for Taxes upon any Assets or properties of MRC or Medical Records Corp. other than for Taxes not yet due and payable. Neither MRC nor Medical Records Corp. has any obligation or liability to pay Taxes of or attributable to any other Person or entity. No issue or claim that has not been finally resolved without further right of appeal has been asserted for Taxes by any taxing authority in excess of $50,000 individually or in the aggregate. Neither MRC nor Medical Records Corp. has filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by MRC or Medical Records Corp.. Neither MRC nor Medical Records Corp. has made any payments, or is obligated to make any payments, that are not or will not be deductible under Section 280G of the Code.

         To MRC's Knowledge, neither MRC nor Medical Records Corp. has taken or failed to take any action and to MRC's Knowledge, there is no state of affairs with respect to the activities or operations of MRC or Medical Records Corp., that would prevent the Merger from constituting a transaction qualifying as a tax-free reorganization under Section 368(a) of the Code.

         3.14.    Employee Benefit Matters.

                  (a) Section 3.14(a) of the MRC Disclosure Schedule sets forth a complete list of all plans, programs or arrangements that provide employee benefits or fringe benefits that are or, at any time during the preceding five years, have been maintained by MRC, Medical Records Corp. or their ERISA Affiliates or that currently are or, at any time during the preceding five years, have been entitled to receive contributions from MRC, Medical Records Corp. or their ERISA Affiliates (including health, life insurance and other benefit plans maintained for retirees), including without limitation (a) all plans, programs and arrangements providing any form of deferred compensation, pension, profit sharing, stock option, stock purchase, savings, thrift, group insurance, accident, sickness, medical, dental or disability benefits; (b) all vacation and severance pay; (c) all incentive compensation, consulting and bonus agreements; and (d) all benefits relating to the use of Company vehicles; whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, and whether or not such plans, programs and arrangements are in the nature of formal or informal understandings, and whether or not pursuant to any collective bargaining arrangements. Said plans, programs and arrangements sometimes are referred to collectively in this Agreement as the "Benefit Plans." Neither MRC, Medical Records Corp., nor any of their ERISA Affiliates is or has been, at any time during the preceding five years, a member, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) or is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes a trade or business that is, or has ever been, a party to any employee pension benefit plan or employee welfare benefit plan (both terms as defined in ERISA) that is a "multiemployer plan" (within the meaning of
Section 3(37) of ERISA).

                  (b) Each Benefit Plan has complied in all material respects and has been administered in all material respects in accordance with the applicable provisions of ERISA and the Code. To MRC's Knowledge, no facts or circumstances exist which could result in any material liability against MRC or Medical Records Corp., or any Benefit Plan, or any fiduciary of a Benefit Plan under any provision of ERISA, the Code or any other applicable law. Except for benefits claims asserted and administered in the normal course, there has not been asserted by any Benefit Plan participant, beneficiary or other person any facts or circumstances which could result in any liability under any Benefit Plan or any fiduciary of a Benefit Plan under any provision of ERISA, the Code or any other applicable law.

                  (c) If permitted and/or required by applicable Law, MRC, Medical Records Corp.

or their ERISA Affiliates have submitted all Benefit Plans in good faith to meet the applicable requirements of the Code to the IRS for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to the MRC Disclosure Schedule. With respect to the Benefit Plans, MRC, Medical Records Corp. or their ERISA Affiliates have made, on or prior to the Closing Date, all payments required to be made by them on or prior to the Closing Date and will have accrued (in accordance with GAAP consistently applied) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. MRC has furnished MedQuist with a true and correct copy of the most current Form 5500 and any other form or filing submitted to any Governmental Entity with regard to any of the Benefit Plans and the most current actuarial report with regard to any of the Benefit Plans. There would be no liability of MRC, Medical Records Corp. or their ERISA Affiliates under Title IV of ERISA if any of the Benefit Plans were terminated as of the Closing Date. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (without taking into account any reductions in force following such transactions) will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from MRC, Medical Records Corp. or their ERISA Affiliates under any of the Benefit Plans,
(ii) increase any benefits otherwise payable under any of the Benefit Plans, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent. No event has occurred which will result in material liability to MRC, Medical Records Corp. or their ERISA Affiliates in connection with any Benefit Plan established, maintained, contributed to or to which there has been an obligation to contribute (currently or within the last five years) by MRC, Medical Records Corp. or any ERISA Affiliate.

                  (d) Neither MRC nor Medical Records Corp. has any severance agreements or arrangements, or any formal or informal severance plan or practice, pursuant to which any liability for severance payments to employees of MRC or Medical Records Corp. may arise, regardless of whether separation from service occurs before, at the time of, or after the Closing Date.

         3.15. Labor Relations. Neither MRC nor Medical Records Corp. is a party to any Contract with any labor union and, to MRC's Knowledge, neither is experiencing, the subject of, or threatened by, any union organization campaign or any strike, slowdown, picketing, work stoppage, or other labor disturbance by any labor union or group of employees. For the past three years neither MRC nor Medical Records Corp., to MRC's Knowledge, has had (a) any unfair labor practice charge or complaint or other proceeding pending or threatened against MRC or Medical Records Corp. before the National Labor Relations Board or (b) any material arbitrations, grievances, suits or administrative proceedings before any Government Entity (excluding, however, charges made to the Equal Employment Opportunity Commission previously resolved without further right of appeal) relating to labor or employment matters involving any employees of MRC or Medical Records Corp.

         3.16. Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee from MRC or Medical Records Corp. in connection with this Agreement and the transactions contemplated by this Agreement other than that due to BT Alex. Brown Incorporated for its investment advisory services.

         3.17. Insurance. Section 3.17 of the MRC Disclosure Schedule sets forth a complete and correct schedule of all policies of fire, liability, and other forms of insurance, excluding the Benefit Plans, pursuant to which MRC or Medical Records Corp. or any of its Assets are insured (whether or not held by MRC or Medical Records Corp.) or with respect to which MRC or Medical Records Corp. directly or indirectly pays all or part of the premium including the identity of the carrier, the policy number, the amounts and types of coverage, the premium and the expiration date of each such policy. All of the Assets of MRC and Medical Records Corp. are insured against fire and other casualty under the policies and in the amounts and types of coverage set forth in Section 3.17 of the MRC Disclosure Schedule, and such policies are outstanding and duly in force and the premiums thereon fully paid. No notice of cancellation or non-renewal with respect to any insurance policy has been received by MRC or Medical Records Corp.. The insurance policies are sufficient for compliance with all statutes, laws, ordinances, regulations, orders, rules or other requirements of any Governmental Entity, including, but not limited to, those covering safety, health, transportation, record keeping, zoning, employment, wage and hour and price and wage control matters. There are no pending claims against such insurance policies. There is no material default by MRC or Medical Records Corp. with respect to any provision contained in any insurance policy. Neither MRC nor Medical Records Corp. has received any notice from its insurance carrier disclaiming coverage as to any of the foregoing.

         3.18. Bank Accounts. Section 3.18 of the MRC Disclosure Schedule lists the names and addresses of every bank and other financial institution in which MRC or Medical Records Corp. maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

         3.19. Real Property. Neither MRC nor Medical Records Corp. owns any real property. Section 3.19 of the MRC Disclosure Schedule is a detailed list of all real property leased by MRC and Medical Records Corp. showing location, rental cost, term and landlord. Neither MRC nor Medical Records Corp. is in material violation of any such lease or has received any notice of violation from any landlord or Governmental Entity with respect to such real property.

         3.20. Accounts Receivable. All of the accounts and notes receivable of MRC and Medical Records Corp. as set forth on MRC's consolidated unaudited June 30, 1998 balance sheet or arising since the date thereof (a) are valid claims for monies due; (b) have arisen in the ordinary course of business; and (c) except to the extent of any allowances with respect thereto set forth on such balance sheet, are not subject to valid claims, contests, defenses, set-offs or counterclaims and have been (or will be in the ordinary course of business) billed. A correct and complete list of all accounts receivable as of June 30, 1998 have previously been provided to MedQuist. The allowance for doubtful accounts reflected on MRC's consolidated unaudited June 30, 1998 balance sheet has been determined in accordance with GAAP.

         3.21. Loans to Officers, Employees and Others. There are no outstanding loans made by MRC or Medical Records Corp. to any stockholder, employee, director or officer of MRC or Medical Records Corp. or to any other Person except for loans to all such persons not exceeding $10,000 in the aggregate.

          3.22. Accounting Matters. MRC, having consulted with its accountants, lawyers and financial advisors, has no knowledge of any action taken or agreed to be taken by MRC, or of any fact or circumstance, that is reasonably likely to prevent the Merger from qualifying for pooling-of-interests accounting treatment.

         3.23. Registration Statement. None of the information provided by MRC for inclusion in the Registration Statement, including the proxy statement included therein, when filed and at the time the Registration Statement becomes effective will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.24. Statements True and Correct. No statement made by MRC or Medical Records Corp. in this Agreement, the MRC Disclosure Schedule or Exhibits attached to this Agreement or any document, instrument or certificate furnished or to be furnished by MRC or Medical Records Corp. or any director or officer of MRC or Medical Records Corp. at Closing, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated herein or therein, or necessary in order to make the statements herein or therein not misleading.



                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF MEDQUIST AND SUB

         Except as specifically disclosed to MRC on the MedQuist Disclosure Schedule, MedQuist and Sub represent and warrant and, where applicable, covenant, as provided in each Section of this Article 4:

         4.1. Organization and Good Standing. Each of MedQuist and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and Missouri, respectively. Each subsidiary of MedQuist is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of MedQuist, Sub and each subsidiary of MedQuist has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of MedQuist, Sub and each subsidiary of MedQuist is duly qualified or licensed, and in good standing to do business, in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on MedQuist.

         4.2. Power and Authority. Each of MedQuist and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of each of MedQuist and Sub has duly and validly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and no other proceedings or actions on the part of MedQuist or Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement other than stockholder approval. Each of MedQuist and Sub has duly and validly executed and delivered this Agreement, which is the valid and binding agreement of MedQuist and Sub enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable Creditor's Rights Laws.

         4.3. Consents and Approvals; No Violations. Assuming the filing of any and all documents necessary to consummate the Merger, including under applicable federal and state securities laws, and compliance with the HSR Act, no filing with, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation of transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of MedQuist or Articles of Incorporation or Bylaws of Sub, (ii) result in a violation or breach of, or constitute with or without due notice or lapse of time or both a default under, or give rise to any right of termination, cancellation or acceleration under, or result in the forfeiture of any rights under, or create any right under, or require the consent or approval of any Person under, any of the terms, conditions or provisions of any Contract to which MedQuist or any subsidiary of MedQuist is a party or by which MedQuist or any subsidiary of MedQuist or their respective Assets are bound except for such violations, breaches, defaults, terminations, cancellations, accelerations, forfeitures of any rights, creations of any rights, or failure to obtain consents or approvals of any Person which, individually or in the aggregate, would not have a Material Adverse Effect on MedQuist, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to MedQuist or Sub, or any of their properties or Assets or (iv) result in the creation of or imposition of any Encumbrance upon any property or Assets of MedQuist or Sub.

         4.4. Validity of Shares to be Issued. The shares of MedQuist Common Stock to be issued to the Stockholders in connection with the Closing have been duly authorized and, when issued by MedQuist in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         4.5. Capitalization of MedQuist. Section 4.5 of the MedQuist
Disclosure Schedule sets forth all of the authorized capital stock and classes of common stock and preferred stock of MedQuist. All of the issued and outstanding shares of MedQuist Common Stock are validly issued, fully paid and nonassessable, and are not subject to any voting agreements. There are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments (contingent or otherwise) of any character relating to the issued or unissued MedQuist Common Stock or other capital stock or securities of MedQuist, or otherwise obligating MedQuist to issue, transfer, register or sell any such securities. MedQuist has no direct or indirect, legal or beneficial interest in any corporation, partnership, trust or other entity. Since June 30, 1996, MedQuist has not made, and as of the Closing Date will not have made, any redemptions of, or distributions with respect to, any of its shares of capital stock other than in connection with stock splits.

         4.6. Financial Statements; Reports. The MedQuist SEC Documents include complete copies of MedQuist's audited consolidated financial statements consisting of balance sheets of MedQuist as of December 31, 1995, 1996 and 1997 and the related statements of income, changes in stockholders' equity and cash flows together with related notes for the years then ended (collectively, "MedQuist Annual Financial Statements"), complete copies of MedQuist's unaudited consolidated financial statements consisting of a balance sheet of MedQuist as of the six months ended June 30, 1998 and the related statements of income, changes in stockholders' equity, and cash flows for the period then ended (collectively, "MedQuist Interim Financial Statements"). The MedQuist Annual Financial Statements and the MedQuist Interim Financial Statements shall collectively be referred to as "MedQuist Financial Statements." The MedQuist Financial Statements have been prepared from the applicable books and records of MedQuist in accordance with GAAP, consistently applied during the related periods and comply in all material respects with applicable rules and regulations of the SEC. The balance sheets contained in each of the MedQuist Financial Statements fairly present, in all material respects, the financial condition of MedQuist as of the respective periods set forth therein, and each income statement, statement of shareholders equity and statement of cash flow included in each of the MedQuist Financial Statements fairly presents, in all material respects, the consolidated results of operations, shareholders equity and cash flows, respectively, of MedQuist for the respective periods set forth therein except as described below. The MedQuist Annual Financial Statements have been audited by the Auditor and include the unqualified opinion of such firm.

         4.7. Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee from MedQuist or Sub in connection with this Agreement and the transactions contemplated by this Agreement other than that due to Volpe Brown Whelan & Company for its investment advisory services.

         4.8. No Undisclosed Liabilities. None of MedQuist or any of its subsidiaries has any material liabilities or obligations, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, except for (i) those reflected or reserved against (which reserves are adequate) on MedQuist's consolidated unaudited June 30, 1998 balance sheet, (ii) those which are specifically disclosed in this Agreement or in the MedQuist Disclosure Schedule, and (iii) those incurred since June 30, 1998 in the ordinary course of business consistent with past practice. To MedQuist's Knowledge, there is no basis for the assertion against MedQuist or any of its subsidiaries of any liability of any material nature or in any material amount not fully reflected or reserved against in MedQuist's consolidated unaudited June 30, 1998 balance sheet.

         4.9. Absence of Certain Changes. Since June 30, 1998, MedQuist and Sub have operated only in the ordinary course of business and there has not occurred: (a) any transaction in which MedQuist or any of its subsidiaries incurred any material debts, liabilities or obligations except in the ordinary course of business, (b) any transaction in which MedQuist or any of its subsidiaries discharged or satisfied any Encumbrances except in the ordinary course of business, (c) any transaction in which MedQuist or any of its subsidiaries mortgaged, pledged or subjected to Encumbrance any of its Assets,
(d) any transaction in which MedQuist or any of its subsidiaries sold or transferred any of its Assets or canceled any debts or claims, (e) any transaction in which MedQuist or any of its subsidiaries suffered any extraordinary losses or waived any rights of substantial value, (f) any material damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may affect the business or the properties of MedQuist or any of its subsidiaries, (g) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the capital stock of MedQuist or any of its subsidiaries, or any direct or indirect issuance, redemption, purchase or other acquisition of the capital stock of MedQuist or any of its subsidiaries, (h) any increase not in the ordinary course of business in the compensation payable or to become payable by MedQuist or any of its subsidiaries, or (i) any undertaking or any change in any existing obligation of any kind of MedQuist or any of its subsidiaries other than in the ordinary course of business.

         4.10. No Default. None of MedQuist or any of its subsidiaries are in material default or violation, and no event has occurred which with notice or the lapse of time or both would constitute a material default or violation, of any material term, condition or provision of (i) its respective

Certificate or Articles of Incorporation or Bylaws, or (ii) any Material
Contract.

         4.11. Litigation; Compliance with Laws; Permits. There are no Actions pending or to MedQuist's Knowledge, threatened against or related to MedQuist or any of MedQuist's subsidiaries which if determined adversely would be reasonably likely to have a Material Adverse Effect on MedQuist. There is not and has not been any failure by MedQuist or any of MedQuist's subsidiaries to comply with any law, ordinance, requirement, regulation, or order applicable to MedQuist or any of MedQuist's subsidiaries, which failure to comply would have a Material Adverse Effect on MedQuist or any of MedQuist's subsidiaries. There is no violation of, default with respect to, or failure to comply with any material order, writ, injunction, judgment, or decree of any court or Governmental Entity, issued or pending against MedQuist or any of MedQuist's subsidiaries. Each of MedQuist and its subsidiaries has obtained all Permits for the operation of its business as presently operated, and all such Permits are set forth on
Section 4.11 of the Disclosure Schedule, except where the failure to obtain such Permits would not have a Material Adverse Effect on MedQuist. MedQuist and its subsidiaries are in material compliance with all relevant Permits and the Permits.

         4.12 Taxes. Each of MedQuist and its subsidiaries has duly filed, in compliance with applicable laws, all Tax Returns required to be filed by it prior to the date hereof, and each of MedQuist and its subsidiaries has duly paid, caused to be paid or made adequate provision and has reserved for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns. Each of MedQuist and its subsidiaries has materially complied with the requirements of all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and in the manner prescribed by applicable laws, withheld and paid over, in a timely manner, to the proper taxing or other authorities all amounts required to be so withheld and paid over under applicable laws. No claims for Taxes have been asserted against MedQuist or any of its subsidiaries, and no deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. No Tax Return or taxable period of MedQuist or any of its subsidiaries is under examination and none of MedQuist or any of its subsidiaries has received notice of any pending audit as of September 18, 1998. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of MedQuist or any of its subsidiaries. There are no liens or encumbrances of any kind for Taxes upon any Assets or properties of MedQuist or any of its subsidiaries other than for Taxes not yet due and payable. None of MedQuist or any of its subsidiaries has any obligation or liability to pay Taxes of or attributable to any other Person or entity. No issue or claim that has not been finally resolved without further right of appeal has been asserted for Taxes by any taxing authority in excess of $50,000 individually or in the aggregate. None of MedQuist or any of its subsidiaries has filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by MedQuist or any of its subsidiaries.

         To the best of MedQuist's Knowledge, none of MedQuist or any of its subsidiaries has taken or failed to take any action, and, to MedQuist's Knowledge, there is no state of affairs with respect to the activities or operations of MedQuist or any of its subsidiaries, that would prevent the Merger from constituting a transaction qualifying as a tax-free reorganization under
Section 368(a) of the Code.

         4.13. Labor Relations. None of MedQuist or any of its subsidiaries is a party to any Contract with any labor union and, to MedQuist's Knowledge, none of them is experiencing, the subject of, or threatened by, any union organization campaign or any stroke, slowdown, picketing, work stoppage, or other labor disturbance by any labor union or group of employees. For the past three years none of MedQuist or any of its subsidiaries, to MedQuist's Knowledge, has had (a) any unfair labor practice charge or complaint or other proceeding pending or threatened against it before the National Labor Relations Board or (b) any material arbitrations, grievances, suits or administrative proceedings before any governmental entity (excluding, however, charges made to the Equal Opportunity Commission previously resolved without further right of appeal) relating to labor or employment matters involving employees of MedQuist or any of its subsidiaries.

         4.14. Accounting Matters. MedQuist and Sub, each having consulted with their respective accountants, lawyers and financial advisors, have no knowledge of any action taken or agreed to be taken by MedQuist or Sub, or of any fact or circumstance, that is reasonably likely to prevent the Merger from qualifying for pooling-of-interests accounting treatment.

         4.15. SEC Documents. MedQuist has timely filed with the SEC all reports, schedules, statements, forms and other documents required to be filed by it pursuant to the Securities Laws. MedQuist has heretofore provided to MRC and Medical Records Corp. or otherwise made available all reports, schedules, forms, statements and other documents filed with the SEC since December 31, 1996 (the "MedQuist SEC Documents"). As of their respective dates, the MedQuist SEC Documents (including, without limitation, any financial statements and schedules included therein) complied in all material respects with the requirements of the Securities Laws applicable to such MedQuist SEC Documents, and none of the MedQuist SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material change, financial or otherwise, in the condition of MedQuist since the date of MedQuist's Form 10-Q for the quarter ended June 30, 1998.

         4.16. Registration Statement. None of the information provided by MedQuist for inclusion in the Registration Statement, including the prospectus included therein relating to the shares of MedQuist Common Stock to be issued in the Merger, when filed and at the time the Registration Statement becomes effective will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Act and the rules and regulations promulgated thereunder.

         4.17 Statements True and Correct. No statement made by MedQuist or Sub in this Agreement, the MedQuist Disclosure Schedule or Exhibits attached to this Agreement or any document, instrument or certificate furnished or to be furnished by MedQuist or Sub or any director or officer of MedQuist or Sub at Closing contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated herein or therein, or necessary in order to make the statements therein not misleading.



                                    ARTICLE 5

                                    COVENANTS

The parties hereto agree as follows with respect to the period from and after the execution of this Agreement:

         5.1      Mutual Covenants.

                  (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement (including, without limitation, using its reasonable efforts to cause the conditions set forth in Article 6 for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further actions as any other party to this Agreement shall reasonably request).

                  (b) HSR Act. As soon as practicable, and in any event no later than five Business Days after the date of this Agreement, each of the parties hereto shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Merger, shall use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

                  (c) Other Governmental Matters. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Equity that it may be required to give, make or obtain.

                  (d) Pooling-of-Interests and Tax-Free Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to (i) qualify for pooling-of-interests accounting treatment for financial reporting purposes and
(ii) constitute a tax-free "reorganization" under Section 368(a) of the Code.

                  (e) Public Announcements. At all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Article 7, MRC and MedQuist shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

                  (f) Access. From and after the date of this Agreement until the Effective Time (or termination of this Agreement), MRC and MedQuist shall permit employees, agents and Representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, Contracts, tax records, documents, customers and suppliers.

         5.2      Covenants of MRC.

                  (a) Operation of Business by MRC and Medical Records Corp. From and after the date of this Agreement to the Effective Time, except with the consent of MedQuist or as otherwise specifically contemplated by this Agreement, or Section 5.2 of the MRC Disclosure Schedule, MRC shall, and shall cause Medical Records Corp.
to, conduct their business  in the ordinary course and shall:

                           (i) not amend MRC's or Medical Records Corp.'s
Articles of Incorporation or Bylaws or Code of Regulations except as may be necessary to carry out this Agreement, the Merger or as required by law;

                           (ii) not declare or pay any dividend of any kind on
or make any other distribution or payment in respect of any of the capital stock of MRC, or repurchase or agree to repurchase any of the stock, or issue any shares of the stock of MRC or Medical Records Corp. or grant any options or other securities whether or not presently authorized (except for MRC Common Stock issued upon the conversion of MRC Preferred Stock or upon the exercise of MRC Options, or except for redemption of MRC Preferred Stock required pursuant to the Articles of Incorporation of MRC provided that such redemption does not adversely affect the qualification of the Merger for pooling-of-interests accounting treatment), or change any of the characteristics of the capital stock of MRC or Medical Records Corp. or merge or consolidate MRC or Medical Records Corp. with any other corporation or allow MRC ro Medical Records Corp., its Assets or any part of the business to be acquired by any Person;

                           (iii) not sell, transfer, or otherwise dispose of any
Assets except in the ordinary
course of business or any other dispositions that are not, individually or in the aggregate, material to the business of MRC and Medical Records Corp.;

                           (iv) not create, incur, assume, or guarantee any
indebtedness for money borrowed or create any Encumbrance on any of their Assets, except in the ordinary course of business;

                           (v) maintain the Assets of MRC and Medical Records
Corp. in good operating repair, order, and condition, reasonable wear and tear excepted, and notify MedQuist immediately upon any material loss of, damage to, or destruction of any of the Assets of MRC and Medical Records Corp. taken as a whole;

                           (vi) maintain in full force and effect the insurance
coverage of the types and in the amounts set forth in Section 3.17 of the Disclosure Schedule and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any Assets or operations of MRC or Medical Records Corp. to the repair or replacement of such Assets;

                           (vii) use reasonable efforts to preserve MRC's and
Medical Records Corp.'s business organization intact and preserve the good will of its customers, suppliers and others having business relations with it;

                           (viii) promptly advise MedQuist in writing of the
commencement of, and of any known threat to commence any Action or tax audit against MRC or Medical Records Corp. or of the occurrence (or failure to occur) of any fact or circumstance which may become known to MRC and Medical Records Corp. that would cause MRC's representations or warranties to be inaccurate in any material respect;

                           (ix) not materially change the titles, duties or
responsibilities of or voluntarily terminate any executive officer of MRC; and

                           (x) not discount or otherwise invoice or bill clients
inconsistent with past practices.

                  (b) MRC Representations and Warranties. MRC shall use its reasonable efforts to maintain the truthfulness and accuracy of all of MRC representations and warranties set forth in this Agreement and shall promptly notify MedQuist of any fact or event of which MRC has knowledge causing any of such representations or warranties to be inaccurate and shall use reasonable efforts to cure, if possible, the same as soon as practical, but in no event later than the Closing Date.

                  (c) MRC Stockholder Meeting. MRC will hold a meeting of the Stockholders on or before the earlier of (i) 45 days after the effective date of the Registration Statement or (ii) the date established by MedQuist for the meeting of MedQuist shareholders, subject to compliance with applicable laws and MRC's Articles of Incorporation and Bylaws. MRC's Board of Directors will recommend approval of the Merger.

                  (d) No Solicitation. MRC agrees that neither it, nor any of its directors, officers, employees, agents, or advisors (including, without limitation, attorneys, accountants, consultants, investment bankers and financing sources, and advisors (collectively, "Representatives")), will solicit, enter into or participate in any discussions, negotiations, solicitation, arrangements or agreements with or otherwise assist, facilitate, solicit or encourage, any corporation, partnership, person or other entity or group concerning any merger, consolidation, sale of all or substantially all of the assets, or the issuance or sale of any shares of capital stock or similar transaction involving MRC (collectively, a "Possible Transaction"). During the term of this Agreement, MRC shall advise MedQuist immediately if it hereafter receives any bids or proposals regarding a Possible Transaction.

                           MRC shall advise its directors, officers, employees,
agents and Representatives that MRC has agreed to be bound by the above restrictions and MRC will be responsible for a breach of such provisions by any of the foregoing and MRC shall take all reasonable measures to restrain any of the foregoing from violating the restrictions referred to above.

                  (e) Registration Statement. MRC shall cooperate with MedQuist in the preparation and filing of the Registration Statement.

                  (f) No Mergers or Acquisitions. Without the prior written consent of MedQuist, which shall not unreasonably be withheld, MRC shall not, and shall not permit Medical Records Corp. or any subsidiary of MRC to (i) participate in any merger, consolidation or reorganization or (ii) acquire the business or all or a substantial part of the Assets of any other Person.

         5.3. Covenants of MedQuist.

                  (a) MedQuist's and Sub's Representations and Warranties. MedQuist and Sub will use their best efforts to maintain the truth and accuracy of all of MedQuist's and Sub's representations and warranties set forth in this Agreement and shall promptly notify MRC of any fact or event of which MedQuist or Sub has knowledge causing any of such representations or warranties to be inaccurate and shall use reasonable efforts to cure the same as soon as practical, but in no event later than the Closing Date.

                  (b) MedQuist Stockholder Meeting. MedQuist will hold a meeting of its stockholders within 45 days after the effective date of the Registration Statement. MedQuist's Board of Directors will recommend approval of the Merger.

                  (c) Registration Statement. MedQuist shall promptly file the Registration Statement with the SEC and shall use its best efforts to have the Registration Statement declared effective under the Act as promptly as practicable under the Act and to maintain the effectiveness of the Registration Statement through the Effective Time. MedQuist also shall take such other action required to be taken under state securities laws in connection with the issuance of shares of MedQuist Common Stock in connection with the Merger.

                  (d) Operation of Business by MedQuist. From and after the date of this Agreement to the Effective Time, MedQuist shall conduct its business in the ordinary course and shall:

                           (i) use reasonable efforts to preserve MedQuist's
business organization intact and preserve the goodwill of its customers, suppliers and others having business relations with it;

                           (ii) promptly advise MRC in writing of the
commencement of, and of any known threat to commence any Action or of the occurrence (or failure to occur) of any fact or circumstance which may become known to MedQuist or Sub that would cause MedQuist's and Sub's representations and warranties to be inaccurate in any material respect; and

                           (iii) not declare or pay any extraordinary cash
dividend.

                  (e) Nasdaq Listing. MedQuist shall obtain approval for the listing of Nasdaq of the shares of MedQuist Common Stock to be issued to the Stockholders in connection with the Merger.

                  (f)      Indemnification.

                           (i) MedQuist shall take all actions necessary to
cause the Articles of Incorporation and Bylaws of the Surviving Corporation to contain the provisions with respect to indemnification and exculpation from liability set forth in MRC's Articles of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of MRC or Medical Records Corp., as the case may be, unless such modification is required by law. MedQuist hereby unconditionally and irrevocably guarantees for the benefit of MRC's and Medical Records Corp.'s directors and officers the obligations of MRC, Medical Records Corp. and the Surviving Corporation under the foregoing indemnification arrangements. If MedQuist, the Surviving Corporation or Medical Records Corp. or any of their successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(B) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of MedQuist, the Surviving Corporation or Medical Records Corp., as the case may be, shall assume the obligations set forth in this Section 5.3(f).

                           (ii) For a period of six years from the Effective
Time, MedQuist shall cause the Surviving Corporation and Medical Records Corp. to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by MRC's and Medical Records Corp.'s officers' and directors' liability insurance policies on terms with respect to coverage and amount no less favorable that those of such policies in effect on the date hereof.

                  (g) [Intentionally Omitted].

                  (h) Directors. The Board of Directors of MedQuist shall take such corporate actions as are necessary to provide that effective at the Effective Time the individuals listed in Section 5.3(h) of the MedQuist Disclosure Schedule, subject to completion of a director questionnaire, shall be elected to the Board of Directors of MedQuist pursuant to this Section 5.3(h). In addition, pursuant to MedQuist's Bylaws, each such Person shall be presented and recommended for confirmation by MedQuist's stockholders at the next annual meeting of stockholders following such Person's appointment and the Person whose term expires at the next annual meeting of stockholders shall be included for nomination in management's slate of directors at such meeting.

                  (i) Business Combinations. MedQuist agrees that, prior to the Effective Time, it will not enter into any agreement to acquire any business or entity other than MRC, whether by merger, acquisition of stock or assets or otherwise, that would require a filing under the HSR Act or that involves the issuance of securities of MedQuist which cannot be effected pursuant to an exemption from the registration requirements under the Act.

                  (j) Registration Rights. MedQuist agrees that it will adhere to all of the terms and conditions of the Amended and Restated Registration Rights Agreement dated July 19, 1996 among MRC and certain of its Stockholders as modified by a letter agreement dated September 18, 1998 with certain of the Stockholders as set forth as Exhibit A ("Letter Agreement").



                                    ARTICLE 6

                       CONDITIONS PRECEDENT TO THE CLOSING

         6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Closing shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  (a) Litigation. On the Closing Date, no Action will be pending or threatened before any court or Governmental Entity in which it is sought to restrain or prohibit the consummation of the transactions contemplated by this Agreement or, except as disclosed in the Disclosure Schedule, to obtain Damages the amount of which would be reasonably likely to have a Material Adverse Effect on the other party and no investigation that might result in any such Action will be pending, or to the knowledge of the parties, threatened.

                  (b) HSR Act. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the HSR Act and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (i) required any party to divest itself of any assets in order to consummate such transactions, or (ii) taken any actions to prohibit the consummation of such transactions.

                  (c) Pooling Letter. At the Closing, MedQuist and MRC shall have received a letter in form and substance satisfactory to them from the Auditor dated as of the Closing Date confirming that the Merger will qualify as a pooling-of-interests under Opinion 16 of the Accounting Principles Board.

                  (d) Tax-Free Exchange. MedQuist and MRC shall have received an opinion letter from Blank Rome Comisky & McCauley LLP, A Pennsylvania LLP (or, upon failure of Blank Rome Comisky & McCauley LLP to deliver such an opinion, from Baker & Hostetler LLP) that the Merger will qualify as a tax-free exchange within the meaning of Section 368(a) of the Code.

                  (e) Registration Statement. The SEC shall have declared effective the Registration Statement and MedQuist shall have received all state securities laws permits and other authorizations necessary to consummate the Merger and no stop order or similar restraining order shall have been threatened by the SEC or entered by the SEC or any state securities administrator prohibiting the Merger.

         6.2. Conditions Precedent to MedQuist's and Sub's Obligation in Respect of the Closing. The obligation of MedQuist and Sub to consummate the Closing shall be subject to the satisfaction, or the waiver by MedQuist and Sub, of the following conditions on or prior to the Closing Date:


                  (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of MRC set forth in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date before the Closing Date, and except for such inaccuracies which have not had and would not reasonably be expected to have a Material Adverse Effect on MRC, and MRC shall have performed in all material respects all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date, and MRC's Chief Executive Officer and Chief Financial Officer shall have delivered to MedQuist and Sub a certificate to such effect dated the Closing Date signed by them which certificate will be in form and substance satisfactory to MedQuist's and Sub's counsel.

                  (b) Required Consents. On or prior to the Closing, MRC shall have obtained the consent of the Persons listed in Section 6.2(b) of the MRC Disclosure Schedule and MRC shall have made such filings or certifications to Governmental Entities as is required by it.

                  (c) No Damage to Business. On or prior to the Closing, MRC shall not have suffered, and there shall not be, or likely to be, a Material Adverse Effect on MRC.

                  (d) Approval of Stockholders; Dissenting Stockholders. The Stockholders of MRC shall have approved the Merger and Dissenting MRC Shares shall not exceed 9% of the number of shares of MRC Common Stock and MRC Preferred Stock eligible to vote on the Merger. The stockholders of MedQuist shall have approved the Merger and required matters relating thereto.

                  (e) Employment Agreements. Those certain Employment Agreements and Severance Agreements dated the date hereof between MRC and each of Messrs. Edward Samek, Ethan Cohen, Dennis Byerly and Steven Bell and Ms. Ellen Norton shall remain in full force and effect unless terminated in accordance with the terms thereof.

                  (f) Legal Opinion. Baker & Hostetler LLP, counsel for MRC, shall have delivered to Sub and MedQuist an opinion dated as of the Closing Date, in the form attached to this Agreement as Exhibit B.

                  (g) Good Standing Certificates. MRC shall have delivered to MedQuist good standing certificates for MRC and Medical Records Corp., dated no earlier than ten days before the Closing Date, from the States of Missouri and Ohio, as applicable, and from each other jurisdiction in which either is qualified or registered to do business as a foreign corporation.

                  (h) Affiliate Letters. MedQuist shall have received a duly signed letter from each affiliate of MRC, substantially in the form attached hereto as Exhibit C, stating that such affiliate (i) has not sold any shares of capital stock or other securities of MRC or MedQuist at any time during the 30-day period ending on the Closing Date, and (ii) will not sell, assign, give, pledge (except in connection with fully recourse bank loans), or otherwise transfer, dispose of or reduce such affiliate's risk related to any of such affiliate's shares of capital stock or other securities of MRC or of MedQuist except under the de minimus exception to the pooling rules until MedQuist shall have published financial results covering at least 30 days of post-Merger combined operations of MedQuist and MRC and thereafter, except in compliance with applicable federal and state securities laws.

                  (i) Nasdaq Listing. MedQuist shall have delivered to MRC evidence that the MedQuist Common Stock has been approved, upon official notice of issuance, for listing on Nasdaq.

                  (j) Resignations. MedQuist shall have received duly executed resignations from all of the directors of MRC and Medical Records Corp..

                  (k) Registration Rights. The Letter Agreement dated September 18, 1998 among MedQuist and certain of the Stockholders shall be in full force and effect.

         6.3. Conditions Precedent to MRC's Obligation in Respect of the Closing. The obligation of MRC to consummate the Closing shall be subject to the satisfaction by MedQuist and Sub or the waiver by MRC of the following conditions on or prior to the Closing Date:

                  (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of MedQuist and Sub set forth in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date before the Closing Date, and except for such inaccuracies which have not had and would not reasonably be expected to have a Material Adverse Effect on MedQuist, and MedQuist and Sub shall have performed in all material respects all covenants and agreements to be performed by them on or prior to the Closing Date, and MedQuist's and Sub's Chief Executive Officers and Chief Financial Officers shall have delivered to MRC a certificate to such effect dated the Closing Date signed by them which certificate will be in form and substance satisfactory to MRC's counsel.

                  (b) Approval of Stockholders. The Stockholders of MRC shall have approved the Merger and the Stockholders of MedQuist shall have approved the Merger and the required matters related thereto.

                  (c) Legal Opinion. Blank Rome Comisky & McCauley LLP, A Pennsylvania LLP, counsel for MedQuist and Sub, shall have delivered to MRC an opinion dated as of the Closing Date, in the form attached to this Agreement as Exhibit D.

                  (d) Good Standing Certificates. MedQuist shall have delivered to MRC good standing certificates for MedQuist and Sub, dated no earlier than ten days before the Closing Date, from the States of New Jersey and Missouri, respectively.

                  (e) Affiliate Letters. MedQuist shall have provided MRC with copies of a duly signed letter from each affiliate of MedQuist, substantially in the form attached hereto as Exhibit C, stating that such affiliate (i) has not sold any shares of capital stock or other securities of MRC or MedQuist at any time during the 30-day period ending on the Closing Date, and (ii) will not sell, assign, give, pledge (except in connection with fully recourse bank loans), or otherwise transfer, dispose of or reduce such affiliate's risk related to any of such affiliate's shares of capital stock or other securities of MRC or of MedQuist except pursuant to the de minimus exception permitted under the pooling rules until MedQuist shall have published financial results covering at least 30 days of post-Merger combined operations of MedQuist and MRC and thereafter, except in compliance with applicable federal and state securities laws.



                                    ARTICLE 7

                            TERMINATION OF AGREEMENT

         7.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) at the election of MRC, if any one or more of the conditions to its obligation to complete the Closing as set forth in Section 6.1 or 6.3 has not been fulfilled by February 28, 1999, unless extended by the Board of Directors of both MedQuist and MRC, provided, however, that the right to terminate under this Section 7.1(a) will not be available to MRC if MRC's failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur;

                  (b) at the election of MedQuist, if any one or more of the conditions to its obligation to complete the Closing as set forth in Section 6.1 or 6.2 has not been fulfilled by February 28, 1999, unless extended by the Board of Directors of both MedQuist and MRC, provided, however that the right to terminate under this Section 7.1(b) will not be available to MedQuist if MedQuist's failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur.

                  (c) at the election of either MedQuist or MRC if any action shall have been instituted and be continuing by any Governmental Entity with proper authority to restrain, modify or prohibit carrying out of the transactions contemplated hereby;

                  (d) by MedQuist if the Board of Directors of MRC (i) withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to MedQuist or Sub, or (ii) shall have recommended to the Stockholders any Possible Transaction;

                  (e) by MedQuist in the event MRC (i) has not within 45 days of the effective date of the Registration Statement had a Stockholders meeting at which its Stockholders have approved the Merger or (ii) has entered into an agreement with any other Person in connection with a Possible Transaction;

                  (f) by MRC if the Board of Directors of MedQuist withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to MRC;

                  (g) by MRC in the event that MedQuist has not within 45 days of the effective date of the Registration Statement had a stockholders meeting at which its stockholders have approved the Merger; or

                  (h) at any time on or prior to the Closing Date, by mutual written consent of MRC and MedQuist.

If MedQuist or MRC, as the case may be, elects to terminate this Agreement, the terminating party shall deliver a notice to the other party hereto declaring its election to so terminate this Agreement, and setting forth therein the basis for such termination.

         7.2 Effect of Termination. Except as provided in Section 7.3, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability, under this Agreement on the part of MedQuist, Sub or MRC or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease.

         7.3.     Expenses; Termination Fees.

                  (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that MedQuist and MRC shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (i) the filing, printing and mailing of the Registration Statement and the prospectus/proxy statement contained therein and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

                  (b) If a breach of this Agreement by one party gives rise to a right of termination by the other party (other than a right of termination by MedQuist pursuant to Section 7.1(d) or (e) in which event subsection (c) applies), then the non-breaching party shall be entitled to all available legal and equitable remedies.

                  (c) If this Agreement is terminated by MedQuist and Sub pursuant to Section 7.1(d) or (e), then MRC shall pay to MedQuist, in cash, within five Business Days after the termination of this Agreement a non-refundable fee in the amount of $7,500,000, which fee shall be MedQuist's and Sub's sole and exclusive remedy for any act, omission or breach of MRC if this Agreement is terminated pursuant to Section 7.1(d) or (e).

                                    ARTICLE 8

                                     GENERAL

         8.1. Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained in this Agreement and therein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended or supplemented only by a written instrument duly executed by all of the parties hereto.

         8.2. Headings. The headings in this Agreement are for convenience of reference only and will not affect its interpretation.

         8.3. Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

         8.4. Exhibits and Schedules. Each Exhibit and Schedule referred to in this Agreement is incorporated into this Agreement by such reference.

         8.5. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement will, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

         8.6. Notices. All notices and other communications hereunder will be in writing and will be given to the person either personally or by sending a copy thereof by first class mail, courier services, charges prepaid, hand delivery, or by facsimile, to such party's address (or to such party's facsimile number). The notice will be effective upon receipt at the address or facsimile number set forth below:

                  If to MedQuist or Sub to:

                           MedQuist Inc.
                           Five Greentree Centre
                           Suite 311
                           Marlton, NJ 08053
                           Attention: John M. Suender
                                      Vice President and General Counsel
                           Telecopy:  609-797-5949
                           Telephone: 609-596-8877
                  with a copy to:

                           A. Fred Ruttenberg, Esquire
                           Blank Rome Comisky & McCauley LLP
                           A Pennsylvania LLP
                           210 Lake Drive East, Suite 200
                           Cherry Hill, NJ 08002
                           Telecopy:  609-779-7647
                           Telephone: 609-779-3608

                  If to The MRC Group, Inc. to:

                           The MRC Group
                           Commerce Park, Building Four
                           23240 Chagrin Boulevard - Suite 400
                           Cleveland, OH 44122-5400
                           Attention: Edward L. Samek, President and CEO
                           Telecopy:  (216) 514-0769
                           Telephone: (216) 464-2244

                                    and

                           Attention: Steven Bell, Senior VP of Finance, CFO
                           Telecopy:  (216) 464-4199
                           Telephone: (216) 464-2244

                  with a copy to:

                           John M. Gherlein, Esquire
                           Baker & Hostetler LLP
                           3200 National City Center
                           1900 East Ninth Street
                           Cleveland, OH 44114-3485
                           Telecopy:  216-696-0740
                           Telephone: 216-861-7398

         Notice of any change in any such address will also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         8.7 Options. MRC hereby grants to MedQuist an option to purchase 19.9 percent of MRC's Common Stock (assuming conversion of the Preferred Stock and exercise of all outstanding options) at $10.33 per share. The form of Option is attached hereto as Exhibit E.

         8.8. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         8.9. Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, except that MedQuist or Sub shall have the right to assign its rights hereunder to a corporation owned or controlled by MedQuist or Sub.

         8.10. Successors and Assigns. Except as set forth in Section 8.9, this Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

         8.11. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of New Jersey, notwithstanding the conflict of laws principles of any jurisdiction.

         8.12. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring and are not intended to confer any rights on any other persons except that the provisions of Section 5.3(f) and 5.3(h) may be enforced by the Persons referred to therein.

         8.13 Survival of Representations and Warranties. The respective representations and warranties of the parties in this Agreement shall not survive the Closing Date and shall terminate on the Closing Date. However, such termination shall not be deemed to deprive any of the parties hereto or their subsidiaries, or any of their directors, officers or controlling Persons, of any defense in law or equity which otherwise would be available against the claims of any Person, including, but not limited to, any stockholder or former stockholder of the parties hereto. Before and on the Closing Date, each party shall be deemed to have relied upon each of the representations and warranties made to it in this Agreement or pursuant hereto, regardless of any investigation made by or on behalf of such party or the right of investigation of such party.

         8.14 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                       MEDQUIST INC.


                       By: /s/ David A. Cohen
                           -----------------------------------------------------
                           David A. Cohen, Chairman and Chief Executive Officer

                       MERCURY ACQUISITION CORP.


                       By: /s/ David A. Cohen
                           -----------------------------------------------------
                           David A. Cohen, President

                       THE MRC GROUP, INC.


                       By: /s/ Edward L. Samek
                           -----------------------------------------------------
                           Edward L. Samek, Chairman and Chief Executive Officer

                            SCHEDULES AND EXHIBITS TO
                          AGREEMENT AND PLAN OF MERGER

SCHEDULES

MRC Disclosure Schedule
Medquist Disclosure Schedule


EXHIBIT       DESCRIPTION
-------       -----------

Exhibit A     Registration Rights Letter Agreement
Exhibit B     Form of Legal Opinion from Counsel for MRC
Exhibit C     Form of Affiliate Letter
Exhibit D     Form of Legal Opinion from Counsel for MedQuist and Sub
Exhibit E     Form of Stock Option Agreement

--------------------------------------------------------------------------------
THE REGISTRANT AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.

                                     ANNEX B

                             STOCK OPTION AGREEMENT

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of September 18, 1998 (the "Stock Option Agreement"), by and between The MRC Group, Inc, a Missouri corporation ("Issuer"), and MedQuist Inc., a New Jersey corporation ("Grantee").

         WHEREAS, Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement")(capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Mercury Acquisition Corp., a Missouri corporation and a wholly-owned subsidiary of Grantee, ("Sub") with and into Issuer with Issuer as the surviving corporation;

         WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

         WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Issuer is granting to Grantee an option to purchase up to that number of shares of Common Stock, $.01 par value (the "Common Stock") of Issuer as shall equal 19.9% of shares of Common Stock of Issuer issued and outstanding immediately prior to such purchase (assuming conversion of the Preferred Stock and exercise of all outstanding options) on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements as set forth herein, in the Merger Agreement, Issuer and Grantee agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 4,911,090 (as adjusted as set forth herein) authorized and unissued shares (the "Option Shares") of Common Stock of Issuer at a purchase price of $10.33 per Option Share (the "Purchase Price") payable in cash as provided in Section 3.

         2. Exercise of Option. Provided that (i) Grantee shall not be on the date of exercise in breach of any of the agreements or covenants contained in the Merger Agreement or herein, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) and until termination of this Stock Option Agreement in accordance with the provisions of Section 23, Grantee may exercise the Option, in whole or in part, at any time or one or more times, from time-to-time. As used herein, the term "Triggering Event" means the occurrence of any of the following events:

                  (a) if the Board of Directors of Issuer (i) withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Grantee or Sub, or (ii) shall have recommended to the Stockholders any Possible Transaction; or

                  (b) if Issuer (i) has not within forty-five days of the effective date of the Registration Statement had a Stockholders meeting at which its Stockholders have approved the Merger or (ii) has entered into an agreement with any other Person in connection with a Possible Transaction.

         Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option. Subject to compliance with applicable securities laws or regulations, Issuer will not take any action which would have the effect of preventing or disabling Issuer from delivering the Option Shares to Grantee upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement. In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to Issuer (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

         3. Payment and Delivery of Certificates. At any Closing hereunder, (a) Grantee will make payment to Issuer of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Issuer, (b) Issuer will deliver to Grantee a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Grantee or its designee, in such denominations as were specified by Grantee in its notice of exercise, and (c) Grantee will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

         A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

         "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time (i) unless The MRC Group, Inc. receives an opinion of counsel reasonably acceptable to it stating that an exemption from the registration provisions of the Act is available for such sale, transfer or disposition or (ii) such sale, transfer or disposition shall have been registered pursuant to the Act."

         4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Grantee, but only if Issuer is then required to file reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, or any successor provision or statute, Issuer shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission covering the Option and such number of Option Shares as Grantee shall specify in its request, and Issuer shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Grantee shall in no event have the right to have more than one such registration statement become effective, and provided further that Issuer shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to Issuer delivers to Issuer and to Grantee its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided, however, that Issuer may delay any registration of Option Shares above for a period not exceeding 90 days in the event that Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with such filing, Issuer shall use its commercially reasonable efforts to cause to be delivered to Grantee such certificates, opinions, accountant's letters and other documents as Grantee shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. Issuer shall provide to Grantee such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Grantee may reasonably request.

         If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect the one registration statement for Grantee under this Section 4; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

         All reasonable expenses incurred by Issuer in complying with the provisions of this Section 4, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for Issuer and blue sky fees and expenses, shall be paid by Issuer. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Grantee and any other expenses incurred by Grantee in connection with such filing shall be borne by Grantee. In connection with such filing, Issuer shall indemnify and hold harmless Grantee against any losses, claims, damages or liabilities, joint or several, to which Grantee may become subject, insofar as such losses, claims, damages or liabilities

(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Issuer will reimburse Grantee for any legal or other expense reasonably incurred by Grantee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Issuer will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Grantee specifically for use in the preparation thereof. Grantee will indemnify and hold harmless Issuer to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Grantee for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Grantee will reimburse Issuer for any legal or other expense reasonably incurred by Issuer in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

         5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted. If any additional shares of Common Stock, Preferred Stock or Stock Options are issued after the date of this Stock Option Agreement (other than pursuant to an event described in the first sentence of this Section
5) but prior to a Triggering Event, the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option (assuming conversion of the Preferred Stock and exercise of all outstanding options).

         6. Filings and Consents. Each of Grantee and Issuer will use its commercially reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

         7. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Due Authorization. Issuer has the requisite corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Issuer. This Stock Option Agreement constitutes a legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms (except as may be limited by applicable Creditors' Rights Laws).

         (b) Authorized Shares. Issuer has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option. The shares of Common Stock to be issued upon due exercise of the Option shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind of nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         (c) No Conflicts. The execution and delivery of this Stock Option Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would, individually or in the aggregate, have a Material Adverse Effect on Issuer.

         8. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has the requisite corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Grantee. This Stock Option Agreement constitutes a legal, valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms (except as may be limited by applicable Creditors' Rights Laws). Grantee represents that it is acquiring the Option for Grantee's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Grantee is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Grantee in connection therewith. Grantee or its assignee agrees to execute a standard investment representation letter with respect to its acquisition of any Issuer securities acquired in connection with this transaction.

         9. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         10. Entire Agreement. This Stock Option Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         11. Assignment or Transfer. Neither this Stock Option Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without
(i) prior written consent of the other party and (ii) compliance with applicable securities laws, except that Grantee may assign this Stock Option Agreement to a wholly-owned Subsidiary of Grantee and that Grantee may assign all or part of its rights hereunder to any Person after the occurrence of a Triggering Event. Subject to the preceding sentence, this Stock Option Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         12. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

         14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect. If for any reason a court or regulatory agency determines that the Option does not permit Grantee to acquire the full number of shares of Issuer Common Stock provided for hereunder, it is the express intention of Issuer to allow Grantee to acquire up to the maximum amount of such lesser number of shares as may be permissible without any amendment or modification hereof.

         15. Notices. All notices and other communications hereunder will be in writing and will be given to the person either personally or by sending a copy thereof by first-class mail, courier services, charges prepaid, hand delivery, or by facsimile, to such party's address (or to such party's facsimile number). The notice will be effective upon receipt at the address or facsimile number set forth below.

                  If to Grantee to:

                           MedQuist Inc.
                           Five Greentree Centre
                           Suite 311
                           Marlton, NJ 08053
                           Attention: John M. Suender
                                      Vice President and General Counsel
                           Telecopy:  609-797-5949
                           Telephone: 609-596-8877
                  with a copy to:

                           A. Fred Ruttenberg, Esquire
                           Blank Rome Comisky & McCauley LLP
                           A Pennsylvania LLP
                           210 Lake Drive East - Suite 200
                           Cherry Hill, NJ 08002
                           Telecopy:  609-779-7647
                           Telephone: 609-779-3608

                  If to Issuer  to:

                           The MRC Group
                           Commerce Park, Building Four
                           23240 Chagrin Boulevard - Suite 400
                           Cleveland, OH 44122-5400
                           Attention: Edward L. Samek, President and CEO
                           Telecopy:  (216) 514-0769
                           Telephone: (216) 464-2244

                                    and

                           Attention: Steven Bell, Senior VP of Finance, CFO
                           Telecopy:  (216) 464-4199
                           Telephone: (216) 464-2244


                  with a copy to:

                           John M. Gherlein, Esquire
                           Baker & Hostetler LLP
                           3200 National City Center
                           1900 East Ninth Street
                           Cleveland, OH 44114-3485
                           Telecopy:  216-696-0740
                           Telephone: 216-861-7398

         Notice of any change in any such address will also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, notwithstanding the conflicts of law principles of any jurisdiction.

         17. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

         18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

         19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

         20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

         22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         23. Termination. This Stock Option Agreement shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time or (B) termination of the Merger Agreement in accordance with the terms thereof, except that if the Merger Agreement is terminated pursuant to Sections 7.1(d) or
(e), this Stock Option Agreement shall not terminate until one year after the date of termination of the Merger Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                       MEDQUIST INC.

                       By: /s/ David A. Cohen
                           -----------------------------------------------------
                           David A. Cohen, Chairman and Chief Executive Officer



                       THE MRC GROUP, INC.

                       By: /s/ Edward L. Samek
                           -----------------------------------------------------
                           Edward L. Samek, Chairman and Chief Executive Officer

                                    ANNEX C-1

                               NEW JERSEY STATUTES
                        TITLE 14A. CORPORATIONS, GENERAL
                  CHAPTER 11. RIGHTS OF DISSENTING SHAREHOLDERS

14A:11-1. Right of shareholders to dissent

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

         (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

                  (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

(A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

(B) for which, pursuant to the plan of merger or consolidation, he will receive
(x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

                  (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4); or

         (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

                   (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

                  (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

(A) cash; or

(B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

(C) cash and such securities; or

(iii) from a sale pursuant to an order of a court having jurisdiction.

(2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

14A:11-2. Notice of dissent; demand for payment; endorsement of certificates

(1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

(6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

(7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

14A:11-3. "Dissenting shareholder" defined; date for determination of fair value

(1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

(2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

(3) "Fair value" as used in this Chapter shall be determined

     (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

     (b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

     (c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4. Termination of right of shareholder to be paid the fair value of his shares

(1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

     (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

     (b) his demand for payment is withdrawn with the written consent of the corporation;

     (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

     (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

     (e) the proposed corporate action is abandoned or rescinded;  or

     (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

(2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5. Rights of dissenting shareholder

(1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

(2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6. Determination of fair value by agreement

(1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

(2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7. Procedure on failure to agree upon fair value; commencement of action to determine fair value

     (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

     (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8. Action to determine fair value; jurisdiction of court; appointment of appraiser

     In any action to determine the fair value of shares pursuant to this
Chapter:

     (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

     (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

     (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

     (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9. Judgment in action to determine fair value

     (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

     (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10. Costs and expenses of action

     The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11. Disposition of shares acquired by corporation

     (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

     (2) (Deleted by amendment, P.L.1995, c. 279.)

     (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                                    ANNEX C-2


      SECTION 351.455 OF THE MISSOURI GENERAL BUSINESS AND CORPORATION LAW


351.455  Shareholder Who Objects to Merger May Demand Value of Shares, When

         1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

         2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

         3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporations of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

         4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                                     ANNEX D


                  OPINION OF VOLPE BROWN WHELAN & COMPANY, LLC

                                                                         Annex D

                [Letterhead of Volpe Brown Whelan & Company, LLC]

September 18, 1998

The Board of Directors
MedQuist Inc.
Five Greentree Centre, Suite 311
Marlton, NJ 08053

Members of the Board:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to MedQuist Inc. ("MedQuist") of the consideration to be received by the shareholders of The MRC Group, Inc. ("MRC" or the "Company") in connection with the proposed merger (the "Merger") of MRC and Mercury Acquisition Corp., a wholly owned subsidiary of MedQuist (the "Merger Sub") pursuant to the Agreement and Plan of Merger dated September 18, 1998 (the "Agreement") by and among MedQuist, MRC and the Merger Sub.

The Agreement provides, in general, that upon the effectiveness of the Merger:

         (i) each share of MRC Common Stock, $0.01 par value ("MRC Common Stock") will be converted into and represent a number of shares of MedQuist Common Stock, no par value ("MedQuist Common Stock") equal to such number of shares of MRC Common Stock multiplied by the "Common Stock Exchange Ratio", which is equal to (a) 0.5163 if the average closing price of MedQuist Common Stock for the ten trading days preceding the second business day prior to closing (the "Value") is equal to or greater than $16.28 or (b) $8.41 divided by the Value if the Value is below $16.28;

         (ii) each share of MRC Series IV Preferred Stock ("Series IV Preferred Stock") will be converted into and represent a number of shares of MedQuist Common Stock equal to such number of shares of Series IV Preferred Stock multiplied by the "Series IV Preferred Exchange Ratio", which is equal to (a)
                  34.2376 if the Value is equal to or greater than $16.28 or (b) $557.70 divided by the Value if the Value is below $16.28;

         (iii) each share of MRC Series V Preferred Stock ("Series V Preferred Stock") will be converted into and represent a number of shares of MedQuist Common Stock equal to such number of shares of Series V Preferred Stock multiplied by the "Series V Preferred Exchange Ratio", which is equal to (a)
                  46.5619 if the Value is equal to or greater than $16.28 or (b) $758.45 divided by the Value if the Value is below $16.28; and

         (iv) each share of MRC Series VI Preferred Stock ("Series VI Preferred Stock") will be converted into and represent a number of shares of MedQuist Common Stock

The Board of Directors
MedQuist Inc.
September 18, 1998
Page 2

                  equal to such number of shares of Series VI Preferred Stock multiplied by the "Series VI Preferred Exchange Ratio", which is equal to (a) 9.5476 if the Value is equal to or grater than $16.28 or (b) $155.52 divided by the Value if the Value is below $16.28.

For purposes of this Opinion, the Common Stock Exchange Ratio, the Series IV Preferred Exchange Ratio, the Series V Exchange Ratio and the Series VI Exchange Ratio are referred to herein collectively as the "Exchange Ratio".

It is our understanding that the transaction will be accounted for as a pooling of interests for financial reporting purposes and as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

For the purposes of formulating the Opinion, we have, among other things:

(i) reviewed the Agreement and Plan of Merger dated as of September 18, 1998;

(ii) interviewed the management teams of MedQuist and MRC concerning their business prospects, financial outlook and operating plans as standalone concerns and as combined;

(iii) reviewed certain historical and projected MedQuist and MRC financial statements and other relevant financial and operating data of both companies prepared by the management teams of MedQuist and MRC;

(iv) reviewed the relevant contribution each party is making to the combined company in terms of financial results and compared the results of this analysis with the implied pro forma ownership of the combined company;

(v) reviewed the valuation of selected publicly traded companies we deemed comparable and relevant to MRC;

(vi) reviewed, to the extent publicly available, the financial terms of selected merger and acquisition transactions that we deemed comparable and relevant to the Merger;

(vii) performed an analysis of the potential valuation which would be accorded MRC by public market investors in a public offering of its equities;

(viii) performed a discounted cash flow analysis of MRC as a standalone entity based upon the financial projections provided by MedQuist management through December 1999 and as extrapolated by Volpe Brown Whelan & Company, LLC ("VBW&Co.") and reviewed by MedQuist management thereafter;

The Board of Directors
MedQuist Inc.
September 18, 1998
Page 3

(ix) performed a pro forma financial impact analysis of the combined entity, based upon financial projections for 1999 provided by the management team of MedQuist and thereafter as extrapolated by VBW&Co. and reviewed by MedQuist management; and

(x) performed such other studies, analyses and inquiries and considered such other information as we deemed relevant.

VBW&Co. relied without independent verification upon the accuracy and completeness of all of the financial, accounting, legal, tax, operating and other information provided to VBW&Co. by MedQuist and MRC and has relied upon the assurances of MedQuist and MRC that all such information provided by them is complete and accurate in all material respects and that there is no additional material information known to them that would make any of the information made available to VBW&Co. either incomplete or misleading. MedQuist has also retained outside legal, accounting and tax advisors to advise on matters relating to the Merger. Accordingly, VBW&Co. has relied on their advice and expresses no opinion on such matters.

With respect to the projected financial data of MedQuist and MRC, all of which has been provided by or reviewed by the management of MedQuist, as well as the combined business plan, VBW&Co. has relied upon the assurances of MedQuist and MRC that such data has been prepared in good faith on a reasonable basis reflecting the best currently available estimates and judgments of the respective management teams as to the future financial performance of MRC separately and as combined with MedQuist and that all extrapolations of such projected financial data are reasonable. Our Opinion is based, in large part, on these projected financial data and estimates.

VBW&Co. is relying upon the information provided to it by MedQuist and MRC for the purposes of rendering the Opinion. VBW&Co. expresses no opinion and has made no investigation with respect to the validity, accuracy or completeness of the information provided to it and does not warrant any projections included in such information. Actual results that MedQuist or MRC might achieve in the future as standalone entities or as a combined company may vary materially from those used in VBW&Co.'s analysis.

VBW&Co. has assumed that the Merger will be consummated in accordance with the terms of Agreement without waiver of any of the conditions to the parties' obligations thereunder. The Opinion is further based on the assumption that there will be no change in the number of shares, options or warrants of MedQuist or MRC between the date of the opinion and the effective date of the Merger.

VBW&Co. has, furthermore, not made any independent appraisals or valuations of any assets of MedQuist or MRC, nor has VBW&Co. been furnished with any such appraisals or valuations. VBW&Co. has performed no investigations relating to the representations and warranties made by MedQuist or MRC, including any representations or warranties with respect to their intellectual property and status of any

The Board of Directors
MedQuist Inc.
September 18, 1998
Page 4

litigation pending or threatened against either company, respectively. While VBW&Co. believes that its review, as described herein, is an adequate basis for the Opinion it has expressed, the Opinion is necessarily based upon marked, economic and other conditions that exist and can be evaluated as of the date of the Opinion, and any change in such conditions would require a re-evaluation of the Opinion.

The Opinion addresses only the financial fairness of the Exchange Ratio and does not address the relative merits of the Merger and any alternatives to the Merger, MedQuist's decision to proceed with or the effect of the Merger, or any other aspect of the Merger. The Opinion also does not address the individual or respective fairness of the exchange ratios that comprise the Exchange Ratio.

The preparation of a fairness opinion involves various judgments as to appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, we believe our analyses and the factors utilized in such analyses must be considered as a whole and that considering any portion of such analyses or factors, without considering all analyses and factors could create a misleading or incomplete view of the process underlying the Opinion. In our analyses, we made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond MedQuist's or MRC's control and are not susceptible to accurate prediction.

As a customary part of its investment banking business, VBW&Co. engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, VBW&Co. and its affiliates may actively trade the equity securities of MedQuist for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

VBW&Co. will receive a fee for rendering its Opinion, no portion of which is conditioned upon the Opinion being favorable. VBW&Co. will also receive a fee equal to one percent of the aggregate value of the transaction if the Merger closes.

No opinion is expressed herein as to the future trading price or range of prices of any securities of MedQuist issued prior to or in conjunction with the Merger. Furthermore, the Opinion does not constitute a recommendation as to the Board of Directors' decision on whether to support the Merger and recommend it to MedQuist's shareholders and does not constitute a recommendation to shareholders as to whether to vote in favor of the Merger. The Opinion and related materials have been prepared for the use and benefit of the Board of Directors of MedQuist. VBW&Co. assumes no obligation to update, revise or reaffirm the Opinion.

The Board of Directors
MedQuist Inc.
September 18, 1998
Page 5


Based upon and subject to the foregoing limitations and restrictions and after considering such other matters as we deem relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to MedQuist.


Very truly yours,

VOLPE BROWN WHELAN & COMPANY, LLC


By: /s/ James Feuille
    -----------------------------

Date:   9/18/98

                                     ANNEX E


                     OPINION OF BT ALEX. BROWN INCORPORATED

                                                                         ANNEX E

                   [LETTERHEAD OF BT ALEX. BROWN INCORPORATED]



                               September 18, 1998



Board of Directors
The MRC Group, Inc.
Commerce Park, Building Four
23240 Chagrin Boulevard
Suite 400
Cleveland, OH 44122-5400

Gentlemen:

         BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as financial advisor to The MRC Group, Inc. ("MRC") in connection with the proposed combination of MRC and MedQuist Inc. ("MedQuist") pursuant to the Agreement and Plan of Merger, dated September 18, 1998 (the "Merger Agreement"), among MedQuist, MRC and a wholly-owned subsidiary of MedQuist ("Acquisition Sub"), which provides, among other things, for the merger of Acquisition Sub with and into MRC (the "Transaction"), as a result of which MRC will become a wholly owned subsidiary of MedQuist. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of MRC's Common Stock, par value $0.01 per share, Series IV Preferred Stock, $1.00 par value per share, Series V Preferred Stock, $1.00 par value per share and Series VI Preferred Stock, $1.00 par value per share, will be converted into shares of common stock of MedQuist ("MedQuist Common Stock"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

         You have requested BT Alex. Brown's opinion, as investment bankers, as to the fairness, from a financial point of view, of the consideration payable to the holders of the outstanding capital stock of MRC.

         In connection with BT Alex. Brown's role as financial advisor to MRC, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning MedQuist and certain internal analyses and other information furnished to it by MedQuist and MRC. BT Alex. Brown has also held discussions with members of the senior managements of MedQuist and MRC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity for MedQuist Common Stock, (ii) compared certain financial and stock market information for MedQuist with similar information for certain companies

Board of Directors
The MRC Group, Inc.
September 18, 1998
Page 2 of 3

whose securities are publicly traded, (iii) reviewed the financial terms of certain business combinations which BT Alex. Brown deemed comparable, in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

         BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning MedQuist or MRC, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information, and BT Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared, obtained or received any independent evaluation or appraisal of any of the assets or liabilities of MedQuist or MRC. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by MRC and MedQuist to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to BT Alex. Brown and used in its analyses, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MedQuist or MRC, as the case may be, as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

         For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, (i) the representations and warranties of MedQuist, Acquisition Sub and MRC contained in the Merger Agreement are true and correct; (ii) MedQuist, Acquisition Sub and MRC will each perform all of the covenants and agreements to be performed by it under the Merger Agreement; and
(iii) all conditions to the obligations of each of MedQuist, Acquisition Sub and MRC to consummate the Transaction will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either MRC or MedQuist is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on MRC or MedQuist or materially reduce the contemplated benefits of the Transaction to MRC or MedQuist. In addition, you have informed BT Alex. Brown, and accordingly for purposes of rendering its opinion BT Alex. Brown has assumed, that the Transaction will be tax-free to each of MRC and MedQuist and their respective stockholders and that the

Board of Directors
The MRC Group, Inc.
September 18, 1998
Page 3 of 3

Transaction will be accounted for as a pooling of interests.

         This opinion is addressed to, and for the use and benefit of, the Board of Directors of MRC and is not a recommendation to the stockholders of MRC to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, of the consideration payable to the holders of the outstanding capital stock of MRC, and BT Alex. Brown expresses no opinion as to the merits of the underlying decision by MRC to engage in the Transaction.

         BT Alex. Brown (together with its affiliates, the "BT Group") is a registered broker-dealer and member of the New York Stock Exchange. BT Alex. Brown will be paid a fee for its services as a financial advisor to MRC in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, members of the BT Group may actively trade in the securities and other instruments and obligations of MedQuist for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

         Based upon and subject to the foregoing, it is BT Alex. Brown's opinion, as investment bankers, that the consideration payable to the holders of the outstanding capital stock of MRC is fair, from a financial point of view.


                                            Very truly yours,


                                            BT ALEX. BROWN INCORPORATED

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the NJBCA permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 10 of MedQuist's By-laws provides for indemnification for its directors and officers, to the full extent permitted by applicable law, including, but not limited to, Section 14A:3-5 of the NJBCA.

         MedQuist maintains insurance to cover its directors and officers for liabilities which may be incurred by its directors and officers in the performance of their duties.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES .

          (a) Exhibits

Exhibit No.       Description

    2.1 Agreement and Plan of Merger dated September 18, 1998 among MedQuist, Mercury Acquisition Corporation and MRC filed herewith as Annex A to the Joint Proxy Statement/Prospectus.

    2.2 Stock Option Agreement dated September 18, 1998 by and between MRC and MedQuist filed herewith as Annex B to the Joint Proxy Statement/Prospectus.

    3.1      Amended and Restated Certificate of Incorporation of MedQuist Inc.

    5.1      Opinion of Blank Rome Comisky & McCauley LLP.

    23.1     Consent of Arthur Andersen LLP.

    23.2     Consent of Arthur Andersen LLP.

    23.3     Consent of Skoda, Minotti, Reeves & Co.

    23.4     Consent of Blank Rome Comisky & McCauley LLP, included in
             Exhibit 5.1.

    23.5     Consent of Volpe Brown Whelan & Company, LLC

    23.6     Consent of BT Alex. Brown Incorporated

    24.1     Powers of Attorney (included on signature page)

    27.1     Financial Data Schedules

    27.2     Financial Data Schedules

    27.3     Financial Data Schedules

         99.1     MedQuist Proxy Card

         99.2     MRC Proxy Card

         99.3     Consent of Edward L. Samek to be named as a director

         99.4     Consent of Bruce K. Anderson to be named as a director

         99.5     Consent of Richard H. Stowe to be named as a director


ITEM 22. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply of the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.


         (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d)(1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton and the State of New Jersey, as of October 28, 1998.

                                        MEDQUIST INC.

                                        By: /s/
                                            ------------------------------------
                                            David A. Cohen
                                            Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Cohen and John R. Emery, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of October 28, 1998 in the capacities indicated:

       Signatures                                       Title

/s/                                       Chairman and Chief Executive Officer
-----------------------------             (principal executive officer)
David A. Cohen


/s/                                       Vice President, Treasurer and Chief
-----------------------------             Financial Officer (principal financial
John R. Emery                             officer and principal accounting
                                          officer)

/s/                                       President, Chief Operating Officer and
-----------------------------             Director
John A. Donohoe, Jr.

/s/                                       Director
-----------------------------
James R. Emshoff

/s/                                       Director
-----------------------------
William T. Carson

                    [EXECUTIONS CONTINUED ON FOLLOWING PAGE]

       Signatures                                       Title


/s/                                       Director
-----------------------------
Richard J. Censits

/s/                                       Director
-----------------------------
John T. Casey

/s/                                       Director
-----------------------------
A. Fred Ruttenberg

/s/                                       Director
-----------------------------
John H. Underwood

/s/                                       Director
-----------------------------
Terrence J. Mulligan

/s/                                       Director
-----------------------------
R. Timothy Stack

                                  EXHIBIT INDEX

Exhibit                             Description

 3.1          Amended and Restated Certificate of Incorporation of MedQuist Inc.
 5.1          Opinion of Blank Rome Comisky & McCauley LLP
23.1          Consent of Arthur Andersen LLP
23.2          Consent of Arthur Andersen LLP
23.3          Consent of Skoda, Minotti, Reeves & Co.
23.5          Consent of Volpe Brown Whelan & Company LLC
23.6          Consent of BT Alex. Brown Incorporated
27.1          Financial Data Schedules
27.2          Financial Data Schedules
27.3          Financial Data Schedules
99.1          MedQuist Proxy Card
99.2          MRC Proxy Card
99.3          Consent of Edward L. Samek to be named as a director
99.4          Consent of Bruce K. Anderson to be named as a director
99.5          Consent of Richard H. Stowe to be named as a director